Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

dated as of

March [ ● ], 2021

by and among

CIPHER MINING TECHNOLOGIES INC.,

CURRENCY Merger Sub, Inc.,

and

GOOD WORKS ACQUISITION CORP.

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4.16	Data Protection	33

4.17	Information Technology	34

4.18	Real Property	34

4.19	Corrupt Practices; Sanctions	34

4.20	Competition and Trade Regulation	35

4.21	Environmental Matters	35

4.22	Brokers	36

4.23	Affiliate Agreements	36

4.24	No Other Representations or Warranties	36

Article V REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB		37

5.01	Organization, Standing and Corporate Power	37

5.02	Corporate Authority; Approval; Non-Contravention	37

5.03	Litigation	38

5.04	Compliance with Laws	38

5.05	Employee Benefit Plans	39

5.06	Financial Ability; Trust Account	39

5.07	Taxes	40

5.08	Brokers	41

5.09	Acquiror SEC Reports; Financial Statements; Sarbanes-Oxley Act	41

5.10	Business Activities; Absence of Changes	42

5.11	Registration Statement	44

5.12	No Outside Reliance	44

5.13	Capitalization	45

5.14	NASDAQ Stock Market Quotation	46

5.15	Contracts; No Defaults	46

5.16	Title to Property	47

5.17	Investment Company Act	47

5.18	Affiliate Agreements	47

5.19	Corrupt Practices	47

5.20	Takeover Statutes	48

5.21	PIPE Investment Amount; Subscription Agreements	48

5.22	Tail Insurance	49

5.23	Insurance	49

5.24	No Other Representations or Warranties	49

Article VI COVENANTS OF THE COMPANY		50

6.01	Conduct of Business	50

6.02	Inspection	53

6.03	HSR Act and Regulatory Approvals	54

6.04	No Claim Against the Trust Account	55

6.05	Proxy Solicitation; Other Actions	55

6.06	Non-Solicitation; Acquisition Proposals	56

6.07	Company Lock-Up Agreement	58

6.08	Power Purchase Agreements	58

Article VII COVENANTS OF ACQUIROR		59

7.01	HSR Act and Regulatory Approvals	59

7.02	Indemnification and Insurance	61

7.03	Conduct of Acquiror During the Interim Period	62

7.04	Trust Account	64

7.05	Inspection	64

7.06	Acquiror NASDAQ Listing	64

7.07	Acquiror Public Filings	65

7.08	Financing	65

7.09	Additional Insurance Matters	65

7.10	Director and Officer Appointments	65

7.11	Exclusivity	66

7.12	Management Incentive Package	66

7.13	Named Sponsor Lock-Up Agreement	66

Article VIII JOINT COVENANTS		66

8.01	Support of Transaction	66

8.02	Preparation of Registration Statement; Special Meeting; Solicitation of Company Stockholder Approvals	67

8.03	Tax Matters	69

8.04	Confidentiality; Publicity	69

8.05	Ratification of Covenants	70

8.06	Post-Closing Cooperation; Further Assurances	70

Article IX CONDITIONS TO OBLIGATIONS		70

9.01	Conditions to Obligations of All Parties	70

9.02	Additional Conditions to Obligations of Acquiror	71

9.03	Additional Conditions to the Obligations of the Company	72

Article X TERMINATION/EFFECTIVENESS		72

10.01	Termination	73

10.02	Effect of Termination	75

Article XI MISCELLANEOUS		75

11.01	Waiver	75

11.02	Notices	75

11.03	Assignment	76

11.04	Rights of Third Parties	76

11.05	Expenses	76

11.06	Governing Law	77

11.07	Captions; Counterparts	77

11.08	Schedules and Exhibits	77

11.09	Entire Agreement	77

11.10	Amendments	77

11.11	Severability	77

11.12	Jurisdiction; WAIVER OF TRIAL BY JURY	78

11.13	Trust Account Waiver	79

11.14	Enforcement	79

11.15	Non-Recourse	80

11.16	Non-survival of Representations, Warranties and Covenants	80

11.17	Acknowledgements	80

Exhibits

Exhibit A – Form of Parent Subscription Agreement

Exhibit B – Form of Subscription Agreement

Exhibit C – Form of Company Support Agreement

Exhibit D – Form of Acquiror Support Agreement

Exhibit E – Form of Registration Rights Agreement

Exhibit F – Form of Master Services and Supply Agreement

Exhibit G – Form of Stockholder Restrictive Covenant Agreement

Exhibit H – Form of BHBV Restrictive Covenant Agreement

Exhibit I – Form of Certificate of Incorporation of Acquiror

Exhibit J – Form of Bylaws of Acquiror

Exhibit K – Acquiror Equity Incentive Plan Terms

Exhibit L – Form of Amended and Restated Certificate of Incorporation of the Company

Exhibit M – Form of Letter of Transmittal

Exhibit N – Form of Company Lock-Up Agreement

Exhibit O – Form of Named Sponsor Lock-Up Agreement

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of March [ ● ], 2021, is entered into by and among Good Works Acquisition Corp., a Delaware corporation (“Acquiror”), Currency Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Cipher Mining Technologies Inc., a Delaware corporation (the “Company”). Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in Article I of this Agreement.

RECITALS

WHEREAS, Acquiror is a blank check company incorporated to acquire one or more operating businesses through a Business Combination;

WHEREAS, Merger Sub is a newly formed, wholly owned, direct Subsidiary of Acquiror, and was formed for the sole purpose of the Merger;

WHEREAS, subject to the terms and conditions hereof, at the Closing, Merger Sub will merge with and into the Company pursuant to the Merger, with the Company surviving as the Surviving Company;

WHEREAS, the respective boards of directors of each of Acquiror, Merger Sub and the Company have each approved and declared advisable this Agreement and the Transactions upon the terms and subject to the conditions of this Agreement and in accordance with the laws of its jurisdiction;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, the Company Stockholder has entered into a Subscription Agreement, dated as of the date hereof (as amended or modified from time to time, the “Parent Subscription Agreement”), in substantially the same form as set forth on Exhibit A, for a private placement of Acquiror Common Stock (the “Parent Subscription”), such Parent Subscription to be consummated immediately prior to the consummation of the Transactions;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, Acquiror and each of the investors listed on Schedule 5.21 (collectively with the Company Stockholder, the “Subscribers”) have entered into certain Subscription Agreements, dated as of the date hereof (as amended or modified from time to time, collectively with the Parent Subscription Agreement, the “Subscription Agreements”), each in substantially the same form as set forth on Exhibit B, for a private placement of Acquiror Common Stock (such private placements of Acquiror Common Stock, together with the Parent Subscription, in the aggregate, the “PIPE Subscriptions”), such PIPE Subscriptions to be consummated immediately prior to the consummation of the Transactions;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, the Company Stockholder has entered into that certain Support Agreement, dated as of the date hereof (the “Company Support Agreement”), with Acquiror and the Company, in the form set forth on Exhibit C, pursuant to which, among other things, the Company Stockholder has agreed to execute and deliver a consent constituting the Company Stockholder Approvals;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, the Sponsor, Anchor Investors certain directors and officers of the Company, Acquiror and the Company have entered into a Support Agreement, dated as of the date hereof (the “Acquiror Support Agreement” and together with the Company Support Agreement, the “Support Agreements”), with the Company, in the form set forth on Exhibit D, pursuant to which, among other things, the Sponsor and such directors and officers have agreed to vote in favor of this Agreement and the Transactions;

WHEREAS, contemporaneously with the Closing, in connection with the Transactions, Acquiror, the Company, certain Acquiror Stockholders and the Company Stockholder will enter into that certain Registration Rights Agreement (the “Registration Rights Agreement”), in the form set forth on Exhibit E to be effective upon the Closing;

WHEREAS, contemporaneously with the Closing, in connection with the Transactions, Bitfury Holding B.V. and the Company will enter into that certain Master Services and Supply Agreement (the “Master Services and Supply Agreement”), in the form set forth on Exhibit F to be effective upon the Closing;

WHEREAS, as a condition and inducement to Acquiror entering into this Agreement, concurrently with the execution and delivery of this Agreement, the Company Stockholder is entering into a restrictive covenant agreement substantially in the form of Exhibit G hereto (the “Stockholder Restrictive Covenant Agreement”) and Bitfury Holding B.V. is entering into a restrictive covenant agreement substantially in the form of Exhibit H hereto (the “BHBV Restrictive Covenant Agreement” and together with the Stockholder Restrictive Covenant Agreement, the “Restrictive Covenant Agreements”), which will become effective at the Closing;

WHEREAS, pursuant to the Acquiror Organizational Documents, Acquiror shall provide an opportunity to its shareholders to have their Acquiror Common Stock redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement, the Acquiror Organizational Documents, the Trust Agreement, and the Proxy Statement in conjunction with, inter alia, obtaining approval from the shareholders of Acquiror for the Business Combination (the “Offer”);

WHEREAS, prior to the consummation of the Transactions, Acquiror shall, subject to obtaining the Acquiror Stockholder Approvals, adopt the certificate of incorporation (the “Acquiror Charter”) in the form set forth on Exhibit I, which shall be the certificate of incorporation of Acquiror, until thereafter supplemented or amended in accordance with its terms and the DGCL;

WHEREAS, prior to the consummation of the Transactions, Acquiror shall adopt the bylaws in the form set forth on Exhibit J, which shall be the bylaws of Acquiror, until thereafter supplemented or amended in accordance with its terms and the DGCL;

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WHEREAS, prior to the consummation of the Transactions, Acquiror shall, subject to obtaining the Acquiror Stockholder Approval, adopt the an equity incentive plan (the “Acquiror Equity Incentive Plan”) consistent with the terms set forth on Exhibit K;

WHEREAS, Acquiror shall be renamed “Cipher Mining Inc.” and shall trade publicly on NASDAQ under a new ticker symbol selected by the Company; and

WHEREAS, the parties intend that, for U.S. federal income tax purposes, the Merger and the PIPE Subscriptions, taken together, constitute a transaction that qualifies under Section 351 of the Code and the applicable Treasury Regulations (the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, Acquiror, Merger Sub and the Company agree as follows:

Article I
CERTAIN DEFINITIONS

1.01  Definitions. As used herein, the following terms shall have the following meanings:

“Acquiror” has the meaning specified in the preamble hereto.

“Acquiror Affiliate Agreement” has the meaning specified in Section 5.18.

“Acquiror and Merger Sub Representations” means the representations and warranties of each of Acquiror and Merger Sub expressly and specifically set forth in Article V of this Agreement, as qualified by the Schedules. For the avoidance of doubt, the Acquiror and Merger Sub Representations are solely made by Acquiror and Merger Sub.

“Acquiror Board” means the board of directors of Acquiror.

“Acquiror Board Recommendation” has the meaning specified in Section 8.02(d).

“Acquiror Change in Recommendation” has the meaning specified in Section 8.02(d).

“Acquiror Charter” has the meaning specified in the Recitals hereto.

“Acquiror Common Stock” means a shares of common stock, par value $0.001 per share, of the share capital of Acquiror.

“Acquiror Cure Period” has the meaning specified in Section 10.01(c).

“Acquiror Equity Incentive Plan” has the meaning specified in the Recitals hereto.

“Acquiror Equity Plan Proposal” has the meaning specified in Section 8.02(c).

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“Acquiror Material Contracts” has the meaning specified in Section 5.15.

“Acquiror Organizational Documents” means the Articles of Association and Acquiror’s memorandum of association, in each case as may be amended from time to time in accordance with the terms of this Agreement.

“Acquiror Preferred Stock” means a shares of preferred stock, par value $0.001 per share, of the share capital of Acquiror.

“Acquiror SEC Reports” has the meaning specified in Section 5.09(a).

“Acquiror Share Redemption” means the election of an eligible (as determined in accordance with the Acquiror Organizational Documents) holder of Acquiror Common Stock to redeem all or a portion of the shares of Acquiror Common Stock held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) (as determined in accordance with the Acquiror Organizational Documents) in connection with the Proposals.

“Acquiror Stockholder” means a holder of Acquiror Common Stock.

“Acquiror Stockholder Approval” means, with respect to any Proposal, the affirmative vote of holders of a majority of the outstanding shares of Acquiror Common Stock cast at the Special Meeting.

“Acquiror Support Agreement” has the meaning specified in the Recitals hereto.

“Acquiror Warrant” means each whole warrant exercisable for one Acquiror Common Stock.

“Acquisition Proposal” has the meaning specified in Section 6.06(e)(i).

“Action” means any claim, action, suit, assessment, audit, investigation, examination, arbitration or proceeding, in each case that is by or before any Governmental Authority.

“Additional Proposal” has the meaning specified in Section 8.02(c).

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.

“Agreement” has the meaning specified in the preamble hereto.

“Amendment Proposal” has the meaning specified in Section 8.02(c).

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“Anchor Investors” means each of GW Sponsor 2, LLC, Magnetar Financial LLC, Mint Tower Capital Management B.V., Periscope Capital, Inc., and Polar Asset Management Partners Inc.

“Ancillary Agreements” means the Subscription Agreements, the Support Agreements, the Registration Rights Agreement, the Trust Agreement, the Lock-Up Agreements, the Master Services and Supply Agreement, the Power Purchase Agreements, the Restrictive Covenants Agreement and any other agreement related to the Transactions.

“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any representative of a foreign Governmental Authority or commercial entity to obtain a business advantage, including the U.S. Foreign Corrupt Practices Act and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, the Sherman Act, the Clayton Act, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Articles of Association” means the Amended and Restated Certificate of Incorporation of Acquiror, dated October 9, 2020.

“Audited Financial Statements” has the meaning specified in Section 4.06(a).

“Audited Period” means the period from incorporation of the Company until January 31, 2021.

“Balance Sheet Date” means January 31, 2021.

“Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), “voluntary employees’ beneficiary associations,” under Section 501(c)(9) of the Code, employment, individual consulting, retirement, severance, termination pay, change in control, transaction or retention arrangements, deferred compensation, equity or equity-based compensation, incentive compensation, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, vacation, fringe or other benefits or remuneration plan, program, policy, agreement or arrangement of any kind.

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“BHBV Restrictive Covenant Agreement” has the meaning specified in the Recitals hereto.

“Business Combination” has the meaning ascribed to such term in the Articles of Association.

“Business Combination Proposal” has the meaning set forth in Section 7.11.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Cancelled Shares” has the meaning set forth in Section 3.01(b)

“Cash and Cash Equivalents” shall mean the cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts.

“CBA” has the meaning set forth in Section 4.12(a)

“Certificate of Merger” has the meaning specified in Section 2.01.

“Closing” has the meaning specified in Section 2.03.

“Closing Acquiror Cash” means, without duplication, an amount equal to (a) the funds contained in the Trust Account as of immediately prior to the Effective Time; plus (b) all other Cash and Cash Equivalents of Acquiror; minus (c) the aggregate amount of cash proceeds that will be required to satisfy the redemption of any shares of Acquiror Common Stock pursuant to the Offer (to the extent not already paid); plus (d) the PIPE Investment Amount; minus (e) any unpaid Transaction Expenses.

“Closing Date” has the meaning specified in Section 2.03.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning specified in the preamble hereto.

“Company Benefit Plan” means any Benefit Plan which is sponsored or maintained by, contributed to or required to be contributed to by, or with respect to which any current or potential liability is borne by the Company or any of its Affiliates.

“Company Board” means the board of directors of the Company.

“Company Board Recommendation” has the meaning specified in Section 8.02(e).

“Company Certificate” has the meaning specified in Section 3.03(a).

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“Company Change in Recommendation” has the meaning specified in Section 8.02(e).

“Company Common Stock” means a share of the Company’s common stock, par value $0.001 per share.

“Company Cure Period” has the meaning specified in Section 10.01(b).

“Company Intellectual Property” means all Owned Intellectual Property and all Intellectual Property used in the business of the Company, as currently conducted.

“Company Lock-Up Agreement” has the meaning specified in Section 6.07.

“Company Organizational Documents” means the certificate of incorporation and bylaws of the Company, in each case as may be amended from time to time in accordance with the terms of this Agreement.

“Company Permits” has the meaning specified in Section 4.07(d).

“Company Properties” has the meaning specified in Section 4.18(a).

“Company Representations” means the representations and warranties of the Company expressly and specifically set forth in Article IV of this Agreement, as qualified by the Schedules. For the avoidance of doubt, the Company Representations are solely made by the Company.

“Company Software” means all Software used in the business of the Company, as currently conducted.

“Company Stockholder” means Bitfury Top HoldCo B.V., the holder of 100% of the shares of Company Common Stock as of the date hereof.

“Company Stockholder Approvals” has the meaning specified in Section 8.02(e).

“Company Support Agreements” has the meaning specified in the Recitals hereto.

“Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement, dated as of December 10, 2020, between Acquiror and Bitfury Holding B.V.

“Consent Solicitation Statement” means the consent solicitation statement included as part of the Registration Statement with respect to the solicitation by the Company of the Company Stockholder Approvals.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders (other than Company Benefit Plans).

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“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 or any mutation of the same, including any resulting epidemics, pandemics, disease outbreaks or public health emergencies.

“COVID-19 Measures” means any quarantine, isolation, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, decree, judgment, injunction or other order, directive, guidelines or recommendations by any Governmental Authority or industry group in connection with or in response to COVID-19, including, the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“DGCL” means the General Corporation Law of the State of Delaware.

“Effective Time” has the meaning specified in Section 2.01.

“Enforceability Exceptions” has the meaning specified in Section 4.02(a).

“Environmental Laws” means any and all applicable Laws relating to pollution or protection of the environment (including natural resources), worker health and safety (to the extent relating to exposure to Hazardous Materials), or the use, generation, storage, emission, transportation, disposal or release of or exposure to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Ex-Im Laws” means all applicable Laws relating to export, re-export, transfer and import controls, including the Export Administration Regulations and the customs and import Laws administered by U.S. Customs and Border Protection.

“Exchange Act” means the Securities Exchange Act of 1934.

“Financial Derivative/Hedging Arrangement” means any transaction (including an agreement with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any combination of these transactions.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Government Official” means any official or employee of any directly or indirectly government-owned or controlled entity, and any officer or employee of a public international organization, as well as any person acting in an official capacity for or on behalf of any such entity or for or on behalf of any such public international organization.

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“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under applicable Environmental Laws, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, per- and pol-fluoroalkyl substances, flammable or explosive substances, toxic mold or pesticides.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, without duplication, any obligations (whether or not contingent) consisting of (a) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (b) amounts owing as deferred purchase price for property or services, including “earnout” payments, (c) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security, (d) contingent reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in each case to the extent drawn), (e) payment obligations of a third party secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed, (f) obligations under capitalized leases, (g) obligations under any Financial Derivative/Hedging Arrangement, (h) any other indebtedness or obligation reflected or required to be reflected as indebtedness in a consolidated balance sheet, in accordance with GAAP, (i) guarantees, make-whole agreements, hold harmless agreements or other similar arrangements with respect to any amounts of a type described in clauses (a) through (h) above and (j) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations (including unreimbursed expenses or indemnification obligations for which a claim has been made); provided, however, that Indebtedness shall not include accounts payable to trade creditors that are not past due and accrued expenses arising in the ordinary course of business consistent with past practice.

“Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Regulatory Consent Authority relating to the transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission or any subpoena, interrogatory or deposition.

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“Intellectual Property” means all intellectual property rights, as they exist anywhere in the world, whether registered or unregistered, including all: (i) patents and patent applications (including any divisions, continuations, continuations-in-part, reissues, reexaminations and interferences thereof); (ii) trademarks, service marks, trade dress, trade names, brand names, logos and corporate names; (iii) copyrights, mask works and designs; (iv) internet domain names; (v) trade secrets and other intellectual property rights in know-how, inventions, processes, procedures, database rights, confidential business information and other proprietary information and rights; and (vi) intellectual property rights in Software.

“Intended Tax Treatment” has the meaning specified in the Recitals hereto.

“Interim Period” has the meaning specified in Section 6.01.

“Intervening Event” has the meaning specified in Section 6.06(e)(iii).

“IT Systems” means all computer hardware (including hardware, firmware, peripherals, communication equipment and links, storage media, networking equipment, power supplies and any other components used in conjunction with such), data processing systems, Software, and all other information technology equipment owned or controlled by the Company and used in the operation of its business.

“Knowledge” shall mean the actual knowledge of (i) in the case of the Company, Tyler Page and Edward Farrell, and (ii) in the case of Acquiror, Cary Grossman, Douglas Wurth and Fred Zeidman.

“Law” means any statute, law (including common law), act, code, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Letter of Transmittal” has the meaning specified in Section 3.03(b)(i).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, easement, right of way, purchase option, right of first refusal, covenant, restriction, security interest, title defect, encroachment or other survey defect, or other lien or encumbrance of any kind, except for (a) any restrictions arising under any applicable Securities Laws, and (b) immaterial easements, rights of way, covenants, encumbrances or restrictions that do not materially detract the value of the underlying asset or the use of the asset.

“Lock-Up Agreements” means the Company Lock-Up Agreement and the Named Sponsor Lock-Up Agreement.

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“Luminant LOI” means the term sheet, by and between Bitfury Holding B.V. and Luminant ET Services Company LLC (“Luminant”), dated as of January 14, 2020.

“Master Services and Supply Agreement” has the meaning specified in the Recitals hereto.

“Material Adverse Effect” means any event, change, circumstance or development that has a material adverse effect on (i) the assets, business, results of operations or financial condition of the Company or (ii) the ability of the Company to consummate the Transactions; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” pursuant to clause (i) above: (a) any change or development in applicable Laws (including COVID-19 Measures) or GAAP or any official interpretation thereof, (b) any change or development in interest rates or economic, political, legislative, regulatory, business, financial, commodity, currency or market conditions generally affecting the economy or the industry in which the Company operates, (c) any change in the price or relative value of any digital currency or cryptocurrency, including but not limited to Bitcoin, (d) any change in trading volume of any digital currency or cryptocurrency, or any halt or suspension in trading of any such digital currency or cryptocurrency on any digital currency exchange, in each case including but not limited to Bitcoin, (e) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided, that the exceptions in this clause (e) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 4.02(b) and, to the extent related thereto, the condition in Section 9.02(a)), (f) any change generally affecting any of the industries or markets in which the Company operates or the economy as a whole, (g) the compliance with the terms of this Agreement or the taking of any action, or failure to take action, required or contemplated by this Agreement or with the prior written consent of Acquiror (provided, that the exceptions in this clause (g) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 4.02(b) and, to the extent related thereto, the condition in Section 9.02(a)), (h) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, epidemic, disease outbreak, pandemic (including COVID-19 (or any mutation or variation thereof or related health condition)), weather condition, explosion fire, act of God or other force majeure event, (i) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Company operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, and (j) any failure of the Company to meet any projections, forecasts or budgets; provided, that clause (j) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), except in the case of clause (a), (b), (f), (h) and (j) to the extent that such change has a disproportionate impact on the Company, as compared to other industry participants.

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“Material Contracts” has the meaning specified in Section 4.12(a).

“Merger” has the meaning specified in Section 2.01.

“Merger Consideration” has the meaning specified in Section 3.01(c).

“Merger Sub” has the meaning specified in the preamble hereto.

“Named Sponsors” means Magnetar Financial LLC, Mint Tower Capital Management B.V., Periscope Capital, Inc., Polar Asset Management Partners Inc. and I-B Good Works, LLC.

“NASDAQ” means The Nasdaq Stock Market LLC.

“NASDAQ Proposal” has the meaning specified in Section 8.02(c).

“Offer” has the meaning specified in the Recitals hereto.

“Outstanding Acquiror Expenses” has the meaning specified in Section 3.06(c).

“Outstanding Company Expenses” has the meaning specified in Section 3.06(b).

“Owned Company Software” means all Software owned by the Company.

“Owned Intellectual Property” means all Intellectual Property owned by the Company.

“Parent Subscription” has the meaning specified in the preamble hereto.

“Parent Subscription Agreement” has the meaning specified in the preamble hereto.

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“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens (A) that arise in the ordinary course of business, (B) relate to amounts not yet delinquent or (C) that are being contested in good faith through appropriate Actions and either are not material or appropriate reserves for the amount being contested have been established in accordance with GAAP on the Audited Financial Statements, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions, and for which appropriate reserves have been established in accordance with GAAP, (iv) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not, individually or in the aggregate, materially interfere with the present uses of such real property, (v) non-exclusive licenses of Intellectual Property, (vi) Liens that secure obligations that are reflected as liabilities in the Audited Financial Statements (which such Liens are referenced or the existence of which such Liens is referred to in the notes to the Audited Financial Statements), (vii) requirements and restrictions of zoning, building and other applicable Laws and municipal by-laws, and development, site plan, subdivision or other agreements with municipalities, which do not materially interfere with the current use or occupancy of any real property leased by the Company, and (viii) Liens described on Schedule 1.01(a).

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Personal Information” means any personal information that specifically identifies any individual who has provided information to the Company, including names, addresses, telephone numbers, personal health information, drivers’ license numbers and government-issued identification numbers, as applicable.

“PIPE Investment Amount” has the meaning specified in Section 5.21.

“PIPE Subscriptions” has the meaning specified in the preamble hereto.

“Power Provider” means each of Luminant, WindHQ and SP.

“Power Provider LOI” means the Luminant LOI, the WindHQ and the SP LOI.

“Power Purchase Agreements” has the meaning specified in Section 6.08.

“Privacy Laws” means any and all Laws applicable to the Company relating to the collection, use, storage, safeguarding and security (both technical and physical) of Personal Information.

“Proposals” has the meaning specified in Section 8.02(c).

“Proxy Statement” means the proxy statement filed by Acquiror as part of the Registration Statement with respect to the Special Meeting for the purpose of soliciting proxies from Acquiror Stockholders to approve the Proposals (which shall also provide the Acquiror Stockholders with the opportunity to redeem their shares of Acquiror Common Stock in conjunction with a shareholder vote on the Business Combination).

“Redeeming Stockholder” means an Acquiror Stockholder who demands that Acquiror redeem its Acquiror Common Stock for cash in connection with the transactions contemplated hereby and in accordance with the Acquiror Organizational Documents.

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“Registered IP” has the meaning specified in Section 4.15(a).

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Registration Statement” has the meaning specified in Section 8.02(a).

“Regulatory Consent Authorities” means the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission, as applicable.

“Related Party” means, with respect to any party hereto, any Subsidiary or Affiliate thereof, or any business, entity or Person that any of the foregoing controls, is controlled by or is under common control with.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, lenders, debt financing sources and consultants of such Person.

“Restrictive Covenant Agreements” has the meaning specified in the Recitals hereto.

“Sanctioned Person” means at any time any Person: (a) listed on any Sanctions-related list of designated or blocked persons; (b) a Governmental Authority of, resident in, or organized under the Laws of a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) majority-owned or controlled by any of the foregoing.

“Sanctions” means those trade, economic and financial sanctions-related Laws, regulations, embargoes, and restrictive measures administered, enacted or enforced from time to time by (a) the United States (including without limitation the Department of Treasury, Office of Foreign Assets Control), (b) the European Union and enforced by its member states, (c) the United Nations or (d) Her Majesty’s Treasury.

“Schedules” means the disclosure schedules of the Company or Acquiror, as applicable.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Securities Laws” means the securities laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

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“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

“SP LOI” means the Term Sheet for Bitcoin Mining Hosting Agreement with a Turnkey Infrastructure, by and between the Company and 500 N 4th Street LLC (“SP”), a Delaware limited liability company, dated as of February 3, 2021.

“Special Meeting” means a meeting of the holders of Acquiror Common Stock to be held for the purpose of approving the Proposals.

“Sponsor” means I-B Goodworks LLC, a Delaware limited liability company.

“Stockholder Restrictive Covenant Agreement” has the meaning specified in the Recitals hereto.

“Subscribers” has the meaning specified in the Recitals hereto.

“Subscription Agreements” has the meaning specified in the Recitals hereto.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Superior Proposal” has the meaning specified in Section 6.06(e)(ii).

“Support Agreements” has the meaning specified in the Recitals hereto.

“Surviving Company” has the meaning specified in Section 2.01.

“Surviving Provisions” has the meaning specified in Section 10.02.

“Tail Insurance” means prepaid six-year non-cancellable run-off insurance policy with respect to the Acquiror’s existing directors’ and officers’ liability insurance coverage to provide insurance coverage for events, acts or omissions occurring prior to the Closing for all directors and officers and which shall have a scope substantially similar to the existing coverage under, and have other terms not less favorable to the insured persons than the terms of, the directors’ and officers’ liability insurance coverage currently maintained.

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“Tax” means any federal, state, local, foreign and other net income, alternative or add-on minimum, franchise, gross income, adjusted gross income or gross receipts, employment, unemployment, compensation, utility, social security, withholding, payroll, ad valorem, transfer, windfall profits, franchise, license, branch, excise, severance, production, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, capital gains, goods and services, estimated, sales, use, or other tax, governmental fee or assessment in the nature of a tax, whether disputed or, together with any interest, penalty, or addition to tax imposed with respect thereto by a Governmental Authority.

“Tax Authority” means any Governmental Authority with jurisdiction or authority to impose, administer, levy, assess or collect Tax.

“Tax Return” means any return, report, statement, refund, claim, election, disclosure, declaration, information report or return, statement, estimate or other document filed or required to be filed with a Tax Authority with respect to Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Terminating Acquiror Breach” has the meaning specified in Section 10.01(c).

“Terminating Company Breach” has the meaning specified in Section 10.01(b).

“Termination Date” has the meaning specified in Section 10.01(b).

“Trading Day” means any day on which shares of Acquiror Common Stock are actually traded on the principal securities exchange or securities market on which shares of Acquiror Common Stock are then traded.

“Transaction Expenses” means any fees, costs and expenses incurred or subject to reimbursement by Acquiror and its Subsidiary, whether accrued for or not, in each case in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, including (a) any brokerage fees, commissions, finders’ fees, or financial advisory fees, and, in each case, related costs and expenses, (b) any fees, costs and expenses of counsel, accountants or other advisors or service providers, and (c) any fees, costs and expenses or payments of any of Acquiror and its Subsidiary related to any transaction bonus, discretionary bonus, change-of-control payment, retention or other compensatory payments made to any employee of Acquiror or its Subsidiary as a result of the execution of this Agreement or the Ancillary Agreements or in connection with the transactions contemplated hereby and thereby (including the employer portion of any payroll, social security, unemployment or similar Taxes).

“Transaction Proposal” has the meaning specified in Section 8.02(c).

“Transactions” means the transactions contemplated by this Agreement to occur at or immediately prior to the Closing, including the Merger.

“Transfer Taxes” has the meaning specified in Section 8.03(a).

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“Treasury Regulations” means the regulations promulgated under the Code.

“Trust Account” has the meaning specified in Section 5.06(a).

“Trust Agreement” has the meaning specified in Section 5.06(a).

“Trustee” has the meaning specified in Section 5.06(a).

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by Acquiror.

“Warrant Agreement” means that certain Warrant Agreement, dated as of October 19, 2020, between Acquiror and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent.

“Willful Breach” means, with respect to any agreement, a party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement.

“WindHQ LOI” means the Letter of Intent, by and between Bitfury Holding B.V. and WindHQ LLC (“WindHQ”), dated as of January 11, 2021, as subsequently assigned to the Company pursuant to that certain assignment letter from Bitfury Holding B.V. to WindHQ LLC, dated as of February 19, 2021.

1.02  Construction.

(a)  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation”, (vi) the word “or” shall be disjunctive but not exclusive and (vii) any reference to a Law shall mean such Law as amended.

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(b)  Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c)  Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(d)  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(e)  Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(f)  All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(g)  The phrases “delivered,” “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than two (2) Business Days prior to the date of this Agreement to the party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by the Company in connection with this Agreement or (ii) by delivery to such party or its legal counsel via electronic mail or hard copy form.

(h)  References to “dollars”, “USD” or “$” are references to the lawful currency from time to time of the United States of America.

Article II
THE MERGER; CLOSING

2.01  The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”), with the Company being the surviving corporation (which is sometimes hereinafter referred to for the periods at and after the Effective Time as the “Surviving Company”) following the Merger and the separate corporate existence of Merger Sub shall cease. The Merger shall be consummated in accordance with this Agreement and the DGCL and evidenced by a certificate of merger (the “Certificate of Merger”), such Merger to be consummated upon filing of the Certificate of Merger or at such later time as may be agreed by Acquiror and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).

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2.02  Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the DGCL. Without limiting the generality of the foregoing and subject thereto, by virtue of the Merger and without further act or deed, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

2.03  Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place electronically through the exchange of documents via e-mail or facsimile on the date which is three (3) Business Days after the date on which all conditions set forth in Article IX shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.” Subject to the satisfaction or waiver of all of the conditions set forth in Article IX of this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, on the Closing Date, the Company shall cause the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Sections 251 and 103 of the DGCL. Acquiror shall be renamed “Cipher Mining Inc.” and shall trade publicly on the NASDAQ under a new ticker symbol selected by the Company.

2.04  Organizational Documents of the Company and Acquiror.

(a)  At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety as set forth on Exhibit L attached hereto, and as so amended, shall be the certificate of incorporation of the Surviving Company, until thereafter supplemented or amended in accordance with its terms and the DGCL.

(b)  At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company, until thereafter supplemented or amended in accordance with its terms, the Surviving Company’s certificate of incorporation and the DGCL.

2.05  Directors and Officers of the Companies.

(a)  At the Effective Time, the board of directors and executive officers of the Surviving Company shall be the board of directors and executive officers of the Company immediately prior to the Effective Time, each to hold office in accordance with the bylaws of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly appointed.

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(b)  Except as otherwise agreed in writing by the Company and Acquiror prior to the Closing, and conditioned upon the occurrence of the Closing, subject to any limitation imposed under applicable Laws and NASDAQ listing requirements, Acquiror shall take all necessary action prior to the Effective Time such that (i) each director of Acquiror in office immediately prior to the Effective Time shall cease to be a director immediately following the Effective Time (including by causing each such director to tender an irrevocable resignation as a director, effective as of the Effective Time), (ii) six (6) individuals designated by the Company (the “Company Director Designees”), two (2) of whom shall qualify as “independent directors” under the applicable listing and corporate governance rules and regulations of NASDAQ, pursuant to this Section 2.05(b) shall be appointed to the Acquiror Board, effective as of immediately following the Effective Time, (iii) one (1) individual designated by Acquiror (the “Acquiror Director Designee”), shall be appointed to the Acquiror Board, effective as of immediately following the Effective Time, and (iv) as of immediately following the Effective Time, the Company Director Designees and the Acquiror Director Designee shall be the only directors of Acquiror, and there shall be no vacancies or unfilled newly created directorships. If necessary to effect the foregoing, the Acquiror Board shall adopt resolutions prior to the Effective Time that expand or decrease the size of the Acquiror Board and appoint such persons to the vacancies resulting from the incumbent directors’ respective resignations or, if applicable, the newly created directorships upon any expansion of the size of the Acquiror Board. Each person appointed as a director of Acquiror pursuant to this Section 2.05(b) shall remain in office as a director of Acquiror until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If any of the directors designated by the parties shall be unable or unwilling to serve at the Closing, the Company or Acquiror, respectively, shall promptly designate a replacement director and provide any relevant information about such appointee as the other party may reasonably request.

(c)  Acquiror shall take all necessary action prior to the Effective Time such that (i) each officer of Acquiror in office immediately prior to the Effective Time shall cease to be an officer immediately following the Effective Time and (ii) the persons constituting the officers of the Company prior to the Effective Time shall, as of immediately following the Effective Time, be appointed the officers of Acquiror in identical positions until the earlier of their death, resignation or removal or until their respective successors are duly appointed.

Article III
EFFECTS OF THE MERGER

3.01  Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquiror, Merger Sub or the holder of any Company Common Stock:

(a)  Conversion of Merger Sub Common Stock. Each share of common stock of Merger Sub, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Company, par value $0.001 per share.

(b)  Cancellation of Certain Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is held by the Company in treasury shall no longer be outstanding and shall be automatically canceled and shall cease to exist (the “Cancelled Shares”), and no consideration shall be delivered in exchange therefor.

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(c)  Conversion of All Other Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any Cancelled Shares, shall be converted into the right to receive four hundred thousand (400,000) shares of duly authorized, validly issued, fully paid and nonassessable Acquiror Common Stock (deemed to have a value of ten dollars ($10) per share) (the “Merger Consideration”) (the “Exchange Ratio”); provided that the Exchange Ratio shall be adjusted as needed to ensure the aggregate Merger Consideration received by the Company Stockholder equals two hundred million (200,000,000) shares of Acquiror Common Stock (at a value of ten dollars ($10) per share).

3.02  Equitable Adjustments. If, between the date of this Agreement and the Closing, the outstanding shares of Company Common Stock or shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class or series, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, change, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Company Common Stock or shares of Acquiror Common Stock will be appropriately adjusted to provide to the holders of Company Common Stock and the holders of Acquiror Common Stock the same economic effect as contemplated by this Agreement; provided, however, that this Section 3.02 shall not be construed to permit Acquiror, the Company or Merger Sub to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

3.03  Exchange of Company Certificates and Company Book-Entry Shares.

(a)  Exchange Agent. Prior to the Effective Time, the Company and Acquiror shall appoint a bank or trust company to act as exchange agent (the “Exchange Agent”) for the payment and delivery of the aggregate Merger Consideration in accordance with this Section 3.03. At or immediately following the Effective Time, Acquiror shall deposit (or cause to be deposited) with the Exchange Agent the number of shares of Acquiror Common Stock comprising the aggregate Merger Consideration in respect of (i) certificates that immediately prior to the Effective Time represented Company Common Stock (“Company Certificates”) and (ii) non-certificated outstanding Company Common Stock represented by book entry (“Company Book-Entry Shares”), in each case other than Cancelled Shares, for exchange in accordance with this Section 3.03 through the Exchange Agent (the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the aggregate Merger Consideration contemplated to be issued pursuant to Section 3.01(c) out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

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(b)  Exchange Procedures.

(i)  Promptly following the Effective Time, Acquiror shall send, or shall cause the Exchange Agent to send, to each record holder of a Company Certificate, which shares were converted into the right to receive the Merger Consideration in respect thereof at the Effective Time pursuant to this Agreement: (i) a letter of transmittal substantially in the form of Exhibit M hereto, with such changes as may be required by the Exchange Agent and reasonably acceptable to the Company (the “Letter of Transmittal”) which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent, and shall otherwise be in such form and have such other provisions as the Company, Acquiror and the Exchange Agent may reasonably specify and (ii) instructions for effecting the surrender of the Company Certificates (or affidavits in lieu thereof in accordance with Section 3.03(e)) in exchange for the aggregate Merger Consideration in respect thereof. Upon surrender of Company Certificates (or affidavits in lieu thereof in accordance with Section 3.03(e)) for cancellation to the Exchange Agent and upon delivery of a Letter of Transmittal, duly executed and in proper form with all required enclosures and attachments, with respect to such Company Certificates, the holder of such Company Certificates shall be entitled to receive the Merger Consideration for each share of Company Common Stock formerly represented by such Company Certificates. Any Company Certificates so surrendered shall forthwith be cancelled. If payment of any Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Company Certificate is registered, it shall be a condition precedent to payment that the Company Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the delivery of the aggregate Merger Consideration in respect thereof, as applicable, to a Person other than the registered holder of the Company Certificate so surrendered and shall have established to the satisfaction of Acquiror that such Taxes either have been paid or are not required to be paid. Until surrendered as contemplated hereby, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the aggregate Merger Consideration in respect thereof.

(ii)  Promptly following the Effective Time, Acquiror shall send, or shall cause the Exchange Agent to send, each holder of Company Book-Entry Shares the Merger Consideration for each share of Company Common Stock formerly represented by such Company Book-Entry Shares. Any Company Book-Entry Shares so surrendered shall forthwith be cancelled. Delivery of the aggregate Merger Consideration, as applicable, with respect to Company Book-Entry Shares shall only be made to the Person in whose name such Company Book-Entry Shares are registered. Until surrendered as contemplated hereby, each Company Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the aggregate Merger Consideration in respect thereof.

(c)  Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Common Stock outstanding immediately prior to the Effective Time on the records of the Company. From and after the Effective Time, the holders of Company Certificates and Company Book-Entry Shares representing Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Company Certificates representing Company Common Stock are presented to Acquiror for any reason, they shall be cancelled and exchanged for the aggregate Merger Consideration in respect thereof as provided in this Agreement.

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(d)  Termination of Exchange Fund; Abandoned Property. At any time following one (1) year after the Closing Date, Acquiror shall be entitled to require the Exchange Agent to deliver to it any shares of Acquiror Common Stock remaining in the Exchange Fund made available to the Exchange Agent and not delivered to holders of Company Certificates or Company Book-Entry Shares, and thereafter such holders shall be entitled to look only to Acquiror (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the aggregate Merger Consideration payable upon due surrender of their Company Certificates or Company Book-Entry Shares and compliance with the procedures in this Section 3.03. Notwithstanding the foregoing, neither Acquiror, the Surviving Company nor the Exchange Agent shall be liable to any holder of a Company Certificate or Company Book-Entry Shares for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e)  Lost, Stolen or Destroyed Certificates. In the event that any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, the aggregate Merger Consideration payable in respect thereof pursuant to Section 3.01(c); provided, however, that Acquiror or the Exchange Agent may, in its reasonable discretion and as a condition precedent to the payment of such aggregate Merger Consideration, require the owners of such lost, stolen or destroyed Company Certificates to deliver a customary indemnity against any claim that may be made against Acquiror, the Surviving Company or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

(f)  Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to the Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate or Company Book-Entry Share with respect to the Acquiror Common Stock issuable in respect thereof unless and until the holder of such Company Certificate or Company Book-Entry Share shall surrender such Company Certificate or Company Book-Entry Share. Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Company Certificate or Company Book-Entry Share, there shall be paid by Acquiror to the holder of whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

3.04  Withholding.

Acquiror or the Exchange Agent shall only be entitled to deduct and withhold from any amount otherwise payable to any Company Stockholder pursuant to this Agreement, such amounts that are required to be deducted and withheld with respect to the making of any such payment under the Code. In the event that any such deduction or withholding is required by the Code, before making any such deduction or withholding, Acquiror or the Exchange Agent shall make a good faith efforts to provide the Company Stockholder at least ten (10) days’ notice of Acquiror’s intention to make such deduction or withholding and, in reasonable detail, the authority, basis and method of calculation for the proposed deduction or withholding, provided that Acquiror and the Exchange Agent shall have the right to withhold pursuant to this Section 3.04 regardless of whether such notice is provided and no such notice shall be required if the Company does not comply with the requirements of Section 8.03(c). To the extent that any amounts so deducted or withheld, Acquiror or the Exchange Agent shall timely and properly remit such amounts to the applicable Governmental Authority.

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3.05  Cash in Lieu of Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the conversion of Company Common Stock pursuant to Section 3.01, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of Acquiror Common Stock. In lieu of the issuance of any such fractional share, Acquiror shall pay to each former Company Stockholder who otherwise would be entitled to receive such fractional share an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of Acquiror Common Stock to which such holder otherwise would have been entitled (but for this Section 3.05) multiplied by (ii) an amount equal to the VWAP of shares of Acquiror Common Stock for the 20 Trading Days prior to the date that is three (3) Business Days prior to the Closing.

3.06  Payment of Expenses.

(a)  Unless otherwise provided for in this Agreement, all Advisor Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. As used in this Agreement, “Advisor Expenses” shall include all out-of-pocket fees and disbursements of a party for outside counsel incurred in connection with the Transactions and fees and expenses of such party for any other agents, advisors, consultants, experts and financial advisors employed by such party incurred in connection with the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Agreement related hereto and all other matters related to the consummation of this Agreement, provided that Advisor Expenses shall not include any Outstanding Company Expenses and Outstanding Acquiror Expenses, which shall be paid by Acquiror in pursuant to Section 3.06(b) and Section 3.06(c) respectively.

(b)  On the Closing Date following the Closing, Acquiror shall pay or cause to be paid by wire transfer of immediately available funds all (i) documented out-of-pocket fees and disbursements of the Company incurred in connection with preparing and filing the Registration Statement and the receipt of stock exchange approval in connection with the listing of the Acquiror Common Stock that is the Merger Consideration; (ii) filing fees in connection with any antitrust or other governmental approvals with respect to the Transactions; (iii) Tail Insurance premiums; and (iv) the NASDAQ initial listing fee; (collectively, the “Outstanding Company Expenses”).

(c)  On the Closing Date following the Closing, Acquiror shall pay or cause to be paid by wire transfer of immediately available funds all reasonable, documented out-of-pocket fees and disbursements of Acquiror or Merger Sub for outside counsel and fees and expenses of Acquiror or Merger Sub or for any other agents, advisors, consultants, experts and financial advisors employed by or on behalf of Acquiror or Merger Sub incurred in connection with the Transactions (collectively, the “Outstanding Acquiror Expenses”).

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Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), the Company represents and warrants to Acquiror and Merger Sub as follows:

4.01  Organization, Standing and Corporate Power. The Company is an entity duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite legal entity power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions or have a Material Adverse Effect. The Company Organizational Documents that have been made available to Acquiror are true, correct and complete and are in effect as of the date of the Agreement and the Company is not in default under or in violation of any provision thereunder.

4.02  Corporate Authority; Approval; Non-Contravention.

(a)  The Company has all requisite corporate or other legal entity power and authority, and has taken all corporate or other legal entity action necessary in order to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and, subject to satisfaction of the conditions to Closing contemplated hereby, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by it of the Transactions, have been duly and validly authorized by all necessary corporate consent and authorizations on the part of the Company, and no other corporate actions on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the Ancillary Agreements to which it is a party and the consummation by it of the Transactions, in each case, subject to receipt of the Company Stockholder Approvals. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, solvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally from time to time in effect and by general principles of equity (the “Enforceability Exceptions”)).

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(b)  The execution, delivery and, subject to receipt of the Company Stockholder Approvals, performance of this Agreement and the Ancillary Agreements to which the Company is a party, and the consummation of the Transactions, do not, and will not, constitute or result in (i) a breach or violation of, or a default under, the Company Organizational Documents or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default or change of control under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of the Company or any of its Affiliates pursuant to, any Material Contract to which the Company or any of its Affiliates is a party or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 4.02(a), under any Law to which the Company or any of its Affiliates is subject (except Laws that are applicable due to the Company’s business, or the Contracts or licenses of the Company), except (in the case of clause (ii) above) for such violations, breaches, defaults or changes of control which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)  The Company Support Agreement executed and delivered contemporaneously with the execution and delivery of this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties, is a legal, valid and binding obligation of the Company and, to the Knowledge of the Company, the Company Stockholder party thereto, enforceable against the Company and the Company Stockholder in accordance with its terms (subject to the Enforceability Exceptions). As of the date of this Agreement, the Company Stockholder party to the Company Support Agreement holds Company Common Stock representing the voting power sufficient to obtain the Company Stockholder Approvals.

4.03  Governmental Approvals. No consent of, or registration, declaration, notice or filing with, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the Transactions, except for (i) the pre-merger notification requirements under the HSR Act, (ii) such other consents, registrations, declarations, notices and filings which, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

4.04  Capitalization.

(a)  The authorized capital stock of the Company consists of: (i) 5,000 shares of Company Common Stock, of which 500 shares Company Common Stock were outstanding as of the close of business on the Business Day immediately prior to the date hereof. Set forth on Schedule 4.04 is a true, correct and complete list of each holder of issued and outstanding capital stock or other equity securities (including notes and other securities convertible into equity securities) of the Company and the number of shares or other equity interests held by each such holder as of the date hereof. Each of the outstanding shares of capital stock of the Company (i) is duly authorized, validly issued, fully paid and nonassessable, (ii) was issued in compliance in all material respects with applicable Laws, (iii) was not issued in breach or violation of any preemptive rights or Contract to which the Company is a party, and (iv) is owned free and clear of any Lien imposed by or resulting from any Contract to which the Company is party (other than the Company Organizational Documents and Contracts that have been provided to Acquiror that set forth the Company Stockholder’s obligations to the Company).

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(b)  Except as set forth on Schedule 4.04, there are no other outstanding equity interest in the Company, including any warrants, options, calls, pre-emptive rights, subscriptions, “phantom” stock rights or other rights, agreements, arrangements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which the Company is obligated to issue, transfer, sell, purchase, return or redeem or cause to be issued, transferred, sold, purchased, returned or redeemed any equity securities of the Company

(c)  The Company has no equity interest in, nor has it agreed to acquire, any share capital or other equity security of any other company (wherever incorporated).

4.05  Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other Person and is not a participant in any joint venture, partnership or similar arrangement.

4.06  Financial Statements; Internal Controls.

(a)  The audited statements of financial position, statements of comprehensive income, statements of changes in shareholders’ equity and statements of cash flows of the Company for the Audited Period (the “Audited Financial Statements”), were prepared and audited in accordance with the standards, principles and practices specified therein and, subject thereto, in accordance with GAAP, the standards of the Public Company Accounting Oversight Board and applicable Law as at the Balance Sheet Date, except as otherwise noted therein. Prior to the date hereof, true, complete and correct copies of the Audited Financial Statements, and the accompanying independent auditors’ reports, as applicable, have been made available to Acquiror.

(b)  The Audited Financial Statements were derived from the books and records of the Company and prepared in accordance with GAAP, except as may be indicated in the notes thereto. The Audited Financial Statements fairly present in all material respects the assets, liabilities, cash flow and financial condition and results of operations of the Company as of the times and for the periods referred to therein. Since the Balance Sheet Date, the Company has not made any material change in the accounting practices or policies applied in the preparation of the Audited Financial Statements, except as required by applicable Law or GAAP.

(c)  The Company maintains a system of accounting and internal controls designed to provide reasonable assurances regarding the reliability of the financial reporting and the preparation of the financial statements of the Company in accordance in all material respects with GAAP. Since January 31, 2021, the Company (including the Company’s personnel and independent accountants who participated in the preparation or review of financial statements or the internal accounting controls employed by the Company) have not identified nor been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves management of the Company or any personnel involved in financial reporting or (iii) any written claim or allegation regarding any of the foregoing. The Audited Financial Statements, when delivered by the Company for inclusion in the Registration Statement for filing with the SEC following the date of this Agreement in accordance with Section 8.02, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC and the Securities Act in effect as of such date.

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4.07  Compliance with Laws.

(a)  The Company is, and since January 31, 2021 has been, operating in all material respects in a manner that is customary for businesses similar to the Company’s business. The Company is conducting and, since January 31, 2021, has conducted its business in material compliance with all Laws applicable to it and the Company’s business, properties or other assets.

(b)  There is, and since January 31, 2021 there has been no, Action by or against the Company, or any Person for whose acts or defaults the Company may be vicariously liable is pending or threatened in writing, nor has any Governmental Authority indicated in writing to the Company an intention to conduct the same.

(c)  Since January 31, 2021, the Company has not received any written notice or other communication (official or otherwise) from any Governmental Authority (i) with respect to an alleged, actual or potential violation and/or failure to comply, in any material respect, with any such applicable Law or (ii) requiring the Company to take or omit any action to ensure compliance with any such applicable Law.

(d)  The Company possesses all material governmental permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, or issued by, any Governmental Authority necessary for the ownership and use of the assets of the Company and the operation of the Company’s business as currently conducted (the “Company Permits”), except where the failure to possess the same has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all such Company Permits are valid and in full force and effect, and there are no lawsuits or other proceedings pending or threatened before any Governmental Authority that seek the revocation, cancellation, suspension or adverse material modification thereof. Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company is not in default, and, to the Knowledge of the Company, no condition exists that with notice or lapse of time or both would constitute a default, under the Company Permits.

4.08  Absence of Certain Changes or Events. Since the Balance Sheet Date and except as expressly required by this Agreement, (a) the Company has conducted its business in all material respects in the ordinary course of business, (b) the Company has not entered into any material transactions outside the ordinary course of business, (c) no action has been taken by the Company that would require consent under Section 6.01 if such action were taken after signing of this Agreement and prior to Closing (other than for any such actions for which such consent has been received in accordance with Section 6.01) and (d) there has not been any change, effect, event, circumstance, occurrence or state of facts that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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4.09  No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in the Audited Financial Statements, (b) for liabilities incurred in the ordinary course of business since the Balance Sheet Date, (c) as expressly permitted or contemplated by this Agreement or otherwise incurred in connection with the Transactions, (d) as disclosed on Schedule 4.09, (e) contingent liabilities under executory contracts and (f) for liabilities that have been discharged or paid in full in the ordinary course of business, as of the date hereof, the Company does not have any material liabilities of any nature, whether accrued, contingent or otherwise.

4.10  Information Supplied. The information supplied in writing by the Company for inclusion in the Registration Statement and the Proxy Statement will not (a) in the case of the Registration Statement, at the time the Registration Statement is declared effective under the Securities Act and (b) in the case of the Proxy Statement, as of the date the Proxy Statement is first mailed to the Acquiror Stockholders and at the time of any meeting of the Acquiror Stockholders to be held in connection with the Transactions, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing sentence, the Company makes no representation or warranty or covenant with respect to: (a) statements made or incorporated by reference therein in any of the foregoing documents based on information supplied by Acquiror for inclusion therein or (b) any projections or forecasts or forward looking statements included in the Registration Statement or Proxy Statement.

4.11  Litigation.

(a)  Neither the Company nor, to the Knowledge of the Company, any of its officers, directors, agents or employees, in their capacities as such, is the subject of or engaged in any material Action or other dispute resolution process before a third party unrelated to the dispute, whether as claimant, defendant or otherwise, and no such Action or dispute resolution process is pending or threatened in writing on the date hereof, in each case, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company is not, nor to the Knowledge of the Company is any of its officers, directors, agents or employees, in their capacities as such, subject to any settlement agreements or arrangements, whether written or oral, or is in discussions for a settlement or arrangement, regarding any material Actions.

(b)  The Company is not a party to or subject to the provisions of any outstanding Governmental Order (except if generally applicable without the Company being named therein) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.12  Contracts.

(a)  Schedule 4.12(a) sets forth a true and complete list as of the date hereof, of the following Contracts that are effective as of the date hereof and to which the Company is a party or is bound, excluding any Ancillary Agreements (all such Contracts set forth on Schedule 4.12(a), or which are required to be so disclosed, the “Material Contracts”):

(i)  all such Contracts with a supplier of the Company with a total annual payment or financial commitment exceeding $2,500,000 on an annual basis;

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(ii)  all such Contracts with third party manufacturers and suppliers for the manufacture and supply of products providing for minimum order quantities, minimum purchase requirements or exclusive supply, manufacturing or purchase requirements with a total annual payment or financial commitment exceeding $2,500,000 on an annual basis;

(iii)  all such Contracts with (or with obligations of the Company to) a Related Party;

(iv)  all such Contracts that contain any covenant materially limiting or prohibiting the right of the Company (A) to engage in any line of business or conduct business in any geographic area, (B) to distribute or offer any products or services, (C) to compete with any other person in any line of business or in any geographic area or levying a fine, charge or other payment for doing any of the foregoing or (D) to employ, hire or enter into a consultancy agreement with any person or entity, in each case other than provisions of non-solicitation in the ordinary course in agreements with suppliers and customers;

(v)  any partnership, joint venture or other similar agreement or arrangement providing for the formation, creation, operation, management or control of any partnership or joint venture with a third party to which the Company is a party, other than bona fide customer-supplier relationships or a trade association;

(vi)  all such contracts or agreements with any employee, officer, director or other individual service provider that (A) provide for annual compensation in excess of $250,000 or (B) are not terminable by the Company on no more than thirty (30) days’ notice and without liability or financial obligation to the Company; and

(vii)  all such material Contracts pursuant to which the Company grants or is granted a license to, or other rights under, any Intellectual Property, excluding any (A) “shrink-wrap”, “click-through” and “off-the-shelf” agreements involving an annual or payment of less than $1,000,000, (B) open source licenses and (C) agreements with customers/clients entered into in the ordinary course of business.

(b)  The Company (i) is not, nor has it received written notice that any other party to any Material Contract is, in material violation or material breach of or material default (immediately or upon notice or lapse of time) under or (ii) has not waived or failed to enforce any material rights or material benefits under any Material Contract to which it is a party or any of its properties or other assets is subject. No Material Contract is the subject of a notice to terminate, except for any expiration of the term of a Material Contract following the date of this Agreement in accordance with its terms. Each Material Contract is in full force and effect and, subject to the Enforceability Exceptions, is legal, valid and binding on the Company, and, to the Knowledge of the Company, each other party thereto, except as would not be material and adverse to the Company. There is no default under any such Material Contracts by the Company, or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company, or, to the Knowledge of the Company, any other party thereto, in each case, except as would be material and adverse to the Company.

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4.13  Employment Matters.

(a)  Except as set forth on Schedule 4.13(a), (i) the Company is not a party to or bound by any collective bargaining agreement (including agreements with works councils and trade unions and side letters), and no employees of the Company are represented by any labor union, works council, or other labor organization with respect to their employment; (ii) in the past three (3) years, no labor union, works council, other labor organization, or group of employees of the Company has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iii) to the Knowledge of the Company, in the past three (3) years, there have been no actual or threatened organizing activities with respect to any employees of the Company, and no such activities are currently pending or, to the Knowledge of the Company, threatened; (iv) in the past three (3) years, there has been no actual or, to the Knowledge of the Company, threatened strike, lockout, work stoppage, slowdown, picketing, hand billing, unfair labor practice charge, material labor grievance, material labor arbitration or other material labor dispute against or affecting the Company, and no such dispute is currently pending or to the Knowledge of the Company, threatened; and (v) with respect to the Transactions, the Company has satisfied all notice, bargaining, consent, consultation or other obligations to its employees and employees’ representatives under applicable Law and any CBA.

(b)  The Company is not a party to or bound by any Benefit Plan.

(c)  Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby, either alone or in combination with the occurrence of any other event, would be reasonably likely to result in (i) any material payment or benefit becoming due to, or a material increase in, or acceleration of the timing of payment, funding or vesting of, the compensation or benefits of, any current or former employee, officer, director or other individual service provider of the Company; or (ii) the receipt (whether in cash, property or the vesting of property) by any “disqualified individual” or any “parachute payment” (as such terms are defined in Section 280G of the Code).

(d)  Except as would not result in material liability for the Company: the Company has fully and timely paid all (i) wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation that has come due and payable to its current or former employees and independent contractors under applicable Laws, Contract or Company policy, and (ii) fines, Taxes, interest, or other penalties for any failure to pay or delinquency in paying such compensation.

4.14  Taxes.

(a)  The Company has timely filed with the appropriate Tax Authority, or has caused to be timely filed on its behalf (taking into account any valid extension of time within which to file), all material Tax Returns required to be filed by it, and all such Tax Returns were and are true, correct and complete in all material respects. The Company has timely paid all material amounts of Taxes due and payable (whether or not shown on any Tax Return).

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(b)  The Company has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, stockholder or any other third party, and (ii) timely remitted such amounts required to have been remitted to the appropriate Tax Authority.

(c)  The unpaid Taxes of the Company did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Audited Financial Statements (rather than in any notes thereto). No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Tax Authority against the Company that remains unresolved or unpaid except for claims, assessments, deficiencies or proposed adjustments being contested in good faith for which adequate reserves have been established in accordance with GAAP. There is no material Tax audit or other examination of the Company presently in progress, and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes or Tax Returns of the Company which would be effective after the Closing.

(d)  The Company is not and has not been (i) a party to any Tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business the primary purpose of which is not related to Taxes), (ii) a member of an affiliated, consolidated, combined, unitary or similar Tax group (other than any such Tax group the common parent of which was the Company), or (iii) a party to any “listed transaction” under Treasury Regulations Section 1.6011-4(b)(2) (or any similar or corresponding provision of state, local or foreign Law).

(e)  The Company does not have any liability for Taxes of any other Person (other than any such Tax group the common parent of which is the Company) as a result of Treasury Regulations Section 1.1502-6, as a transferee or successor, or by operation of Law.

(f)  The Company will not be required to include any material item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting, or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount or deferred revenue received on or prior to the Closing Date outside of the ordinary course of business.

(g)  The Company has not distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

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(h)  The Company has not taken any action, nor to the Knowledge of the Company are there any facts or circumstances, that would reasonably be expected to prevent the Merger and PIPE Subscriptions, taken together, from qualifying for the Intended Tax Treatment.

4.15  Intellectual Property.

(a)  Schedule 4.15(a) contains a complete and accurate list of all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications and (iii) copyright registrations, in each case that are owned by the Company (collectively, “Registered IP”), indicating for each item, as applicable, the registration or application number, the applicable filing jurisdiction and the date of filing or issuance. To the Knowledge of the Company, the Registered IP is subsisting and, excluding any Registered IP which is the subject of an application for registration or issuance, is valid and enforceable, in each case, except as would not be material and adverse to the Company.

(b)  To the Knowledge of the Company: (i) the operation of the business of the Company as currently conducted does not infringe, misappropriate, dilute or otherwise violate, and since January 31, 2021, has not infringed, misappropriated, diluted or otherwise violated, any third-party Intellectual Property and (ii) no third party infringes, misappropriates, dilutes or otherwise violates on the date of this Agreement, and no third party has infringed, misappropriated, diluted or otherwise violated since January 31, 2021, any Intellectual Property owned by the Company, in each case, except as would not be material and adverse to the Company.

(c)  As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened (including “cease and desist” letters or invitations to take a license) against the Company (i) challenging the ownership, validity, registrability, patentability, or enforceability of the Intellectual Property owned by the Company (excluding office actions and similar ex-parte proceedings in connection with the prosecution of applications for the registration or issuance of any Intellectual Property) or (ii) asserting that the Company has infringed, misappropriated, diluted or otherwise violated any third-party Intellectual Property since January 31, 2021, in each case, except as would not be material and adverse to the Company.

(d)  To the Knowledge of the Company, all former and current officers, directors, employees, personnel, consultants, advisors, agents, and independent contractors of the Company, who have contributed to or participated in the conception and development of material Intellectual Property for the Company have entered into valid and binding proprietary rights agreements vesting ownership of such Intellectual Property in the Company.

4.16  Data Protection.

(a)  Since January 31, 2021, the Company (i) has been in compliance in all material respects with all Privacy Laws and (ii) has not been subject to any regulatory audits or investigations by any Governmental Authority relating to Privacy Laws. The Company has taken commercially reasonable steps to ensure that all Personal Information is protected in all material respects against loss and against unauthorized access, use, modification, disclosure or other use or misuse. To the Knowledge of the Company, since January 31, 2021, there has been no loss, theft or unauthorized access to or misuse of any Personal Information, in each case, that has resulted in, or is reasonably likely to result in, material liability to the Company.

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(b)  The Company has not received any written requests, complaints or objections to its collection or use of Personal Information from any data protection authority or third party (including data subjects) that remains unresolved. To the Knowledge of the Company, no individual has been awarded compensation from the Company under any Privacy Laws, and no written claim for such compensation is outstanding.

(c)  The Company does not sell, rent or otherwise make available to any Person any Personal Information, except in a manner that complies in all material respects with the applicable Privacy Laws. The execution, delivery and performance of this Agreement and the transactions contemplated herein comply, and will comply, in all material respects, with all Privacy Laws and other contractual commitments related to the privacy and security of Personal Information to which the Company is bound.

4.17  Information Technology.

(a)  The IT Systems: (i) operate and perform in accordance with their documentation and functional specifications and otherwise as required by the Company for the operation of its business as currently conducted and (ii) to the Knowledge of the Company, are free from bugs and other defects, in each case, except as would not be material and adverse to the Company.

(b)  To the Knowledge of the Company, since January 31, 2021, there has been no security breach or unauthorized access to the IT Systems, which resulted in the unauthorized use, misappropriation, modification, encryption, corruption, disclosure, or transfer of any information or data contained therein, in each case, that has resulted in, or is reasonably likely to result in, material liability to the Company.

4.18  Real Property.

(a)  The Company does not own or lease any real property.

4.19  Corrupt Practices; Sanctions.

(a)  Since January 31, 2021, to the Knowledge of the Company, neither the Company nor any of its Representatives have directly or indirectly paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other Government Official or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of any Governmental Authority to obtain or retain business, or direct business to any Person or to secure any other improper benefit or advantage in each case in violation in any material respect any Anti-Corruption Laws. The Company (x) has instituted policies and procedures designed to ensure compliance with the Anti-Corruption Laws and other anti-bribery, anti-corruption and anti-money laundering Laws in each jurisdiction in which the Company operates and (y) has maintained such policies and procedures in force. To the Knowledge of the Company, no Government Official nor any of his or her immediate family members is an officer or director or owns any securities of the Company.

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(b)  Since January 31, 2021, neither the Company nor, to the Knowledge of the Company, any of its Representatives, has, or is presently or has agreed to become, engaged in any conduct that violates in any material respect any applicable Anti-Corruption Laws.

(c)  Since January 31, 2021, to the Knowledge of the Company, the Company is not conducting and has not conducted, directly or indirectly, any business (including, without limitation, sales, reselling, licensing or sub-licensing arrangements, funding, making payments, procuring, insurance or otherwise providing assistance or support in connection with operations, business or any other activity) with or for the direct or indirect benefit of or on behalf of any Sanctioned Person, nor otherwise violated any applicable Sanction or Ex-Im Law.

4.20  Competition and Trade Regulation.

(a)  Since January 31, 2021, the Company has been and currently is in compliance with relevant sanctions and export control Laws and regulations in jurisdictions in which the Company does business or to which the Company is otherwise subject, including the United States International Traffic in Arms Regulations, the Export Administration Regulations and United States sanctions Laws and regulations administered by the United States Department of the Treasury’s Office of Foreign Assets Control, except as would not be material and adverse to the Company. The Company also has policies and procedures in place designed to ensure compliance with the applicable trade sanctions Laws and are following such policies and procedures in all material respects.

(b)  The Company is in compliance with all applicable Antitrust Laws in all material respects. The Company is not nor has it been a party to or is or has been concerned in any agreement or arrangement with a Governmental Authority under any anti-trust, competition or similar legislation in any jurisdiction in which the Company has assets or carries or intends to carry on business or where its activities may have an effect.

4.21  Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)  the Company is, and since January 31, 2021 has been, in compliance in all material respects with all Environmental Laws and, without limiting the foregoing, all Company Permits required under Environmental Laws in connection with the operation of the Company’s business, which Company Permits have been obtained by the Company and are current and valid;

(b)  there are no Actions pending, or to the Knowledge of the Company, threatened, against the Company, nor has the Company received any written notification of, nor, to the Knowledge of the Company, is the Company otherwise responsible for any material violation of or material liability under, Environmental Laws, including for the contamination of or manufacture, generation, storage, disposal, release or threatened release at any location by, or exposure of any Person to, any Hazardous Material; and

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(c)  there have been no known releases of any Hazardous Material at the current or former Company Properties in quantities that could trigger the need for investigation and/or remediation costs pursuant to Environmental Laws.

4.22  Brokers. No broker, investment banker, financial advisor or other Person, other than those set out in Schedule 4.22, the fees and expenses of which will be paid by the Company pursuant to an engagement letter entered into therewith, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates.

4.23  Affiliate Agreements. Except as set forth on Schedule 4.23, the Company is not a party to any transaction, agreement, arrangement or understanding with any (a) present or former executive officer or director of the Company, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of Acquiror, Merger Sub or the Company or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing.

4.24  No Other Representations or Warranties. The representations and warranties made by the Company in this Article IV are the exclusive representations and warranties made by the Company, its Affiliates and their respective Representatives. Except for the representations and warranties contained in this Article IV, neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, to the accuracy or completeness of any information regarding the Company available to the other parties or their respective Representatives and expressly disclaims any such other representations or warranties. For the avoidance of doubt, the Company, its Affiliate and each of their respective Representative has not made and does not make any express or implied representation or warranty, either written or oral, with respect to the Company. In particular, without limiting the foregoing, neither the Company nor any other Person makes or has made any representation or warranty to the other parties hereto, and shall have no liability in respect of, (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or (b) any oral or, except for the representations and warranties expressly made by the Company in this Article IV, written information made available to the other parties hereto in the course of their evaluation of the Company and the negotiation of this Agreement or in the course of the Transactions.

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Article V
REPRESENTATIONS AND WARRANTIES
OF ACQUIROR AND MERGER SUB

Except as set forth in the Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face) or in the Acquiror SEC Reports filed or furnished by Acquiror on or after June 24, 2020 (excluding (x) any disclosures in such Acquiror SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Quantitative and Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature and (y) any exhibits or other documents appended thereto), each of Acquiror and Merger Sub represents and warrants to the Company as follows:

5.01  Organization, Standing and Corporate Power.

(a)  Acquiror is an entity duly incorporated, validly existing and in good standing under the DGCL, and has all requisite legal entity power and authority to carry on its business as now being conducted. Acquiror is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Acquiror to consummate the Transactions or be material and adverse to Acquiror.

(b)  Merger Sub is an entity duly organized, validly existing and in good standing under the Laws of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Other than Merger Sub, Acquiror has no other Subsidiaries or any equity or other interests in any other Person.

5.02  Corporate Authority; Approval; Non-Contravention.

(a)  Each of Acquiror and Merger Sub has all requisite corporate or other legal entity power and authority, and has taken all corporate or other legal entity action necessary in order to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and, subject to satisfaction of the conditions to Closing contemplated hereby and the adoption of this Agreement by Acquiror as the sole stockholder of Merger Sub, to consummate the Transactions. The execution, delivery and performance by Acquiror and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by it of the Transactions, have been duly and validly authorized by all necessary corporate consent and authorizations on the part of Acquiror and Merger Sub, and no other corporate or other actions on the part of Acquiror or Merger Sub are necessary to authorize the execution and delivery by Acquiror or Merger Sub of this Agreement, the Ancillary Agreements to which it is a party and the consummation by it of the Transactions, in each case, subject to receipt of the Acquiror Stockholder Approvals and the adoption of this Agreement by Acquiror as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and, assuming due authorization, execution and delivery hereof by the other parties, is a legal, valid and binding obligation of Acquiror and Merger Sub, enforceable against Acquiror and Merger Sub in accordance with its terms (subject to the Enforceability Exceptions).

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(b)  The execution, delivery, and performance of this Agreement and the Ancillary Agreements to which Acquiror and/or Merger Sub is a party, and the consummation of the Transactions, and (in the case of Acquiror) subject to receipt of the Acquiror Stockholder Approvals, do not, and will not, constitute or result in (i) a breach or violation of, or a default under, the Acquiror Organizational Documents or any organizational documents of Merger Sub or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of Acquiror, Merger Sub or any of their Affiliates pursuant to, any Contract to which Acquiror, Merger Sub or any of their Affiliates is a party or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 5.02(a), under any Law to which Acquiror, Merger Sub or any of their Affiliates is subject, except (in the case of clause (ii) above) for such violations, breaches or defaults which has not had or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions.

(c)  The Acquiror Support Agreement executed and delivered contemporaneously with the execution and delivery of this Agreement has been duly executed and delivered by Acquiror and, assuming due authorization, execution and delivery thereof by the other parties, is a legal, valid and binding obligation of Acquiror and, to the Knowledge of Acquiror, the other parties thereto, enforceable against Acquiror and the other parties thereto in accordance with its terms (subject to the Enforceability Exceptions).

5.03  Litigation.

(a)  Neither Acquiror nor, to the Knowledge of Acquiror, any of its officers, in their capacities as such, is the subject of or engaged in any material Action before a Governmental Authority, arbitration or other dispute resolution process before a third party unrelated to the dispute, whether as claimant, defendant or otherwise, and no such litigation, arbitration or dispute resolution process is pending or threatened in writing on the date hereof, in each case, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions. As of the date hereof, Acquiror is not, nor to the Knowledge of Acquiror is any of its officers, in their capacities as such, subject to any settlement agreements or arrangements, whether written or oral, or is in discussions for a settlement or arrangement, regarding any material disputes or material claims.

(b)  As of the date of this Agreement, neither Acquiror nor Merger Sub is a party to or subject to the provisions of any outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority (except if generally applicable without Acquiror or Merger Sub being named therein) that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions.

5.04  Compliance with Laws. Acquiror and Merger Sub are, and since their respective dates of incorporation, have been, operating in all material respects in a manner that is customary for businesses similar to Acquiror and Merger Sub, and each of Acquiror and Merger Sub is conducting and, since their respective dates of incorporation, has conducted its business in material compliance with all Laws.

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5.05  Employee Benefit Plans. Except as may be contemplated by the Acquiror Equity Plan Proposal, neither Acquiror nor Merger Sub maintains, contributes to or has any obligation or liability, or could reasonably be expected to have any obligation or liability, under, any Benefit Plan with respect to which Acquiror, Merger Sub or any of their respective Affiliates have any remaining obligations or liabilities and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or in combination with another event) will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director, officer or employee of Acquiror or Merger Sub, or (ii) result in the acceleration, vesting or creation of any rights of any stockholder, director, officer or employee of Acquiror or Merger Sub to payments or benefits or increases in any existing payments or benefits or any loan forgiveness.

5.06  Financial Ability; Trust Account.

(a)  As of the date hereof, there is at least one hundred and seventy million dollars ($170,000,000) invested in a trust account at JPMorgan Chase Bank, N.A (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated October 19, 2020, by and between Acquiror and the Trustee (the “Trust Agreement”). The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Acquiror and, to the Knowledge of Acquiror, the Trustee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the Knowledge of Acquiror, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. To the Knowledge of Acquiror, there are no side letters and there are no agreements, Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the Acquiror SEC Reports to be inaccurate or (ii) entitle any Person (other than any Acquiror Stockholder who is a Redeeming Stockholder) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Acquiror Organizational Documents and Acquiror’s final prospectus dated October 19, 2020, as amended. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Acquiror has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no Actions pending or, to the Knowledge of Acquiror, threatened with respect to the Trust Account. Since October 19, 2020, Acquiror has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to the Acquiror Organizational Documents shall terminate, and, as of the Effective Time, Acquiror shall have no obligation whatsoever pursuant to the Acquiror Organizational Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the transactions contemplated hereby. Following the Effective Time, no Acquiror Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such Acquiror Stockholder is a Redeeming Stockholder and solely to the extent receipt of any such amount is for an Acquiror Share Redemption.

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(b)  As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, Acquiror has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror on the Closing Date.

(c)  As of the date hereof, Acquiror does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness.

5.07  Taxes.

(a)  Each of Acquiror and Merger Sub has timely filed with the appropriate Tax Authority, or has caused to be timely filed on its behalf (taking into account any valid extension of time within which to file), all material Tax Returns required to be filed by it, and all such Tax Returns were and are true, correct and complete in all material respects. Each of Acquiror and Merger Sub has timely paid all material amounts of Taxes (whether or not shown on any Tax Return).

(b)  Each of Acquiror and Merger Sub has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, stockholder or any other third party, and (ii) timely remitted such amounts required to have been remitted to the appropriate Tax Authority.

(c)  No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Tax Authority against Acquiror or Merger Sub that remains unresolved or unpaid except for claims, assessments, deficiencies or proposed adjustments being contested in good faith for which adequate reserves have been established in accordance with GAAP. There is no material Tax audit or other examination of Acquiror or Merger Sub presently in progress, and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes or Tax Returns of Acquiror or Merger Sub which would be effective after the Closing.

(d)  Neither Acquiror nor Merger Sub is or has been (i) a party to any Tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business the primary purpose of which is not related to Taxes), (ii) a member of an affiliated, consolidated, combined, unitary or similar Tax group (other than any such Tax group the common parent of which was Acquiror or Merger Sub, as applicable), or (iii) a party to any “listed transaction” under Treasury Regulations Section 1.6011-4(b)(2) (or any similar or corresponding provision of state, local or foreign Law).

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(e)  Neither Acquiror nor Merger Sub has any liability for Taxes of any other Person (other than any such Tax group the common parent of which is Acquiror or Merger Sub, as applicable) as a result of Treasury Regulations Section 1.1502-6, as a transferee or successor, or by operation of Law.

(f)  Neither Acquiror nor Merger Sub will be required to include any material item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting, or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount or deferred revenue received on or prior to the Closing Date outside of the ordinary course of business.

(g)  Neither Acquiror nor Merger Sub has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(h)  Neither Acquiror nor Merger Sub have taken any action, nor to the knowledge of Acquiror or Merger Sub are there any facts or circumstances, that would reasonably be expected to prevent the Merger and PIPE Subscriptions, taken together, from qualifying for the Intended Tax Treatment.

5.08  Brokers. No broker, investment banker, financial advisor or other Person, other than those set out in Schedule 5.08, the fees and expenses of which will be paid by Acquiror or Merger Sub pursuant to an engagement letter entered into therewith, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Acquiror, Merger Sub or any of their Affiliates.

5.09  Acquiror SEC Reports; Financial Statements; Sarbanes-Oxley Act.

(a)  Acquiror has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since October 19, 2020 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Acquiror SEC Reports”). None of the Acquiror SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the Acquiror SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Acquiror as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

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(b)  Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror and other material information required to be disclosed by Acquiror in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Acquiror’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act.

(c)  Acquiror has established and maintained a system of internal controls. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in accordance with GAAP.

(d)  There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e)  Neither Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.

(f)  To the Knowledge of Acquiror, as of the date hereof, there are no outstanding SEC comments from the SEC with respect to the Acquiror SEC Reports. To the Knowledge of Acquiror, none of the Acquiror SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

5.10  Business Activities; Absence of Changes.

(a)  Since January 31, 2021, Acquiror has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Acquiror Organizational Documents, there is no agreement, commitment or Governmental Order binding upon Acquiror or to which Acquiror is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions.

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(b)  Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, Acquiror has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c)  Except for (i) this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.03), (ii) as set forth on Schedule 5.10(c) and (iii) with respect to fees and expenses of Acquiror’s legal, financial and other advisors, Acquiror is not party to any Contract with any other Person that would require payments by Acquiror in excess of $500,000 in the aggregate with respect to any individual Contract or when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.03) and Contracts set forth on Schedule 5.10(c)).

(d)  There is no liability, debt or obligation against Acquiror or Merger Sub, except for liabilities and obligations (i) reflected or reserved for on Acquiror’s consolidated balance sheet for the financial year ended December 31, 2020 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to Acquiror and Merger Sub, taken as a whole), (ii) that have arisen since the date of Acquiror’s consolidated balance sheet for the financial year December 31, 2020 in the ordinary course of the operation of business of Acquiror and Merger Sub (other than any such liabilities as are not and would not be, in the aggregate, material to Acquiror and Merger Sub, taken as a whole) or (iii) disclosed in Schedule 5.10(d).

(e)  Since its organization, Merger Sub has not conducted any business activities other than activities directed toward the accomplishment of the Merger. Except as set forth in Merger Sub’s organizational documents, there is no agreement, commitment, or Governmental Order binding upon Merger Sub or to which Merger Sub is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Merger Sub or any acquisition of property by Merger Sub or the conduct of business by Merger Sub as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Merger Sub to enter into and perform its obligations under this Agreement.

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(f)  Merger Sub does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(g)  Merger Sub was formed solely for the purpose of effecting the Merger, has not engaged in any business activities or conducted any operations other than in connection with the Merger and has no, and at all times prior to the Effective Time except as contemplated by this Agreement or the Ancillary Agreements, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

(h)  (i) Since the date of Acquiror’s incorporation, there has not been any change, development, condition, occurrence, event or effect relating to Acquiror or Merger Sub that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions and (ii) from October 19, 2020 through the date of this Agreement, Acquiror and Merger Sub have not taken any action that would require the consent of the Company pursuant to Section 7.03 if such action had been taken after the date hereof.

5.11  Registration Statement. As of the time the Registration Statement becomes effective under the Securities Act, the Registration Statement (together with any amendments or supplements thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with information furnished in writing to Acquiror by or on behalf of the Company specifically for inclusion in the Registration Statement.

5.12  No Outside Reliance. Notwithstanding anything contained in this Article V or any other provision hereof, Acquiror and its Affiliates and any of its and their respective directors, officers, employees, partners, members or representatives, acknowledge and agree that Acquiror has made its own investigation of the Company and that neither the Company nor any of its Affiliates or any of their respective directors, officers, employees, partners, members, agents or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article IV or any certificate delivered in accordance with Section 9.02(b), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company, and each of Acquiror and Merger Sub, on its own behalf and on behalf of their Affiliates and its and their directors, officers, employees, partnership, members or representatives, disclaim reliance on any representations and warranties, express or implied, other than those expressly given by the Company in Article IV or any certificate delivered in accordance with Section 9.02(b). Without limiting the generality of the foregoing, it is understood that any cost or other estimates, financial or other projections or other predictions that may be contained or referred to in the Schedules or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its representatives) or reviewed by Acquiror pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article IV of this Agreement or any certificate delivered in accordance with Section 9.02(b). Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Company are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV or any certificate delivered in accordance with Section 9.02(b), with all faults and without any other representation or warranty of any nature whatsoever.

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5.13  Capitalization.

(a)  The authorized capital stock of Acquiror consists of (i) 100,000,000 of Acquiror Common Stock, of which (A) 21,478,000 shares of Acquiror Common Stock are issued and outstanding as of the date of this Agreement and (B) 8,614,000 Acquiror Warrants are issued and outstanding as of the date of this Agreement, (ii) 1,000,000 shares of Acquiror Preferred Stock, par value $0.001, none of which are issued and outstanding. All of the issued and outstanding shares of Acquiror Common Stock and Acquiror Warrants (w) have been duly authorized and validly issued and are fully paid and nonassessable, (x) were issued in compliance in all material respects with applicable Law, (y) were not issued in breach or violation of any preemptive rights or Contract and (z) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Code Section 83, except as disclosed in the Acquiror SEC Reports with respect to certain Acquiror Common Stock held by the Sponsor.

(b)  Except for this Agreement, the Acquiror Warrants, the Acquiror preferred shares and the Subscription Agreements, as of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Acquiror Common Stock or the equity interests of Acquiror, or any other Contracts to which Acquiror is a party or by which Acquiror is bound obligating Acquiror to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Acquiror, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Acquiror. Except as disclosed in the Acquiror SEC Reports or the Acquiror Organizational Documents, there are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any securities or equity interests of Acquiror. There are no outstanding bonds, debentures, notes or other indebtedness of Acquiror having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Acquiror Stockholders may vote. Except as disclosed in the Acquiror SEC Reports, there are no registration rights, and Acquiror is not a party to any stockholders agreement, voting agreement or registration rights agreement, rights plan, anti-takeover plan or similar agreements relating to Acquiror Common Stock or any other equity interests of Acquiror. Other than Merger Sub, Acquiror does not own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person. There are no securities or instruments issued by or to which Acquiror is a party containing anti-dilution or similar provisions that will be triggered by the consummation of the transactions contemplated by the Subscription Agreements that have not been or will not be waived on or prior to the Closing Date.

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(c)  As of the date hereof, the authorized share capital of Merger Sub consists of 5,000,000 shares of common stock, par value $0.0001 per share, of which 100 shares are issued and outstanding and beneficially held (and held of record) by Acquiror as of the date of this Agreement.

(d)  Subject to approval of the Proposals, the shares of Acquiror Common Stock to be issued by Acquiror in connection with the Transactions, upon issuance in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights of any other stockholder of Acquiror and will be capable of effectively vesting in the Company Stockholder title to all such securities, free and clear of all Liens (other than Liens arising pursuant to applicable Securities Laws).

5.14  NASDAQ Stock Market Quotation. The issued and outstanding shares of Acquiror Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “GWAC”. Acquiror is in compliance in all material respects with the rules of NASDAQ and there is no action or proceeding pending or, to the Knowledge of Acquiror, threatened against Acquiror by NASDAQ, the Financial Industry Regulatory Authority or the SEC with respect to any intention by such entity to deregister the Acquiror Common Stock or terminate the listing of Acquiror Common Stock on NASDAQ. None of Acquiror or its Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Common Stock or Acquiror Warrants under the Exchange Act except as contemplated by this Agreement.

5.15  Contracts; No Defaults.

(a)  The Acquiror SEC Reports disclose every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements, this Agreement and the Subscription Agreements) to which, as of the date of this Agreement, Acquiror or Merger Sub is a party or by which any of their respective assets are bound (the “Acquiror Material Contracts”). True, correct and complete copies of the Acquiror Material Contracts have been delivered to or made available to the Company or its agents or representatives.

(b)  Neither Acquiror nor Merger Sub is, nor has it received written notice that any other party to any such Acquiror Material Contract is, in material violation or material breach of or material default (immediately or upon notice or lapse of time) under any such Acquiror Material Contract to which it is a party or any of its properties or other assets is subject. No such Acquiror Material Contract is the subject of a notice to terminate, except for any expiration of the term of such Contract following the date of this Agreement in accordance with its terms. Each Acquiror Material Contract is in full force and effect and, subject to the Enforceability Exceptions, is legal, valid and binding on Acquiror or Merger Sub, as applicable, and, to the Knowledge of Acquiror, each other party thereto, except as would not be material and adverse to Acquiror and Merger Sub, taken as a whole. There is no default under any such Acquiror Material Contract by Acquiror or Merger Sub, or, to the Knowledge of Acquiror, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Acquiror or Merger Sub, or, to the Knowledge of Acquiror, any other party thereto, in each case, except as would be material and adverse to Acquiror and Merger Sub, taken as a whole.

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5.16  Title to Property. Except as set forth on Schedule 5.16, neither the Acquiror nor Merger Sub (a) owns or leases any real or personal property or (b) is a party to any agreement or option to purchase any real property, personal property or other material interest therein.

5.17  Investment Company Act. Neither the Acquiror nor Merger Sub is an “investment company” within the meaning of the Investment Company Act of 1940.

5.18  Affiliate Agreements. Except as set forth on Schedule 5.18, neither of the Acquiror nor Merger Sub is a party to any transaction, agreement, arrangement or understanding with any (a) present or former executive officer or director of either of the Acquiror or Merger Sub, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of Acquiror or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing (each of the foregoing, an “Acquiror Affiliate Agreement”).

5.19  Corrupt Practices.

(a)  Since their respective dates of incorporation, to the Knowledge of Acquiror, neither Acquiror nor Merger Sub, nor any of their respective Representatives, have directly or indirectly paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other Government Official or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of any Governmental Authority to obtain or retain business, or direct business to any person or to secure any other improper benefit or advantage in each case in violation in any material respect any Anti-Corruption Laws. Acquiror (x) has instituted policies and procedures designed to ensure compliance with the Anti-Corruption Laws and other anti-bribery, anti-corruption and anti-money laundering Laws in each jurisdiction in which Acquiror operates and (y) has maintained such policies and procedures in force. To the Knowledge of Acquiror, no Government Official nor any of his or her immediate family members is an officer or director or owns any securities of Acquiror.

(b)  Since their respective dates of incorporation, neither Acquiror nor Merger Sub nor, to the Knowledge of Acquiror, any of their respective Representatives, has, or is presently or has agreed to become, engaged in any conduct that violates in any material respect any applicable Anti-Corruption Laws.

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(c)  Since their respective dates of incorporation, to the Knowledge of Acquiror, neither Acquiror nor Merger Sub is conducting and has not conducted, directly or indirectly, any business (including, without limitation, sales, reselling, licensing or sub-licensing arrangements, funding, making payments, procuring, insurance or otherwise providing assistance or support in connection with operations, business or any other activity) with or for the direct or indirect benefit of or on behalf of any Sanctioned Person, nor otherwise violated any applicable Sanction or Ex-Im Law.

5.20  Takeover Statutes. Acquiror has taken all action necessary so that the restrictions on a “business combination” (as such term is used in Section 203 of the DGCL) contained in Section 203 of the DGCL will be inapplicable to this Agreement and the transactions contemplated hereby, including the Merger and the issuance of the Merger Consideration. As of the date hereof and through the Effective Time, no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover statute or similar Law applies with respect to Acquiror or Merger Sub in connection with this Agreement, the Merger, the issuance of the Merger Consideration or any of the other transactions contemplated hereby. As of the date hereof and through the Effective Time, there is no stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which Acquiror or Merger Sub is subject, party or otherwise bound.

5.21  PIPE Investment Amount; Subscription Agreements. Acquiror has delivered to the Company true, correct and complete copies of each of the fully executed Subscription Agreements pursuant to which the Subscribers have committed, subject to the terms and conditions therein, to purchase [ ● ] shares of Acquiror Common Stock in the aggregate for consideration, comprising payments of cash and a benefit-in-kind commitment (such benefit-in-kind as may be provided from time to time), of an aggregate value equal to [ ● ] million dollars ($[ ● ]) (the “PIPE Investment Amount”). Each of the Subscription Agreements is in full force and effect and is legal, valid and binding upon Acquiror and, to the Knowledge of Acquiror, the Subscribers, enforceable in accordance with its terms. None of the Subscription Agreements has been withdrawn, terminated, amended or modified since the date of delivery hereunder and prior to the execution of this Agreement, and, to the Knowledge of Acquiror, as of the date of this Agreement no such withdrawal, termination, amendment or modification is contemplated, and as of the date of this Agreement the commitments contained in the Subscription Agreements have not been withdrawn, terminated or rescinded by the Subscriber in any respect. As of the date hereof, there are no side letters or Contracts to which Acquiror or Merger Sub is a party related to the provision or funding, as applicable, of the purchases contemplated by the Subscription Agreements or the transactions contemplated hereby other than as expressly set forth in this Agreement, the Subscription Agreements or any other agreement entered into (or to be entered into) in connection with the Transactions delivered to the Company. Acquiror has fully paid any and all commitment fees or other fees required in connection with the Subscription Agreements that are payable on or prior to the date hereof and will pay any and all such fees when and as the same become due and payable after the date hereof pursuant to the Subscription Agreements. Acquiror has, and to the Knowledge of Acquiror, the Subscriber has, complied with all of its obligations under the Subscription Agreements. There are no conditions precedent or other contingencies related to the consummation of the purchases set forth in the Subscription Agreements, other than as expressly set forth in the Subscription Agreements. To the Knowledge of Acquiror, as of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of Acquiror or the Subscribers, (ii) assuming the conditions set forth in Section 9.01 and Section 9.02 will be satisfied, constitute a failure to satisfy a condition on the part of Acquiror or the Subscriber or (iii) assuming the conditions set forth in Section 9.01 and Section 9.02 will be satisfied result in any portion of the amounts to be paid by the Subscribers in accordance with the Subscription Agreements being unavailable on the Closing Date. As of the date hereof, assuming the conditions set forth in Section 9.01 and Section 9.02 will be satisfied, Acquiror has no reason to believe that any of the conditions to the consummation of the purchases under the Subscription Agreements will not be satisfied, and, as of the date hereof, Acquiror is not aware of the existence of any fact or event that would or would reasonably be expected to cause such conditions not to be satisfied.

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5.22  Tail Insurance. From and for a period of six (6) years following the Closing, the Acquiror and its subsidiaries shall not amend, repeal or modify any provision in the governing documents of the Acquiror and its subsidiaries relating to the exculpation, indemnification or advancement of expenses of any individuals who served as a director, manager or officer of any member of the Acquiror, Merger Sub or the Company (or any predecessor-in-interest thereof) at any time prior to the Closing (each, a “D&O Indemnified Person”) in a manner that would reasonably be expected to materially and adversely affect the right of any D&O Indemnified Person to be indemnified, to the fullest extent permitted under applicable Law, the governing documents of the Acquiror, or as otherwise agreed by contract with such D&O Indemnified Person as they existed prior to the Closing against any costs or expenses (including reasonable out-of-pocket attorneys’ fees and expenses of investigation, defense and ongoing monitoring), judgments, penalties, fines, losses, charges, demands, actions, suits, proceedings, settlements, assessments, deficiencies, Taxes, interest, obligations, damages, liabilities or amounts paid in settlement incurred in connection with any claim, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing to the extent relating to the fact that the D&O Indemnified Person was a manager or officer of the Company, whether asserted or claimed prior to, at or after the Closing.

5.23  Insurance. The Acquiror shall obtain all material and customary insurance policies including, fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance, to be bound and effective as of the Closing.

5.24  No Other Representations or Warranties. The representations and warranties made by Acquiror and Merger Sub in this Article V are the exclusive representations and warranties made by Acquiror, Merger Sub, their Affiliates, and their respective Representatives. Except for the representations and warranties contained in this Article V, neither Acquiror nor Merger Sub, nor any other Person, has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Acquiror or Merger Sub, to the accuracy or completeness of any information regarding Acquiror or Merger Sub available to the other parties or their respective Representatives and expressly disclaims any such other representations or warranties. Without limiting the foregoing, neither Acquiror nor Merger Sub, nor any other Person, makes or has made any representation or warranty to the other parties hereto with respect to, and shall have no liability in respect of, (a) any financial projection, forecast, estimate, budget or prospect information relating to Acquiror or Merger Sub or (b) any oral or, except for the representations and warranties expressly made by Acquiror or Merger Sub in this Article V, written information made available to the other parties hereto in the course of their evaluation of Acquiror and Merger Sub and the negotiation of this Agreement or in the course of the Transactions.

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Article VI
COVENANTS OF THE COMPANY

6.01  Conduct of Business. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, except as set forth on Schedule 6.01, as expressly contemplated by this Agreement or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law (including COVID-19 Measures), (i) use its commercially reasonable efforts to conduct and operate its business in the ordinary course in all material respects, (ii) use commercially reasonable efforts to preserve intact the current business organization and ongoing businesses of the Company, and maintain the existing relations and goodwill of the Company with customers, suppliers, distributors and creditors of the Company and (iii) use commercially reasonable efforts to keep available the services of its present officers; provided, that, in the case of each of the preceding clauses (i)-(iii), during any period of full or partial suspension of operations related to COVID-19, the Company may, in connection with COVID-19, take such actions in good faith as are reasonably necessary (A) to protect the health and safety of the Company’s employees and other individuals having business dealings with the Company or (B) to respond to third-party supply or service disruptions caused by COVID-19, including, but not limited to COVID-19 Measures, and any such actions taken (or not taken) as a result of, in response to, or otherwise related to COVID-19 shall be deemed to be taken in the “ordinary course of business” for all purposes of this Section 6.01 and not be considered a breach of this Section 6.01; provided, further, that following any such suspension, to the extent that the Company took any actions pursuant to the immediately preceding proviso that caused deviations from its business being conducted in the ordinary course of business, to resume conducting its business in the ordinary course of business in all material respects as soon as reasonably practicable. Without limiting the generality of the foregoing, except as set forth on Schedule 6.01, as expressly contemplated by this Agreement or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law, the Company shall not during the Interim Period:

(a)  change or amend the certificate of incorporation, bylaws or other organizational documents of the Company;

(b)  declare, make or pay any dividend or other distribution (whether in cash, equity or property, including any deemed distribution for Tax purposes) to stockholders of the Company or repurchase or redeem any Company Common Stock;

(c)  create, allot, issue, redeem or repurchase or agree to create, allot, issue, redeem or repurchase any shares or other securities of whatsoever nature convertible into shares (or any option to subscribe for the same) of the Company, in each case outstanding as of the date hereof;

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(d)  enter into, or amend or modify any material term of, terminate, or waive or release any material rights, claim or benefits under any Material Contract (or any Contract, that if existing on the date hereof, would be a Material Contract), to which the Company is a party or by which it is bound, other than entry into, amendments of, modifications of, terminations of, or waivers or releases under, such Contracts in the ordinary course of business;

(e)  enter into, or amend or modify any material term of, terminate, or waive or release any material rights, claim or benefits under any Contract or other arrangement to which the Company, on one hand, and the Company Stockholder or its Affiliate, on the other hand, are parties or by which they are bound or which is for the benefit of the Company Stockholder or its Affiliates, other than entry into, amendments of, modifications of, terminations of, or waivers or releases under, such Contracts or arrangements in the ordinary course of business consistent;

(f)  sell, transfer, lease, pledge or otherwise encumber or subject to any Lien, abandon, cancel, let lapse or convey or dispose of any assets, properties or business of the Company (including Company Intellectual Property and Company Software), except for (i) dispositions of obsolete or worthless assets, (ii) sales of inventory in the ordinary course of business consistent with past practice and (iii) sales, abandonment, lapses of assets or items or materials (other than Owned Intellectual Property and Owned Company Software) in an amount not in excess of $2,500,000 in the aggregate, other than (A) as set forth on Schedule 6.01(e), (B) where the Company has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew any Registered IP, (C) Permitted Liens or (D) pledges, non-exclusive licenses and encumbrances on property and assets in the ordinary course of business consistent with past practice (including performance and warranty bonds for the benefit of customers) and that would not, individually or in the aggregate, reasonably be expected to be material to the Company;

(g)  except as set forth on Schedule 6.01(f) or as otherwise required pursuant to applicable Law, (i) grant any material increase in compensation, benefits or severance to any current or former executive officer or director of the Company, except in connection with a promotion based on job performance or workplace requirements, (ii) except for immaterial changes to welfare benefit plans (other than severance arrangements) in connection with annual renewals in the ordinary course of business, adopt, enter into, amend, modify, or terminate any material Company Benefit Plan or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Company is a party or by which it is bound, (iii) grant or provide any severance or termination payments, deferred compensation, or transaction, retention or change in control payments or benefits to any current or former director, employee, officer or other individual service provider of the Company, except in connection with the promotion, hiring or firing (in each case, to the extent permitted by clause (iv)) of any employee in the ordinary course of business and consistent with past practice, (iv) hire, engage, terminate (without cause), furlough, or temporarily layoff any employee or independent contractor of the Company with annual base compensation in excess of $300,000 (excluding any COVID-19 Measures), (v) recognize or certify any labor union, works council, other labor organization or group of employees as the bargaining representative for any employees of the Company, (vi) implement or announce any employee layoffs, plant closings, reductions-in-force, furloughs, temporary layoffs, reduction in terms and conditions of employment, or other actions that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws (excluding any COVID-19 Measures), or (vii) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other restrictive covenant obligation of any current or former employee or independent contractor;

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(h)  (i) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof, other than such acquisitions and purchases that would not require financial statements of the acquired business to be included in the Registration Statement pursuant to Rule 3-05 of Regulation S-X under the Securities Act; or (ii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the transactions contemplated by this Agreement);

(i)  make any capital expenditures (or commitment to make any capital expenditures) that in the aggregate exceed $10,000,000, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with the Company’s annual capital expenditure budget for periods following the date hereof, made available to Acquiror prior to the date hereof;

(j)  make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any material change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person, except advances to employees or officers of the Company in the ordinary course of business and extended payment terms for customers in the ordinary course of business;

(k)  make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any material Tax Return in a manner inconsistent with past practices in any material respect, file any amendment to a material Tax Return, enter into any agreement with a Tax Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Tax Authority of or relating to any material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of material Taxes if such extension or waiver would be in effect after the Closing, or incur any material liability for Taxes outside the ordinary course of business;

(l)  waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability, other than in the ordinary course of business or where such waiver, release, compromise, settlement or satisfaction involves monetary damages not to exceed $5,000,000 in the aggregate;

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(m)  incur, issue, assume, guarantee or otherwise become liable for any Indebtedness, or in any material respect, modify any Indebtedness, other than (A) borrowings in the ordinary course of business and (B) intercompany Indebtedness;

(n)  enter into any material new line of business outside of the business currently conducted by the Company as of the date of this Agreement;

(o)  make any material change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law;

(p)  voluntarily fail to maintain, cancel or materially change coverage under, in a manner detrimental to the Company, any insurance policy maintained with respect to the Company and their assets and properties; and

(q)  enter into any agreement or undertaking to do any action prohibited under this Section 6.01.

6.02  Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company by third parties that may be in the Company’s possession from time to time, and except for any information which (a) relates to interactions with prospective buyers of the Company or the negotiation of this Agreement and the transactions contemplated hereby or (b) in the judgment of legal counsel (including in-house counsel) of the Company would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which the Company is bound, the Company shall afford to Acquiror and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of the Company, to all of its properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments, analyses and appropriate officers and employees of the Company, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of the Company and that are in the possession of the Company as such Representatives may reasonably request; provided, that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Company without the prior written consent of the Company. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by Acquiror and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.

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6.03  HSR Act and Regulatory Approvals. In connection with the transactions contemplated by this Agreement, the Company shall comply promptly but in no event later than ten (10) Business Days after the date hereof with the notification and reporting requirements of the HSR Act. The Company shall use its reasonable best efforts to submit, as soon as practicable, any other required applications or filings pursuant to any Antitrust Laws and furnish to Acquiror as promptly as reasonably practicable all information required for any application or other filing required to be made by Acquiror pursuant to any Antitrust Law. The Company shall (a) substantially comply with any Information or Document Requests and (b) request early termination of any waiting period under the HSR Act. The Company shall exercise its reasonable best efforts to (x) obtain termination or expiration of the waiting period under the HSR Act and consents or approvals pursuant to any other applicable Antitrust Laws, (y) prevent the entry in any Action brought by a Regulatory Consent Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement and (z) if any such Governmental Order is issued in any such Action, cause such Governmental Order to be lifted. The Company shall promptly notify Acquiror of any substantive communication with any Governmental Authority or third party with respect to the transactions contemplated by this Agreement, and furnish to Acquiror upon request copies of any notices or written communications received by the Company or any of its Affiliates with respect to the transactions contemplated by this Agreement, and the Company shall permit counsel to Acquiror an opportunity to review in advance, and the Company shall consider in good faith the views of such counsel in connection with, any proposed written communications by the Company or its Affiliates to any Governmental Authority concerning the transactions contemplated by this Agreement; provided, that the Company shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority to delay the consummation of the transactions contemplated by this Agreement without the written consent of Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed). The Company agrees to provide, to the extent permitted by the applicable Governmental Authority, Acquiror and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Company or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby. Any materials exchanged in connection with this Section 6.03 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns of legal counsel (including in-house counsel) of the Company, and to remove competitively sensitive material; provided, that the Company may, as it deems advisable and necessary, designate any materials provided to Acquiror under this Section 6.03 as “outside counsel only.” Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.03 or any other provision of this Agreement shall require or obligate the Company or any of its Affiliates to, and Acquiror and Merger Sub and Affiliates shall not, without the prior written consent of the Company, agree or otherwise be required to, take any action with respect to the Company or any of its Affiliates, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect its freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of the Company or any of its Affiliates, or any interest therein.

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6.04  No Claim Against the Trust Account. The Company acknowledges that Acquiror is a blank check company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets, and the Company has read Acquiror’s final prospectus, dated October 19, 2020 and other Acquiror SEC Reports, the Acquiror Organizational Documents, and the Trust Agreement and understands that Acquiror has established the Trust Account described therein for the benefit of Acquiror’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company further acknowledges and agrees that Acquiror’s sole assets consist of the cash proceeds of Acquiror’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders. The Company further acknowledges that, if the transactions contemplated by this Agreement or, in the event of termination of this Agreement, another Business Combination, are or is not consummated by July 22, 2022 or such later date as approved by the stockholders of Acquiror to complete a Business Combination, Acquiror will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its Affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and Acquiror to collect from the Trust Account any monies that may be owed to them by Acquiror or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including, without limitation, for any Willful Breach of this Agreement. This Section 6.04 shall survive the termination of this Agreement for any reason.

6.05  Proxy Solicitation; Other Actions.

(a)  The Company shall be available to, and the Company shall use reasonable best efforts to make their officers and employees available to, in each case, during normal business hours and upon reasonable advanced notice, Acquiror and its counsel in connection with (i) the drafting of the Registration Statement and (ii) responding in a timely manner to comments on the Registration Statement from the SEC. Without limiting the generality of the foregoing, the Company shall reasonably cooperate with Acquiror in connection with Acquiror’s preparation for inclusion in the Registration Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) to the extent such pro forma financial statements are required by Form S-4.

(b)  From and after the date on which the Registration Statement becomes effective under the Securities Act until the Closing Date, the Company will give Acquiror prompt written notice of any action taken or not taken by the Company or of any development regarding the Company, in any such case which is known by the Company, that would cause the Registration Statement to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, Acquiror and the Company shall cooperate fully to cause an amendment or supplement to be made promptly to the Registration Statement, such that the Registration Statement no longer contains an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, further, however, that no information received by Acquiror pursuant to this Section 6.05 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Schedules.

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6.06  Non-Solicitation; Acquisition Proposals.

(a)  From the date of this Agreement until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 10.01, the Company shall not, and shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly:

(i)  initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal;

(ii)  engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal;

(iii)  approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal;

(iv)  execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal; or

(v)  resolve or agree to do any of the foregoing.

The Company also agrees that immediately following the execution of this Agreement it shall, and shall use its reasonable best efforts to cause its Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Representatives) conducted heretofore in connection with an Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal. The Company also agrees that within three (3) Business Days of the execution of this Agreement, the Company shall request each Person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company (and with whom the Company has had contact in twelve (12) months prior to the date of this Agreement regarding the acquisition of the Company) to return or destroy all confidential information furnished to such Person by or on behalf of it prior to the date hereof and terminate access to any physical or electronic data room maintained by or on behalf of the Company. The Company shall promptly (and in any event within one (1) Business Day) notify, in writing, Acquiror of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, which notice shall include a summary of the material terms of, and the identity of the Person or group of Persons making, such inquiry, proposal, offer or request for information and an unredacted copy of any Acquisition Proposal or inquiry, proposal or offer made in writing or, if not in writing, a written description of the material terms and conditions of such inquiry, proposal or offer. The Company shall promptly (and in any event within one (1) Business Day) keep Acquiror informed of any material developments with respect to any such inquiry, proposal, offer, request for information or Acquisition Proposal (including any material changes thereto and copies of any additional written materials received by the Company or its Representatives). Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 6.06 by any of the Company’s Representatives acting on the Company’s behalf, shall be deemed to be a breach of this Section 6.06 by the Company.

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(b)  Notwithstanding anything to the contrary in Section  6.06(a) or Section  8.02(e), this Agreement shall not prevent the Company or the Company Board, prior to obtaining the Company Stockholder Approvals, from making a Company Change in Recommendation (only to the extent permitted by Section 6.06(c) or Section 6.06(d)).

(c)  Notwithstanding anything in this Section  6.06 to the contrary, if, at any time prior to obtaining the Company Stockholder Approvals, the Company Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, in response to a bona fide written Acquisition Proposal that did not result from a material breach of Section  6.06(a), that (i) such proposal constitutes a Superior Proposal and (ii) the failure to take the actions specified in this Section  6.06(c) would be inconsistent with its fiduciary duties under applicable Law, the Company or the Company Board may, prior to obtaining the Company Stockholder Approvals, make a Company Change in Recommendation. Notwithstanding the foregoing, the Company shall in no event be permitted to engage in the actions enumerated in clauses (i) through (v) of Section 6.06(a) or to terminate this Agreement in connection therewith and the Company shall otherwise remain subject to the terms of this Agreement, including the Company’s obligation to solicit written consents from the Company Stockholders to give the Company Stockholder Approvals in accordance with Section  8.02(e).

(d)  Notwithstanding anything in this Section 6.06 to the contrary, if, at any time prior to obtaining the Company Stockholder Approvals, the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to an Intervening Event, that the failure to make a Company Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law, the Company or the Company Board may, prior to obtaining the Company Stockholder Approvals, make a Company Change in Recommendation. Notwithstanding the foregoing, the Company shall in no event be permitted to terminate this Agreement due to the foregoing and the Company shall otherwise remain subject to the terms of this Agreement, including the Company’s obligation to solicit written consents from the Company Stockholder to give the Company Stockholder Approvals in accordance with Section  8.02(e).

(e)  For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i)  “Acquisition Proposal” means any proposal or offer from any Person or “group” (as defined in the Exchange Act) (other than Acquiror, Merger Sub or their respective Affiliates) relating to, in a single transaction or series of related transactions, (A) any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of the Company, (B) any direct or indirect acquisition of 20% or more of the consolidated assets of the Company (based on the fair market value thereof, as determined in good faith by the Company Board), (C) acquisition of beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the total voting power of the equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the total voting power of the equity securities of the Company, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or (D) any issuance or sale or other disposition (including by way of merger, reorganization, division, consolidation, share exchange, business combination, recapitalization or other similar transaction) of 20% or more of the total voting power of the equity securities of the Company.

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(ii)  “Superior Proposal” means a bona fide and written Acquisition Proposal made after the date hereof, that did not result from a material breach of Section 6.06(a), that the Company Board in good faith determines (after consultation with its outside legal counsel and financial advisor(s)) is reasonably likely to be consummated in accordance with its terms and would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company (solely in their capacity as such) than the transactions contemplated hereby after taking into account all such factors and matters deemed relevant in good faith by the Company Board, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and this Agreement and the transactions contemplated hereby (including any offer by Acquiror to amend the terms of this Agreement, termination or break-up fee and conditions to consummation); provided, that for purposes of the definition of “Superior Proposal,” the term “Acquisition Proposal” shall have the meaning assigned to such term herein, except that the references to “20%” in such definition shall be deemed to be references to “80%”.

(iii)  “Intervening Event” means an event, fact, development, circumstance or occurrence (but specifically excluding any Acquisition Proposal, Superior Proposal, any change generally affecting any of the industries or markets (including the capital and financial markets) in which the Company operates or the economy as a whole, and any event or change that is primarily attributable to the action(s) or inaction(s) of the Company) that materially affects the business, assets, operations or prospects of the Company and that was not known and was not reasonably foreseeable to the Company or the Company Board as of the date hereof (or the consequences of which were not reasonably foreseeable to the Company Board as of the date hereof), and that becomes known to the Company or the Company Board after the date of this Agreement.

6.07  Company Lock-Up Agreement. At the Closing, the Company shall procure that the Company Stockholder shall enter into a Lock-Up Agreement with Acquiror in substantially the form attached as Exhibit N hereto (the “Company Lock-Up Agreement”).

6.08  Power Purchase Agreements.

(a)  The Company shall, by the Closing Date have entered into legally binding agreements in respect of the procurement of power, each having definitive terms and conditions comporting in all material respects with the terms and conditions set forth in each of the Power Provider LOIs; or

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(b)  where in respect of any Power Provider LOI the Company shall not have executed a legally binding agreement by the Closing Date in accordance with 6.08(a), the Company shall have procured the megawatts represented by such Power Provider LOI in an equal or greater amount by or from (aa) any of the other Power Providers or (bb) an alternative regulated and U.S. located power provider, in each case through an executed and legally binding agreement on materially similar terms as the relevant Power Provider LOI, including as to megawatt availability, applicable timing on such availability, and price.

Article VII
COVENANTS OF ACQUIROR

7.01  HSR Act and Regulatory Approvals.

(a)  In connection with the transactions contemplated by this Agreement, Acquiror shall comply promptly but in no event later than ten (10) Business Days after the date hereof with the notification and reporting requirements of the HSR Act. Acquiror shall use its reasonable best efforts to submit, as soon as practicable, any other required applications or filings pursuant to any Antitrust Laws and furnish to the Company as promptly as reasonably practicable all information required for any application or other filing required to be made by the Company pursuant to any Antitrust Law. Acquiror shall substantially comply with any Information or Document Requests.

(b)  Acquiror shall request early termination of any waiting period under the HSR Act and exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act and consents or approvals pursuant to any other applicable Antitrust Laws, (ii) prevent the entry in any Action brought by a Regulatory Consent Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement and (iii) if any such Governmental Order is issued in any such Action, cause such Governmental Order to be lifted.

(c)  Acquiror shall cooperate in good faith with the Regulatory Consent Authorities and exercise its reasonable best efforts to undertake promptly any and all action required to complete lawfully the transactions contemplated by this Agreement as soon as practicable (but in any event prior to the Termination Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove any impediment under Antitrust Law or the actual or threatened commencement of any proceeding in any forum by or on behalf of any Regulatory Consent Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger; provided that notwithstanding anything in this Agreement to the contrary, nothing in this Section 7.01 or any other provision of this Agreement shall require or obligate Acquiror to take any actions, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect Acquiror’s or the Company’s freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of Acquiror or the Company; and further provided, that, notwithstanding anything in this Agreement to the contrary, nothing in this Section 7.01 or any other provision of this Agreement shall require or obligate Acquiror or any other Person to take any actions with respect to Acquiror’s Affiliates, the Sponsor, the Subscriber, their respective Affiliates and any investment funds or investment vehicles affiliated with, or managed or advised by, Acquiror’s Affiliates, the Sponsor, the Subscriber or any portfolio company (as such this term is commonly understood in the private equity industry) or investment of Acquiror’s Affiliates, Sponsor or of any such investment fund or investment vehicle.

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(d)  Acquiror shall promptly notify the Company of any substantive communication with, and furnish to the Company upon request copies of any notices or written communications received by, Acquiror or any of its Affiliates and any third party or Governmental Authority with respect to the transactions contemplated by this Agreement, and Acquiror shall permit counsel to the Company an opportunity to review in advance, and Acquiror shall consider in good faith the views of such counsel in connection with, any proposed communications by Acquiror or its Affiliates to any Governmental Authority concerning the transactions contemplated by this Agreement; provided, that Acquiror shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority to delay the consummation of the transactions contemplated by this Agreement without the written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). Acquiror agrees to provide, to the extent permitted by the applicable Governmental Authority, the Company and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between Acquiror or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby. Any materials exchanged in connection with this Section 7.01 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns of legal counsel of Acquiror, and to remove competitively sensitive material; provided, that Acquiror may, as it deems advisable and necessary, designate any materials provided to the Company under this Section 7.01 as “outside counsel only.”

(e)  Acquiror shall bear all filing fees payable to the Regulatory Consent Authorities in connection with the transactions contemplated by this Agreement.

(f)  Acquiror shall not, and shall cause Merger Sub not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or take any other action, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other action, would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders or declarations of any Regulatory Consent Authorities or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transactions contemplated hereby; (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) materially delay or prevent the consummation of the transactions contemplated hereby.

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7.02  Indemnification and Insurance.

(a)  From and after the Effective Time, Acquiror and the Surviving Company agree that they shall indemnify and hold harmless each present and former director and officer of the Company against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under applicable Law and its certificate of incorporation, bylaws and indemnification agreements in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Acquiror shall, and shall cause the Surviving Company to, (i) maintain for a period of not less than six (6) years from the Effective Time provisions in its certificate of incorporation, bylaws, and indemnification agreements, to the extent applicable, concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors that are no less favorable to those Persons than the provisions of its certificate of incorporation, bylaws, and indemnification agreements, to the extent applicable, as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Acquiror shall assume, and be liable for, and shall cause the Surviving Company and their respective Subsidiaries to honor, each of the covenants in this Section 7.02.

(b)  For a period of six years from the Effective Time, Acquiror shall, or shall cause one or more of its Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Acquiror or its agents or representatives) on terms not less favorable than the terms of such current insurance coverage; provided, however, that (i) Acquiror may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 7.02 shall be continued in respect of such claim until the final disposition thereof.

(c)  Notwithstanding anything contained in this Agreement to the contrary, this Section 7.02 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on Acquiror and the Surviving Company and all successors and assigns of Acquiror and the Surviving Company. In the event that Acquiror, the Surviving Company or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Acquiror and the Surviving Company shall ensure that proper provision shall be made so that the successors and assigns of Acquiror or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 7.02. The obligations of Acquiror and the Surviving Company under this Section 7.02 shall not be terminated or modified in such a manner as to materially and adversely affect any present and former director and officer of the Company without the consent of the affected Person.

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7.03  Conduct of Acquiror During the Interim Period.

(a)  During the Interim Period, Acquiror and Merger Sub shall, subject to Section 7.11, carry on their business in the ordinary course of business and in accordance with applicable Law. During the Interim Period, except as set forth on Schedule 7.03 or as expressly contemplated by this Agreement or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law, Acquiror shall not and each shall not permit Merger Sub to:

(i)  change, modify or amend the Trust Agreement, the Acquiror Organizational Documents or the organizational documents of Merger Sub;

(ii)  (A) make, declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock or property) in respect of any of its outstanding capital stock or other equity interests; (B) split, combine, reclassify or otherwise change any of its capital stock or other equity interests; or (C) other than the redemption of any shares of Acquiror Common Stock required by the Offer or as otherwise required by Acquiror’s Organizational Documents in order to consummate the transactions contemplated hereby, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Acquiror;

(iii)  make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file or amend any material Tax Return in a manner inconsistent with past practices in any material respect, enter into any agreement with a Tax Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Tax Authority of or relating to any material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of material Taxes if such extension or waiver would be in effect after the Closing, or incur any material liability for Taxes outside the ordinary course of business;

(iv)  other than as set forth on Schedule 7.03(a)(iii), enter into, renew or amend in any material respect, any Acquiror Affiliate Agreement (or any Contract, that if existing on the date hereof, would have constitute an Acquiror Affiliate Agreement);

(v)  enter into, or amend or modify any material term of (in a manner adverse to Acquiror or Merger Sub (including the Company)), terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under, any Contract of a type required to be listed on Schedule 5.15(a) (or any Contract, that if existing on the date hereof, would have been required to be listed on Schedule 5.15(a)) or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which Acquiror or Merger Sub is a party or by which it is bound;

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(vi)  waive, release, compromise, settle or satisfy any pending or threatened claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any material liability, other than in the ordinary course of business consistent with past practice;

(vii)  incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness;

(viii)  (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Acquiror or Merger Sub or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than (i) in connection with the exercise of any Acquiror Warrants outstanding on the date hereof or (ii) the transactions contemplated by this Agreement (including the transactions contemplated by the Subscription Agreements) or (B) amend, modify or waive any of the terms or rights set forth in, any Acquiror Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein;

(ix)  (A) adopt or amend any Benefit Plan, or enter into any employment contract or collective bargaining agreement other than the Acquiror Equity Incentive Plan or as otherwise contemplated by this Agreement, (B) hire any employee or any other individual to provide services to Acquiror or its Subsidiaries following Closing or (C) enter into any agreement to pay compensation to any of its officers or directors;

(x)  (A) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof; or (B) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Acquiror or Merger Sub (other than the transactions contemplated by this Agreement);

(xi)  make any capital expenditures;

(xii)  make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;

(xiii)  enter into any new line of business outside of the business currently conducted by Acquiror and Merger Sub as of the date of this Agreement;

(xiv)  make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law;

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(xv)  voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to Acquiror and Merger Sub and their assets and properties; or

(xvi)  enter into any agreement or undertaking to do any action prohibited under this Section 7.03.

(b)  During the Interim Period, Acquiror shall, and shall cause Merger Sub to comply with, and continue performing under, as applicable, the Acquiror Organizational Documents, the Trust Agreement and all other agreements or Contracts to which Acquiror or Merger Sub may be a party.

7.04  Trust Account. Prior to or at the Closing (subject to the satisfaction or waiver of the conditions set forth in Article IX), Acquiror shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement for the following: (a) the redemption of any shares of Acquiror Common Stock in connection with the Offer; (b) the payment of the Outstanding Company Expenses and Outstanding Acquiror Expenses pursuant to Section 3.06 and the payment of the cash in lieu of the issuance of any fractional shares pursuant to Section 3.05; and (c) the balance of the assets in the Trust Account, if any, after payment of the amounts required under the foregoing clauses (a) and (b), to be disbursed to Acquiror.

7.05  Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Acquiror or Merger Sub by third parties that may be in Acquiror’s or Merger Sub’s possession from time to time, and except for any information which in the opinion of legal counsel (including in-house counsel) of Acquiror would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which Acquiror or Merger Sub is bound, Acquiror shall afford to the Company, its Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to all of their respective properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments, analyses and appropriate officers and employees of Acquiror, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of Acquiror that are in the possession of Acquiror as such Representatives may reasonably request. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by the Company, its Affiliates and their respective Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.

7.06  Acquiror NASDAQ Listing.

(a)  From the date hereof through the Closing, Acquiror shall use reasonable best efforts to ensure Acquiror remains listed as a public company on, and for shares of Acquiror Common Stock to be listed on, NASDAQ.

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(b)  Acquiror shall use reasonable best efforts to cause the Acquiror Common Stock to be issued in connection with the Transactions or otherwise reserved for issuance to be approved for listing on NASDAQ as promptly as practicable following the issuance thereof, subject to official notice of issuance, on or prior to the Closing Date.

7.07  Acquiror Public Filings. From the date hereof through the Closing, Acquiror will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

7.08  Financing. Acquiror and Merger Sub shall take, or cause to be taken, as promptly as practicable after the date hereof, all actions, and to do, or cause to be done, all things necessary (including enforcing its rights under the Subscription Agreements), on or prior to the Closing Date, to consummate the purchases contemplated by the Subscription Agreements on the terms and conditions described or contemplated therein, including using its reasonable efforts to enforce its rights under the Subscription Agreements to cause the Subscribers to pay to (or as directed by) Acquiror the applicable purchase price under each Subscriber’s applicable Subscription Agreement in accordance with its terms.

7.09  Additional Insurance Matters. Prior to the Closing, Acquiror shall obtain directors’ and officers’ liability insurance that shall be effective as of Closing and will cover those Persons who will be the directors and officers of Acquiror and its Subsidiaries (including the directors and officers of the Company) at and after the Closing on terms customary for a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on NASDAQ which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as Acquiror and its Subsidiaries (including the Company).

7.10  Director and Officer Appointments. Except as otherwise agreed in writing by the Company and Acquiror prior to the Closing, and conditioned upon the occurrence of the Closing, subject to any limitation imposed under applicable Laws and NASDAQ listing requirements, Acquiror shall take all actions necessary or appropriate to cause (a) the number of directors constituting the Acquiror Board to be seven (7) directors, (b) the individuals set forth on Schedule 7.10(b) to be elected as members of the Acquiror Board, effective as of the Closing and (c) the individuals set forth on Schedule 7.10(c) to be the executive officers of Acquiror effective as of the Closing. On the Closing Date, Acquiror shall enter into customary indemnification agreements reasonably satisfactory to the Company with the individuals set forth on Schedule 7.10, which indemnification agreements shall continue to be effective following the Closing.

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7.11  Exclusivity. Acquiror agrees that immediately following the execution of this Agreement it shall, and shall use its reasonable best efforts to cause its Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Representatives) conducted heretofore in connection with Business Combination or any inquiry or request for information that could reasonably be expected to lead to, or result in, a Business Combination. Acquiror shall promptly (and in any event within one (1) Business Day) notify, in writing, the Company of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or could reasonably be expected to result in or lead to, any Business Combination other than with the Company, which notice shall include a summary of the material terms of, and the identity of the Person or group of Persons making, such inquiry, proposal, offer or request for information and an unredacted copy of proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”). Acquiror shall promptly (and in any event within one (1) Business Day) keep the Company reasonably informed of any material developments with respect to any such Business Combination Proposal.

7.12  Management Incentive Package. Acquiror shall adopt the Acquiror Equity Incentive Plan, consistent with the terms attached as Exhibit K. The Company may propose further edits to the Acquiror Equity Incentive Plan based on recommendations from the Company’s compensation consultant and the Company Board, which, after consideration and approval by Acquiror, not to be unreasonably withheld or delayed, shall be incorporated into the Acquiror Equity Incentive Plan.

7.13  Named Sponsor Lock-Up Agreement. At the Closing, Acquiror shall enter into a Lock-Up Agreement with the Named Sponsors in substantially the form attached as Exhibit O hereto (the “Named Sponsor Lock-Up Agreement”).

Article VIII
JOINT COVENANTS

8.01  Support of Transaction. Without limiting any covenant contained in Article VI or Article VII, including the obligations of the Company and Acquiror with respect to the notifications, filings, reaffirmations and applications described in Section 6.03 and Section 7.01, respectively, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 8.01, Acquiror and the Company shall each, and Acquiror shall cause Merger Sub to: (a) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, (b) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of Acquiror, the Company, or their respective Affiliates are required to obtain in order to consummate the Transactions, including any required approvals of parties to Material Contracts with the Company, and (c) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding the foregoing, in no event shall Acquiror, Merger Sub or the Company be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company is a party or otherwise in connection with the consummation of the Transactions.

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8.02  Preparation of Registration Statement; Special Meeting; Solicitation of Company Stockholder Approvals.

(a)  As promptly as practicable following the execution and delivery of this Agreement, Acquiror shall prepare, with the assistance of the Company, and cause to be filed with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement and the Consent Solicitation Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Acquiror Common Stock to be issued under this Agreement, which Registration Statement will also contain the Proxy Statement and the Consent Solicitation Statement. Each of Acquiror and the Company shall use its reasonable best efforts to cause the Registration Statement, the Proxy Statement and the Consent Solicitation Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of Acquiror and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement, the Proxy Statement and the Consent Solicitation Statement. Promptly after the Registration Statement is declared effective under the Securities Act, Acquiror will cause the Proxy Statement to be mailed to stockholders of Acquiror. Acquiror shall bear all fees and expenses incurred in connection with the preparation and filing of the Registration Statement and the receipt of stock exchange approval in connection with the listing of Acquiror Common Stock to be issued as Merger Consideration on the Closing Date, other than fees and expenses of advisors (which shall be borne by party incurring such fees).

(b)  Each of Acquiror and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto. If Acquiror or the Company becomes aware that any information contained in the Registration Statement shall have become false or misleading in any material respect or that the Registration Statement is required to be amended in order to comply with applicable Law, then (i) such party shall promptly inform the other party and (ii) Acquiror, on the one hand, and the Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Registration Statement. Acquiror and the Company shall use reasonable best efforts to cause the Registration Statement as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of shares of Acquiror Common Stock, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Acquiror Organizational Documents. Each of the Company and Acquiror shall provide the other parties with copies of any written comments, and shall inform such other parties of any oral comments, that Acquiror receives from the SEC or its staff with respect to the Registration Statement promptly after the receipt of such comments and shall give the other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

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(c)  Acquiror agrees to include provisions in the Proxy Statement and to take reasonable action related thereto, with respect to (i) approval of the Transactions, including the Business Combination (as defined in the Articles of Association), and the adoption and approval of this Agreement (the “Transaction Proposal”), (ii) approval of the Acquiror Charter (the “Amendment Proposal”) and each change to the Acquiror Charter that is required to be separately approved, (iii) approval of the issuance of the Acquiror Common Stock as Merger Consideration and pursuant to the Subscription Agreements in accordance with the rules of NASDAQ (the “NASDAQ Proposal”), (iv) the approval and adoption of the Acquiror Equity Incentive Plan (the “Acquiror Equity Plan Proposal”), (v) adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing proposals and (vi) approval of any other proposals reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the Transactions contemplated hereby (the “Additional Proposal” and together with the Transaction Proposal, the Amendment Proposal, the NASDAQ Proposal and the Acquiror Equity Plan Proposal, the “Proposals”). Without the prior written consent of the Company, the Proposals shall be the only matters (other than procedural matters) which Acquiror shall propose to be acted on by Acquiror Stockholders at the Special Meeting.

(d)  Acquiror shall use reasonable best efforts to, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, (i) establish the record date (which record date shall be mutually agreed with the Company) for, duly call, give notice of, convene and hold the Special Meeting in accordance with the DGCL, (ii) cause the Proxy Statement to be disseminated to Acquiror Stockholders in compliance with applicable Law and (iii) solicit proxies from the holders of Acquiror Common Stock to vote in favor of each of the Proposals. Acquiror shall, through the Acquiror Board, recommend to its stockholders that they approve the Proposals (the “Acquiror Board Recommendation”) and shall include the Acquiror Board Recommendation in the Proxy Statement. The Acquiror Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Acquiror Board Recommendation (an “Acquiror Change in Recommendation”). Notwithstanding the foregoing provisions of this Section 8.02(d), if on a date for which the Special Meeting is scheduled, Acquiror has not received proxies representing a sufficient number of shares of Acquiror Common Stock to obtain the Acquiror Stockholder Approvals, as applicable, whether or not a quorum is present, Acquiror shall have the right to make one or more successive postponements or adjournments of the Special Meeting; provided, that the Special Meeting, without the prior written consent of the Company, (x) may not be adjourned to a date that is more than ten (10) Business Days after the date for which the Special Meeting was originally scheduled or the most recently adjourned Special Meeting (excluding any adjournments required by applicable Law) and (y) is held no later than four (4) Business Days prior to the Termination Date.

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(e)  As promptly as practicable after the Registration Statement becomes effective, the Company shall solicit a consent in writing or by electronic transmission from the Company Stockholder approving and adopting this Agreement, the Merger and, to the extent required by Law, the Transactions (the “Company Stockholder Approvals”). In connection therewith, the Company shall use reasonable best efforts to, as promptly as practicable, (i) establish the record date (which record date shall be mutually agreed with Acquiror) for determining the Company Stockholders entitled to provide such written consent, (ii) cause the Consent Solicitation Statement to be disseminated to the Company Stockholder in compliance with applicable Law and (iii) solicit written consents from the Company Stockholder to give the Company Stockholder Approvals. The Company shall, through the Company Board, recommend to the Company Stockholder that it adopt this Agreement (the “Company Board Recommendation”) and shall include the Company Board Recommendation in the Consent Solicitation Statement, subject to the provisions of this Section 8.02(e). The Company Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Company Board Recommendation (such action, a “Company Change in Recommendation”) except in accordance with Sections 6.06(c) and 6.06(d). The Company will provide Acquiror with copies of all stockholder consents it receives within one (1) Business Day of receipt. Unless this Agreement has been terminated in accordance with its terms, the Company’s obligation to solicit written consents from the Company Stockholder to give the Company Stockholder Approvals in accordance with this Section 8.02(e) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Acquisition Proposal or by any Company Change in Recommendation.

8.03  Tax Matters.

(a)  Transfer Taxes. Notwithstanding anything to the contrary contained herein, all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Transactions (“Transfer Taxes”) shall be paid by Acquiror. The Company and Acquiror further agree to reasonably cooperate to reduce or eliminate the amount of any such Transfer Taxes.

(b)  Tax Treatment. The parties intend that, for U.S. federal income tax purposes, the Merger and the PIPE Subscriptions, taken together, qualify for the Intended Tax Treatment. None of the parties knows of any fact or circumstance (without conducting independent inquiry or diligence of the other relevant party), or has taken or will take any action, if such fact, circumstance or action would be reasonably expected to impede the Intended Tax Treatment. The PIPE Subscriptions and the Merger shall be reported by the parties for all applicable Tax purposes in accordance with the Intended Tax Treatment, unless otherwise required by a Tax Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code (or any similar or corresponding provision of applicable Law).

(c)  FIRPTA. At the Closing, the Company shall deliver to Acquiror (i) a certification from the Company in the manner described under Treasury Regulations Section 1.1445-2(c)(3) and (ii) a notice of such certification to the Internal Revenue Service in the manner described under Treasury Regulations Section 1.897-2(h)(2), in each case, in form and substance reasonably satisfactory to Acquiror, dated as of the Closing Date and duly signed by a responsible corporate officer of the Company.

8.04  Confidentiality; Publicity.

(a)  Acquiror acknowledges that the information being provided to it in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference.

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(b)  The parties agree that the initial press release to be issued with respect to the Transactions shall be in a form mutually agreed to by the parties. None of Acquiror, Merger Sub, the Company or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the transactions contemplated hereby, or any matter related to the foregoing, without first obtaining the prior consent of the Company or Acquiror, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Laws or the rules of any national securities exchange), in which case Acquiror or the Company, as applicable, shall use their commercially reasonable efforts to coordinate such announcement or communication with the other party, prior to announcement or issuance and allow the other party a reasonable opportunity to comment thereon (which shall be considered by Acquiror or the Company, as applicable, in good faith); provided, however, that, notwithstanding anything contained in this Agreement to the contrary, (i) each party and its Affiliates may make announcements and may provide information regarding this Agreement and the transactions contemplated hereby to their respective owners, their Affiliates, and its and their respective directors, officers, employees, managers, advisors, direct and indirect investors and prospective investors without the consent of any other party hereto and (ii) the Company may exercise its rights and communicate with third parties as contemplated by Section 6.06; and provided, further, that subject to Section 6.02 and this Section 8.03(b), the foregoing shall not prohibit any party hereto from communicating with third parties to the extent necessary for the purpose of seeking any third party consent.

8.05  Ratification of Covenants. Following the Closing, the Company and Acquiror shall cause Acquiror to ratify, confirm and approve in all respects the covenant in Section 4(b) of the Acquiror Support Agreement.

8.06  Post-Closing Cooperation; Further Assurances. Following the Closing, each party shall, on the request of any other party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the transactions contemplated hereby.

Article IX
CONDITIONS TO OBLIGATIONS

9.01  Conditions to Obligations of All Parties. The obligations of the parties hereto to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:

(a)  Antitrust Law Approval. (i) All applicable waiting periods (and any extensions thereof) under the HSR Act in respect of the Transactions shall have expired or been terminated, (ii) all waiting periods (and any extensions thereof) under any Antitrust Laws in the jurisdictions listed in Schedule 9.01(a) that are required to be terminated or expired prior to the Closing shall have terminated or expired, and all approvals, clearances or authorizations under any Antitrust Laws in the jurisdictions listed in Schedule 9.01(a) required to be obtained prior to the Closing shall have been obtained, and (iii) any agreement with any Governmental Authority not to consummate the transactions contemplated hereby shall have expired or been terminated.

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(b)  No Prohibition. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting or enjoining consummation of the Transactions, including the Merger.

(c)  Offer Completion. The Offer shall have been completed in accordance with the terms hereof and the Proxy Statement.

(d)  Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

(e)  Acquiror Stockholder Approvals. The Acquiror Stockholder Approvals shall have been obtained.

(f)  Company Stockholder Approvals. The Company Stockholder Approvals shall have been obtained.

(g)  No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect that is subsisting and that has not been remedied.

9.02  Additional Conditions to Obligations of Acquiror. The obligations of Acquiror to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror:

(a)  Representations and Warranties. The representations and warranties of the Company contained in Section 4.01 (Organization, Standing and Corporate Power), Section 4.02(a) (Corporate Authority; Approval; Non-Contravention), Section 4.08(d) (Absence of Certain Changes or Events) and Section 4.22 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of the Company contained in Section 4.04 (Capitalization), shall be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Material Adverse Effect.

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(b)  Agreements and Covenants. Each of the covenants of the Company to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c)  Officer’s Certificate. The Company shall have delivered to Acquiror a certificate signed by an officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.02(a) and Section 9.02(b) have been fulfilled.

(d)  Tail Insurance. The Company shall have delivered to Acquiror evidence of satisfactory Tail Insurance to be bound as of the Closing.

(e)  Ancillary Agreements. The Company shall have delivered to Acquiror executed counterparts to all of the Ancillary Agreements to which the Company, or the Company Stockholder, is party.

9.03  Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a)  Representations and Warranties. The representations and warranties of Acquiror and Merger Sub contained in Section 5.01 (Organization, Standing and Corporate Power), Section 5.02(a) (Corporate Authority; Approval; Non-Contravention), Section 5.10(h)(i) (Absence of Certain Changes or Events) and Section 5.08 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of Acquiror and Merger Sub contained in Section 5.13 (Capitalization), shall be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of Acquiror and Merger Sub contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a material adverse effect on Acquiror.

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(b)  Agreements and Covenants. Each of the covenants of Acquiror to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c)  Officer’s Certificate. Acquiror shall have delivered to the Company a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.03(a) and Section 9.03(b) have been fulfilled.

(d)  NASDAQ. The Acquiror Common Stock to be issued in connection with the Transactions shall have been approved for listing on NASDAQ, subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders.

(e)  Acquiror’s Required Funds. The Closing Acquiror Cash shall equal or exceed four hundred million dollars ($400,000,000.00), and Acquiror shall have made arrangements for the Closing Acquiror Cash held in the Trust Account to be released from the Trust Account at the Effective Time.

(f)  Acquiror’s Indebtedness. The Acquiror’s total outstanding Indebtedness shall be less than twenty-five million dollars ($25,000,000.00).

(g)  Ancillary Agreements. Acquiror shall have delivered to the Company executed counterparts to all of the Ancillary Agreements to which Acquiror or Sponsor is party.

(h)  Resignations. The directors and executive officers of Acquiror listed on Schedule 9.03(h) shall have been removed from their respective positions or tendered their irrevocable resignations, in each case effective as of the Effective Time.

Article X
TERMINATION/EFFECTIVENESS

10.01  Termination. This Agreement may be terminated, and the transactions contemplated hereby abandoned:

(a)  by mutual written consent of the Company and Acquiror;

(b)  prior to the Closing, by written notice to the Company from Acquiror if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that any condition specified in Section 9.02(a), or Section 9.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if any such Terminating Company Breach is curable by the Company through the exercise of its commercially reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date Acquiror provides written notice of such violation or breach and the Termination Date) after receipt by the Company of notice from Acquiror of such breach, but only as long as the Company continues to use its commercially reasonable efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, (ii) the Closing has not occurred on or before the date that is six months from the date hereof (the “Termination Date”), or (iii) the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or other Law; provided, that the right to terminate this Agreement under Section 10.01(b)(ii) shall not be available if Acquiror’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; provided, further, that the right to terminate this Agreement under Section 10.01(b)(ii) shall not be available if Acquiror is in breach of this Agreement on such date, which breach could give rise to a right of the Company to terminate this Agreement;

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(c)  prior to the Closing, by written notice to Acquiror from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, such that any condition specified in Section 9.03(a) or Section 9.03(b) would not be satisfied at the Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by Acquiror through the exercise of its commercially reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date) after receipt by Acquiror of notice from the Company of such breach, but only as long as Acquiror continues to use its commercially reasonable efforts to cure such Terminating Acquiror Breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period, (ii) the Closing has not occurred on or before the Termination Date, or (iii) the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or other Law; provided, that the right to terminate this Agreement under Section 10.01(c)(ii) shall not be available if the Company’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; provided, further, that the right to terminate this Agreement under Section 10.01(c)(ii) shall not be available if the Company is in breach of this Agreement on such date, which breach could give rise to a right of Acquiror to terminate this Agreement;

(d)  by written notice from either the Company or Acquiror to the other if either Acquiror Stockholder Approval is not obtained at the Special Meeting (subject to any adjournment or recess of the meeting);

(e)  by written notice from Acquiror to the Company if the Company Stockholder Approvals have not been obtained within ten (10) Business Days following the date that the Consent Solicitation Statement is disseminated by the Company to the Company Stockholders pursuant to Section 8.02(e) or

(f)  by written notice from the Company to the Acquiror if the Acquiror Board Recommendation is publicly withdrawn, modified or changed in any manner that is adverse to the Company, the Company Stockholder Approvals or the Company Board Recommendation.

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10.02  Effect of Termination. Except as otherwise set forth in this Section 10.02, in the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any party hereto for any Willful Breach of this Agreement by such party occurring prior to such termination. The provisions of Sections 6.04, 8.03(b), 10.02 and Article XI (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions, to the extent required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

Article XI
MISCELLANEOUS

11.01  Waiver. Any party to this Agreement may, at any time prior to the Closing, by action taken by its board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 11.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

11.02  Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)  If to Acquiror or Merger Sub, to:

4265 San Felipe, Suite 603
Houston, 77027
United States of America

Attn:	Cary Grossman, President
Email:	cgrossman@shorelinecapitaladvisors.com

with a copy (which shall not constitute notice) to:

Schiff Hardin LLP
901 K Street NW
Suite 700
Washington, DC 20001

Attn:	Ralph V. De Martino
E-mail:	RDeMartino@schiffhardin.com

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(b)  If to the Company to:

Cipher Mining Technologies Inc.
222 Purchase Street, #290
Rye, NY 10580
United States of America

Attn:	Tyler Page
E-mail:	Tyler.page@ciphermining.com

with a copy (which shall not constitute notice) to:

Latham & Watkins (London) LLP

99 Bishopsgate

London, EC2M 3XF

United Kingdom

Attn:	J. David Stewart

Ryan Maierson

E-mail:	j.david.stewart@lw.com

ryan.maierson@lw.com

or to such other address or addresses as the parties may from time to time designate in writing.

11.03  Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 11.03 shall be null and void, ab initio.

11.04  Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company and Acquiror (and their successors and representatives) are intended third-party beneficiaries of, and may enforce, Section 7.02 and Section 7.10 and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Sections 11.15 and 11.17.

11.05  Expenses. Except as otherwise provided herein (including Section 3.06, Section 7.01(e) and Section 8.03(a)), each party hereto shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants.

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11.06  Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

11.07  Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.08  Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes.

11.09  Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement and the Confidentiality Agreement.

11.10  Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement (but not necessarily by the same natural persons who executed this Agreement) and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the parties shall not restrict the ability of the board of directors of any of the parties to terminate this Agreement in accordance with Section 10.01 or to cause such party to enter into an amendment to this Agreement pursuant to this Section 11.10.

11.11  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

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11.12  Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state or federal courts in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.12. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY and unconditionally WAIVES to the fullest extent permitted by law ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the parties hereto certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each such party understands and has considered the implications of this waiver, (c) each such party makes this waiver voluntarily, and (d) each such party has been induced to enter into this Agreement and the Transactions by, among other things, the mutual waivers in this SECTION 11.12.

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11.13  Trust Account Waiver. Reference is made to the final prospectus of Acquiror, filed with the SEC (File No. 333-248333, on October 9, 2020 (the “Prospectus”)). The Company acknowledges and agrees and understands that Acquiror has established the Trust Account containing the proceeds of its IPO and the overallotment shares acquired by Acquiror’s underwriters in connection therewith and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Acquiror’s public shareholders (including overallotment shares acquired by Acquiror’s underwriters, the “Public Shareholders”), and Acquiror may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of Acquiror entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company, or any of its respective Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account, or make any claim against the Trust Account (including any distributions therefrom to the Public Shareholders or in respect of deferred underwriting commissions from the IPO), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Acquiror or any of its Representatives, on the one hand, and, the Company, or any of its respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company, on its own behalf and on behalf of its Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom to the Public Shareholders or in respect of deferred underwriting commissions from the IPO) now or in the future as a result of, or arising out of, any negotiations, or Contracts with Acquiror or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom to the Public Shareholders or in respect of deferred underwriting commissions from the IPO) for any reason whatsoever (including for an alleged breach of any agreement with Acquiror or its Affiliates). Nothing herein shall serve to limit or prohibit the Company’s, or any of its Representatives’, right to pursue a claim against Acquiror for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for Acquiror to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Acquiror Share Redemptions) in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect Acquiror’s ability to fulfill its obligation to effectuate the Acquiror Share Redemptions, nothing herein shall serve to limit or prohibit any claims that the Company or any of its Representatives may have in the future against Acquiror’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

11.14  Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 10.01, this being in addition to any other remedy to which they are entitled under this Agreement, (b) the Company shall be entitled to cause Acquiror to enforce specifically the terms and provisions of the Subscription Agreements, including with respect to causing Acquiror to cause the counterparties to the Subscription Agreements to fund their Subscription Amounts (as defined in the Subscription Agreements) in connection with Closing, in each case, subject to the terms and conditions of the Subscription Agreements, and (c) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.14 shall not be required to provide any bond or other security in connection with any such injunction.

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11.15  Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Acquiror or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

11.16  Non-survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article XI.

11.17  Acknowledgements. Each of the parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the Company Representations constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated hereby; (iii) the Acquiror and Merger Sub Representations constitute the sole and exclusive representations and warranties of Acquiror and Merger Sub; (iv) except for the Company Representations by the Company and the Acquiror and Merger Sub Representations by Acquiror and Merger Sub, respectively, none of the parties hereto or any other Person makes, or has made, any other express or implied representation or warranty with respect to any party hereto (or any party’s Affiliates) or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any party hereto or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any party hereto (or any party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any party hereto (or its Subsidiaries), or the quality, quantity or condition of any party’s or its Subsidiaries’ assets) are specifically disclaimed by all parties hereto and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any party hereto or its Subsidiaries); and (v) each party hereto and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions except the Company Representations by the Company, the Acquiror and Merger Sub Representations by Acquiror and Merger Sub and the other representations expressly made by a Person in the Subscription Agreements, the Support Agreements, the Master Services and Supply Agreement and the Registration Rights Agreement.

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IN WITNESS WHEREOF, Acquiror, Merger Sub and the Company have caused this Agreement to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

CIPHER MINING TECHNOLOGIES INC.

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

GOOD WORKS ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

CURRENCY MERGER SUB

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Form of Parent Subscription Agreement

See attached.

EXHIBIT A

FORM OF

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this [_] day of March, 2021, by and among Good Works Acquisition Corp., a Delaware corporation (the “Issuer”), and the undersigned (“Subscriber”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, the Issuer, Cipher Mining Technologies, Inc., a Delaware corporation (the “Company”), and the other parties named therein will concurrently with the execution of this Subscription Agreement, enter into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, amended and restated, modified, supplemented, or waived from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which the Issuer, its merger subsidiary and the Company shall enter into a business combination transaction, with the Company surviving as the surviving entity, on the terms and subject to the conditions set forth therein (together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer that number of shares of the common stock of the Issuer, par value $0.001 per share (the “Common Stock”), set forth on Subscriber’s signature page hereto (the “Shares”) for a purchase price of $10.00 per share, for the aggregate purchase price set forth on Subscriber’s signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, with such payment comprising a benefit-in-kind commitment (such benefit-in-kind as may be provided from time to time), all on the terms and conditions set forth herein; and

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) (each, an “Other Subscriber”) have, severally and not jointly, entered into separate subscription agreements with the Issuer (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed to purchase Common Stock on the Closing Date at the same per share purchase price as the Subscriber, and the aggregate amount of securities to be sold by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, [●] shares of Common Stock and the aggregate value of the consideration received by the Issuer in connection with the purchase and sale of the Shares equals $[●].

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price the Shares (such subscription and issuance, the “Subscription”).

2. Representations, Warranties, and Agreements.

2.1 Subscriber’s Representations, Warranties, and Agreements. To induce the Issuer to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:

2.1.1 Subscriber has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver, and perform its obligations under this Subscription Agreement.

2.1.2 This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement has been duly authorized, executed and delivered by the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).

2.1.3 The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries, if any, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license, or other agreement or instrument to which Subscriber or any of its subsidiaries, if any, is a party, or by which Subscriber or any of its subsidiaries, if any, is bound or to which any of the property or assets of Subscriber or any of its subsidiaries, if any, is subject, which would reasonably be expected to have an adverse effect on the ability of Subscriber to enter into and timely perform its obligations under, this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries, if any, or (iii) result in any violation of any law, statute or any judgment, order, rule, regulation or other legally enforceable requirement of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries, if any, or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4 Subscriber is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement.

2.1.5 Subscriber is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) satisfying the applicable requirements set forth on Schedule I attached hereto, (ii) an institutional account as defined in FINRA Rule 4512(c), (iii) acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties, and agreements herein on behalf of each owner of each such account, and (iv) not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I attached hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

2.1.6 Subscriber is a sophisticated investor, experienced in investing in securities transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and has exercised independent judgment in evaluating its participation in the purchase of the Shares.

2.1.7 Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Subscriber understands that the Shares may not be resold, transferred, pledged, or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Shares (if any) shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge, or transfer of any of the Shares.

2.1.8 Subscriber understands and agrees that Subscriber is purchasing the Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants, or agreements made to Subscriber by the Issuer, the Company, the Placement Agents (as defined below) or any of their respective affiliates, officers or directors, expressly or by implication, other than those representations, warranties, covenants, and agreements expressly set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Subscription Agreement.

2.1.9 Subscriber represents and warrants that it (i) is purchasing the Shares for investment, (ii) has no current plan or intention to dispose of or otherwise transfer the Shares and (iii) is under no binding agreement to dispose of or otherwise transfer the Shares.

2.1.10 2.1.10 If Subscriber is an employee benefit plan that is subject to Title 1 of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Subscriber represents and warrants that its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISAthe Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law. In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the Issuer’s representations, warranties and agreements in Section 2.2 hereof. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone other than the Issuer concerning the Issuer, the Company or the Shares or the offer and sale of the Shares. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Issuer, the Company, and the Transactions and has made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Shares. Subscriber acknowledges that it has reviewed the SEC Documents (as defined below). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers, and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed reasonably necessary to make an investment decision with respect to the Shares. Subscriber acknowledges that the Placement Agents (as defined below) and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Issuer, the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Issuer and/or the Company. Subscriber acknowledges that (i) it has not relied on any statements or other information provided by any Placement Agent or any of the Placement Agents’ respective affiliates with respect to its decision to invest in the Shares, including information related to the Issuer, the Company, the Shares and the offer and sale of the Shares, (ii) none of the Placement Agents or any of their respective affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Shares and (iii) in connection with the issue and purchase of the Shares, none of the Placement Agents has acted as the Subscriber’s financial advisor or fiduciary.

2.1.11 Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber and the Issuer or its representative. Subscriber has a pre-existing substantive relationship (as interpreted in guidance from the Commission (as defined below) under the Securities Act) with the Issuer or its representative, and the Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or its representative. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that it has not become aware of this offering (i) by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, or (ii) in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.1.12 Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal, and tax advice as Subscriber has considered necessary to make an informed investment decision. The Subscriber understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.13 Alone, or together with any professional advisor(s), if any, Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.14 Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.15 Neither Subscriber nor any of its directors, officers, employees or other persons acting on behalf of Subscriber for the purposes of this Subscription Agreement is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any other Executive Order issued by the President of the United States and administered by OFAC (collectively, “OFAC Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided, that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.

2.1.16 If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA), or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S., or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account, or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, Subscriber represents and warrants that neither the Issuer nor any of its affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold, or transfer the Shares.

2.1.17 Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding, or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.18 The Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, including all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers, of the Common Stock or the Shares until the consummation of the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms).

2.1.19 No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Issuer as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the Closing as a result of the purchase and sale of Shares hereunder.

2.1.20 Subscriber is an entity having total liquid assets and net assets in excess of the Purchase Price as of the date hereof and as of each date the Purchase Price would be required to be paid to the Issuer pursuant to Section 3.

2.1.21 The Subscriber hereby acknowledges that it has been informed that (a) each of J.P. Morgan Securities LLC (“J.P. Morgan”) and Wells Fargo Securities, LLC (“Wells Fargo” and together with J.P. Morgan, in their respective capacities as placement agents with respect to the issuance and sale of the Shares pursuant to this Subscription Agreement and the Other Subscription Agreements, the “Placement Agents”) is each acting solely as Placement Agent in connection with the Transactions and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the undersigned, the Company or any other person or entity in connection with the Transactions, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transactions, (c) the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transactions, and (d) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, to the Subscriber, or to any person claiming through the Subscriber, in respect of the Transactions.

2.1.22 No broker, finder, or other financial consultant has acted on behalf of or at the direction of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer, the Company or any of their respective subsidiaries.

2.2 Issuer’s Representations, Warranties, and Agreements. For purposes of this Section 2.2, the term “Issuer” shall refer to the Issuer as of the date hereof and, for purposes of only the representations contained in Sections 2.2.5, 2.2.9, 2.2.15, 2.2.17 and 2.2.18 and to the extent such representations and warranties are made as of the Closing, the combined company after giving effect to the Transactions. To induce Subscriber to purchase the Shares, the Issuer hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1 The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Delaware General Corporation Law (“DGCL”), with corporate power and authority to own, lease, and operate its properties and conduct its business as presently conducted and to enter into, deliver, and perform its obligations under this Subscription Agreement.

2.2.2 The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares will be free and clear of any liens or other restrictions whatsoever in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Shares will be validly issued, fully paid, and non-assessable, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s amended and restated certificate of incorporation or under the DGCL or otherwise.

2.2.3 This Subscription Agreement has been duly authorized and validly executed and delivered by the Issuer and, assuming that this Subscription Agreement has been duly authorized, executed and delivered by Subscriber, is the valid and binding obligation of the Issuer and is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).

2.2.4 The execution, delivery, and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), issuance and sale of the Shares, and the consummation of the Transactions and certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license, or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, which would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) or a material adverse effect on the assets, business, results of operation or financial operations of the Issuer and its subsidiaries, taken as a whole (including the combined company after giving effect to the Transaction), or prevents, materially impairs, materially delays or materially impedes the legal authority of the Issuer to enter into and timely perform its obligations under this Subscription Agreement or the Merger Agreement or to consummate the Transactions or the validity or enforceability of the Shares (collectively, an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries, or (iii) result in any violation of any law, statute or any judgment, order, rule, regulation or other legally enforceable requirement of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of its and their respective properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.2.5 The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or self-regulatory organization in connection with the execution, delivery and performance of this Subscription Agreement or the Transactions (including, without limitation, the issuance of the Shares), other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or similar antitrust laws, (iv) filings required by Nasdaq Stock Market LLC (“Nasdaq”), including with respect to obtaining Issuer stockholder approval, (v) consents, waivers, authorizations or filings that have been obtained or made on or prior to the Subscription, and (vi) where the failure of which to obtain would not reasonably be expected to have an Issuer Material Adverse Effect or have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.

2.2.6 Concurrently with the execution and delivery of this Subscription Agreement, the Issuer is entering into the Other Subscription Agreements providing for the sale of an aggregate of [●] Shares for an aggregate value equal to $[●] (including the Shares purchased and sold under this Subscription Agreement). There are no Other Subscription Agreements, side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any Other Subscriber or any other investor or potential investor with respect to the purchase of equity securities of the Issuer (other than pursuant to the Merger Agreement) which include economic terms that are materially more advantageous to any such Other Subscriber, investor or potential investor (as compared to Subscriber).

2.2.7 Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement and each of the Other Subscription Agreements, no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to Subscriber and the Other Subscribers pursuant to the Other Subscription Agreements.

2.2.8 The Issuer is, and since its date of incorporation, has been, operating in all material respects in a manner that is customary for businesses similar to the Issuer, and the Issuer is conducting and, since its date of incorporation, has conducted its business in material compliance with all applicable laws.

2.2.9 The Issuer is in compliance with all applicable laws, except where such non-compliance would not have a Material Adverse Effect. The Issuer has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, have an Issuer Material Adverse Effect.

2.2.10 The issued and outstanding shares of Common Stock of the Issuer are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “GWAC” (it being understood that the trading symbol will be changed in connection with the Closing). There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the Commission, respectively, to prohibit or terminate the listing of the Issuer’s Common Stock on Nasdaq or to deregister the Common Stock under the Exchange Act. The Issuer has taken no action that is designed to terminate, or that would reasonably be expected to result in the termination of the registration of the Common Stock under the Exchange Act.

2.2.11 The Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct, and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement, and other documents filed by the Issuer with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception and through the date hereof. There are, and upon Closing there shall be, no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.2.12 The Proxy Statement (as defined in the Merger Agreement), when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.2.13 As of the date hereof and as of immediately prior to the Transactions, the authorized capital stock of the Issuer is 100,000,000 shares, consisting of (a) 100,000,000 shares of Common Stock, par value $0.001 per share, and (b) 1,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Shares”). As of the date hereof: (i) no Preferred Shares are issued and outstanding; (ii) 21,478,000 shares of Common Stock are issued and outstanding; and (iii) 8,614,000 warrants to purchase shares of Common Stock (the “Warrants”) are outstanding. All (A) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (B) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements and the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any shares of Common Stock, or any other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares or the shares to be issued pursuant to any Other Subscription Agreement, that have not been or will not be validly waived on or prior to the Closing Date.

2.2.14 The Issuer is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940.

2.2.15 Neither the Issuer nor, to the knowledge of the Issuer, any of its officers, in their capacities as such, or the Company, is the subject of or engaged in any action before a governmental authority, arbitration or other dispute resolution process before a third party unrelated to the dispute, whether as claimant, defendant or otherwise, and no such litigation, arbitration or dispute resolution process is pending or threatened in writing on the date hereof, in each case, that would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect. As of the date hereof, the Issuer is not, nor to the knowledge of the Issuer is any of its officers, in their capacities as such, or the Company, subject to any settlement agreements or arrangements, whether written or oral, or is in discussions for a settlement or arrangement, regarding any disputes or claims, in each case, that would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect. As of the date of this Subscription Agreement, neither the Issuer nor the Company is a party to or subject to the provisions of any outstanding or unsatisfied judgment, order, writ, injunction, decree or award of any governmental authority (except if generally applicable without the Issuer being named therein) that would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

2.2.16 Other than to the Placement Agents, no broker, finder, or other financial consultant has acted on behalf of or at the direction of the Issuer in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

2.2.17 Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares, and are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.18 Except as would not reasonably be expected to have an Issuer Material Adverse Effect, (i) the Issuer and its subsidiaries own or possess valid and adequate rights to use any and all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in or necessary for the conduct of their respective businesses as presently conducted and as described and as proposed to be conducted, in the SEC Documents, (ii) the conduct of their respective businesses does not conflict in any material respect with any such rights of others, and (iii) the Issuer and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or violation of, or conflict with, any intellectual property right of others.

2.2.19 Since its date of incorporation, neither the Issuer nor, to the Issuer’s knowledge, any of its representatives, have directly or indirectly paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other government official or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of any governmental authority to obtain or retain business, or direct business to any person or to secure any other improper benefit or advantage in each case in violation in any material respect any Anti-Corruption Laws (as defined in the Merger Agreement). The Issuer (x) has instituted policies and procedures designed to ensure compliance with the Anti-Corruption Laws and other anti-bribery, anti-corruption and anti-money laundering laws in each jurisdiction in which the Issuer operates and (y) has maintained such policies and procedures in force. To the Issuer’s knowledge, no government official nor any of his or her immediate family members is an officer or director or owns any securities of the Issuer. Since its date of incorporation, neither the Issuer nor, to the Issuer’s knowledge, any of its representatives, has, or is presently or has agreed to become, engaged in any conduct that violates in any material respect any applicable Anti-Corruption Laws. Since its date of incorporation, to the Issuer’s knowledge, the Issuer is not conducting and has not conducted, directly or indirectly, any business (including, without limitation, sales, reselling, licensing or sub-licensing arrangements, funding, making payments, procuring, insurance or otherwise providing assistance or support in connection with operations, business or any other activity) with or for the direct or indirect benefit of or on behalf of any Sanctioned Person (as defined in the Merger Agreement), nor otherwise violated any applicable Sanction (as defined in the Merger Agreement) or Ex-Im Law (as defined in the Merger Agreement).

2.2.20 As of the date hereof, all representations and warranties of the Company that are contained in the Merger Agreement are true and correct in all material respects, to the knowledge of the Issuer after due inquiry.

3. Settlement Date and Delivery; Closing Conditions.

3.1 The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transactions and shall occur immediately prior to and is conditional upon the subsequent occurrence of, consummation of the Transactions. Upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least four (4) Business Days prior to the date that the Issuer reasonably expects all conditions to the closing of the Transactions to be satisfied or waived (the “Expected Closing Date”), Subscriber shall, no later than one (1) Business Day prior to the Expected Closing Date, (x) have entered into that certain master services and supply agreement with the Issuer setting forth the Subscriber’s benefit-in-kind commitment as payment for the Purchase Price for the Shares and (y) deliver to the Issuer such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Shares to Subscriber, including the legal name of the person in whose name the Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or an appropriate duly completed and executed Internal Revenue Service Form W-8. Unless otherwise agreed by the Company in writing, the Issuer shall deliver the Closing Notice at least four (4) Business Days prior to the date of the Special Meeting. At the Closing, the Issuer shall deliver to Subscriber (i) the Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein or in any other agreement between the Issuer and the Subscriber), in the name of Subscriber (or its nominee in accordance with its delivery instructions) and (ii) a copy of the records of the Issuer’s transfer agent showing the Subscriber (or such nominee or custodian) as the owner of the Shares on and as of the Closing. For purposes of this Subscription Agreement, “Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close.

3.1.1 The obligations of the Issuer to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by the Issuer in writing) of the conditions that, at the Closing:

(1) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality which representations and warranties shall be true and correct in all respects) at and as of the Closing, and consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of such party contained in this Subscription Agreement as of the Closing; and

(2) Subscriber shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement required to be performed or complied with at or prior to the Closing, except where the failure of such performance or compliance would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Subscriber to consummate the Closing.

3.1.2 The obligations of the Subscriber to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by the Subscriber in writing) of the conditions that, at the Closing:

(1) all representations and warranties of the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or an Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing, and consummation of the Closing shall constitute a reaffirmation of each of the applicable representations, warranties and agreements of the Issuer and the combined company contained in this Subscription Agreement as of the Closing;

(2) the Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement required to be performed or complied with at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing;

(3) no suspension of the qualification of the Common Stock for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any such purposes shall have occurred, and the Shares shall have been approved for listing on Nasdaq (subject to official notice of issuance); and

(4) the Merger Agreement shall not have been amended to, and there shall have been no waiver or modification to the Merger Agreement that would, materially and adversely affect the undersigned relative to the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement without the Subscriber’s prior written consent.

3.1.3 The obligations of each of the Issuer and the Subscriber to consummate the transactions contemplated hereunder are subject to the satisfaction of the conditions that, at the Closing:

(1) no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award after the date hereof which is then in effect and has the effect of making the Subscription illegal or otherwise prohibiting consummation of the Subscription;

(2) all conditions precedent to the closing of the Transactions set forth in the Merger Agreement, including all necessary approvals of the Issuer’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions that may only be satisfied at the closing of the Transactions, but subject to the satisfaction or waiver of such conditions as of the closing of the Transactions); and

(3) the Transactions shall have been or will be consummated concurrently with the Closing.

4. Registration Statement.

4.1 The Issuer agrees that, Subscriber may make a written demand for a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective (a “Registration”), for resale of the Shares (the “Registrable Securities”), which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). Following a Demand Registration, the Subscriber shall be entitled to have its Registrable Securities included in a Registration pursuant to a Demand Registration and the Issuer shall file, as soon thereafter as practicable, but not more than thirty (30) days immediately after the Issuer’s receipt of the Demand Registration (the “Filing Date”), the Registration of all Registrable Securities requested by the Subscriber pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than one (1) Demand Registrations under this Agreement with respect to any or all of the Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-1”) has become effective and all of the Registrable Securities requested by the Subscriber to be registered on behalf of the Subscriber in such Form S-1 Registration have been sold. The Subscriber shall not have any right to a Demand Registration before the day that is 30 days before the expiration of the Lock-Up Period (as defined below).

4.2 The Subscriber shall have the right to withdraw from a Registration pursuant to a Demand Registration for any or no reason whatsoever upon written notification to the Issuer and the underwriter or underwriters (if any) of its intention to withdraw from such Registration at least three (3) business days prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of the Registrable Securities pursuant to such Demand Registration (or in the case of an underwritten registration pursuant to Rule 415, at least five (5) business days prior to the time of pricing of the applicable offering).

4.3 The Issuer shall use its commercially reasonable efforts to have the registration statement with respect to the Registrable Securities (the “Registration Statement”) declared effective as soon as practicable after the filing thereof (such date, the “Effectiveness Date”), provided that no request to accelerate effectiveness of such Registration Statement shall be made prior to the end of the Lock-Up Period (as defined below) and; provided, further, that the Issuer’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling shareholders questionnaire in customary form to the Issuer that contains the information required by Commission rules for a Registration Statement regarding Subscriber, the securities of the Issuer held by Subscriber, and the intended method of disposition of the Registrable Securities to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that, except pursuant to this Agreement, the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. Any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 4. Unless required under applicable laws and Commission rules, in no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement; provided, that if the Subscriber is required to be so identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw its Registrable Securities from the Registration Statement.

4.4 In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense, the Issuer shall:

4.4.1 except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption, or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities; (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (iii) three years from the date of the effectiveness of the Registration Statement;

4.4.2 advise Subscriber as expeditiously as reasonably possible (and not later than within three (3) Business Days)::

(a) when a Registration Statement or any post-effective amendment thereto has become effective;

(b) after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(c) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above may constitute material, nonpublic information regarding the Issuer; Subscriber hereby consents to receipt of any material, non-public information with respect to the occurrence of the events listed in (a) through (d) above;

4.4.3 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

4.4.4 upon the occurrence of any event contemplated in Section 4.2.2(d), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document, so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

4.4.5 use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Issuer’s Common Stock is then listed.

4.5 Notwithstanding anything to the contrary in this Subscription Agreement, if the Commission prevents the Issuer from including in the Registration Statement any or all of the Shares due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the Subscriber, the Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. In such event, as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, the Issuer shall use commercially reasonable efforts to amend the Registration Statement or file a new Registration Statement to register such Shares not included in the initial Registration Statement.

4.6 Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if it determines that in order for the Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Issuer’s board of directors reasonably believes would require additional disclosure by Issuer in the Registration Statement of material information that Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Issuer’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two (2) occasions or for more than forty-five (45) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (a) it will immediately discontinue offers and sales of the Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (b) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer as required by law. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (1) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory, or professional requirements, or (B) in accordance with a bona fide pre-existing document retention policy, or (2) to copies stored electronically on archival servers as a result of automatic data back-up.

5. Lock-Up.

5.1 For purposes of this Section 4:

5.1.1 The term “Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise;

5.1.2 the term “Permitted Transferees” means any Person to whom the Subscriber is permitted to transfer the Shares prior to the expiration of the Lock-up Period pursuant to Section 4.2;

5.1.3 the term “Lock-Up Period” means the period beginning on the Closing Date and ending on the date that is six (6) months after the Closing Date;

5.1.4 the term “Transfer” means the (A) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

5.2 Notwithstanding the restriction set forth in Section 4.3, the Subscriber or its Permitted Transferees may Transfer the Shares during the Lock-Up Period (i) to Subscriber’s officers or directors, (ii) to any Affiliates of the Subscriber; (iii) in respect of (i) or (ii), in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (iv) in respect of (i), (ii) or (iii), in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; or (v) by virtue of the laws of the State of Delaware.

5.3 The Subscriber hereby agrees that it shall not, and shall cause any of its Permitted Transferees not to, Transfer any Shares during the Lock-Up Period.

5.4 If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and the Issuer shall refuse to recognize any such transferee of the Shares as one of its equity holders for any purpose. In order to enforce this Section 4, the Issuer may impose stop-transfer instructions with respect to the Shares (and any permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(a) During the Lock-Up Period, each certificate (if any are issued) evidencing any Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SUBSCRIPTION AGREEMENT, DATED AS OF MARCH [●], 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH SUBSCRIPTION AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) For the avoidance of any doubt, the Subscriber shall retain all of its rights as a shareholder of the Issuer with respect to the Shares during the Lock-Up Period, including the right to vote any Shares.

5.5 Pursuant that certain registration rights agreement among the Issuer and the Subscriber, among others, to be entered into contemporaneously with Closing, the Issuer will grant certain registration rights to the Subscriber for resale of the Shares under the Securities Act.

6. Termination. Except for the provisions of this Section 5 and Section 6, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) the Merger Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of the Company and each of the parties hereto to terminate this Subscription Agreement and (iii) the date that is six months from the date hereof, if the Closing has not occurred by such date;; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities, or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement (if applicable), and any monies paid by the Subscriber to the Issuer in connection herewith shall promptly (and in any event within one (1) Business Day) following a termination be returned to the Subscriber without any deduction for or on account of any tax withholding, charges or set-off, in each case, to the extent permitted by law.

7. Miscellaneous.

7.1 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order, or cause to be taken, all things necessary, proper or advisable to consummate the Subscription as contemplated by this Subscription Agreement on the terms and conditions described herein no later than immediately prior to the Closing.

7.1.1 Subscriber acknowledges that the Issuer, the Company, and others will rely on the acknowledgments, understandings, agreements, representations, and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and the Company if any of the acknowledgments, understandings, agreements, representations, and warranties set forth herein are no longer accurate in all material respects.

7.1.2 Each of the Issuer, Subscriber, and the Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

7.1.3 The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall promptly provide such information as may be reasonably requested to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Issuer expressly agrees to keep any such information provided by the Subscriber confidential, except as required by the applicable securities laws or pursuant to proceedings of regulatory authorities.

7.1.4 Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

7.1.5 Each of Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper, or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.

7.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(a)	if to Subscriber, to such address or addresses set forth on Subscriber’s signature page hereto;

(b)	if to the Issuer, to:

Good Works Acquisition Corp.
4265 San Felipe

Houston, TX 77027
Attention:      Cary Grossman
Email: cgrossman@shorelinecapitaladvisors.com

with a required copy (which copy shall not constitute notice) to:

Schiff Hardin LLP

901 K Street NW Suite 700

Washington, DC 20001
Attention: Ralph De Martino
Email: rdemartino@schiffhardin.com

(c)	if to the Company, to:

Cipher Mining Technologies Inc.
222 Purchase Street, #290
Rye, NY 10580
United States of America

Attn:  Tyler Page
E-mail:      Tyler.page@ciphermining.com

with a copy (which shall not constitute notice) to:

Latham & Watkins (London) LLP

99 Bishopsgate

London EC2M 3XF

United Kingdom

Attn:	J. David Stewart

Ryan Maierson

E-mail:	j.david.stewart@lw.com ryan.maierson@lw.com

7.3 Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations, and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

7.4 Modifications; Amendments; Waivers. This Subscription Agreement may not be amended, modified, supplemented, or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement, or waiver is sought and (ii) without the prior written consent of the Company. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereto or the exercise of any other right or power.

7.5 Assignment. Neither this Subscription Agreement nor any rights, interests, or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the Company and the other party hereto (other than the Shares acquired hereunder and then only in accordance with this Subscription Agreement).

7.6 Benefit.

7.6.1 Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants, and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives, and permitted assigns. The parties hereto agree that each of the Company and its subsidiaries are express third-party beneficiaries (the “Beneficiaries”) of this Subscription Agreement. Each of the parties hereto acknowledge and agree that (i) each of the Beneficiaries shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause the Issuer to cause, or directly cause, Subscriber to pay the Purchase Price and cause the Closing to occur substantially concurrently with the Transactions, and (ii) without in any way limiting the foregoing, the Company is an express-third party beneficiary of Sections 3 (Closing), 5, (Termination), 6.1 (Further Assurances), 6.4 (Modifications and Amendments), 6.5 (Assignment), 6.11 (Remedies) and 7.2 (Cleansing Statement; Disclosure ) and shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of its rights referenced therein. Each party hereto further agrees that each of the Beneficiaries is an express third-party beneficiary of this Section 6.6 and that none of the parties hereto or any of the Beneficiaries shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.6.1, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond of similar instrument.

7.6.2 Each of the Issuer and Subscriber acknowledges and agrees that (i) this Subscription Agreement is being entered into in order to induce each of the parties to the Merger Agreement to execute and deliver the Merger Agreement and without the representations, warranties, covenants, and agreements of the Issuer and Subscriber hereunder, the Company would not enter into the Merger Agreement, and (ii) each representation, warranty, covenant, and agreement of the Issuer and Subscriber hereunder is being made also for the benefit of the Company and the Beneficiaries.

7.6.3 Each of the Issuer and Subscriber further acknowledge and agree that the Placement Agents are third-party beneficiaries of the representations and warranties of the Issuer and Subscriber contained in this Subscription Agreement.

7.7 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort, or any other theory) or the negotiation, execution, performance, or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, including its statute of limitations, without giving effect to principles or rules of conflicts of law thereof to the extent they would require or permit the application of laws or statute of limitations of another jurisdiction.

7.8 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum, or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2, and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.8, a party may commence any action, claim, cause of action, or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

7.9 Severability. If any provision of this Subscription Agreement shall be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

7.10 No Waiver of Rights, Powers, and Remedies. No failure or delay by a party hereto in exercising any right, power, or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power, or remedy of such party. No single or partial exercise of any right, power, or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power, or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.11 Remedies.

7.11.1 The parties agree that the Issuer and the Beneficiaries would suffer irreparable damage if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the Issuer and each of the Beneficiaries shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the Issuer and each of the Beneficiaries to cause the parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement (including, for the avoidance of doubt, the right to directly enforce each of the covenants and agreements of Subscriber under this Subscription Agreement). The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.11 is unenforceable, invalid, contrary to applicable law, or inequitable for any reason, and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any Action for which any of the Beneficiaries is being granted an award of money damages, each of the Issuer and Subscriber agrees that such damages, to the extent payable by such party, shall include, without limitation, damages related to the cash consideration that is or was to be paid to the Company and any Pre-Closing Holder under the Merger Agreement and/or in connection with this Subscription Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Merger Agreement and/or this Subscription Agreement.

7.11.2 The parties acknowledge and agree that this Section 6.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

7.11.3 In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument, or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the reasonable and documented out-of-pocket costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument, or certificate contemplated hereby, and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument, or certificate contemplated hereby or thereby.

7.12 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants, and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

7.13 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.14 Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, email, or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.15 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts, and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization, or the like occurring after the date hereof.

7.16 Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of the parties and shall not be construed for or against any party hereto.

8. Cleansing Statement; Disclosure.

8.1 The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one (1) or more press releases or file with the Commission a Current Report on Form 8-K (collectively the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transactions and any other material, nonpublic information that the Issuer, the Company, any of their respective subsidiaries or any of their respective officers, directors, employees, affiliates or agents has provided to the Subscriber at any time. prior to the filing of such Disclosure Document. As of immediately following the filing of the Disclosure Document, to the knowledge of the Issuer, the Subscriber shall not be in possession of any material, non-public information received from the Issuer, the Company, any of their respective subsidiaries or any of their respective officers, directors, employees, affiliates or agents that is not disclosed in the Disclosure Document or in prior filings with the Commission. In addition, effective upon the filing of the Disclosure Document, the Issuer acknowledges and agrees that any and all confidentiality obligations under any agreement, whether written or oral, between the Issuer or any of its agents, on the one hand, and the Subscriber or any of its affiliates, on the other hand, shall terminate and be of no further force or effect.

8.2 Subscriber hereby consents to the publication and disclosure in (i) the Form 8-K filed by the Issuer with the Commission in connection with the execution and delivery of the Merger Agreement, the Proxy Statement, or any other filing with the Commission pursuant to applicable securities laws, in each case, as and (ii) to the extent required by the federal securities laws or, exchange rules, the Commission or any other securities authorities, and (iii) any other filings, documents or communications provided by the Issuer or the Company to any governmental authority or to securityholders of the Issuer, in each case, as and to the extent required by applicable law or the Commission or any other governmental authority, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements, and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by the Issuer and/or the Company, a copy of this Subscription Agreement. Subscriber will promptly provide any information reasonably requested by the Issuer and/ or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission). Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not (and shall cause the Company not to), without the prior written consent of the Subscriber, publicly disclose the name of the Subscriber or any of its affiliates or advisers, or include the name of the Subscriber or any of its affiliates or advisers, in any press release or marketing materials.

9. Trust Account Waiver. Subscriber acknowledges that the Issuer has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). Subscriber agrees that (i) it has no right, title, interest, or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest, or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Subscription Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Subscription Agreement; provided, however, that nothing in this Section 8 shall be deemed to limit Subscriber’s right, title, interest, or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including any redemption right with respect to any such securities of the Issuer. In the event Subscriber has any Claim against the Issuer under this Subscription Agreement, Subscriber shall pursue such Claim solely against the Issuer and its assets outside the Trust Account and not against the property or any monies in the Trust Account. Subscriber agrees and acknowledges that such waiver is material to this Subscription Agreement and has been specifically relied upon by the Issuer to induce the Issuer to enter into this Subscription Agreement and Subscriber further intends and understands such waiver to be valid, binding, and enforceable under applicable law. In the event Subscriber, in connection with this Subscription Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of the Issuer’s stockholders, whether in the form of monetary damages or injunctive relief, Subscriber shall be obligated to pay to the Issuer all of its legal fees and costs in connection with any such action in the event that the Issuer prevails in such action or proceeding.

10. Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of the Issuer to the public without registration are available to holders of the Issuer’s common stock and for so long as the Subscriber holds Shares, the Issuer agrees to use commercially reasonable efforts to:

10.1 make and keep public information available, as those terms are understood and defined in Rule 144;

10.2 file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

10.3 furnish to Subscriber, promptly upon Subscriber’s reasonable request, (i) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer, and (iii) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

If in the opinion of counsel to the Issuer, it is then permissible to remove the restrictive legend from the Shares pursuant to Rule 144 under the Securities Act, then at Subscriber’s request, the Issuer will request its transfer agent to remove the legend set forth in Section 2.1.6. In connection therewith, if reasonably required by the Issuer’s transfer agent, the Issuer will, at Subscriber’s sole expense, reasonably promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates, and directions required by the transfer agent from the Issuer or Subscriber that authorize and direct the transfer agent remove the restrictive legend from such Shares; provided, that, notwithstanding the foregoing, the Issuer will not be required to deliver any such opinion, authorization, certificate, or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

GOOD WORKS ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Subscription Agreement]

Accepted and agreed this [●] day of [●], 2021.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: March [●], 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above.)	(Please print. Please indicate name and capacity of person signing above.)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above.)

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property

Subscriber’s EIN: _________________________	Joint Subscriber’s EIN:_____________________________
Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip	City, State, Zip

Attn: ___________________________________	Attn: ___________________________________
Telephone No.: ________________________________	Telephone No.: __________________________________
Facsimile No.: _________________________________	Facsimile No.: __________________________________

Aggregate Number of Shares subscribed for:

Five million (5,000,000)

Aggregate Purchase Price:

$50,000,000.00

[Signature Page to Subscription Agreement]

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

The Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Subscriber (Please check the applicable subparagraphs):

☐ The Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and:

☐	is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐	is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”);

☐	is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐	is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐	is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐	is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐	is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

☐	is an investment adviser registered under the Investment Advisers Act;

☐ The Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Subscriber;

☐ The Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐ The Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

☐ The Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐ The Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

[1]	Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

Rule 501(a) of Regulation D under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, partnership, or limited liability company, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D;

☐	Any entity in which all of the equity owners are institutional “accredited investors.”

☐	Any entity, of a type not listed in paragraphs a(1), a(2), a(3), a(7), or (a)(8) of Rule 501(a) of Regulation D under the Securities Act, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; or

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1 million.

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	Any entity in which all of the equity owners are accredited investors as determined under any of the two immediately preceding sections above.

EXHIBIT B

Form of Subscription Agreement

See attached.

EXHIBIT B

FORM OF

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this [●] day of [●], 2021, by and among Good Works Acquisition Corp., a Delaware corporation (the “Issuer”), and the undersigned (“Subscriber”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, the Issuer, Cipher Mining Technologies, Inc., a Delaware corporation (the “Company”), and the other parties named therein will concurrently with the execution of this Subscription Agreement, enter into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, amended and restated, modified, supplemented, or waived from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which the Issuer, its merger subsidiary and the Company shall enter into a business combination transaction, with the Company surviving as the surviving entity, on the terms and subject to the conditions set forth therein (together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer that number of shares of the common stock of the Issuer, par value $0.001 per share (the “Common Stock”), set forth on Subscriber’s signature page hereto (the “Shares”) for a purchase price of $10.00 per share, for the aggregate purchase price set forth on Subscriber’s signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein; and

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) (each, an “Other Subscriber”) have, severally and not jointly, entered into separate subscription agreements with the Issuer (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed to purchase Common Stock on the Closing Date at the same per share purchase price as the Subscriber, and the aggregate amount of securities to be sold by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, [●] shares of Common Stock and the aggregate value of the consideration received by the Issuer in connection with the purchase and sale of the Shares equals $[●].

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”).

2. Representations, Warranties, and Agreements.

2.1 Subscriber’s Representations, Warranties, and Agreements. To induce the Issuer to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:

2.1.1 Subscriber has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver, and perform its obligations under this Subscription Agreement.

2.1.2 This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement has been duly authorized, executed and delivered by the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).

2.1.3 The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries, if any, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license, or other agreement or instrument to which Subscriber or any of its subsidiaries, if any, is a party, or by which Subscriber or any of its subsidiaries, if any, is bound or to which any of the property or assets of Subscriber or any of its subsidiaries, if any, is subject, which would reasonably be expected to have an adverse effect on the ability of Subscriber to enter into and timely perform its obligations under, this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries, if any, or (iii) result in any violation of any law, statute or any judgment, order, rule, regulation or other legally enforceable requirement of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries, if any, or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4 Subscriber is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement.

2.1.5 Subscriber is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) satisfying the applicable requirements set forth on Schedule I attached hereto, (ii) an institutional account as defined in FINRA Rule 4512(c), (iii) acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties, and agreements herein on behalf of each owner of each such account, and (iv) not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I attached hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

2.1.6 Subscriber is a sophisticated investor, experienced in investing in securities transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and has exercised independent judgment in evaluating its participation in the purchase of the Shares.

2.1.7 Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Subscriber understands that the Shares may not be resold, transferred, pledged, or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Shares (if any) shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge, or transfer of any of the Shares.

2.1.8 Subscriber understands and agrees that Subscriber is purchasing the Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants, or agreements made to Subscriber by the Issuer, the Company, the Placement Agents (as defined below) or any of their respective affiliates, officers or directors, expressly or by implication, other than those representations, warranties, covenants, and agreements expressly set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Subscription Agreement.

2.1.9 Subscriber represents and warrants that it (i) is purchasing the Shares for investment, (ii) has no current plan or intention to dispose of or otherwise transfer the Shares and (iii) is under no binding agreement to dispose of or otherwise transfer the Shares.

2.1.10 2.1.10 If Subscriber is an employee benefit plan that is subject to Title 1 of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Subscriber represents and warrants that its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISAthe Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law. In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the Issuer’s representations, warranties and agreements in Section 2.2 hereof. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone other than the Issuer concerning the Issuer, the Company or the Shares or the offer and sale of the Shares. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Issuer, the Company, and the Transactions and has made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Shares. Subscriber acknowledges that it has reviewed the SEC Documents (as defined below). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers, and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed reasonably necessary to make an investment decision with respect to the Shares. Subscriber acknowledges that the Placement Agents (as defined below) and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Issuer, the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Issuer and/or the Company. Subscriber acknowledges that (i) it has not relied on any statements or other information provided by any Placement Agent or any of the Placement Agents’ respective affiliates with respect to its decision to invest in the Shares, including information related to the Issuer, the Company, the Shares and the offer and sale of the Shares, (ii) none of the Placement Agents or any of their respective affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Shares and (iii) in connection with the issue and purchase of the Shares, none of the Placement Agents has acted as the Subscriber’s financial advisor or fiduciary.

2.1.11 Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber and the Issuer or its representative. Subscriber has a pre-existing substantive relationship (as interpreted in guidance from the Commission (as defined below) under the Securities Act) with the Issuer or its representative, and the Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or its representative. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that it has not become aware of this offering (i) by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, or (ii) in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.1.12 Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal, and tax advice as Subscriber has considered necessary to make an informed investment decision. The Subscriber understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.13 Alone, or together with any professional advisor(s), if any, Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.14 Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.15 Neither Subscriber nor any of its directors, officers, employees or other persons acting on behalf of Subscriber for the purposes of this Subscription Agreement is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any other Executive Order issued by the President of the United States and administered by OFAC (collectively, “OFAC Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided, that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.

2.1.16 If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA), or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S., or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account, or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, Subscriber represents and warrants that neither the Issuer nor any of its affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold, or transfer the Shares.

2.1.17 Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding, or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.18 The Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, including all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers, of the Common Stock or the Shares until the consummation of the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms).

2.1.19 No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Issuer as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the Closing as a result of the purchase and sale of Shares hereunder.

2.1.20 Subscriber has, and on each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3 will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 3. Subscriber is an entity having total liquid assets and net assets in excess of the Purchase Price as of the date hereof and as of each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3.

2.1.21 The Subscriber hereby acknowledges that it has been informed that (a) each of J.P. Morgan Securities LLC (“J.P. Morgan”) and Wells Fargo Securities, LLC (“Wells Fargo” and together with J.P. Morgan, in their respective capacities as placement agents with respect to the issuance and sale of the Shares pursuant to this Subscription Agreement and the Other Subscription Agreements, the “Placement Agents”) is each acting solely as Placement Agent in connection with the Transactions and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the undersigned, the Company or any other person or entity in connection with the Transactions, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transactions, (c) the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transactions, and (d) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, to the Subscriber, or to any person claiming through the Subscriber, in respect of the Transactions.

2.1.22 No broker, finder, or other financial consultant has acted on behalf of or at the direction of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer, the Company or any of their respective subsidiaries.

2.2 Issuer’s Representations, Warranties, and Agreements. For purposes of this Section 2.2, the term “Issuer” shall refer to the Issuer as of the date hereof and, for purposes of only the representations contained in Sections 2.2.5, 2.2.9, 2.2.15, 2.2.17 and 2.2.18 and to the extent such representations and warranties are made as of the Closing, the combined company after giving effect to the Transactions. To induce Subscriber to purchase the Shares, the Issuer hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1 The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Delaware General Corporation Law (“DGCL”), with corporate power and authority to own, lease, and operate its properties and conduct its business as presently conducted and to enter into, deliver, and perform its obligations under this Subscription Agreement.

2.2.2 The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares will be free and clear of any liens or other restrictions whatsoever in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Shares will be validly issued, fully paid, and non-assessable, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s amended and restated certificate of incorporation or under the DGCL or otherwise.

2.2.3 This Subscription Agreement has been duly authorized and validly executed and delivered by the Issuer and, assuming that this Subscription Agreement has been duly authorized, executed and delivered by Subscriber, is the valid and binding obligation of the Issuer and is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).

2.2.4 The execution, delivery, and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), issuance and sale of the Shares, and the consummation of the Transactions and certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license, or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, which would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) or a material adverse effect on the assets, business, results of operation or financial operations of the Issuer and its subsidiaries, taken as a whole (including the combined company after giving effect to the Transaction), or prevents, materially impairs, materially delays or materially impedes the legal authority of the Issuer to enter into and timely perform its obligations under this Subscription Agreement or the Merger Agreement or to consummate the Transactions or the validity or enforceability of the Shares (collectively, an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries, or (iii) result in any violation of any law, statute or any judgment, order, rule, regulation or other legally enforceable requirement of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of its and their respective properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.2.5 The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or self-regulatory organization in connection with the execution, delivery and performance of this Subscription Agreement or the Transactions (including, without limitation, the issuance of the Shares), other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or similar antitrust laws, (iv) filings required by Nasdaq Stock Market LLC (“Nasdaq”), including with respect to obtaining Issuer stockholder approval, (v) consents, waivers, authorizations or filings that have been obtained or made on or prior to the Subscription, and (vi) where the failure of which to obtain would not reasonably be expected to have an Issuer Material Adverse Effect or have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.

2.2.6 Concurrently with the execution and delivery of this Subscription Agreement, the Issuer is entering into the Other Subscription Agreements providing for the sale of an aggregate of [●] Shares for an aggregate value equal to $[●] (including the Shares purchased and sold under this Subscription Agreement). There are no Other Subscription Agreements, side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any Other Subscriber or any other investor or potential investor with respect to the purchase of equity securities of the Issuer (other than pursuant to the Merger Agreement) which include economic terms that are materially more advantageous to any such Other Subscriber, investor or potential investor (as compared to Subscriber).

2.2.7 Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement and each of the Other Subscription Agreements, no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to Subscriber and the Other Subscribers pursuant to the Other Subscription Agreements.

2.2.8 The Issuer is, and since its date of incorporation, has been, operating in all material respects in a manner that is customary for businesses similar to the Issuer, and the Issuer is conducting and, since its date of incorporation, has conducted its business in material compliance with all applicable laws.

2.2.9 The Issuer is in compliance with all applicable laws, except where such non-compliance would not have a Material Adverse Effect. The Issuer has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, have an Issuer Material Adverse Effect.

2.2.10 The issued and outstanding shares of Common Stock of the Issuer are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “GWAC” (it being understood that the trading symbol will be changed in connection with the Closing). There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the Commission, respectively, to prohibit or terminate the listing of the Issuer’s Common Stock on Nasdaq or to deregister the Common Stock under the Exchange Act. The Issuer has taken no action that is designed to terminate, or that would reasonably be expected to result in the termination of the registration of the Common Stock under the Exchange Act.

2.2.11 The Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct, and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement, and other documents filed by the Issuer with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception and through the date hereof. There are, and upon Closing there shall be, no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.2.12 The Proxy Statement (as defined in the Merger Agreement), when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.2.13 As of the date hereof and as of immediately prior to the Transactions, the authorized capital stock of the Issuer is 100,000,000 shares, consisting of (a) 100,000,000 shares of Common Stock, par value $0.001 per share, and (b) 1,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Shares”). As of the date hereof: (i) no Preferred Shares are issued and outstanding; (ii) 21,478,000 shares of Common Stock are issued and outstanding; and (iii) 8,614,000 warrants to purchase shares of Common Stock (the “Warrants”) are outstanding. All (A) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (B) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements and the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any shares of Common Stock, or any other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares or the shares to be issued pursuant to any Other Subscription Agreement, that have not been or will not be validly waived on or prior to the Closing Date.

2.2.14 The Issuer is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940.

2.2.15 Neither the Issuer nor, to the knowledge of the Issuer, any of its officers, in their capacities as such, or the Company, is the subject of or engaged in any action before a governmental authority, arbitration or other dispute resolution process before a third party unrelated to the dispute, whether as claimant, defendant or otherwise, and no such litigation, arbitration or dispute resolution process is pending or threatened in writing on the date hereof, in each case, that would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect. As of the date hereof, the Issuer is not, nor to the knowledge of the Issuer is any of its officers, in their capacities as such, or the Company, subject to any settlement agreements or arrangements, whether written or oral, or is in discussions for a settlement or arrangement, regarding any disputes or claims, in each case, that would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect. As of the date of this Subscription Agreement, neither the Issuer nor the Company is a party to or subject to the provisions of any outstanding or unsatisfied judgment, order, writ, injunction, decree or award of any governmental authority (except if generally applicable without the Issuer being named therein) that would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

2.2.16 Other than to the Placement Agents, no broker, finder, or other financial consultant has acted on behalf of or at the direction of the Issuer in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

2.2.17 Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares, and are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.18 Except as would not reasonably be expected to have an Issuer Material Adverse Effect, (i) the Issuer and its subsidiaries own or possess valid and adequate rights to use any and all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in or necessary for the conduct of their respective businesses as presently conducted and as described and as proposed to be conducted, in the SEC Documents, (ii) the conduct of their respective businesses does not conflict in any material respect with any such rights of others, and (iii) the Issuer and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or violation of, or conflict with, any intellectual property right of others.

2.2.19 Since its date of incorporation, neither the Issuer nor, to the Issuer’s knowledge, any of its representatives, have directly or indirectly paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other government official or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of any governmental authority to obtain or retain business, or direct business to any person or to secure any other improper benefit or advantage in each case in violation in any material respect any Anti-Corruption Laws (as defined in the Merger Agreement). The Issuer (x) has instituted policies and procedures designed to ensure compliance with the Anti-Corruption Laws and other anti-bribery, anti-corruption and anti-money laundering laws in each jurisdiction in which the Issuer operates and (y) has maintained such policies and procedures in force. To the Issuer’s knowledge, no government official nor any of his or her immediate family members is an officer or director or owns any securities of the Issuer. Since its date of incorporation, neither the Issuer nor, to the Issuer’s knowledge, any of its representatives, has, or is presently or has agreed to become, engaged in any conduct that violates in any material respect any applicable Anti-Corruption Laws. Since its date of incorporation, to the Issuer’s knowledge, the Issuer is not conducting and has not conducted, directly or indirectly, any business (including, without limitation, sales, reselling, licensing or sub-licensing arrangements, funding, making payments, procuring, insurance or otherwise providing assistance or support in connection with operations, business or any other activity) with or for the direct or indirect benefit of or on behalf of any Sanctioned Person (as defined in the Merger Agreement), nor otherwise violated any applicable Sanction (as defined in the Merger Agreement) or Ex-Im Law (as defined in the Merger Agreement).

2.2.20 As of the date hereof, all representations and warranties of the Company that are contained in the Merger Agreement are true and correct in all material respects, to the knowledge of the Issuer after due inquiry.

3. Settlement Date and Delivery; Closing Conditions.

3.1.1 The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transactions and shall occur immediately prior to and is conditional upon the subsequent occurrence of, consummation of the Transactions. Upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least four (4) Business Days prior to the date that the Issuer reasonably expects all conditions to the closing of the Transactions to be satisfied or waived (the “Expected Closing Date”), Subscriber shall deliver to the Issuer, no later than one (1) Business Day prior to the Expected Closing Date, (x) the Purchase Price for the Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer in escrow until the Closing and (y) such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Shares to Subscriber, including the legal name of the person in whose name the Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or an appropriate duly completed and executed Internal Revenue Service Form W-8. If the Transactions are not consummated on or prior to the fifth (5th) Business Day after the Expected Closing Date, the Issuer shall return the Purchase Price (which shall not include, for the avoidance of doubt, the accrual of any interest) to Subscriber by wire transfer of United States dollars in immediately available funds to an account specified by Subscriber. Notwithstanding such return, Subscriber shall remain obligated to redeliver funds representing the Purchase Price to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice. Unless otherwise agreed by the Company in writing, the Issuer shall deliver the Closing Notice at least four (4) Business Days prior to the date of the Special Meeting. At the Closing, the Issuer shall deliver to Subscriber (i) the Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein or in any other agreement between the Issuer and the Subscriber), in the name of Subscriber (or its nominee in accordance with its delivery instructions) and (ii) a copy of the records of the Issuer’s transfer agent showing the Subscriber (or such nominee or custodian) as the owner of the Shares on and as of the Closing. For purposes of this Subscription Agreement, “Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close. Upon delivery in book-entry form of the Shares to the Subscriber (or its nominee, if applicable), the Purchase Price may be released from escrow.

3.1.2 The obligations of the Issuer to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by the Issuer in writing) of the conditions that, at the Closing:

(1) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality which representations and warranties shall be true and correct in all respects) at and as of the Closing, and consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of such party contained in this Subscription Agreement as of the Closing; and

(2) Subscriber shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement required to be performed or complied with at or prior to the Closing, except where the failure of such performance or compliance would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Subscriber to consummate the Closing.

3.1.3 The obligations of the Subscriber to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by the Subscriber in writing) of the conditions that, at the Closing:

(1) all representations and warranties of the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or an Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing, and consummation of the Closing shall constitute a reaffirmation of each of the applicable representations, warranties and agreements of the Issuer and the combined company contained in this Subscription Agreement as of the Closing;

(2) the Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement required to be performed or complied with at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing;

(3) no suspension of the qualification of the Common Stock for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any such purposes shall have occurred, and the Shares shall have been approved for listing on Nasdaq (subject to official notice of issuance); and

(4) the Merger Agreement shall not have been amended to, and there shall have been no waiver or modification to the Merger Agreement that would, materially and adversely affect the undersigned relative to the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement without the Subscriber’s prior written consent.

3.1.4 The obligations of each of the Issuer and the Subscriber to consummate the transactions contemplated hereunder are subject to the satisfaction of the conditions that, at the Closing:

(1) no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award after the date hereof which is then in effect and has the effect of making the Subscription illegal or otherwise prohibiting consummation of the Subscription;

(2) all conditions precedent to the closing of the Transactions set forth in the Merger Agreement, including all necessary approvals of the Issuer’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions that may only be satisfied at the closing of the Transactions, but subject to the satisfaction or waiver of such conditions as of the closing of the Transactions); and

(3) the Transactions shall have been or will be consummated concurrently with the Closing.

4. Registration Statement.

4.1 The Issuer agrees that, within thirty (30) calendar days after the consummation of the Transactions (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Shares (the “Registrable Securities”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof (such date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling shareholders questionnaire in customary form to the Issuer that contains the information required by Commission rules for a Registration Statement regarding Subscriber, the securities of the Issuer held by Subscriber, and the intended method of disposition of the Registrable Securities to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. Any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 4. Unless required under applicable laws and Commission rules, in no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement; provided, that if the Subscriber is required to be so identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw its Registrable Securities from the Registration Statement.

4.2 In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense, the Issuer shall:

4.2.1 except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption, or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities; (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (iii) three years from the date of the effectiveness of the Registration Statement;

4.2.2 advise Subscriber as expeditiously as reasonably possible (and not later than within three (3) Business Days)::

(a) when a Registration Statement or any post-effective amendment thereto has become effective;

(b) after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(c) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above may constitute material, nonpublic information regarding the Issuer; Subscriber hereby consents to receipt of any material, non-public information with respect to the occurrence of the events listed in (a) through (d) above;

4.2.3 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

4.2.4 upon the occurrence of any event contemplated in Section 4.2.2(d), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document, so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

4.2.5 use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Issuer’s Common Stock is then listed.

4.3 Notwithstanding anything to the contrary in this Subscription Agreement, if the Commission prevents the Issuer from including in the Registration Statement any or all of the Shares due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the Subscriber, the Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, the Issuer shall use commercially reasonable efforts to amend the Registration Statement or file a new Registration Statement to register such Shares not included in the initial Registration Statement.

4.4 Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if it determines that in order for the Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Issuer’s board of directors reasonably believes would require additional disclosure by Issuer in the Registration Statement of material information that Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Issuer’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two (2) occasions or for more than forty-five (45) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (a) it will immediately discontinue offers and sales of the Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (b) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer as required by law. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (1) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory, or professional requirements, or (B) in accordance with a bona fide pre-existing document retention policy, or (2) to copies stored electronically on archival servers as a result of automatic data back-up.

5. Termination. Except for the provisions of this Section 5 and Section 6, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) the Merger Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of the Company and each of the parties hereto to terminate this Subscription Agreement and (iii) the date that is six months from the date hereof, if the Closing has not occurred by such date;; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities, or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement (if applicable), and any monies paid by the Subscriber to the Issuer in connection herewith shall promptly (and in any event within one (1) Business Day) following a termination be returned to the Subscriber without any deduction for or on account of any tax withholding, charges or set-off, in each case, to the extent permitted by law.

6. Miscellaneous.

6.1 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order, or cause to be taken, all things necessary, proper or advisable to consummate the Subscription as contemplated by this Subscription Agreement on the terms and conditions described herein no later than immediately prior to the Closing.

6.1.1 Subscriber acknowledges that the Issuer, the Company, and others will rely on the acknowledgments, understandings, agreements, representations, and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and the Company if any of the acknowledgments, understandings, agreements, representations, and warranties set forth herein are no longer accurate in all material respects.

6.1.2 Each of the Issuer, Subscriber, and the Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3 The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall promptly provide such information as may be reasonably requested to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Issuer expressly agrees to keep any such information provided by the Subscriber confidential, except as required by the applicable securities laws or pursuant to proceedings of regulatory authorities.

6.1.4 Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

6.1.5 Each of Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper, or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.

6.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(a)	if to Subscriber, to such address or addresses set forth on Subscriber’s signature page hereto;

(b)	if to the Issuer, to:

Good Works Acquisition Corp.
4265 San Felipe

Houston, TX 77027
Attention: Cary Grossman
Email: cgrossman@shorelinecapitaladvisors.com

with a required copy (which copy shall not constitute notice) to:

Schiff Hardin LLP

901 K Street NW Suite 700

Washington, DC 20001]
Attention: Ralph De Martino
Email: rdemartino@schiffhardin.com

(c)	if to the Company, to:

Cipher Mining Technologies Inc.
222 Purchase Street, #290
Rye, NY 10580
United States of America

Attn:    Tyler Page
E-mail: Tyler.page@ciphermining.com

with a copy (which shall not constitute notice) to:

Latham & Watkins (London) LLP

99 Bishopsgate

London, EC2M 3XF

United Kingdom
Attn:     J. David Stewart

        Ryan Maierson
E-mail:  j.david.stewart@lw.com

        ryan.maierson@lw.com

6.3 Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations, and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.4 Modifications; Amendments; Waivers. This Subscription Agreement may not be amended, modified, supplemented, or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement, or waiver is sought and (ii) without the prior written consent of the Company. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereto or the exercise of any other right or power.

6.5 Assignment. Neither this Subscription Agreement nor any rights, interests, or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the Company and the other party hereto (other than the Shares acquired hereunder and then only in accordance with this Subscription Agreement).

6.6 Benefit.

6.6.1 Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants, and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives, and permitted assigns. The parties hereto agree that each of the Company and its subsidiaries are express third-party beneficiaries (the “Beneficiaries”) of this Subscription Agreement. Each of the parties hereto acknowledge and agree that (i) each of the Beneficiaries shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause the Issuer to cause, or directly cause, Subscriber to fund the Purchase Price and cause the Closing to occur substantially concurrently with the Transactions, and (ii) without in any way limiting the foregoing, the Company is an express-third party beneficiary of Sections 3 (Closing), 5, (Termination), 6.1 (Further Assurances), 6.4 (Modifications and Amendments), 6.5 (Assignment), 6.11 (Remedies) and 7.2 (Cleansing Statement; Disclosure ) and shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of its rights referenced therein. Each party hereto further agrees that each of the Beneficiaries is an express third-party beneficiary of this Section 6.6 and that none of the parties hereto or any of the Beneficiaries shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.6.1, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond of similar instrument.

6.6.2 Each of the Issuer and Subscriber acknowledges and agrees that (i) this Subscription Agreement is being entered into in order to induce each of the parties to the Merger Agreement to execute and deliver the Merger Agreement and without the representations, warranties, covenants, and agreements of the Issuer and Subscriber hereunder, the Company would not enter into the Merger Agreement, and (ii) each representation, warranty, covenant, and agreement of the Issuer and Subscriber hereunder is being made also for the benefit of the Company and the Beneficiaries.

6.6.3 Each of the Issuer and Subscriber further acknowledge and agree that the Placement Agents are third-party beneficiaries of the representations and warranties of the Issuer and Subscriber contained in this Subscription Agreement.

6.7 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort, or any other theory) or the negotiation, execution, performance, or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, including its statute of limitations, without giving effect to principles or rules of conflicts of law thereof to the extent they would require or permit the application of laws or statute of limitations of another jurisdiction.

6.8 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum, or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2, and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.8, a party may commence any action, claim, cause of action, or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.9 Severability. If any provision of this Subscription Agreement shall be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.10 No Waiver of Rights, Powers, and Remedies. No failure or delay by a party hereto in exercising any right, power, or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power, or remedy of such party. No single or partial exercise of any right, power, or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power, or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11 Remedies.

6.11.1 The parties agree that the Issuer and the Beneficiaries would suffer irreparable damage if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the Issuer and each of the Beneficiaries shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the Issuer and each of the Beneficiaries to cause the parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement (including, for the avoidance of doubt, the right to directly enforce each of the covenants and agreements of Subscriber under this Subscription Agreement). The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.11 is unenforceable, invalid, contrary to applicable law, or inequitable for any reason, and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any Action for which any of the Beneficiaries is being granted an award of money damages, each of the Issuer and Subscriber agrees that such damages, to the extent payable by such party, shall include, without limitation, damages related to the cash consideration that is or was to be paid to the Company and any Pre-Closing Holder under the Merger Agreement and/or in connection with this Subscription Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Merger Agreement and/or this Subscription Agreement.

6.11.2 The parties acknowledge and agree that this Section 6.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.11.3 In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument, or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the reasonable and documented out-of-pocket costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument, or certificate contemplated hereby, and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument, or certificate contemplated hereby or thereby.

6.12 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants, and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

6.13 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14 Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, email, or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts, and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization, or the like occurring after the date hereof.

6.16 Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of the parties and shall not be construed for or against any party hereto.

7. Cleansing Statement; Disclosure.

7.1 The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one (1) or more press releases or file with the Commission a Current Report on Form 8-K (collectively the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transactions and any other material, nonpublic information that the Issuer, the Company, any of their respective subsidiaries or any of their respective officers, directors, employees, affiliates or agents has provided to the Subscriber at any time. prior to the filing of such Disclosure Document. As of immediately following the filing of the Disclosure Document, to the knowledge of the Issuer, the Subscriber shall not be in possession of any material, non-public information received from the Issuer, the Company, any of their respective subsidiaries or any of their respective officers, directors, employees, affiliates or agents that is not disclosed in the Disclosure Document or in prior filings with the Commission. In addition, effective upon the filing of the Disclosure Document, the Issuer acknowledges and agrees that any and all confidentiality obligations under any agreement, whether written or oral, between the Issuer or any of its agents, on the one hand, and the Subscriber or any of its affiliates, on the other hand, shall terminate and be of no further force or effect.

7.2 Subscriber hereby consents to the publication and disclosure in (i) the Form 8-K filed by the Issuer with the Commission in connection with the execution and delivery of the Merger Agreement, the Proxy Statement, or any other filing with the Commission pursuant to applicable securities laws, in each case, as and (ii) to the extent required by the federal securities laws or, exchange rules, the Commission or any other securities authorities, and (ii) any other filings,documents or communications provided by the Issuer or the Company to any governmental authority or to securityholders of the Issuer, in each case, as and to the extent required by applicable law or the Commission or any other governmental authority, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements, and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by the Issuer and/or the Company, a copy of this Subscription Agreement. Subscriber will promptly provide any information reasonably requested by the Issuer and/ or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission). Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not (and shall cause the Company not to), without the prior written consent of the Subscriber, publicly disclose the name of the Subscriber or any of its affiliates or advisers, or include the name of the Subscriber or any of its affiliates or advisers, in any press release or marketing materials.

8. Trust Account Waiver. Subscriber acknowledges that the Issuer has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). Subscriber agrees that (i) it has no right, title, interest, or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest, or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Subscription Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Subscription Agreement; provided, however, that nothing in this Section 8 shall be deemed to limit Subscriber’s right, title, interest, or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including any redemption right with respect to any such securities of the Issuer. In the event Subscriber has any Claim against the Issuer under this Subscription Agreement, Subscriber shall pursue such Claim solely against the Issuer and its assets outside the Trust Account and not against the property or any monies in the Trust Account. Subscriber agrees and acknowledges that such waiver is material to this Subscription Agreement and has been specifically relied upon by the Issuer to induce the Issuer to enter into this Subscription Agreement and Subscriber further intends and understands such waiver to be valid, binding, and enforceable under applicable law. In the event Subscriber, in connection with this Subscription Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of the Issuer’s stockholders, whether in the form of monetary damages or injunctive relief, Subscriber shall be obligated to pay to the Issuer all of its legal fees and costs in connection with any such action in the event that the Issuer prevails in such action or proceeding.

9. Waiver of Sovereign Immunity. With respect to the liability of Subscriber to perform its obligations under this Agreement, with respect to itself or its property, Subscriber:

9.1 agrees that, for purposes of the doctrine of sovereign immunity, the execution, delivery, and performance by it of this Agreement constitutes private and commercial acts done for private and commercial purposes;

9.2 agrees that, should any proceedings be brought against it or its assets in any jurisdiction in relation to this Agreement or any transaction contemplated by this Agreement in accordance with the terms hereof, Subscriber is not entitled to any immunity on the basis of sovereignty in respect of its obligations under this Agreement, and no immunity from such proceedings (including, without limitation, immunity from service of process from suit, from the jurisdiction of any court, from an order or injunction of such court, or the enforcement of same against its assets) shall be claimed by or on behalf of such party or with respect to its assets;

9.3 waives, in any such proceedings, to the fullest extent permitted by law, any right of immunity which it or any of its assets now has or may acquire in the future in any jurisdiction;

9.4 subject to the terms and conditions hereof, consents generally in respect of the enforcement of any judgment or award against it in any such proceedings to the giving of any relief or the issue of any process in any jurisdiction in connection with such proceedings (including, without limitation, pre-judgment attachment, post judgment attachment, the making, enforcement, or execution against or in respect of any assets whatsoever irrespective of their use or intended use of any order or judgment that may be made or given in connection therewith); and

9.5 specifies that, for the purposes of this provision, “assets” shall be taken as excluding “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed at Vienna, April 18, 1961, “consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963, and military property or military assets or property of the Subscriber.]1

10. Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of the Issuer to the public without registration are available to holders of the Issuer’s common stock and for so long as the Subscriber holds Shares, the Issuer agrees to use commercially reasonable efforts to:

10.1.1 make and keep public information available, as those terms are understood and defined in Rule 144;

10.1.2 file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

10.1.3 furnish to Subscriber, promptly upon Subscriber’s reasonable request, (i) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer, and (iii) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

If in the opinion of counsel to the Issuer, it is then permissible to remove the restrictive legend from the Shares pursuant to Rule 144 under the Securities Act, then at Subscriber’s request, the Issuer will request its transfer agent to remove the legend set forth in Section 2.1.6. In connection therewith, if reasonably required by the Issuer’s transfer agent, the Issuer will, at Subscriber’s sole expense, reasonably promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates, and directions required by the transfer agent from the Issuer or Subscriber that authorize and direct the transfer agent remove the restrictive legend from such Shares; provided, that, notwithstanding the foregoing, the Issuer will not be required to deliver any such opinion, authorization, certificate, or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

[Signature Pages Follow]

[1]	Note to Draft: To be included for all sovereign wealth or similar investors.

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

GOOD WORKS ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Subscription Agreement]

Accepted and agreed this [●] day of [●], 2021.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: [●], 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above.)	(Please print. Please indicate name and capacity of person signing above.)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above.)

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property

Subscriber’s EIN: _________________________________	Joint Subscriber’s EIN: __________________

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip __________________________________	City, State, Zip _________________________

Attn: __________________________________	Attn: ________________________________

Telephone No.: ______________________________	Telephone No.: ________________________

Facsimile No.: ___________________________________	Facsimile No.: _________________________

Aggregate Number of Shares subscribed for:

Aggregate Purchase Price:

$ _________________________________

You must pay the Purchase Price by wire transfer of U.S. $ in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice.

[Signature Page to Subscription Agreement]

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

The Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Subscriber (Please check the applicable subparagraphs):

☐  The Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and:

☐	is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐	is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”);

☐	is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐	is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐	is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐	is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐	is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

☐	is an investment adviser registered under the Investment Advisers Act;

☐ The Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Subscriber;

☐  The Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐  The Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies2 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

☐  The Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐  The Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

[2]	“Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

Rule 501(a) of Regulation D under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, partnership, or limited liability company, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D;

☐	Any entity in which all of the equity owners are institutional “accredited investors.”

☐	Any entity, of a type not listed in paragraphs a(1), a(2), a(3), a(7), or (a)(8) of Rule 501(a) of Regulation D under the Securities Act, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; or

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1 million.

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	Any entity in which all of the equity owners are accredited investors as determined under any of the two immediately preceding sections above.

EXHIBIT C

Form of Company Support Agreement

See attached.

EXHIBIT C

FORM OF

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”) is entered into as of March [__], 2021, by and among, Good Works Acquisition Corp., a Delaware corporation (“GWAC”), Bitfury Top HoldCo B.V., a private company with limited liability (besloten vennootschap) incorporated under the laws of The Netherlands (the “Stockholder”), and Cipher Mining Technologies Inc., a Delaware corporation (the “Company”). Each of GWAC, the Stockholder and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (defined below).

RECITALS

WHEREAS, on the date hereof, GWAC, Currency Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and the Company entered into that certain Merger Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of GWAC, and each share of Company Common Stock will be converted into the right to receive Acquiror Common Stock, in each case, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Stockholder is the record and beneficial owner of the number and type of equity securities of the Company set forth on Schedule A hereto (together with any other equity securities of the Company that the Stockholder acquires record or beneficial ownership after the date hereof, collectively, the “Subject Company Stock”);

WHEREAS, in consideration for the benefits to be received by the Stockholder under the terms of the Merger Agreement and as a material inducement to GWAC agreeing to enter into, and consummate the transactions contemplated by, the Merger Agreement, the Stockholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that GWAC and Merger Sub would not have entered into, and agreed to consummate the transactions contemplated by, the Merger Agreement without the Stockholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Company Stockholder Consent and Related Matters.

(a) Subject to the earlier termination of this Agreement in accordance with its terms, (i) as promptly as reasonably practicable (and in any event within five (5) Business Days) following the time at which the Registration Statement becomes effective under the Securities Act, the Stockholder shall duly execute and deliver to the Company and GWAC the Company Stockholder Approvals under which it shall irrevocably and unconditionally consent to the matters, actions and proposals contemplated by Section 8.02(e) of the Merger Agreement (the “Approval”), including the Merger and any other transactions contemplated by the Merger Agreement to occur at or immediately prior to the Closing (collectively, the “Transactions”) and (ii) without limiting the generality of the foregoing, prior to the Closing, the Stockholder shall vote (or cause to be voted) the Subject Company Stock against and withhold consent with respect to (x) any Acquisition Proposal (including any Superior Proposal) or (y) any other matter, action or proposal that would reasonably be expected to result in (A) a breach of any of the Company’s covenants, agreements or obligations under the Merger Agreement or (B) any of the conditions to the Closing set forth in Sections 9.01 or 9.02 of the Merger Agreement not being satisfied; provided, that in the case of either (i) or (ii), the Merger Agreement shall not have been amended or modified without the Stockholder’s consent (1) to decrease the consideration payable under the Merger Agreement, or (2) to change the form of merger consideration in a manner adverse to the Stockholder.

(b) Without limiting any other rights or remedies of GWAC, the Stockholder hereby irrevocably appoints GWAC or any individual designated by GWAC as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and re-substitution), for and in the name, place and stead of the Stockholder, to attend on behalf of the Stockholder any meeting of the Company Stockholders with respect to the matters described in Section 1(a), to include the Subject Company Stock in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders, to vote (or cause to be voted) the Subject Company Stock or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the Company Stockholders or any action by written consent by the Company Stockholders (including the Company Stockholder Approvals). The proxy granted in this Section 1(a) shall expire upon the termination of this Agreement.

(c) The proxy granted by the Stockholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration of GWAC entering into the Merger Agreement, and agreeing to consummate the transactions contemplated thereby. The proxy granted by the Stockholder pursuant to Section 1(b) is a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Stockholder and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Company Stock.

(d) The Stockholder shall not hereafter, unless and until this Agreement terminates or expires pursuant to its terms, purport to designate any other proxy or power of attorney with respect to the Subject Company Stock or enter into any other agreement, arrangement, or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Subject Company Stock, in each case, with respect to any of the matters set forth herein.

2. Other Covenants and Agreements.

(a) The Stockholder shall be bound by and subject to (i) Section 8.04 (Confidentiality; Publicity) of the Merger Agreement to the same extent as such provisions apply to the parties to the Merger Agreement, and (ii) Section 6.04 (No Claim Against the Trust Account), Section 6.06 (Non-Solicitation; Acquisition Proposals), Section 8.01(c) (Support of Transaction), and Section 11.13 (Trust Account Waiver) of the Merger Agreement to the same extent as such provisions apply to the Company, in each case, mutatis mutandis, as if the Stockholder is directly party thereto. Notwithstanding anything in this Agreement to the contrary, (x) the Stockholder shall not be responsible for the actions of the Company or the Company Board (or any committee thereof) or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 2(a), (y) the Stockholder is not making any representations or warranties with respect to the actions of any of the Company Related Parties, and (z) any breach by the Company of its obligations under the Merger Agreement shall not be considered a breach of this Section 2(a) (it being understood for the avoidance of doubt that the Stockholder shall remain responsible for any breach by it of this Section 2(a)).

(b) The Stockholder acknowledges and agrees that GWAC and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement GWAC and Merger Sub would not have entered into, or agreed to consummate the transactions contemplated by, the Merger Agreement.

3. Stockholder Representations and Warranties. The Stockholder represents and warrants to GWAC as follows:

(a) The Stockholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b) The Stockholder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Merger Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid, legal and binding agreement of the Stockholder (assuming that this Agreement is duly authorized, executed and delivered by GWAC), enforceable against the Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Stockholder with respect to the Stockholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect, or which have already been obtained in advance of the Stockholder’s entry into this Agreement.

(d) None of the execution or delivery of this Agreement by the Stockholder, the performance by the Stockholder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Stockholder’s organizational and governing documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party, (iii) violate, or constitute a breach under, any Governmental Order or applicable Law to which the Stockholder or any of its properties or assets are bound or (iv) other than the restrictions contemplated by this Agreement, result in the creation of any Lien upon the Subject Company Stock, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e) The Stockholder is the record and beneficial owner of the Subject Company Stock and has valid, good and marketable title to the Subject Company Stock, free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Company Organizational Documents). Except for the equity securities of the Company set forth on Schedule A hereto, together with any other equity securities of the Company that the Stockholder acquires record or beneficial ownership of after the date hereof that is either permitted pursuant to, or acquired in accordance with, Section 6.01 of the Merger Agreement, the Stockholder does not own, beneficially or of record, any equity securities of the Company. The Stockholder does not own any right to acquire any equity securities of the Company. The Stockholder has the right to vote (and provide consent in respect of, as applicable) the Subject Company Stock and, except for this Agreement and the Merger Agreement, the Stockholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer any of the Subject Company Stock or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Company Stock, in each case, that could reasonably be expected to (x) impair the ability of the Stockholder to perform its obligations under this Agreement or (y) prevent, impede or delay the consummation of any of the transactions contemplated by this Agreement.

(f) There is no Proceeding pending or, to the Stockholder’s knowledge, threatened against the Stockholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g) The Stockholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, GWAC and (ii) it has been furnished with or given access to such documents and information about GWAC and its respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Ancillary Agreements to which it is or will be a party and the transactions contemplated hereby and thereby.

(h) In entering into this Agreement and the other Ancillary Agreements to which it is or will be a party, the Stockholder has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Agreements to which it is or will be a party and no other representations or warranties of GWAC or Merger Sub (including, for the avoidance of doubt, none of the representations or warranties of GWAC set forth in the Merger Agreement or any other Ancillary Agreement), any of their respective Affiliates or any other Person, either express or implied, and the Stockholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in the Ancillary Agreements to which it is or will be a party, none of GWAC, Merger Sub, any of their respective Affiliates or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Agreements to which it is or will be a party or the transactions contemplated hereby or thereby.

4. Transfer of Subject Securities. Except as expressly contemplated by the Merger Agreement or with the prior written consent of GWAC (such consent to be given or withheld in its sole discretion), from and after the date hereof, the Stockholder agrees not to (a) Transfer any of the Subject Company Stock, (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer the Subject Company Stock or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Stock, or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise). Notwithstanding the foregoing, the Stockholder may transfer its Subject Company Stock to its Affiliates with prior written notice to (but without the consent of) GWAC, subject to any such Affiliate transferee signing a joinder hereto agreeing to be bound by all provisions hereof to the same extent as the Stockholder.

5. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the amendment or modification of the Merger Agreement without the Stockholder’s consent (1) to decrease the consideration payable under the Merger Agreement, or (2) to change the form of merger consideration in a manner adverse to the Stockholder and (d) the effective date of a written agreement of the parties hereto terminating this Agreement. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 5(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii) Section 2(a)(i) (solely to the extent that it relates to Section 8.04 (Confidentiality; Publicity) of the Merger Agreement) and the representations and warranties set forth in Sections 3(g) and 3(h) shall each survive any termination of this Agreement and (iii) Section 2(a)(ii) (solely to the extent that it relates to Section 6.04 (No Claim Against the Trust Account) of the Merger Agreement) shall survive the termination of this Agreement pursuant to Section 5(b). For purposes of this Section 5, (x) “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and (y) “Fraud” means an act or omission by a Party, and requires: (A) a false or incorrect representation or warranty expressly set forth in this Agreement, (B) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (C) an intention to deceive another Party, to induce it to enter into this Agreement, (D) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (E) causing such Party to suffer damage by reason of such reliance.

6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Stockholder makes no agreement or understanding herein in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of the Subject Company Stock and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Stockholder serving in its capacity as a member of the board of directors of the Company or as an officer, employee or fiduciary of the Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company.

7. No Recourse. Except for claims pursuant to the Merger Agreement or any other Ancillary Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against the Company, GWAC or any Affiliate of GWAC, and (b) none of the Company, GWAC or any Affiliate of GWAC shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

8. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)	If to GWAC, to:

Good Works Acquisition Corp.
4265 San Felipe, Suite 603
Houston, 77027

Attn:	Cary Grossman, President
E-mail:	cgrossman@shorelinecapitaladvisors.com

with a copy (which shall not constitute notice) to:

Schiff Hardin LLP
901 K Street NW
Suite 700
Washington, DC 20001

Attn:	Ralph V. De Martino
E-mail:	RDeMartino@schiffhardin.com

(b)	If to Stockholder, to:

Bitfury Top HoldCo B.V.
Strawinskylaan 3051
1077ZX Amsterdam
The Netherlands

Attn:	Oleg Blinkov
E-mail:	oleg.blinkov@bitfury.com
chris.allen@bitfury.com
legal@bitfury.com

with a copy (which shall not constitute notice) to:

Latham & Watkins (London) LLP
99 Bishopsgate
London, EC2M 3XF
United Kingdom

Attn:	J. David Stewart
Ryan Maierson
E-mail:	j.david.stewart@lw.com
ryan.maierson@lw.com

(c)	If to the Company, to:

Cipher Mining Technologies Inc.
222 Purchase Street, #290
Rye, NY 10580
United States of America

Attn:	Tyler Page
E-mail:	Tyler.page@ciphermining.com

with a copy (which shall not constitute notice) to:

Latham & Watkins (London) LLP
99 Bishopsgate
London, EC2M 3XF
United Kingdom

Attn:	J. David Stewart
Ryan Maierson
E-mail:	j.david.stewart@lw.com
ryan.maierson@lw.com

or to such other address or addresses as the Parties may from time to time designate in writing.

9. Entire Agreement. This Agreement, the Merger Agreement and documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

10. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Stockholder and GWAC. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Stockholder without GWAC’s prior written consent (to be withheld or given in its sole discretion).

11. Fees and Expenses. Except as otherwise expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

12. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

13. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties acting as partners or participants in a joint venture.

14. Miscellaneous. Sections 1.02 (Construction), 11.06 (Governing Law), 11.07 (Captions; Counterparts), 11.11 (Severability), 11.12 (Jurisdiction; Waiver of Trial by Jury) and 11.16 (Non-Survival of Representations, Warranties and Covenants) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Company Support Agreement as of the date first above written.

Good Works Acquisition Corp.

By:
Name:
Title:

Bitfury TOP HoldCO B.V.

By:
Name:
Title:

Cipher Mining Technologies Inc.

By:
Name:
Title:

[Signature Page to Company Support Agreement]

Schedule A

HOLDER	NUMBER	TYPE
Bitfury Top HoldCo B.V.	500	shares of common stock, par value $0.001 per share, of Cipher Mining Technologies Inc.

EXHIBIT D

Form of Acquiror Support Agreement

See attached.

EXHIBIT D

FORM OF

ACQUIROR SUPPORT AGREEMENT

This ACQUIROR SUPPORT AGREEMENT (this “Agreement”), dated as of March [_], 2021, is made by and among Good Works Acquisition Corp., a Delaware corporation (“GWAC”), Cipher Mining Technologies Inc., a Delaware corporation (the “Company”) and I-B Good Works, LLC (the “Sponsor”). GWAC, the Company and the Sponsor shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, GWAC, the Company and Currency Merger Sub, Inc., a Delaware corporation, entered into that certain Merger Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, Sponsor is the record and beneficial owner of issued and outstanding shares of GWAC as set forth on Schedule I (“Sponsor Shares”); and

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement concurrently with the execution and delivery of the Merger Agreement by the parties thereto, pursuant to which, among other things, the Sponsor will vote in favor of approval of the Proposals related to the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. The Sponsor hereby irrevocably and unconditionally agrees (a) to vote at any meeting of the shareholders of GWAC, and in any action by written resolution of the shareholders of GWAC, all of the Sponsor’s Sponsor Shares (together with any other equity securities of GWAC that the Sponsor holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership after the date hereof, collectively, the “Subject GWAC Equity Securities”) (i) in favor of the Proposals and (ii) against, and withhold consent with respect to, any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the Acquiror’s or Merger Sub’s covenants, agreements or obligations under the Merger Agreement or (y) any of the conditions to the Closing set forth in Sections 9.01 or 9.03 of the Merger Agreement not being satisfied, (b) if a meeting is held in respect of the matters set forth in clause (a), to appear at the meeting, in person or by proxy, or otherwise cause all of the Sponsor’s Subject GWAC Equity Securities to be counted as present thereat for purposes of establishing a quorum and (c) not to redeem, elect to redeem or tender or submit any of its Subject GWAC Equity Securities for redemption in connection with such stockholder approval, the Merger or any other transactions contemplated by the Merger Agreement. Prior to any valid termination of the Merger Agreement, the Sponsor shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Merger Agreement and on the terms and subject to the conditions set forth therein. The obligations of the Sponsor specified in this Section 1 shall apply whether or not the Merger, any of the transactions contemplated by the Merger Agreement or any action described above is recommend by Acquiror’s board of directors.

2. Waiver of Anti-dilution Protection. The Sponsor hereby irrevocably (a) waives, subject to, and conditioned upon, the occurrence of the Closing, to the fullest extent permitted by law and the Certificate of Incorporation of GWAC, as amended or restated prior to the date hereof, and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections in connection with the transactions contemplated by the Merger Agreement.

3. Transfer of Shares.

a. The Sponsor hereby agrees that, from and after the date hereof, it shall not (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, hypothecate, grant an option to purchase, distribute, dispose of or otherwise encumber any of its Subject GWAC Equity Securities or otherwise enter into any contract, option or other arrangement or undertaking to do any of the foregoing (each, a “Transfer”), (ii) deposit any of its Subject GWAC Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject GWAC Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement or (iii) (iv) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (A) to GWAC’s officers or directors or affiliates; (B) by private sales or transfers made in connection with the transactions contemplated by the Merger Agreement; and (C) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; provided, that any transferee of any Transfer of the types set forth in clauses (A) through (C) must enter into a written agreement agreeing to be bound by this Agreement.

b. In furtherance of the foregoing, GWAC hereby agrees to (i) place a revocable stop order on all Subject GWAC Equity Securities subject to Section 3.a, including those which may be covered by a registration statement, and (ii) notify GWAC’s transfer agent in writing of such stop order and the restrictions on such Subject GWAC Equity Securities under Section 3.a and direct GWAC’s transfer agent not to process any attempts by the Sponsor to Transfer any Subject GWAC Equity Securities except in compliance with Section 3.a; for the avoidance of doubt, the obligations of GWAC under this Section 3.b shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Subject GWAC Equity Securities.

4. Other Covenants.

a. The Sponsor hereby agrees to be bound by and subject to (i) Section 8.04 (Confidentiality; Publicity) of the Merger Agreement to the same extent as such provisions apply to the parties to the Merger Agreement, as if the Sponsor is directly a party thereto, and (ii) Section 7.12 (Exclusivity) and Section 8.01(c) (Support of Transaction) of the Merger Agreement to the same extent as such provisions apply to GWAC, as if the Sponsor is directly party thereto.

b. To the fullest extent permitted by applicable law, GWAC, which will file a name change and appoint a director pursuant to the Merger Agreement in connection with the Closing (as of the Closing, the “Corporation”), on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are from time to time presented to GWAC or any of its affiliates or any of its or their agents, shareholders, members, partners, directors, officers, employees, affiliates or subsidiaries (other than the Company and its subsidiaries), including any director or officer of the Corporation who is also an agent, shareholder, member, partner, director, officer, employee, affiliate or subsidiary of GWAC (each, a “Business Opportunities Exempt Party”), even if the business opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no Business Opportunities Exempt Party shall have any duty to communicate or offer any such business opportunity to the Corporation or be liable to the Corporation or any of its subsidiaries or any stockholder, including for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, and the Corporation shall indemnify each Business Opportunities Exempt Party against any claim that such person is liable to the Corporation or its stockholders for breach of any fiduciary duty, by reason of the fact that such person (i) participates in, pursues or acquires any such business opportunity, (ii) directs any such business opportunity to another person, or (iii) fails to present any such business opportunity, or information regarding any such business opportunity, to the Corporation or its subsidiaries, unless, in the case of a person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his capacity as a director or officer of the Corporation.

c. The Sponsor acknowledges and agrees that the Company is entering into the Merger Agreement in reliance upon the Sponsor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Sponsor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement the Company would not have entered into, or agreed to consummate the transactions contemplated by, the Merger Agreement.

5. Representations and Warranties.

a. Sponsor represents and warrants to the Company as follows: (i) it is duly organized, validly existing and in good standing under the laws of Delaware, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s, corporate, limited liability company or organizational powers and have been duly authorized by all necessary actions on the part of Sponsor; (ii) the execution and delivery of this Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (A) conflict with or result in a violation of the organizational documents of Sponsor, or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon Sponsor or Sponsor’s Subject GWAC Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement; (iii) there are no Actions pending against Sponsor or, to the knowledge of Sponsor, threatened against Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement.

b. The Sponsor represents and warrants to the Company as follows: (i) this Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (ii) the Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Sponsor’s obligations hereunder and (iii) the Sponsor is the record and beneficial owner of all of the Subject GWAC Equity Securities, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities), other than pursuant to (A) this Agreement, (B) the GWAC Organizational Documents, (C) the Merger Agreement, (D) the Letter Agreement dated October 19, 2020 between GWAC and the Sponsor, (E) the Stock Escrow Agreement dated October 19, 2020 between GWAC, certain stockholders and Continental Stock Transfer & Trust Company, and (F) any applicable securities Laws.

6. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 6(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii) Sections 2, 5 and 11 (solely to the extent related to the foregoing Sections 2 or 5) shall each survive the termination of this Agreement pursuant to Section 6(a), (iii) Sections 4.b and 10 (solely to the extent related to the foregoing Section 4.b) shall each survive the termination of this Agreement pursuant to Section 7(a) and (iv) Sections 8, 9, 10 and 11 (solely to the extent related to the following Sections 8 or 10) shall survive any termination of this Agreement. For purposes of this Section 7, (x) “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and (y) “Fraud” means an act or omission by a Party, and requires: (i) a false or incorrect representation or warranty expressly set forth in this Agreement, (ii) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (iii) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (iv) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (v) causing such Party to suffer damage by reason of such reliance.

7. No Recourse. Except for claims pursuant to the Merger Agreement or any other Ancillary Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Affiliate of the Company or any Affiliate of GWAC (other than the Sponsor, on the terms and subject to the conditions set forth herein), and (b) none of the Affiliates of the Company or the Affiliates of GWAC (other than the Sponsor, on the terms and subject to the conditions set forth herein) shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

8. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)	If to GWAC, to:

Good Works Acquisition Corp.

4265 San Felipe, Suite 603

Houston, 77027

Attn:	Cary Grossman, President
E-mail:	cgrossman@shorelinecapitaladvisors.com

with a copy (which shall not constitute notice) to:

Schiff Hardin LLP

901 K Street NW

Suite 700

Washington, DC 20001

Attn:	Ralph V. De Martino
E-mail:	RDeMartino@schiffhardin.com

(b)	If to the Company, to:

Cipher Mining Technologies Inc.

222 Purchase Street, #290

Rye, NY 10580

United States of America

Attn:	Tyler Page
E-mail:	Tyler.page@ciphermining.com

with a copy to (which shall not constitute notice):

Latham & Watkins (London) LLP

99 Bishopsgate

London, EC2M 3XF

United Kingdom

Attn:	J. David Stewart
Ryan Maierson
E-mail:	j.david.stewart@lw.com
ryan.maierson@lw.com

(c)	If to the Sponsor, to:

Sponsor

c/o IBS Holding Corp

1208 Shady Lane N

Keller, TX 76248-2733

Attn:	Shelley Leonard, Manager
E-mail:	shelley@ibsgroup.net

or to such other address or addresses as the Parties may from time to time designate in writing.

9. Entire Agreement. This Agreement, the Merger Agreement and the documents referred to herein and therein, constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

10. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Parties. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Sponsor without GWAC’s prior written consent (to be withheld or given in its sole discretion).

11. Fees and Expenses. Except as otherwise expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

12. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in its capacity as a record holder and beneficial owner of the Subject GWAC Equity Securities and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor in its capacity as a member of the board of directors (or other similar governing body) of GWAC or any of its Affiliates or as an officer, employee or fiduciary of GWAC or any of its Affiliates, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of GWAC or such Affiliate.

13. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

14. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

15. Incorporation by Reference. Sections 1.02 (Construction) 11.03 (Assignment), 11.06 (Governing Law), 11.07 (Captions; Counterparts), 11.10 (Amendments), 11.11 (Severability), 11.12 (Jurisdiction; Waiver of Jury Trial), 11.13 (Trust Account Waiver), 11.14 (Enforcement) and 11.16 (Non-Survival of Representations, Warranties and Covenants) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Good Works Acquisition Corp

By:
Name:
Title:

I-B Good Works, LLC

By:
Name:
Title:

Cipher Mining Technologies Inc.

By:
Name:
Title:

[Signature Page to Acquiror Support Agreement]

EXHIBIT E

Form of Registration Rights Agreement

See attached.

EXHIBIT E

FORM OF

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2021, is made and entered into by and among GOOD WORKS ACQUISITION CORP., a Delaware corporation (the “Company”), I-B GOOD WORKS, LLC, a Delaware limited liability company (the “Sponsor”), GW SPONSOR 2, LLC, and the parties listed on Schedule A hereto (each such party, together with any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, on October 19, 2020, the Company, the Sponsor, GW Sponsor 2, LLC, and the other holders party thereto (each such party, together with the Sponsor and GW Sponsor 2, LLC, the “Existing Holders”) entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Company granted to the Existing Holders certain registration rights with respect to certain securities of the Company held by the Existing Holders;

WHEREAS, the Company, the Initial Stockholders (as defined below), and the Sponsor have entered into securities subscription agreements pursuant to which such parties purchased an aggregate of 4,312,500 shares of Common Stock (the “Founder Shares”);

WHEREAS, on August 21, 2020, the Company entered into securities subscription agreements (the “Anchor Subscription Agreements”) with certain funds and accounts managed by Magnetar Financial LLC, Mint Tower Capital Management B.V., Periscope Capital, Inc., and Polar Asset Management Partners Inc., (collectively, the “Anchor Investors”), pursuant to which the Anchor Investors agreed to purchase from the Company an aggregate of 1,355,000 Founder Shares for an aggregate purchase price of $7,855 or approximately $0.006 per share;

WHEREAS, pursuant to the Anchor Subscription Agreements, the Anchor Investors agreed to purchase an aggregate of 228,000 private placement units at a price of $10.00 per unit (the “Private Placement Units”), each Private Placement Unit consisting of one share of Common Stock and one-half of one redeemable warrant (the “Private Placement Warrants,” together with the Private Placement Units, the “Private Placement Securities”), in private placement transactions occurring simultaneously with the closing of the Company’s initial public offering;

WHEREAS, on October 6, 2020, the Company entered into a subscription agreement with GW Sponsor 2, LLC, pursuant to which GW Sponsor 2, LLC agreed to purchase from the Company an aggregate of 562,500 Founder Shares for an aggregate purchase price of $163,125 or $0.29 per share;

WHEREAS, in order to finance the Company’s transaction costs in connection with the Merger, the Sponsor or an affiliate of the Sponsor or certain shareholders, officers and directors of the Company may loan to the Company funds as the Company may require, of which up to $1,500,000 of such loans may be convertible into private placement-equivalent units (“Working Capital Units”) at a price of $10.00 per unit at the option of the lender;

WHEREAS, the Company, Cipher Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and Cipher Mining Technologies Inc., a Delaware corporation (“Target”) have entered into that certain Agreement and Plan of Merger, dated as of March [ ● ], 2021 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into Target, with Target being the surviving corporation (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, Bitfury Top HoldCo B.V. (“Parent”) will receive two hundred million (200,000,000) shares (the “Parent Shares”) of the Company’s common stock, par value $0.001 per share, of the Company (“Common Stock”);

WHEREAS, the Company has entered into a subscription agreement with Parent, pursuant to which Parent will receive five million (5,000,000) shares of the Company’s Common Stock (the “Parent PIPE Shares”) through a private placement transaction to be consummated immediately prior to the date hereof;

WHEREAS, on or about the date hereof, the Sponsor, Parent and each of the Anchor Investors are entering into lock-up agreements with the Company (each a “Lock-Up Agreement”), pursuant to which, among other things, the Sponsor, Parent and each of the Anchor Investors agree not to transfer shares of Common Stock (including shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants, if applicable) for a certain period of time following the Closing, subject to certain exceptions specified therein;

WHEREAS, as of the date hereof, the Holders hold the shares of Common Stock and the Private Placement Warrants set forth in Schedule A to this Agreement; and

WHEREAS, the Company and the Existing Holders desire to amend and restate the Existing Registration Rights Agreement and enter into this Agreement concurrently with, and contingent upon, the Closing, in order to provide the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms set forth herein.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

1.1 Definitions. Capitalized terms used but not otherwise defined in this Article I or elsewhere in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Anchor Investor” shall have the meaning given in the Preamble.

“Anchor Subscription Agreements” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Closing” shall mean the closing of the Merger in accordance with the terms of the Merger Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding New Holder” shall have the meaning given in subsection 2.1.1.

“Demanding Original Holder” shall have the meaning given in subsection 2.1.1.

“Effective Date” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Holders” shall have the meaning given in the Preamble.

“Existing Registration Rights Agreement” shall have the meaning given in the Preamble.

“Form S-1” shall have the meaning given in subsection 2.1.1.

“Form S-3” shall have the meaning given in subsection 2.3.

“Founder Shares” shall have the meaning given in the Recitals hereto and shall be deemed to include the shares of Common Stock issuable upon conversion thereof.

“Holders” shall have the meaning given in the Preamble.

“Initial Stockholders” shall mean Cary Grossman, Douglas Wurth, David Pauker, John J. Lendrum III, Paul Fratamico and Tahira Rehmatullah.

“Lock-Up Agreement” shall have the meaning given in the Preamble.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Merger” shall have the meaning given in the Preamble.

“Merger Agreement” shall have the meaning given in the Preamble.

“Merger Sub” shall have the meaning given in the Preamble.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“New Holders” shall mean Parent and any Permitted Transferee to which Parent transfers any Registrable Securities.

“Original Holders” shall mean, collectively, the Initial Stockholders, the Sponsor, GW Sponsor 2, LLC, the Anchor Investors and any Permitted Transferee to which Sponsor, GW Sponsor 2, LLC or any Anchor Investor transfers any Registrable Securities.

“Parent” shall have the meaning given in the Preamble.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the lock-up period in the applicable Lock-Up Agreement and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Piggyback Registration Rights Holder” shall have the meaning given in subsection 2.2.1.

“PIPE Subscription Agreements” means those certain subscription agreements, each dated March [●], 2021, entered into by and among the Company and the persons identified therein as “Subscribers”.

“Private Placement Securities” shall have the meaning given in the Preamble.

“Private Placement Units” shall have the meaning given in the Preamble.

“Private Placement Warrants” shall have the meaning given in the Preamble.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the shares of Common Stock set forth on Schedule A (which, for the avoidance of doubt, shall include the Founder Shares, the Parent Shares and the Parent PIPE Shares), (b) the Private Placement Securities and the shares of Common Stock and Private Placement Warrants included therein, including the shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants underlying the Private Placement Securities, (c) any outstanding share of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement, (d) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by a Holder (including the Working Capital Units, which include any shares of Common Stock included in such Working Capital Units, any warrants included in such Working Capital Units and any shares of Common Stock issued or issuable upon the exercise of the warrants included in such Working Capital Units), and (e) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a)   all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(b)   fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c)   printing, messenger, telephone and delivery expenses;

(d)   reasonable fees and disbursements of counsel for the Company;

(e)   reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(f)    reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Target” shall have the meaning given in the Preamble.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Working Capital Units” shall have the meaning given in the Recitals hereto.

Article II
REGISTRATIONS

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, at any time and from time to time on or after the date hereof, (a) New Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all New Holders (the “Demanding New Holders”) or (b) Original Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all Original Holders (the “Demanding Original Holders” and, together with the Demanding New Holders, the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within twenty (20) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) business days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall file, as soon thereafter as practicable, but not more than thirty (30) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Demand Registrations under this subsection 2.1.1 with respect to any or all of the Registrable Securities; provided, however, that that in no event shall the Original Holders be entitled to less than one (1) Demand Registration; provided, further that a Registration shall not be counted for such purposes unless a Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-1”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form S-1 Registration have been sold, in accordance with Section 3.1 of this Agreement. Notwithstanding the provisions set forth herein, the right to a Demand Registration set forth under this Section 2.1.1 with respect to the Registrable Securities held by the Sponsor shall terminate on the fifth anniversary of the effective date of Company’s Registration Statement on Form S-1 (File No. 333-248333) (the “Effective Date”).

2.1.2 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days after such stop order or injunction is removed, rescinded or otherwise terminated, of such election; and provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3 Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding New Holders or a majority-in-interest of the Demanding Original Holders (as applicable) so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding New Holders or Demanding Original Holders (as applicable) initiating the Demand Registration.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), shares of Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), shares of Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to Section 2.2 and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Demand Registration Withdrawal. A majority-in-interest of the Demanding New Holders or a majority-in-interest of the Demanding Original Holders (as applicable) initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration at least three (3) business days prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration (or in the case of an Underwritten Registration pursuant to Rule 415, at least five (5) business days prior to the time of pricing of the applicable offering).

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If, at any time on or after the date hereof, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account persons other than the Holders of Registrable Securities, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a registered offering not involving a “road show” or other substantial marketing efforts or a widespread distribution of securities, such as a “registered direct” offering (whether or not underwritten), (v) for an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, or (vi) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as reasonably practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) business days after receipt of such written notice (such Registration a “Piggyback Registration”, and each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Piggyback Registration, the “Piggyback Registration Rights Holders”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Piggyback Registration Rights Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company. The Company shall have the right to terminate or withdraw any Registration Statement initiated by it under this Section 2.2.1 before the effect date of such Registration, whether or not any Piggyback Registration rights Holder has elected to include Registrable Securities in such Registration. Notwithstanding the provisions set forth herein, the right to a Piggyback Registration set forth under this Section 2.2.1 with respect to the Registrable Securities held by the Sponsor shall terminate on the seventh anniversary of the Effective Date.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Piggyback Registration Rights Holders participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Piggyback Registration Rights Holders hereunder (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a)   If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Piggyback Registration Rights Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata, based on the respective number of Registrable Securities that each Piggyback Registration Rights Holder has so requested exercising its rights to register its Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b)   If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, pro rata based on the number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Piggyback Registration Rights Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration (or in the case of an Underwritten Registration pursuant to Rule 415, at least five (5) business days prior to the time of pricing of the applicable offering). The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Registrations on Form S-3. Any Holder of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form S-3 or any similar short form registration statement that may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an Underwritten Offering. Within five (5) business days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on Form S-3, the Company shall, as promptly as is reasonably practicable, give written notice of the proposed Registration on Form S-3 to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration on Form S-3 shall so notify the Company, in writing, within ten (10) days after the receipt by the Holder of the notice from the Company. As soon as reasonably practicable thereafter, but not more than twelve (12) days after the Company’s initial receipt of such written request for a Registration on Form S-3, the Company shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to Section 2.3 hereof if (i) a Form S-3 is not available for such offering; or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $10,000,000.

2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

2.5 Waiver and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Article III
COMPANY PROCEDURES

3.1 General Procedures. If at any time on or after the date the date hereof the Company is required to effect the Registration of Registrable Securities, the Company shall use commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as reasonably possible:

3.1.1 prepare and file with the Commission as soon as reasonably practicable a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for a period of up to one hundred eighty (180) days or, if earlier, until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the majority in interest of the Holders with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders (such representative to be selected by a majority-in-interest of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriters to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representative or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information and provided further, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, in the event of an Underwritten Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriters, the placement agent or sales agent, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to the Underwriters, placement agent or sales agent;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company; provided, however, that the Company shall not be required to pay for more than one (1) registration proceeding begun pursuant to Section 2.1 by the Demanding New Holders and one (1) registration proceeding begun pursuant to Section 2.1 by the Demanding Original Holders, in each case if the registration request is subsequently withdrawn at the request of the Demanding Holders. Any Registration Expenses of Registrations not borne by the Company pursuant to the immediately preceding sentence shall be borne by the Demanding Holders pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission, to the extent such rule or such successor rule is available to the Company), including providing any customary legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Article IV
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, the Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder. Notwithstanding the foregoing, the indemnity agreement contained in this Section 4.1.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) and any other Holder of Registrable Securities participating in the Registration, against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company. For the avoidance of doubt, the obligation to indemnify under this Section 4.1.2 shall be several, not joint and several, among the Holders of Registrable Securities, and the total indemnification liability of a Holder under this Section 4.1.2 shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party’s ability to defend such action) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability except in the case of fraud or wilful misconduct by such Holder. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

Article V
MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, facsimile or electronic mail. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, facsimile or electronic mail, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: [ ● ], and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Prior to the expiration of the lock-up period in the applicable Lock-Up Agreement, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee assumes such Holder’s rights and obligations under this Agreement upon its, his or her execution and delivery of a joinder agreement, in form and substance reasonably acceptable to the Company agreeing to be bound by the terms and conditions of this Agreement as if such person were a Holder party hereto; whereupon such person will be treated for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as such Holder with respect to the transferred Registrable Securities.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

5.4 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.6 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law, provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each party hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with this Section 5.6 or in such other manner as may be permitted by applicable law, that such process may be served in the manner of giving notices in Section 5.1 and that nothing in this Section 5.6 shall affect the right of any party to serve legal process in any other manner permitted by applicable law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any order in respect thereof, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chancery Court and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (f) agrees that it will not bring any action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each party hereto agrees that a final order in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the order or in any other manner provided by applicable law.

5.7 Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE HOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

5.8 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written. This Agreement will amend and restate the Existing Registration Rights Agreement to read as set forth herein, when it has been duly executed by parties having the right to so amend and restate the Existing Registration Rights Agreement.

5.9 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of Common Stock, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected; provided, further, that no consent of any Piggyback Registration Rights Holder shall be required with respect to any such waiver, amendment or modification, except with respect to any waiver, amendment or modification that adversely affects such Piggyback Registration Rights Holder, solely in its capacity as a holder of Registrable Securities, in a manner that is materially different from the other Holders (in such capacity). No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Any amendment, termination, or waiver effected in accordance with this Section 5.8 shall be binding on each party hereto and all of such party’s successors and permitted assigns, regardless of whether or not any such party, successor or assignee entered into or approved such amendment, termination, or waiver.

5.10   Other Registration Rights. The Company represents and warrants that no person, other than (i) a Holder of Registrable Securities and (ii) a holder of securities of the Company that are registrable pursuant to the PIPE Subscription Agreements, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that, except with respect to the PIPE Subscription Agreements, this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. Notwithstanding the foregoing, the Company and the Holders hereby acknowledge that the Company has granted resale registration rights to certain holders of Company securities in the PIPE Subscription Agreements, and that nothing herein shall restrict the ability of the Company to fulfil its resale registration obligations under the PIPE Subscription Agreements.

5.11   Term. This Agreement shall terminate upon the earlier of (i) the sixth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities without registration pursuant to Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale and without compliance with the current public reporting requirements set forth under Rule 144(i)(2). The provisions of Section 3.5 and Article IV shall survive any termination.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

GOOD WORKS ACQUISITION CORP.

By:
Name:
Title:

I-B GOOD WORKS, LLC

By:
Name:
Title:

GW SPONSOR 2, LLC

By:
Name:
Title:

MAGNETAR FINANCIAL LLC

By:
Name:
Title:

MINT TOWER CAPITAL MANAGEMENT B.V.

By:
Name:
Title:

PERISCOPE CAPITAL, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

POLAR ASSET MANAGEMENT PARTNERS INC.

By:
Name:
Title:

By:
Fred Zeidman

By:
Cary Grossman

By:
Douglas Wurth

By:
David Pauker

By:
John J. Lendrum III

By:
Paul Fratamico

By:
Tahira Rehmatullah

[Signature Page to Registration Rights Agreement]

BITFURY TOP HOLDCO B.V.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Holder	Address	Number of shares of Common Stock	Number of Private Placement Warrants
Bitfury Top HoldCo B.V.
Magnetar Financial LLC
Mint Tower Capital Management B.V.
Periscope Capital, Inc.
Polar Asset Management Partners Inc.
Fred Zeidman
Cary Grossman
Douglas Wurth
David Pauker
John J. Lendrum III
Paul Fratamico
Tahira Rehmatullah

Exhibit F

Form of Master Services and Supply Agreement

See attached.

MASTER SERVICES AND SUPPLY AGREEMENT

BY AND BETWEEN:

BITFURY HOLDING B.V.

And

CIPHER MINING TECHNOLOGIES INC.

Dated _____________________, 2021

MASTER SERVICES AND SUPPLY AGREEMENT

This Master Services and Supply Agreement (the “Agreement”) dated [*] 2021 (“Effective Date”) is concluded between Cipher Mining Technologies Inc., a corporation incorporated and registered under the laws of Delaware, with its principal place of business at 1013 Centre RD STE 403-b Wilmington, DE 198058 USA (“Customer”) and Bitfury Holding B.V., a Netherlands company with its address at Strawinskylaan 3051, 1077ZX Amsterdam, the Netherlands (“Provider”).

In this Agreement, Provider and Customer are referred to individually as a “Party” and collectively as the “Parties”.

Recitals:

A.	Customer is in the business of Bitcoin/cryptocurrency mining and is seeking to establish and operate an approximately 800MW datacenter mining sites at various locations within the United States (“BTC Mining Operations”).

B.	Provider has expertise in Bitcoin/cryptocurrency mining and the design, construction and maintenance of datacenters and is a supplier of mining equipment and ancillary assets.

C.	Customer wishes to purchase certain equipment and ancillary assets from Provider from time to time, and obtain certain services, assistance and support from Provider in connection with the design, construction and maintenance of its BTC Mining Operations, in each case subject to and in accordance with this Agreement.

D.	The Parties will further enter into the Mining Management Pooling Agreement contemporaneously with the execution of this Agreement.

In consideration of the mutual covenants contained in this Agreement (the receipt and adequacy of which are hereby acknowledged) the Parties hereby agree as follows:

Section 1 Definitions and Interpretation

“Affiliate” means, a Person which is an affiliate of another Person or group of Persons if one of them is Controlled, directly or indirectly, by the other or another Person or group of Persons Controlled, directly or indirectly, by the other, or if each of them is directly or indirectly under Control of the same Person or group of Persons. In this Agreement, a Person (the first Person) is considered to control another Person (second Person) if the first Person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person. “Person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity. “Control” means in relation to a Person, the power of another Person to secure that the affairs of such Person are conducted in accordance with the wishes of that other Person: (a) by means of the holding of shares or other equity, or the possession of voting power, in or in relation to that Person or any other Person; or (b) by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that Person or any other Person

“Assets” means assets located and to be located at the Physical Locations including Equipment, switches, LAN/VLAN systems, cooling systems, CCTV, generators and other equipment, systems, diagnostics or infrastructure necessary for the operation of BTC Mining Operations at a Physical Location.

“BBAC” means a modular data center with the Servers and electricity wiring installed within the marine container with the specifications to be agreed between the Parties.

“BTC” means Bitcoin.

“Business Day” means a day when the banks are open in Delaware, United States and Amsterdam, Netherlands.

“Business Continuity and Disaster Recovery Plan” has the meaning given in Section 19(1).

“Chip” means an application-specific integrated circuit (ASIC) mining chip for SHA256 algorithm.

“Closing” has the meaning given in the Agreement and Plan of Merger by and among Cipher Mining Technologies Inc., Good Works Acquisition Corp., Good Works Merger Sub Inc. and Bitfury Top HoldCo B.V.

“Confidential Information” has the meaning given in Section 11(1).

“Customer Materials” means any software, equipment and materials, which may or may not include Proprietary Materials, provided by or on behalf of Customer to Provider pursuant to this Agreement.

“Data Protection Laws” means: (a) Regulation (EU) 2016/679, Directive 95/46/EC, Directive 2002/58/EC and Directive 2009/136/EC, together with any national implementing laws in any member state of the European Union; (b) the UK Data Protection Act 2018 (“DPA”), the UK General Data Protection Regulation as defined by the DPA and amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019, and the Privacy and Electronic Communications Regulations 2003; (c) California Civil Code Sec. 1798.100 et seq. (also known as the California Consumer Privacy Act of 2018); and (d) any equivalent legislation, or legislation dealing with the same subject matter, anywhere in the world; each as applicable to either Party time to time.

“Disclosing Party” has the meaning given in Section 11(1).

“Equipment” means mining equipment manufactured, assembled, or otherwise procured by or on behalf of Provider such as BBACs, Servers and Chips to be deployed at a Physical Location for the operation of BTC Mining Operations at a Physical Location.

“Equipment Purchase Agreement” means the agreement in the form provided in Schedule 4 hereto to be entered into between the Parties for each Physical Location regarding purchases of Equipment by Customer.

“Equipment Suspension” has the meaning given in Section 6(8).

“Failure to Perform” has the meaning given in paragraph 3 of Schedule 3.

“Force Majeure” has the meaning given in Section 21(4).

“ICC” has the meaning given in Section 18(2).

“Improvements” means any improvements to the Services, Provider Materials, service levels, business processes or other operations, or any other aspect of Provider’s operations relating to the Services, that will, in the reasonable opinion of Provider, enable Customer and its Affiliates to maintain or enhance the running of diverse cryptographic hash functions in connection with the mining of cryptocurrency.

“Indemnitee” has the meaning given in Section 13(1) or Section 13(2) (as applicable).

“Intellectual Property Rights” means all rights in patents, utility models, trade marks, service marks, logos, getup, trade names, internet domain names, copyright (including rights in computer software), design rights, moral rights, database rights, topography rights, confidential information and knowledge (including know how, inventions, secret formulae and processes, market information, and lists of customers and suppliers), and rights protecting goodwill and reputation, in all cases whether registered or unregistered, all other forms of protection having a similar nature or effect anywhere in the world to any of the foregoing and all applications for or registrations of any of the foregoing rights.

“Initial Physical Locations” means the initial locations where Customer will establish and operate Restricted Business at: (i) Coshocton, Conesville and Waverly and certain other locations in Ohio, United States; and (ii) Odessa, Randall and certain other locations in Texas, United States.

“Initial Term” has the meaning given in Section 3.

“Key Personnel” has the meaning given in Section 20.

“Laws” means all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time and including the Data Protection Laws.

“Losses” has the meaning given in Section 13(1).

“Manufacturer’s Warranty” has the meaning given in Section 10(1).

“Mining Management Pooling Agreement” means Provider’s or its Affiliate’s standard terms and conditions to management of hashrate generated by the Equipment, the Output, BTC and pool services as provided in Schedule 5 hereto.

“MW” means Mega Watts.

“Output” means BTC and any similar commercially measurable reward, and other output generated through the running of diverse cryptographic hash functions using the Equipment.

“Personal Data” has the meaning given to it (or any equivalent term) by applicable Data Protection Laws.

“Personnel” has the meaning given in Section 13(1)(a).

“Physical Location” has the meaning given in Section 5(1).

“Power Agreement” has the meaning given in Section 5(2).

“Price Protection” has the meaning given in Section 17(1).

“Project Manager” has the meaning given in Section 10.

“Proprietary Materials” means all inventions, Improvements, discoveries and ideas (whether patentable or copyrightable or not), and all works and materials, including but not limited to, products, tools, devices, computer programs, source codes, processes, procedures, texts, designs, drawings, documentation, engineering materials, specifications, data or other information, in preliminary or final form, and on any media whatsoever, owned or controlled (by license or otherwise) by a Party.

“Provider Materials” has the meaning given in Section 4.

“Receiving Party” has the meaning given in Section 11(1).

“Records” has the meaning given in Section 12(3).

“Renewal Term” has the meaning given in Section 3.

“Restricted Business” has the meaning given in Section 17(3).

“Sales Taxes” means any and all sales, retail, use, goods and services, harmonized sales, value added, excise and similar taxes.

“Server” means a mining server incorporating the Chips with certain hashing power and electricity consumption capacity to be agreed between the Parties.

“Service(s)” means:

(a) the services listed in Schedule 1, to the extent included in a Statement of Work;

(b) such additional services, functions or responsibilities not specifically described in this Agreement to the extent they can reasonably be considered an inherent part of the services described in (a), or that are required for the proper performance and provision of the services described in (a); and

(c) materials, fabrications, assemblies, equipment, supplies, spare parts and components incorporated or to be incorporated into Mining Operations,

in each case as supplemented, enhanced, modified or replaced, as mutually agreed to by the Parties from time to time in writing.

“Service Fee” has the meaning given in Section 6(1).

“Service Level” has the meaning given in Section 2(3).

“Statement of Work” has the meaning given in Section 2(2).

“Subcontractors” has the meaning given in Section 2(4).

“Term” has the meaning given in Section 3.

“United States” means United States of America.

“USD” means Untied States dollars.

(1)	Interpretation. In this Agreement, unless the context requires otherwise:

a.	every reference to a particular Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after the Effective Date;

b.	references to Sections and Schedules are references to sections of and schedules to this Agreement, and each of the Schedules shall form part of this Agreement;

c.	references to the singular shall include the plural and vice versa and references to one gender include any other gender;

d.	references to times of the day are to local time in the relevant Physical Location unless otherwise stated;

e.	references to writing shall include any modes of reproducing words in a legible and non-transitory form;

f.	references to any New York legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall in respect of any jurisdiction other than New York be deemed to include what most nearly approximates in that jurisdiction to the New York legal term;

g.	words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things;

h.	general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation;

i.	headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement;

j.	references to this Agreement include this Agreement as amended or varied in accordance with its terms.

Section 2 Services

(1)	Service Description.

a.	Provider and/or its Affiliates shall provide and/or procure the provision of the Services to Customer and/or its Affiliates (in each case subject to Section 2(5)) at Physical Locations in accordance with the terms of this Agreement.

b.	With the exception of any functions specifically stated to be retained by the Customer, Provider will be responsible for obtaining all third party and regulatory approvals, licenses, consents and rights necessary to perform its obligations under this Agreement.

(2)	Statements of Work. The Services will be ordered on a case by case basis in respect of each applicable Physical Location through the issuance of statements of work which will be agreed and duly executed by an authorized representative of each Party (each, a “Statement of Work”). The procedure for agreement of, and form of template, Statement of Work is attached hereto as Schedule 2, provided that Customer and its Affiliates shall have the right to order any of the services listed in Schedule 1 under a Statement of Work in respect of any Physical Location (and Provider and its Affiliates shall not refuse to provide such services at or to the relevant Physical Location(s)) subject to and in accordance with the terms of this Agreement. Provider shall not be obliged to perform any services that are not the subject of a Statement of Work duly issued in accordance with this Section. Each Statement of Work will detail the applicable term of the Statement of Work (including any renewal terms), physical location(s) for the performance of the Services, the fees to be paid therefor, and such other relevant terms as the parties thereto may agree. Statements of Work may be changed only upon the express written agreement of both parties thereto. Unless expressly provided otherwise in the relevant Statement of Work, in the event of a conflict between the terms of this Agreement and the terms contained in any agreed Statement of Work, the terms of this Agreement shall prevail.

(3)	Service Levels. Provider will adhere to the highest ethical and business standards in sourcing, procuring and supplying the Services and will perform all Services in a timely, professional and workmanlike manner in accordance with best practice and industry standards applicable in the data center construction and maintenance sector in the United States. Without prejudice to the aforementioned, Provider shall provide the Services in with a manner that meets or exceeds the service level specifications attached hereto at Schedule 3 (the “Service Levels”).

(4)	Suppliers and Subcontractors. Customer acknowledges and agrees that Provider may procure products and services from, and subcontract the provision of the Services to, appropriate third party providers “Subcontractors”) as permitted under this Section 2(4). Notwithstanding the aforementioned, Provider shall at all times remain primarily liable to Customer for the acts or omissions of any Subcontractors as if it were providing the Services to Customer directly itself, subject to (i) any limitations of liability set out in this Agreement, and (ii) the terms of any written agreements entered into by Customer directly with Subcontractors in connection with such Services. Provider shall ensure that its contract with each Subcontractor, as a minimum, imposes confidentiality restrictions in all material respects equivalent to those set out in Section 11 and audit rights sufficient to enable audits to be carried out as set out in Section 12. As of the Effective Date, the Subcontractors listed in Schedule 5 shall be deemed to be approved by Customer. Provider shall not engage any further Subcontractors in the performance of the Services without obtaining the prior written approval of Customer (such approval not to be unreasonably withheld or delayed), save that approval shall not be required for any Subcontractors performing Services that: (i) are not dedicated to Customer, (ii) do not form a material part of the Services; and (iii) do not involve the personnel of such Subcontractors having access to Confidential Information. Provider acknowledges that the Customer uses (or will use in the future) third party suppliers to provide products and services ancillary to the Services. Accordingly, Provider will, where reasonably practicable and at no material cost, seek to integrate its performance of the Services with the services performed by such third party suppliers so that the Customer and its Affiliates receive the Services seamlessly and without disruption.

(5)	Affiliates. Any of Customer’s controlled Affiliates may purchase Services under this Agreement and any of Provider’s Affiliates may provide Services under this Agreement in each case by entering into a Statement of Work in accordance with Section 2(2), provided that each of Customer and Provider shall remain wholly liable for the acts or omissions of its Affiliates and compliance of such Affiliates with the terms of this Agreement, subject to any (i) limitations of liability (and any exclusions therefrom), or (ii) rights of assignment, in each case as set out in this Agreement. For the purposes of a Statement of Work duly executed by an Affiliate of Customer, references to “Customer” in this Agreement and the Statement of Work shall be deemed to be and include references to the Affiliate executing the Statement of Work and for the purposes of a Statement of Work executed by an Affiliate of Provider, references to “Provider” in this Agreement and the Statement of Work shall be deemed to be and include references to the Affiliate executing the Statement of Work.

(6)	Supply of Equipment. The Parties shall agree and enter in an Equipment Purchase Agreement in respect of each Physical Location. Where Customer (or an Affiliate) requires Equipment to be provided to any Physical Location, Customer shall notify Provider and Provider shall use commercially reasonable efforts to manufacture (or procure the manufacture by its suppliers and/or subcontractors) and supply to Customer the quantity, specification and type of Equipment requested on terms reasonably acceptable to Customer (or its Affiliate). The relevant parties shall document the same in purchase order(s) to be entered into in accordance with each respective Equipment Purchase Agreement. If Customer (acting reasonably) determines that Provider is not able to meet the request, Customer (or its Affiliate) may instead procure the relevant equipment from any other party. In the event of a conflict between the terms of this Agreement and the terms contained in any Equipment Purchase Agreement or the purchase orders thereunder, the relevant Equipment Purchase Agreement and the purchase orders thereunder shall prevail. For the avoidance of doubt, nothing in this Agreement shall prevent Customer or its Affiliates from selling or otherwise transferring any Equipment purchased in connection with this Agreement, to any third party.

(7)	Exclusivity. Without prejudice to Section 2(6), Provider shall, during the Term, be the exclusive provider to Customer of the services listed in Schedule 1 to and in respect of all of the Initial Physical Locations. Subject to the foregoing and Section 2(8) below, Customer and its Affiliates may perform or retain third parties to perform any of the services set out in Schedule 1 (or services similar to the same) during the Term. Subject to the above and except to the extent expressly specified otherwise in a Statement of Work, this Agreement and the Statements of Work do not give Provider or any of its Affiliates any right to a minimum level or volume of services.

(8)	Right of First Refusal.

a.	Provider’s Right of First Refusal. If Customer or any of its Controlled Affiliates, at any point during the Term, decides or seeks to establish or operate any Restricted Business or procure any of the services set out in Schedule 1 at any location in the United States other than or in addition to the Initial Physical Locations, it shall notify Provider of the same in writing and invite Provider to offer to provide such services under a Statement of Work. Provider shall respond to such invitation within twenty (20) days of receipt, and shall not refuse to provide such services without commercially reasonable justification (such justification to be notified to Customer on or prior to the expiry of such twenty (20) day period). In the event that Provider, within twenty (20) days of receipt of Customer’s notification, confirms to Customer in writing that it wishes to provide such services, the Parties shall contract for the same under a Statement of Work in accordance with Section 2(2) and Schedule 2. Without prejudice to any of Customer’s other rights or remedies in respect of a breach of this Section 2(8)a, in the event that: (i) Provider refuses to provide such services (with our without commercially reasonable justification); or (ii) fails to respond to such invitation within twenty (20) days of receipt, Customer shall be entitled to procure such services from any third party without restriction. For the avoidance of doubt, the terms of this Section 2(8) shall apply on a case-by-case basis to each such location during the whole of the Term. The right of first refusal set out in Section 2(8)a shall not apply where, at the relevant time, the Customer is entitled to terminate this Agreement pursuant to Section 15(1)(a) or Section 15(1)(b), regardless of whether the Customer has actually served a termination notice.

b.	Customer’s Rights of Information and First Refusal. In addition to Customer’s rights pursuant to Section 2(6), upon request by Customer (such requests not to be made more frequently than every three (3) months), Provider shall notify Customer of its total forecasted output of Chips and Servers, identified by specification and type, in respect of the following three (3) month period. Without prejudice to the foregoing or Section 17, Provider shall notify Customer in advance of contracting to supply more than 10 MW worth of Chips to any individual third party customer (provided that, in doing so, Provider shall not be required to disclose the identity or location of the relevant customer, or otherwise breach any duty of confidentiality owed to such customer or any third party). In the event that Customer, within seven (7) days of receipt of Provider’s notification, confirms to Provider in writing that it wishes to purchase such Chips, in whole or in part, the Parties shall contract for the same under a Statement of Work in accordance with Section 2(2) and Schedule 2. In the event that Customer fails to respond to such notification within seven (7) days of receipt, or to the extent it declines to purchase such Chips, Provider shall be entitled to conclude the relevant customer contract.

Section 3 Term

The initial term of this Agreement shall begin on the Effective Date and, unless terminated earlier as permitted herein, shall expire on the date falling eighty-four (84) months thereafter (the “Initial Term”). Thereafter the term of this Agreement shall renew automatically for consecutive renewal terms of twelve (12) months each (each, a “Renewal Term”, and together with the Initial Term, the “Term”). Either Party may terminate this Agreement at the end of the Initial Term or the relevant Renewal Term by delivering written notice of termination to the other Party not later than (i) 12 (twelve) months prior to the end of the Initial Term or, (ii) in the case of any Renewal Term, 6 (six) months prior to the end of such term, as applicable. Certain Services may be provided on a monthly, weekly, daily or hourly basis, as more fully described in the applicable Statement of Work. Notwithstanding the foregoing, in the event the term of any Statement of Work extends beyond the Term, the terms and conditions of this Agreement shall continue to apply to such Statement of Work until the expiry, full performance or termination of such Statement of Work.

Section 4 Provider Materials

Provider shall be solely responsible for providing of all software, other equipment and materials which may or may not include Proprietary Materials that are required for the performance of the Services (the “Provider Materials”).

Section 5 Physical Locations

(1)	Physical Location. Each Asset will be delivered to and located solely at the physical location specified in detail in the applicable duly issued Statement of Work and/or Equipment Purchase Agreement, which shall include, as at the Commencement Date, the Initial Physical Locations (each such location, and any further location(s) agreed between the Parties pursuant to Section 2(8), being a “Physical Location”). Provider will further provide the Services or deliver the Provider Materials only to or in a Physical Location. Provider shall be entitled to refuse provision of Services at its sole discretion in any location which is not a Physical Location. The Parties may (without prejudice to Section 2(8) and Section 17) agree to add and include additional locations as Physical Locations from time to time in writing, subject to agreement in writing by both Parties regarding appropriate amendments to pricing, service levels, non-performance compensation, delivery dates or other commercial terms associated with the provision of the Services at such additional location.

(2)	Power. Customer agrees and acknowledges that (i) Provider is not responsible for the supply of electricity or other utilities to or at any Physical Location, and (ii) Customer has itself entered (or will enter into) appropriate electricity supply agreements with respect to each Physical Location for supply and delivery, for the duration of the Initial Term (and, if extended, any Renewal Term), of sufficient power with regard the Services and Assets provided and to be maintained at such location (each a “Power Agreement”). Customer shall pay and be liable for all power and/or utility costs at each Physical Location during the Term and, for the avoidance of doubt, power and utility costs shall not be included or assumed by Provider as part of the Service Fees. Customer shall provide Provider with adequate advanced written notice of any specific circumstances or conditions at any Physical Location regarding power supply or delivery as may reasonably affect or require consideration in connection with any Services delivery or provision.

Section 6 Fees

(1)	Fees. The fees to be paid by the Customer to Provider or its Affiliate(s) for the Services shall be as agreed and set out in the applicable Statement of Work or Equipment Purchase Agreement and, unless otherwise specified therein, shall be a fee calculated per MW of the applicable Equipment and billed on a monthly basis including applicable Sales Taxes subject to any modifications on a pro rata basis according to the actual MW of Equipment covered by the Services from time to time (the “Service Fees”). Without prejudice to the foregoing, the Parties agree that the first USD 200 million worth of Service Fees payable by the Customer under this Agreement shall be subject to a discount of 25%, to be applied at the point of invoicing and shown as a separate line item on each relevant invoice. For the avoidance of doubt, when the aggregate value of such discount reaches USD 50 million, such discount shall automatically cease to apply. Such discount shall constitute Provider’s benefit-in-kind commitment as payment on behalf of its parent entity, Bitfury Top Holdco, B.V. (“Provider Parent”), for the issuance of 5,000,000 shares of Cipher Mining Inc., a Delaware corporation and the parent entity of the Customer (“Customer Parent”) to Provider Parent in accordance with the terms of that certain subscription agreement dated March [ ● ], 2021 between the Customer Parent and Good Works Acquisition Corp., a Delaware corporation. The Parties agree that the Service Fees are the only amounts payable by the Customer to Provider in connection with this Agreement and that no other charges, expenses, costs or other amounts incurred by Provider in performing the Services and its other obligations pursuant to this Agreement will be additionally chargeable to the Customer.

(2)	Payment by Bitcoin. Customer may, but shall not be obliged to, pay any portion of the Service Fee in Bitcoin. For each payment of the Service Fee made in Bitcoin, the value of Bitcoin in United States dollars will be determined using the seven-day trailing average of the close price of BTC to USD exchange rate then in effect at the date of payment as published at www.coinmarketcap.com, or such other exchange rate source as mutually agreed to by the Parties.

(3)	Withholding. If Customer is required by Law to make any deduction or withholding in respect of any Service Fee, it shall: (a) ensure that the deduction or withholding does not exceed the minimum amount legally required; (b) pay to the relevant taxation or other authorities, as appropriate, the full amount of the deduction or withholding; (c) pay to Provider the Service Fee net of such deduction or withholding; and (d) furnish to Provider, within the period for payment permitted by the relevant Law, either an official receipt of the relevant taxation authorities concerned on payment to them of amounts so deducted or withheld or if such receipts are not issued by the taxation authorities concerned, a certificate of deduction or equivalent evidence of the relevant deduction or withholding in form reasonably acceptable to Provider.

(4)	Improvements. If at any time during the Term (where no notice of termination shall have been effected under Section 3) Provider or any of its controlled Affiliates has implemented or is implementing an Improvement for another customer or itself, Provider will identify the Improvement in writing to Customer and offer to implement such Improvement at all relevant Physical Locations. Any offer of any Improvements to Customer will be accompanied by a schedule which lists the proposed Provider fees for implementation of the subject Improvements. If agreed between the Parties, the Improvements may be added to existing or future Statements of Work subject to the additional Service Fees applicable.

(5)	Currency. Unless otherwise expressly stated, all references to monetary amounts contained in this Agreement, including any Statement of Work, or any reports, invoices, or other documents issued pursuant to or in connection with this Agreement or a Statement of Work, shall be deemed to be references to United States dollars.

(6)	Invoicing. Unless specified otherwise in the relevant Statement of Work:

(a)	invoices will be raised on a monthly basis to the Customer. Each Invoice will be sent by Provider so that it is received by the Customer on or before the 25th day of the month. Each Invoice will:

(i)	consist of:

(A)	an electronic version in the format specified by the Customer, which is compatible with the Customer’s billing system (as the same may change over the Term); and

(B)	tax invoices (if required by any relevant tax authority) in the format required by the tax authority;

(ii)	include the details set out in the relevant Statement of Work, and any other information reasonably required by the Customer from time to time;

(b)	at the Customer’s request from time to time, Provider will provide the Customer with other documentation and information with respect to an invoice to:

(i)	verify the accuracy of the invoice and its compliance with this Agreement; and

(ii)	satisfy the Customer’s internal accounting requirements;

(c)	Provider will maintain complete and accurate records of, and supporting documentation for, the amounts invoiced to and payments made by the Customer hereunder in accordance with generally accepted accounting principles applied on a consistent basis;

(d)	the Customer will pay undisputed Charges to Provider within seven (7) days of receipt of a valid invoice;

(e)	if any submitted invoice does not comply with the requirements of this Agreement (including any associated supporting data not being provided) then the invoice will not become payable until seven (7) days after the invoice and all supporting information is received by the Customer in the agreed format; and

(f)	the Customer may withhold payment of Service Fees that the Customer disputes in good faith (or, if the disputed charges have already been paid, then the Customer may withhold an equal amount from a later payment), including disputes in respect of an error in an invoice or an amount paid. If the Customer withholds any such amount:

(i)	the Customer, will promptly notify Provider, in writing, that it is disputing such Service Fees (and in the case of withheld payments, prior to the due date of payment); and

(ii)	the Parties will promptly address such dispute in accordance with Section 18.

(7)	Deposit. Within one (1) Business Day following the effective date of the first Statement of Work, Customer shall provide to Provider a cash deposit satisfactory to Provider to a bank account notified to Customer in the amount reasonably agreed between the Parties but not exceeding one (1) month’s Service Fees (the “Deposit”). In the event of Customer’s failure to pay the Service Fees, Provider shall be entitled to draw down the Deposit without further notice to the Customer and the Deposit shall be paid to Provider and credited against the outstanding Service Fees. Customer shall true up and post additional funds for the Deposit within five (5) Business Days of when Provider notifies the Customer in written form that all or part of the Deposit has been set off against outstanding Service Fees. Upon termination or expiration of this Agreement, the Deposit shall be terminated and the outstanding Deposit shall be returned to the Customer.

(8)	Equipment Suspension. In the event relevant Equipment is not operational for not less than forty-eight (48) consecutive hours at the election of Customer solely in circumstances where the gross revenues attributable to the relevant Equipment are less than the aggregate of the attributable Service Fee, electricity costs and any other relevant overheads (respectively “Revenue Shortfall” and “Equipment Suspension”) and the Customer notifies the Provider in written form with adequate documentary evidence thereof, the Provider shall, at the request of Customer, suspend the Services that relate to such Equipment within forty-eight (48) hours of receipt of Customer’s written notice. In such case, Provider will use commercially reasonable efforts to reduce its costs and outgoings in relation to the affected Services and shall pass any reductions achieved on to Customer in the form of a reduction to the Service Fees for the period of suspension. Any suspension of the Services pursuant to this Section 6(8) shall be limited to a maximum thirty (30) day period, after which (unless agreed otherwise in writing between the Parties) the Service Fees shall again become payable in full. Customer may not suspend the Services pursuant to this Section 6(8) more than two (2) times in any calendar year. In the event that either Party considers, acting reasonably, that the underlying economic conditions giving rise to any suspension pursuant to this Section 6(8) are likely to remain in effect for more than two (2) months, it may notify the other Party and the Parties shall then discuss and agree, in good faith, any reasonable and proportionate adjustments to the Services (including the Service Levels) for the remainder of the Term. For the avoidance of doubt, the Provider shall be entitled to charge Service Fees for arranging and handling switch-on and switch-off procedure for the relevant Equipment. Customer undertakes that immediately upon cessation of Revenue Shortfall conditions, it shall send a written notice to the Provider and request renewal of the Services whereupon Provider shall renew the Services as soon as practicable and, in any event, not later than fifteen (15) days following Customer’s notice. For the avoidance of doubt, the Provider shall not be liable for any failure to perform in accordance with the Service Levels (and shall not be required to pay any service credits) to the extent resulting from any suspension of the Services pursuant to this Section 6(8).

Section 7 Safety and Insurance

(1)	Provider is solely responsible for the conduct, safety and health of its employees, agents, subcontractors and the public in supply of the Services under this Agreement at the Physical Locations and shall comply with all health and safety and other applicable policies notified to it in respect of each Physical Location. In the event Provider fails to comply with such policies or applicable Laws related to Provider’s obligations set forth in this Section, Customer (without limitation to other remedies; including indemnification set forth in Section 13), may terminate the impacted Statement of Work if Provider is unable to remedy such breach in accordance with Section 15 and such failure would be reasonably likely to result in a material adverse effect on the ability of Customer to operate its business at any relevant Physical Location.

(2)	Provider and its Affiliates shall maintain or cause to be maintained appropriate levels of workers’ compensation, employer’s liability, professional indemnity, product liability and cyber insurance with recognized and duly regulated insurance companies. Such insurance shall cover Provider and its Affiliates against their potential liabilities under or in connection with this Agreement, to an extent and to limits that would be reasonably expected in accordance with best practice and industry standards applicable in the data center construction and maintenance sector in the United States and as prescribed by applicable Laws of the country in which the Services will be performed and the states and/or countries of residence of expatriate employees (whichever standard is higher). The requirements stated in this Section shall not be construed in any way as a limit of Provider’s or any of its Affiliates’ liability under this Agreement, or as constituting any waiver by the Customer or any of its Affiliates of any of their rights or remedies under this Agreement. The insurances costs shall be recharged to the Customer together with the Service Fee.

Section 8 Intellectual Property Rights

(1)	Provider Intellectual Property. Customer acknowledges that Provider has developed and uses valuable technical and non-technical information, trade secrets, know-how and the like in the Provider Materials and the provision of the Services. Customer agrees that, except for the rights specifically and expressly granted to Customer and its Affiliates under this Agreement or as otherwise agreed in writing, Intellectual Property Rights in and to the Services and the Provider Materials are and shall remain the property of Provider.

(2)	THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT SUBJECT TO Section 8(3) BUT NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, PROVIDER IS NOT TRANSFERRING OR GRANTING ANY RIGHT, TITLE, OR INTEREST IN OR TO (OR GRANTING ANY LICENSE IN OR TO) ANY PROPRIETARY MATERIALS CREATED BY PROVIDER OR DIRECTLY OR INDIRECTLY PROVIDED TO CUSTOMER BY PROVIDER OR ITS AFFILIATES, NOR TRANSFERRING OR GRANTING ANY RIGHT, TITLE, OR INTEREST IN OR TO (OR GRANTING ANY LICENSE IN OR TO) ANY OF PROVIDER’S INTELLECTUAL PROPERTY RIGHTS WHENEVER ACQUIRED, AND GRANTS CUSTOMER NO RIGHTS IN OR TO, NO LICENSE TO, AND NO PERMISSIONS REGARDING ANY SUCH PROPRIETARY MATERIALS OR INTELLECTUAL PROPERTY RIGHTS.

(3)	The sole exception to the foregoing reservation of rights is that Provider hereby grants Customer a limited, worldwide, royalty-free, nonexclusive, non-transferable license (that shall automatically terminate upon the termination of this Agreement), with rights to sub-license to its Affiliates and third party suppliers, to use, reproduce, display, perform and distribute the Proprietary Materials provided by Provider solely as is reasonably required in order for the Customer enjoy the full benefit of its rights, and to perform its obligations, under this Agreement, subject to the terms and conditions of this Agreement.

(4)	Customer will hold all Provider’s Proprietary Materials in trust for Provider and will deliver them to Provider upon request and in any event upon the expiration or termination of this Agreement or an individual Statement of Work.

(5)	Customer Intellectual Property. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT SUBJECT TO Section 8(6) BUT NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, CUSTOMER IS NOT TRANSFERRING OR GRANTING ANY RIGHT, TITLE, OR INTEREST IN OR TO (OR GRANTING ANY LICENSE IN OR TO) ANY PROPRIETARY MATERIALS CREATED BY CUSTOMER OR DIRECTLY OR INDIRECTLY PROVIDED TO PROVIDER BY CUSTOMER OR BY ITS AFFILIATES OR THIRD PARTY SUPPLIERS, NOR TRANSFERRING OR GRANTING ANY RIGHT, TITLE, OR INTEREST IN OR TO (OR GRANTING ANY LICENSE IN OR TO) ANY OF CUSTOMER’S INTELLECTUAL PROPERTY RIGHTS WHENEVER ACQUIRED, AND GRANTS PROVIDER NO RIGHTS IN OR TO, NO LICENSE TO, AND NO PERMISSIONS REGARDING ANY SUCH PROPRIETARY MATERIALS OR INTELLECTUAL PROPERTY RIGHTS.

(6)	The sole exception to the foregoing reservation of rights is that Customer hereby grants Provider a limited, nonexclusive, non-transferable license (that shall automatically terminate upon the termination of this Agreement), with rights to sub-license to its Affiliates and permitted subcontractors, to use, reproduce, display, perform and distribute the Proprietary Materials provided by Customer solely as is necessary for Provider to perform its obligations under this Agreement, subject to the terms and conditions of this Agreement. In no way expanding the foregoing license, said license in no manner permits Provider to make commercial use of Proprietary Materials provided by Customer or Customer Intellectual Property Rights for the benefit of any third party.

(7)	Trademarks. Each Party recognizes and acknowledges the great value of the goodwill associated with the name and trademarks of the other Party and its Affiliates, and the identification of the proprietary Party’s (and its Affiliates’) products and services therewith. Each Party agrees that it obtains no rights, title or interest in or to any of the trademarks, trade names, logos, service marks or other markings belonging to the other Party or its Affiliates. Each Party agrees not to attack the validity of any of the other Party’s (or its Affiliates’) trademarks, or other Intellectual Property Rights or (save as required by Law or process of Law) to assist any other Person in so doing, during the Term or at any time thereafter.

Section 9 Data and Output

(1)	Ownership. As between the Parties, all data supplied by Customer or its Affiliates and all data and other Output generated through Customer’s or its Affiliates’ use of the Services shall be and remain the property of Customer and/or its Affiliates. During the Term, Customer grants to Provider the non-exclusive right and license to receive, retrieve, process, hold, transmit, copy, back-up and store any Output solely as necessary in connection with the performance of the Services.

(2)	No Processing of Personal Data. The Parties acknowledge that as at the Effective Date, neither Party acts as a processor of Personal Data on behalf of the other. If at any point during the term, either Party considers that one Party is acting as processor of Personal Data on behalf of the other, then the Parties will negotiate in good faith a separate data processing agreement to cover the matters required by the Data Protection Laws. Without prejudice to the foregoing, the Parties shall, at all times during the Term, comply with their obligations under the Data Protection Laws.

Section 10 Representations, Warranties and Covenants

(1)	Asset Warranty. In relation to each Asset, Provider shall (or shall procure that its Affiliates or Subcontractors shall, as applicable) pass to Customer and its Affiliates the benefit of the warranty provided by the relevant manufacturer in the relevant purchase agreement for such Asset (or where Provider or one of its Affiliates is the manufacturer, the warranty in the Provider or its Affiliate’s standard terms) (the “Manufacturer’s Warranty”). Customer shall, upon reasonable notice by Provider, effect any actions required under any such Manufacturer’s Warranty in order to activate or maintain the same. To the extent the Manufacturer’s Warranty period has lapsed, no warranty shall cover the Assets. For the avoidance of doubt and except as set out above in this Section 10(1), Provider shall not provide or be deemed to provide Customer with any express or implied warranty regarding Assets or be otherwise liable for any lack of recourse of Customer under any Manufacturer’s Warranty. Warranties to be provided by Provider to Customer in respect of any item of Equipment are limited solely to those expressly set forth in a relevant Equipment Purchase Agreement.

(2)	Mutual Representations and Warranties. Each Party represents and warrants to the other Party (and acknowledges that the other Party is relying on such representations and warranties in connection with entering into this Agreement) that:

(a)	such Party is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and is qualified to do business in all jurisdictions in which qualification is necessary in order to transact its business and perform its obligations set out in this Agreement;

(b)	such Party has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted by it;

(c)	the person executing this Agreement and each Statement of Work on its behalf has express authority to do so and to bind the Party;

(d)	it has obtained all necessary approvals, consents and authorizations to enter into, and to perform its obligations under, this Agreement and each Statement of Work;

(e)	it is not under any current obligation or restriction, nor will it knowingly assume any such obligation or restriction, that does or could interfere with the performance of its obligations under this Agreement in any material respect;

(f)	the execution, delivery, and performance of this Agreement or any Statement of Work does not violate in any material respect any provision of any bylaw, charter, regulation, or any other governing authority of the Party, or any other agreement to which it is a party, and its obligations under this Agreement, including each Statement of Work, are valid and binding obligations; and

(g)	it is not insolvent or the subject of any insolvency, winding up or similar proceedings in its country of incorporation.

(3)	Additional Provider Representations, Warranties and Covenants. As of the Closing, Provider further represents, warrants and covenants to Customer (and acknowledges that Customer is relying on such representations, warranties and covenants in connection with entering into this Agreement) that:

(a)	it and its personnel possess the necessary technology, skills and experience to perform Provider’s obligations under this Agreement and each Statement of Work;

(b)	this Agreement and each Statement of Work, when executed, are and shall be legal, valid and binding obligations of Provider (or its Affiliates, as applicable);

(c)	Provider’s (and its Affiliates’) provision and Customer’s (and its Affiliates’) use of the Services and the Provider Materials, does not and will not infringe or misappropriate the Intellectual Property Rights of any Person. Provider is and will be the legal and beneficial owner or authorized licensee of all Intellectual Property Rights in and to the Services and the Provider Materials and has the full power and authority to grant the rights in and to Services and the Provider Materials and to provide the Services and the Provider Materials as contemplated in this Agreement without the consent of any Person. Provider is not aware of any infringement or misappropriation claims by any third party in relation to the Services or the Provider Materials;

(d)	Provider has sufficient capacity, and Provider has no knowledge of facts or circumstances that would limit Provider’s ability, to: (i) perform the Services and (ii) manufacture (or procure the manufacture of) the Equipment in all material respects as contemplated by this Agreement;

(e)	no portion of the Services or the Provider Materials contains or will contain any virus, Trojan horse, worm, logic bomb, drop-dead device, backdoor, shutdown mechanism, expiry code or similar software, or combination of any of the foregoing that is intended or designed to, is operable to, is likely to or has the effect of disabling, deleting, erasing, denying authorized access to, permitting unauthorized access to, repossessing, damaging, destroying, corrupting or otherwise affecting or interfering with the Services, the Assets or any data or files on or used in conjunction with any of them; and

(f)	there are no material outstanding litigation, arbitration or other disputed matters to which Provider is a Party which may have a material adverse effect upon the supply or operation of the Services, the Provider Materials or the fulfilment of Provider’s responsibilities and obligations pursuant to this Agreement or any Statement of Work. Provider will inform Customer in the event that any material litigation, arbitration or other disputed matter occurs, or is reasonably likely to occur, which will have a material adverse effect upon the provision of the Services, the Provider Materials or the ability of Provider to fulfill its obligations under this Agreement.

(4)	Additional Customer Representations, Warranties and Covenants. As at Closing, Customer further represents, warrants and covenants to Provider (and acknowledges that Provider is relying on such representations, warranties and covenants in connection with entering into this Agreement) that:

(a)	it has (or will have) a valid and enforceable right of access to and use of land at each Physical Location by legally binding lease, hosting or agreement with similar effect and is in good standing under such agreement(s) with the respective Physical Location provider(s) and it will not do or cause to be done, or omit to do, anything that would constitute a material breach of such agreement(s);

(b)	it has entered into and maintains legally binding energy supply agreements with appropriate providers under which MW are deliverable and accessible at each Physical Location in sufficient amounts for any Statement of Work issued under this Agreement;

(c)	this Agreement and each Statement of Work, when executed, are legal, valid and binding obligations of Customer (or its Affiliates, as applicable); and

(d)	there are no material outstanding litigation, arbitration or other disputed matters to which Customer is a Party which may have a material adverse effect upon the payment for the Services, the Provider Materials or the fulfilment of Customer’s responsibilities and obligations pursuant to this Agreement or any Statement of Work. Customer will inform Provider in the event that any material litigation, arbitration or other disputed matter occurs, or is reasonably likely to occur, which will have a material adverse effect upon the payment for the Services, the Provider Materials or the ability of the Customer to fulfill its obligations under this Agreement.

Section 11 Confidential Information

(1)	Confidential Information. Each Party (the “Receiving Party”) agrees that all non-public information furnished to it by the other Party or its Affiliates (the “Disclosing Party”), including software, pricing, financial information, business strategies, design information, methodologies, specifications, and other commercial and technical information to which it has access under this Agreement, are deemed confidential and proprietary information or trade secrets (collectively, “Confidential Information”) of the Disclosing Party and shall remain the sole and exclusive property of the Disclosing Party. The Receiving Party shall treat the Confidential Information in a confidential manner using the same degree of care as it uses to protect its own confidential information of a like nature, but no less than a reasonable degree of care given the sensitivity of the information and the circumstances of its disclosure. Subject to Section 11(2) and Section 11(3), the Receiving Party may use and copy the Disclosing Party’s Confidential Information only in direct furtherance of the purposes of this Agreement. Except to the extent necessary in connection with the exercise of its rights or the performance of its obligations under this Agreement or as otherwise permitted under Section 11(2) or Section 11(3), neither Party may directly or indirectly disclose the Disclosing Party’s Confidential Information other than to its employees, advisors, lenders and investors on a “need to know” basis, but only after they have been advised of the information’s confidential and proprietary nature, and have agreed to protect same on terms no less onerous than the terms of this Section 11.

(2)	Exceptions. Notwithstanding anything to the contrary contained herein, the Receiving Party has no obligation to preserve the confidentiality of any information that is:

(a)	previously known, or received rightfully by the Receiving Party without any obligation to keep it confidential;

(b)	distributed to third parties by the Disclosing Party without restriction;

(c)	publicly available other than by unauthorized disclosure by the Receiving Party; or

(d)	independently developed by the Receiving Party as evidenced by its records.

(3)	Required Disclosure. Notwithstanding anything to the contrary herein, each Party may, in its capacity as a Receiving Party, disclose Confidential Information of the Disclosing Party:

(a)	if and to the extent required by a governmental or regulatory authority or pursuant to the rules of a recognized stock exchange, on condition that, to the extent permitted by Law, before disclosing such Confidential Information, the Receiving Party uses commercially reasonable efforts to promptly notify the Disclosing Party of the required disclosure and, at the Disclosing Party’s cost and expense, cooperates with the Disclosing Party to take such steps as it desires to challenge or contest such disclosure or seek a protective order; or

(b)	if the Receiving Party is required by a governmental or regulatory authority or pursuant to the rules of a recognized stock exchange to disclose Confidential Information of the Disclosing Party (including this Agreement) pursuant to applicable securities Laws, the Receiving Party will promptly notify the Disclosing Party and will fully cooperate and work in good faith with the Disclosing Party to determine appropriate redactions from the Confidential Information.

(4)	Securities Law Matters. Each Receiving Party acknowledges that access to the Confidential Information of the Disclosing Party may provide the Receiving Party with material information concerning the Disclosing Party which has not been publicly disclosed. Accordingly, the Receiving Party may be subject to applicable securities Laws that may restrict its ability to disclose such information to others or to purchase or sell securities. Each Party as a Receiving Party acknowledges and agrees that it shall fully comply with such Laws.

Section 12 Audit Rights

(1)	Audits. Customer and its Controlled Affiliates (where they have purchased or requested Services) and each of their respective authorized representatives, shall have the right to documentary audit (including Records) regarding Provider’s provision of the Services and Equipment and compliance with its other obligations under this Agreement where Customer is compelled by, or in connection with a formal request from, a United States regulator or governmental authority. Provider shall procure that Customer is provided with such assistance as it reasonably requires for such audits. Customer shall cover Provider’s reasonable, evidenced costs incurred in connection with any audit.

(2)	Regulatory compliance. Provider shall at all times cooperate with any regulator in connection with the Services and shall provide all such reasonable assistance as Customer may require in dealing with regulators as is relevant to the Services from time to time.

(3)	Books and Records. Provider shall maintain complete and accurate records of its activities related to the performance of its obligations under this Agreement (“Records”) and shall retain such records for a minimum period of six (6) years after the end of the Term, or such longer period as may be required by applicable Law.

(4)	Inspection of the Costs. Without prejudice to Section 12(1), upon no less than fourteen (14) days’ written notice of the Customer, the Provider shall grant access or provide to the Customer to all Records (or copies thereof) pertaining to the calculation of the Service Fees (as defined in Section 6(1)).

(5)	Confidentiality. All Records will be “Confidential Information” for the purposes of this Agreement.

Section 13 Indemnification; Right of Set-Off

(1)	Subject always to Section 14 below, Provider agrees to indemnify and hold harmless the Customer and its Controlled Affiliates, and their respective directors, officers and employees (each, an “Indemnitee”) from and against all suits at law or in equity and from all liabilities, damages, costs, losses, claims and expenses (including legal and other professional fees) (collectively, “Losses”) incurred by an Indemnitee resulting from:

(a)	any material breach by Provider or its Affiliates, including their respective directors, officers, employees, agents and subcontractors (collectively, “Personnel”), of its obligations under this Agreement;

(b)	any gross negligence, criminal act, fraudulent act, fraudulent omission or willful misconduct by Provider, its Affiliates or any Personnel;

(c)	any damage, loss or destruction of any tangible, real or personal property while in the possession or control of Provider, its Affiliates or any Personnel, or otherwise to the extent caused by any act, omission or willful misconduct of Provider, its Affiliates or any Personnel;

(d)	Provider or its Affiliates (i) having made inaccurate warranties or representations, or (ii) otherwise acting beyond the scope of its authority, in each case as expressly set out in this Agreement;

(e)	Personnel’s grossly negligent acts, or omissions (including claims for death, personal injury, or damage to property);

(f)	infringement of a third party’s Intellectual Property Rights, excluding Losses resulting from (i) a use of the Provider Material in a manner not contemplated by the user manuals provided by Provider, (ii) Customer’s gross negligence, (iii) Provider’s compliance with or use of designs, requirements, specifications, instructions or alterations supplied or developed by the Customer or its Affiliates; and

(g)	the employment or termination of employment of any Provider Personnel (including notice pay, redundancy or severance costs) whom the Customer, its Affiliates or any successor supplier does not wish to employ (in circumstances where, on termination or expiry of this Agreement or any Statement of Work, the Customer, its Affiliate or such successor supplier is required or deemed by operation of Law to assume the obligations of employer to such Personnel).

(2)	Subject always to Section 14 below, Customer agrees to indemnify and hold harmless Provider and its Affiliates, successors, and assigns, and their respective directors, officers, employees, and agents (each and “Indemnitee”) from and against all suits at law or in equity and from all Losses incurred by an Indemnitee resulting from the Customer Materials infringing or misappropriating any Intellectual Property Rights of any third party, excluding Losses resulting from (i) the use of the Customer Materials in a manner not permitted by this Agreement, (ii) Indemnitees’ negligence, or (iii) compliance with or use of designs, requirements, specifications, instructions or alterations supplied or developed by the Provider or its Affiliates.

(3)	Upon a third party threatening or bringing a claim in respect of which either Party has given an indemnity pursuant to this Agreement (the “Indemnitor”), the Indemnitee shall notify the Indemnitor as soon as reasonably practicable upon becoming aware of the claim and:

(a)	the Indemnitor shall, at its own expense, defend the claim and have sole control of the conduct of the defense and settlement of the claim, provided that the Indemnitee shall have the right to:

(i)	where appropriate, participate in any defense and settlement, such participation to be at its own cost where it is not pursuant to a request for participation from the Indemnitor and in any event the Indemnitor shall remain in control of the conduct of the defense;

(ii)	review the terms of any settlement and approve any wording which relates to an admission of liability on the part of the Indemnitee or which the Indemnitee reasonably believes shall impact the Indemnitee’s reputation (such approval not to be unreasonably withheld) and reasonably veto any proposed admission of liability by the Indemnitor in respect of the Indemnitee and any such settlement or admission (including its terms) shall be the Confidential Information of both Parties; and

(iii)	join the Indemnitor as a defendant in legal proceedings arising out of the claim;

(b)	the Indemnitee shall:

(i)	not make any admissions (except under compulsion of applicable Law), agree to any settlement or otherwise compromise the defense or settlement of the claim without the prior written approval of the Indemnitor; and

(ii)	give, at the Indemnitor’s request and cost, all reasonable assistance in connection with the defense and settlement of the claim; and

(c)	if the Indemnitor does not elect to defend the claim or does not, following such election, actively defend the claim, then:

(i)	the Indemnitee shall have the right to defend or settle the claim in the manner it considers appropriate, at the cost of the Indemnitor (including in respect of any Losses for which the Indemnitor is liable pursuant to the indemnity and legal costs on an attorney-client basis); and

(ii)	the Indemnitor shall give, at Indemnitee’s request, all reasonable assistance in connection with the conduct of the defense and settlement of the claim at the cost of the Indemnitor.

(4)	Right of Set-Off. Notwithstanding anything to the contrary herein, the Parties shall have the right to set off amounts due and payable to the other Party against any Losses owing by that other Party (and/or its Affiliates) to the relevant Party pursuant to this Agreement.

Section 14 Limitation of Liability

(1)	Exclusion of Damages. EXCEPT AS PROVIDED IN Section 14(3), NOTWITHSTANDING ANY OTHER PROVISION CONTAINED IN THIS AGREEMENT, INCLUDING IN ANY STATEMENT OF WORK, IN NO EVENT SHALL EITHER PARTY OR ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR AGGRAVATED DAMAGES OF ANY KIND WHATSOEVER (INCLUDING INDIRECT LOSSES OF: (i) SAVINGS, (ii) BUSINESS, (iii) PROFIT, (iv) DATA, (v) USE, OR (vi) GOODWILL), EVEN IF NOTIFIED IN ADVANCE OF SUCH POSSIBILITY ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS AGREEMENT HOWSOEVER CAUSED AND REGARDLESS OF CAUSE OR ACTION OR THE THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT OR OTHERWISE.

(2)	Limitation on Liability. Except as provided in Section 14(3), in no event shall the aggregate liability of either Party, its Affiliates, and their respective directors, officers, employees and agents, for Losses arising under or in connection with this Agreement, including any Statement of Work, exceed the total amount of Service Fees paid by Customer to Provider under this Agreement (and all Statements of Work) during the twelve (12) month period preceding the first claim made under this Agreement (or if Services have not been performed throughout the preceding twelve (12) month period, a prorated amount determined by taking the fees paid or payable for Services under this Agreement (and all Statements of Work) divided by each full month in which such Services were rendered and multiplying that amount by 12).

(3)	Exceptions. The exclusions and limitations set forth in this Section 14 shall not apply to:

(a)	Losses suffered or incurred by the Customer or its Affiliates as a result of any deliberate and sustained cessation of any portion of the Services provided under a Statement of Work by Provider or its Affiliates without a bona fide attempt to resume such portion of the Services or to remedy the cause of such cessation;

(b)	the indemnities under Section 13(1)(b), Section 13(1)(e), Section 13(1)(f) and Section 13(1)(g);

(c)	(i) gross negligence or intentional misconduct of a Party, its Affiliates or any Personnel, or (ii) personal injury or death, fraud or other criminal activity of a Party, its Affiliates or any Personnel;

(d)	any Losses relating to deliberate misappropriation by Provider or its Affiliates of any cryptocurrency generated from mining activities of the Equipment (which, for the avoidance of doubt, shall not include Losses relating to the fluctuation in market price of such cryptocurrencies);

(e)	any failure to pay Service Fees by the Customer or its Affiliates; or

(f)	the extent that any liability cannot be excluded or limited under applicable Law.

(4)	Power Agreements. For the avoidance of doubt, Provider shall have no liability to Customer under or pursuant to this Agreement, whether for Losses or otherwise, to the extent such losses arise directly or indirectly due to the failure of any energy provider to supply energy, or Customer to receive supply of energy, for any reason whatsoever under any Power Agreement.

(5)	Reasonableness. The Parties agree that these limitations are fundamental conditions of contract, are reasonable under the circumstances, and that the Parties would not have entered into the Agreement or any Statement of Work but for the inclusion of these limitations on its liability.

Section 15 Termination.

(1)	Right of Termination. In addition to the Parties’ respective termination rights under Section 3, Section 7(1) and Section 21(4), this Agreement or any Statement of Work may be terminated immediately by either Party upon written notice to the other Party if:

(a)	the other Party or any of its Affiliates commits a material breach of this Agreement which (in the case of a breach capable of being remedied) is not remedied or compensated to the reasonable satisfaction of the non-breaching Party within thirty (30) calendar days of receipt of a written request to do so by the non-breaching Party (it being acknowledged and agreed that a failure to pay undisputed Service Fees by Customer in accordance with Section 6 shall constitute a material breach and shall be subject to the foregoing thirty (30) day cure period); or

(b)	either Party: (i) makes a general assignment for the benefit of its creditors; (ii) files an application for a bankruptcy order, or an application for a bankruptcy order is made in respect of such party; (iii) applies for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; or (iv) commences under the Laws of any jurisdiction any proceeding for relief under the relevant bankruptcy or insolvency Laws or successor legislation, or corresponding legislation in applicable foreign jurisdictions, involving its insolvency, reorganization, adjustment of debt, dissolution, liquidation or other similar proceedings for the release of financially distressed debtors.

(2)	Unless expressly provided otherwise in any Statement of Work, this Section 15 sets out the only grounds on which this Agreement or any Statement of Work may be terminated.

Section 16 Effect of Termination or Expiry.

(1)	General. Upon the termination or expiry of this Agreement or a Statement of Work for any reason, all outstanding and undisputed amounts owing pursuant to a terminated Statement of Work will become due and payable. The terms and conditions of this Agreement will apply to any Services delivered by Provider after the termination the relevant Statement of Work, although the delivery of the Services will not in any way be construed as an agreement by either Party to renew this Agreement or the Statement of Work for a further term. The termination of a Statement of Work will be without prejudice to the accrued rights and liabilities of either Party and shall not automatically terminate any other Statements of Work in effect under this Agreement.

(2)	Termination Assistance. Upon the expiry or termination of this Agreement or any Statement of Work, however and whenever occurring, at Customer’s request, Provider (or its applicable Affiliate) shall provide all reasonable termination assistance to Customer (or its applicable Affiliate) at no cost to Customer of its Affiliates. As part of its termination assistance, Provider shall perform such tasks as reasonably requested by Customer to assist in an expeditious and orderly transition of the Services to Customer or a successor supplier (including providing access to and use of the applicable Physical Location(s)). This Section 16(2) shall not apply in the event of termination for material breach of this Agreement by Customer under Section 15(1) above.

(3)	Survival. All provisions which are expressly stated to survive or which by their nature should reasonably survive the termination or expiry of the Agreement or a Statement of Work for any reason, shall so survive, including Section 7, Section 8, Section 9, Section 11, Section 12, Section 13, Section 14, Section 16, Section 18, Section 21(1), Section 21(2), Section 21(5), Section 21(7), Section 21(9), Section 21(12), Section 21(14), and Section 21(16).

Section 17 Most Favored Customer and Non-Compete

(1)	Notwithstanding any other provision of this Agreement, all of the prices, benefits, and terms granted by Provider to Customer pursuant to this Agreement are hereby warranted by Provider to be no less favorable to Customer than the prices, benefits and terms that are being offered by Provider to any of its other customers for:

(a)	in respect of the Services, similar services in the territory of the United States; and

(b)	in respect of the Assets and Equipment, similar assets and equipment (as applicable), whether in the territory of the United States or elsewhere.

(2)	If at any time during the Term Provider reduces the sales price referred to in Section 17(1)(a) or Section 17(1)(b) (as applicable) below that paid by Customer, then Customer will be entitled to the benefit of such price reduction for the same with effect from such date of third party reduction (and not retrospectively) (the “Price Protection”). Where Price Protection shall arise and apply, Provider shall inform Customer as soon as reasonably practicable and apply the applicable discounted price to the next following invoice or Statement of Work.

(3)	During the Term of this Agreement Provider undertakes to Customer that:

(a)	subject to Section 17(3)(b), below, it will not engage in, establish, hold a position as shareholder, partner or investor, or otherwise participate, directly or indirectly, in any entity or person that is engaged exclusively or primarily in the business of maintaining and running a digital asset infrastructure in any state or states in the United States for the purposes of production of computational power compliant with SHA256 or other cryptographic algorithms which assume digital assets as rewards as a result of monetization of that computational power (“Restricted Business”).

(b)	This Section 17(3) shall not apply to any ownership interest Provider may have or hold, directly or indirectly, in securities of an entity or person conducting Restricted Business where (i) gross revenues of such business constitute less than twenty (20) percent of overall gross revenues of such entity or person, or (ii) such securities constitute or relate to less than ten (10) percent of the fully diluted share capital of such entity or person.

Section 18 Dispute Resolution

(1)	General. The Parties will act reasonably in interpreting and enforcing this Agreement and each Statement of Work. Any issue concerning this Agreement or a Statement of Work will initially be addressed by each Party’s Project Managers and, in the event that resolution cannot be achieved within a reasonable timeframe, either Party may escalate the issue to the Parties’ respective CEOs for resolution. If the Parties are not successful in resolving an issue pursuant to such process, or if the issue is material and either Party believes the Parties will not be successful resolving such issue or dispute pursuant to such process, then either Party may issue a formal written notice (a “Dispute Notice”) that a dispute (“Dispute”) has arisen and Section 18(2) will apply. For the avoidance of doubt, a Dispute may include any claim, difference or controversy arising out of, relating to or in connection with the Agreement, including disputes as to its existence, validity, interpretation, performance, breach, termination, or the consequences of its nullity, and disputes in relation to non-contractual obligations arising in connection with the Agreement or its purpose.

(2)	Escalation of Disputes to Arbitration. Except for Disputes involving Confidential Information or the infringement or misappropriation of Intellectual Property Rights (in which case either Party will be free to seek available remedies in the courts of New York) and as provided in Section 18(3) if the Dispute is unresolved by each Party’s representatives within seven (7) days after the issuance of the Dispute Notice (or such other period of time agreed to in writing by the Parties) then such Dispute shall be resolved as follows:

(a)	a Party shall commence arbitration in respect of a Dispute by delivering to the other Party and to the International Chamber of Commerce (the “ICC”) a written notice of arbitration. The Dispute will be arbitrated and resolved under the Rules of the ICC. The ICC Rules are incorporated by reference into this Section;

(b)	the claimant and the respondent shall each nominate on arbitrator for appointment and confirmation by the ICC court. The ICC court shall appoint the chairman;

(c)	the seat of the arbitration will be the city of New York, New York, United States, the language of the arbitration will be English. If the Dispute requires parties to rely upon documents in any other language then the said documents shall be accompanied by an English translation (in whole, or in relevant part, as appropriate);

(d)	there will be three (3) arbitrators. The claimant and the respondent shall each nominate on arbitrator for appointment and confirmation by the ICC court. The ICC court shall appoint the chairman;

(e)	the arbitration will be kept confidential and the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) will not be disclosed beyond the arbitrators, the Parties, their counsel and any person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise or as may be required by applicable Law;

(f)	this arbitration provision will be governed by and interpreted and enforced in accordance with the laws of the state of New York; and

(g)	judgment upon any award(s) rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof.

(3)	Equitable Relief. Notwithstanding any other provision of this Agreement, a Party shall have the right to apply to the courts of New York to seek injunctive or other equitable relief, on either an interim or permanent basis, for any claim arising under or in connection with this Agreement.

(4)	Continued Performance. Each Party agrees to continue performing its obligations under this Agreement while any Dispute is being resolved and without limiting either Party’s rights to terminate this Agreement as provided in Section 15.

Section 19 Business Continuity and Disaster Recovery Planning

(1)	The Parties acknowledge that within three (3) months from the effective date of the first Statement of Work, Provider shall provide the Customer with a formal written business continuity and disaster recovery plan, in form and substance reasonably acceptable to Customer (the “Business Continuity and Disaster Recovery Plan”). From and after the date of delivery of the Business Continuity and Disaster Recovery Plan until the expiry or termination of this Agreement or the last Statement of Work, Provider shall comply with the Business Continuity and Disaster Recovery Plan.

(2)	During the Term, Provider will immediately report to Customer: (i) any significant changes to the Business Continuity and Disaster Recovery Plan; and (ii) any event that could materially affect the delivery of the Services or result in Losses to Customer or its Affiliates.

(3)	Provider agrees that, upon request by Customer, Provider will provide to Customer a summary of any business continuity and disaster recovery test results relating to any of the Services.

Section 20 Governance of Relationship during Term

Within ten (10) days from the effective date of the first Statement of Work, Provider and Customer will each designate an employee as its project manager (the “Project Manager”) who will act as the primary contact for each Party with respect to all matters relating to this Agreement and the Statements of Work, along with such other employees to fulfill functions agreed by the Parties as useful in order to effectively manage the Services. The Project Manager will be responsible for the day-to-day management of the ongoing tasks and activities involved in the performance of the Services. Provider shall also identify the designated personnel of Provider (or its Affiliates) (together with the Project Manager, the “Key Personnel”) who will be assigned to perform Provider’s obligations under this Agreement and the Statements of Work. Provider will not permit any Key Personnel to cease to perform those obligations that he or she has been assigned to perform, except for reasons of illness, resignation, termination for cause or other causes outside the reasonable control of Provider, or, at Customer’s request. If Provider removes any Key Personnel, Provider promptly will propose for approval by Customer (not to be unreasonably refused) a replacement employee who has the qualifications, expertise and knowledge required to carry out the obligations under this Agreement and the Statements of Work. Provider will be responsible for costs and expenses for the period required to equip such replacement personnel with knowledge necessary to perform at the same level as the replaced personnel. The Project Manager will meet regularly with Customer to report on progress to Customer and compliance with this Agreement and the Statement of Work (including compliance with service levels and uptime requirements), and to identify and resolve issues. Provider shall provide such information relating to the Services and this Agreement, and attend such governance and relationship meetings, as Customer may reasonably request from time to time.

Section 21 Miscellaneous Provisions

(1)	Governing Law. This Agreement, including each Statement of Work, and any non-contractual rights or obligations arising out of or in connection with them, shall be governed by and construed in accordance with the laws of the laws of state of New York and the federal laws of United States applicable therein, but without regard to conflict of laws provisions. To the extent to which it would otherwise apply, the Parties hereby expressly exclude the application of the United Nations Convention on the International Sale of Goods to this Agreement.

(2)	Compliance with Laws. At all times during the Term and in the performance of its obligations under this Agreement, each Party will comply with, and cause its personnel and subcontractors involved in the provision or receipt of the Services to comply with, all applicable Laws.

(3)	Assignment. Each Party agrees that it may not assign this Agreement or any Statement of Work or any of its rights or obligations under this Agreement or a Statement of Work, in the absence of the other Party’s prior written consent.

(4)	Force Majeure. Notwithstanding anything to the contrary herein, Provider shall not in any circumstances be in breach of this Agreement nor liable for delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure results from events, circumstances or causes beyond its reasonable control, including strikes, lock-outs or other industrial disputes (with the exception of the workforce of Bitfury), failure of a utility service (including planned or unplanned power outages or breakdowns in power transmission) or transport, telecommunications or internet network, equipment failure, system failure, act of God or nature, invasion, terrorist attack or threat of terrorist attack, war (whether declared or not) or threat or preparation for war, riot, civil commotion, pandemic, malicious damage, changes to any Law or governmental order, rule, regulation or direction, fire, explosion, rain, flood, storm, lightning or other extreme weather conditions, earthquake, subsidence, epidemic or other natural disaster, or involuntary power curtailment, maintenance and repair downtime (“Force Majeure”). Upon claiming the occurrence of a Force Majeure event, the party claiming Force Majeure will promptly provide the other Party with written notice of the event and the estimated period of delay. If a Force Majeure event results in a delay of more than forty-five (45) days, the Party not claiming Force Majeure may, at its option, elect to terminate the affected Statement of Work by giving notice to the other Party in writing. Notwithstanding the foregoing, a Party affected by an event of Force Majeure shall not be relieved of its obligations hereunder unless it has used commercially reasonable efforts to (and shall continue to use for the duration of such Force Majeure event to): (i) recommence performance of the obligations that it has failed to perform as a result of such Force Majeure event without delay, (ii) in the case of Provider, to the extent it cannot recommence performance, mitigate the impact of such Force Majeure event on the provision of the Services. If a Force Majeure event causes Provider to allocate limited resources between or among Provider’s customers, Customer and its Affiliates shall not be placed in a lower priority to any other similarly affected customers of Provider. Where the provision of the Services or part thereof is prevented or affected by a Force Majeure event, the Customer’s obligation to pay the Services Fees shall be reduced commensurate with the Services that are not performed or part performed until Provider resumes full performance of that part of the Service in accordance with the terms of this Agreement. This Section shall not limit Provider’s business continuity and disaster recovery obligations pursuant to Section 19, except to the extent that such obligations are themselves prevented by the relevant event.

(5)	Non-Solicitation. During the Term and ending one year following the termination of this Agreement, each Party undertakes to the other that it shall not, without the other Party’s prior written consent, directly or indirectly; (i) solicit or encourage any person to leave the employment or other service of the other Party or its Affiliates; or (ii) hire, on behalf of tit or its Affiliates or any other person or entity, any person who has left the employment within the one year period following the termination of that person’s employment with the other Party or its Affiliates, provided that the foregoing shall not apply to any general, non-targeted recruitment campaign by either Party or its Affiliates. During the period commencing on the date hereof through and ending one year following the termination of this Agreement, each Party will not, whether for its own account or for the account of any other Person, intentionally interfere with the relationship of the other Party or its Affiliates with, or endeavor to entice away from the other Party or its Affiliates, any person who during the term of the Agreement is, or during the preceding one-year period, was a tenant, co-investor, co-developer, joint venturer or other customer of the other Party or its Affiliates.

(6)	Amendments. Neither this Agreement nor an individual Statement of Work may be amended or modified except in writing signed by the authorized representatives of both Parties (or in the case of a Statement of Work, by authorized representatives of both parties to such Statement of Work). No course of dealing or usage of trade by or between the Parties shall be deemed to affect any such amendment or modification.

(7)	Publicity. Subject to Section 11(3), neither Party will independently issue a press release or make any other disclosure regarding this Agreement or any Statement of Work, or about the other Party or the other Party’s business generally, without the other’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(8)	Relationship. The Parties are independent contractors, and nothing in the Agreement will be construed as to be inconsistent with that relationship. Under no circumstances will any of a Party’s personnel be considered employees or agents of the other Party. Nothing in this Agreement grants either Party the right or authority to make commitments of any kind for the other, implied or otherwise, without the other Party’s prior written agreement. Neither this Agreement nor any Statement of Work constitutes or creates, in any manner, a joint venture, agency, partnership, or formal business organization of any kind.

(9)	Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable Law: (i) the unenforceable portion will not affect any other provision of this Agreement; (ii) the Agreement will be construed as if the unenforceable provision was not present; and (iii) the Parties will negotiate in good faith to replace the unenforceable provision with an enforceable provision with effect nearest to that of the provision being replaced.

(10)	No Waiver. Failure by either Party to insist upon the performance of any term, covenant, or condition in this Agreement, or to exercise any rights under this Agreement, will not be construed as a waiver or relinquishment of the future performance of any such term, covenant, or condition, or the future exercise of any such right, and the obligation of each Party with respect to such future performance will continue in full force and effect.

(11)	Cumulative Remedies. The rights and remedies of each Party under or this Agreement and each Statement of Work are cumulative, may be exercised as often as such Party (in its absolute discretion) considers appropriate and are in addition to its rights and remedies under applicable Law.

(12)	Notices. Any notice required to be sent or given to Provider or Customer will be sent by personal delivery, confirmed facsimile or email, or reputable international courier service, return receipt requested, addressed to the Party at the address set out at the head of this Agreement, or such other address as a Party may notify the other from time to time in accordance with this Section. Notice will be deemed to have been received upon physical receipt by the recipient, as evidenced by the fax confirmation or return receipt. Notices received after 5:00 p.m. local time, or on a Saturday, Sunday or public holiday in the place of receipt will be deemed to have been received at 9:00 a.m. on the next business day.

(13)	Further Assurances. In furtherance of the provisions hereof, the Parties agree to take or cause to be taken such further actions and to execute, deliver and file, or cause to be executed, delivered and filed, such further documents and instruments as may be required or reasonably necessary in order to fully effectuate the purposes, terms and conditions of this Agreement.

(14)	Representation by Counsel; Fair Negotiation. Each Party agrees that it has read and understands this Agreement, and that it has had the opportunity to be represented by independent counsel of its choice in the negotiation of this Agreement. This Agreement will therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the Parties, at arms’ length and with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to either Party.

(15)	Entire Agreement. This Agreement, including its schedules and all agreed Statements of Work, is the entire agreement and understanding between the Parties with respect to the Services, and supersedes all prior communications, representations and agreements between the Parties, whether written or oral, relating to the subject matter of a Statement of Work. The Parties acknowledge that no reliance is placed on any communication, representation or agreement made but not embodied in this Agreement and waive any right either Party may have in respect of any misrepresentation not contained in this Agreement, unless such misrepresentation was made fraudulently.

(16)	Signed Counterparts. This Agreement may be executed in any number of counterparts, which may include counterparts executed and delivered by emailed scan or facsimile, each of which so executed shall be deemed to be an original, and all of which when read together shall constitute one and the same document.

(17)	Rights of Third Parties. A person who is not a party to this Agreement shall have no rights to enforce any of its terms. Each Party represents to the other that their respective rights to terminate, rescind or agree any amendment, variation, waiver or settlement under this Agreement are not subject to the consent of any person that is not a party to this Agreement.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorized representatives as of [●].

CIPHER MINING TECHNOLOGY INC.		Bitfury Holding B.V.

By:		By:
	Authorized Signing Officer		Authorized Signing Officer

SCHEDULE 1

DESCRIPTION OF SERVICES

A. DESIGN, PROCUREMENT AND DEPLOYMENT

1.	Overall project management, including:

a.	Project management and quality control

b.	Process quality control and execution management

c.	Timing and budget management

d.	Risk management

2.	Site selection for future data centers, including:

a.	Consultations on site selection

b.	Technical due diligence

c.	Commercial negotiations with power producers, transmission providers and market operators

3.	Basic and detailed engineering, with IFB, IFCR, IFC packages:

a.	Civil:

i.	Overall site layout

ii.	Site grading layout, site grading Clauses

iii.	Foundation layout, foundation plans and Clauses

iv.	Pile schedule, fencing and gates

v.	Offices layout, IT-trailer, workshop, warehouse and auxiliary buildings

vi.	Utilities communications (water, sewage, heating, etc)

b.	Electrical communication design:

i.	Power system study reports

ii.	Single line diagram: site overall

iii.	Transformer skids and switchgear single-line and specifications

iv.	Single line diagram IT Office/Office/Workshop and auxiliary buildings

v.	Cable routing and cable trays details, cables schedule

vi.	Lightning protection report and Lightning protection layout

vii.	Site grounding study and layout

viii.	BBAC electrical layout and communication plan

c.	SCADA and network layout:

i.	Communication strategy

ii.	Overall site SCADA design

iii.	BlockBox SCADA design

4.	Procurement:

a.	Energy equipment:

i.	High voltage equipment (transformers, breakers, switches, etc)

ii.	Medium and Low voltage equipment, such as switchgears, transformer with skids, electrical panels, etc

iii.	Cables and accessories

b.	Construction services

c.	Offices trailers, warehouses, workshops

d.	Spare parts stock

e.	Logistics

f.	Other equipment, services and materials, required for project completion.

5.	Construction, including:

a.	Ground works:

i.	Ground levelling

ii.	Fencing and gates

iii.	Grounding

iv.	Foundations installation for BBACs, switchgears, offices etc

v.	Cable routes preparations (cable trays or in trenches)

vi.	Site backfilling with gravel/road slabs

vii.	Security system implementing

viii.	Other measures, required by project and/or local authorities, incl. environmental measures

ix.	BBAC unloading, installation and deployment

x.	Setting up the offices and auxiliary buildings (warehouse, workshop etc)

b.	Electrical works:

i.	Unloading energy equipment

ii.	Interconnection with the local utility

iii.	Cables assembly and terminations

iv.	Equipment interconnection and testing

v.	Auxiliary power supply panel and UPS installation and setting up

vi.	Diesel generator installation and tie-in

c.	SCADA:

i.	Fiber connection installation and welding

ii.	Weather station assembly and setting up

iii.	Operator room installation and setting up

6.	Commissioning:

a.	Factory acceptance tests for BBAC and major energy equipment

b.	Site acceptance testing upon receiving equipment on-site (energy equipment, BBACs, diesel generators etc)

c.	PLC programming, deployment, HMI/Historian development and programming, feeder protection relay configuration and programming, Ethernet network device configuration

d.	Equipment energization and launch

7.	As-built documentation

8.	Personnel training:

a.	Operator training for PLC/SCADA/HMI systems

b.	Instruction package for operational personal

c.	Major components O&M manuals

d.	Safety policy and procedures development

9.	Maintenance schedule preparation and operational support.

B. OPERATIONS AND MAINTENANCE

1.	24x7 DC monitoring services, including:

a.	Overall DC performance monitoring

b.	SCADA (Supervisory Control and Data Acquisition) system centralized monitoring

c.	Power Infrastructure performance, transformers temperature and load monitoring

d.	Each BBAC Hashrate, electrical load, humidity and temperature monitoring

e.	IT trailer inside temperature monitoring

f.	CCTV system monitoring

g.	Physical security monitoring

h.	UPS monitoring

i.	Data center infrastructure management (DCIM) system of miner monitoring and remote control

2.	Miners maintenance, including:

a.	PSU change

b.	Hashboard change

c.	Motherboard replacements

d.	Fan control board replacements

e.	Busbar board replacements

f.	Software and Firmware updates

g.	OrangePi microcomputer replacements

h.	Data communication cables replacement

i.	SD cards cloning and change

j.	Fans replacements

k.	Servers general cleaning

3.	BBAC container maintenance, including:

a.	PLC (Programmable logic controller) parameters set, maintenance and

b.	replacement

c.	Air filters maintenance and change

d.	Temperature and humidity sensors maintenance

e.	Electrical cabinet & power lines maintenance

f.	Emergency stop system maintenance

g.	Network switches and power splitters maintenance and replacement

h.	Mini-PC data logger maintenance and replacement

i.	UPS maintenance and replacement

j.	Automatic louvres control system maintenance and replacement

k.	Receptacles and fuses maintenance and replacement

l.	BBAC clearing

4.	IT core network and management servers’ maintenance, including:

a.	Wi-Fi access control system management and maintenance

b.	On-site LAN maintenance

c.	Telemetry system VLAN configuration and maintenance

d.	Redundant and secure internet access and performance monitoring

e.	General IT system access monitoring and reporting

f.	Pool server monitoring and redundancy

g.	Voice services (mobile phones and control)

h.	Mobile data services

i.	Management server’s data backup system maintenance

j.	Disaster recovery services

k.	Secure VPN remote access services

l.	IT 24x7 emergency support services

m.	UPS and Diesel generator power for IT network and equipment

5.	Software parameters configuration, including:

a.	Miners software and firmware optimal parameters and configuration sets

b.	Voltage and OSC parameters and ASIC maximum performance configuration

c.	sets

d.	Pool, difficulty, worker etc. mining parameters set

e.	Fan speed control

6.	Electricity infrastructure maintenance, including:

a.	Mid voltage (25KV) electricity supply from substation, cables and infrastructure

b.	25KV cubical switches (on/off device) maintenance

c.	25KV splitters maintenance

d.	25KV to 0.4KV 2500Kva oil transformer monitoring and maintenance

e.	0.4KV electricity distribution system maintenance

f.	Diesel generator (for office, workshop and IT network UPS) maintenance (oil change, filters, battery, diesel fuel check, etc.)

g.	UPS for critical infrastructure maintenance

h.	Grounding and lightning strike protection system maintenance

i.	PLC and SCADA system for monitoring and reporting maintenance

j.	Territory lights

7.	Miners performance management system support, including:

a.	Security configuration and environment updates

b.	Hashrate reporting

c.	Miners performance reporting

d.	Tools for software and firmware updates

8.	Ventilation and air conditioning system maintenance, including:

a.	On-site office and workshop facilities ventilation system maintenance

b.	On-site office and workshop facilities air conditioning system maintenance

c.	On-site office and workshop facilities heating system maintenance

d.	IT trailer air conditioning, heating, and ventilation system maintenance

e.	IT trailer temperature monitoring system maintenance

f.	Electronics repair trailer special ventilation system

9.	General facility and territory maintenance, including:

a.	Office, workshops and BBAC cleaning

b.	Territory cleaning

c.	Snow removal

d.	General facility maintenance and repairs

e.	On-site water closet maintenance

f.	Kitchen services (team, coffee, fridge, microwave, etc.)

g.	Catering services

h.	On-site service vehicles maintenance

i.	Security guards trailer maintenance

10.	Water supply, including:

a.	On-site office needs water supply

b.	Drinking water supply

c.	Wastewater utilization

d.	On-site office needs water system maintenance

e.	On-site office water heating / cooling system maintenance

11.	BBAC water walls maintenance (optional, for extra hot weather only)

a.	Water walls cleaning

b.	Water walls replacement

12.	Electronics diagnostics and repairs, including:

a.	PSU repairs

b.	Hash boards repairs, ASIC and Powerchips replacement

c.	Motherboards repairs

d.	Fan control boards repairs

e.	Busbar boar repairs

f.	OrangePi repairs

g.	Diagnostics of overall system components

13.	Software and Firmware updates and development services, including:

a.	Software improvements and bug fixes

b.	Firmware improvements and bug fixes

c.	New functionality implementations

d.	Optimal performance improvements

e.	R&D team 24x7 emergency support

14.	Security systems maintenance, including:

a.	Facility CCTV services and system maintenance

b.	Access control services and system maintenance

c.	Security guards 24x7 services

d.	Fire alarm services and system maintenance

e.	Storage facilities alarm services and system maintenance

f.	Territory fence maintenance

15.	Warehouse and logistics, including:

a.	Repair parts sourcing and delivery

b.	Facility maintenance materials sourcing and delivery

c.	Electricity infrastructure replacement parts sourcing and delivery

d.	Cooling systems repair and maintenance parts sourcing and delivery

e.	Global ad-hoc logistics and supply management services

f.	Cargo unload, load, and secure transport packing

g.	Export and import services

h.	Storage and warehouse management

16.	Environment, health, and safety, including:

a.	Electrical safety trainings and certification

b.	Emergency first response trainings and certification

c.	Work safety procedures, monitoring and auditing

d.	Hazards awareness

e.	Safety audit and improvement program

17.	Project management and quality control, including:

a.	Projects management and execution control

b.	Process quality control

c.	Documentation, procedures, and policies

SCHEDULE 2

PROCEDURE & FORM OF STATEMENT OF WORK

Ordering Process. Customer will place written orders for Services under the terms of this Agreement, by issuing to Provider a Statement of Work, as appropriate. Unless otherwise agreed upon, Customer will submit Statement of Work to Provider via electronic method (e.g. facsimile, email, etc.). Provider will not consider verbal orders for Services to be valid until confirmed by Provider’s receipt of an approved Statement of Work from Customer.

Each Statement of Work will include the following information:

1.	Date Issued;

2.	Parties;

3.	Physical Location;

4.	Assets;

5.	Description of Services (to include one or more from Schedule 1, e.g. “B.2.a. (PSU change)”);

6.	Additional Services (optional);

7.	Improvements (optional);

8.	Term:

Service Commencement Date;

Service End Date;

Renewal Term (optional);

9.	Fees and Payment:

Service Fee;

Additional Expenses (optional);

Early Termination Fee (optional).

The Parties have caused this Statement of Work to be executed by their duly authorized representatives as of the dates set out below, but with the intention that it be effective as of the Service Commencement Date.

Acceptance of Statement of Work. Provider will use best efforts to accept Statement of Work by providing Customer a written acknowledgment of such Statement of Work within twenty four (24) hours of receipt, with said acceptance of Statement of Work not to exceed forty-eight (48) hours.

Change Order. Customer may issue a Change Order in order to (i) implement any change or modification as required by or permitted by this Agreement; or (ii) correct typographical or clerical errors.

At any time prior to Provider’s delivery of the Service, or any component thereof, to the common carrier, Customer may issue a Change Order to: (i) change a Physical Location; (ii) modify the quantity; (iii) modify the commencement and end dates; (iv) order Services(s) which are of a superior quality, Improvements to, new release of or new option(s) of the Services, (consistent with the respective Description of Services in Schedule 1), set forth in the Statement of Work; or (v) any other reason contemplated by this Agreement. Any such Change Orders are to be reviewed with Provider to determine what (if any) further price / scheduling adjustments are necessary based on the changes submitted by Customer

Cancellation. Customer may cancel all or any portion of the Statement of Work only within twenty-four (24) hours of its execution.

STATEMENT OF WORK FORM

The Services provided under this Statement of Work are subject to the terms and conditions of the Master Services Agreement dated ________ 2021 and the Services Schedule 1 concluded between Bitfury Holding B.V., (hereinafter referred to as “Provider”) and Cipher Mining Technologies Inc.., on behalf of itself and its Affiliates, (“Customer”) (“Agreement”).

Service Order Date:	Statement of Work Number:

Description of Services:
All Services in Schedule 1	Y/N
Item Number from Schedule 1
Additional Service not in Schedule 1
Additional Information / Comments on Services: Please indicate any particular requirement with respect to Services

Physical Location(s):
Physical Location:
Temporary Relocation	Y/N Please confirm whether you require Services outside Physical Location and if yes, please indicate such location
Duration at Temporary Relocation	Please indicate the period during which the Services will be provided in the Temporary Location
Equipment:	List the equipment currently available at a Physical Location and covered by this Statement of Work

Bill of Materials:
Description:	Quantity:	Price:

Term:
Recurring Service	Y/N
Commencement Date & Time	Day/Month/Year/Hour
End Date	Day/Month/Year/Hour
Renewal	Day/Month/Year/Hour
Additional Information / Comments on Services: Please indicate any particular requirement with respect to Services

Pricing and Payment:
Service Fee
Cost of Materials (if any)
Other Fees and Expenses (if any)
Invoicing Date	If left blank, the general provisions of the Agreement will apply
Payment Term	If left blank, the general provisions of the Agreement will apply
Applicable Sales Tax to Service Fee
Applicable Sales Tax to Materials
Total Service Fee
Total Cost of Materials

Deviations:

In this Section the Parties may restate a particular Section of the Agreement which, in the restated form, will apply only with respect to the Services under this Statement of Work. If you would like the provision not to apply to the Statement of Work, please indicate “Deleted”

Section #	[Title]
[Restated Provision]
Section #	[Title]
[Deleted]
Section #	[Title]
[Restated Provision]

Schedules & Attachments
[Title]	[Description]

[Insert name of Customer or its applicable Affiliate]	[Insert name of Provider or its applicable Affiliate]

Per:	Per:
Authorized Signatory	Authorized Signatory

Date:	Date:

SCHEDULE 3

SERVICE LEVELS

1.	Technical Support and Problem Resolution:

1.1 Technical Support. Provider will provide Customer with Technical Support around the clock every calendar day (365x24). To facilitate such support, Provider will provide Customer with e-mail and telephone number (including online chat with support personnel) for submission of all Support Requests to on-call support technicians.

All requests for technical support will be logged using the Provider’s centralized ticketing system to enable us to appropriately assign and track the progress requests. Staff will coordinate with requestors to complete all tasks. Customer will be informed by e-mail from the ticketing system when requests have been assigned or status updated, or completed.

Root cause analysis will be performed, to understand why the problem happened and what actions shall be performed, if possible, to prevent such from happening (or lower the probability) in the future.

For the purposes of this Schedule 3, “System” shall mean the Equipment, Provider Materials and the Services.

1.2 Problem Classification. The following Problem Classification Table definitions are used for classifying performance issues.

Severity Level	Criteria
Severity 1 (Critical)	The whole System or significant part is non-operative or significantly impaired and cannot be conducted without significant delay, if at all. No known work around is currently available.
Severity 2 (Degraded)	The System does not function as designed.
Severity 3 (Minimal)	This group includes problems that have little or no impact on daily business process.

1.3 Response Expectations. Immediately upon Provider’s knowledge that the System failed to operate in conformance with the Services Description and other specifications, Customer will classify the problem according to the Problem Classification Table, above, and Provider will assign engineers to resolve the problem as required in the Response Expectation Table, below.

1.4 Response Expectation Table. The following Response Expectation Table specifies the required response for problems based upon the Severity Level assigned by Customer. The table specifies the maximum amount of time permitted to respond.

Severity Level	Criteria	Response Time
Severity 1 (Critical)	The whole System or significant part is non-operative or significantly impaired and cannot be conducted without significant delay, if at all. No known work around is currently available.	30 minutes
Severity 2 (Degraded)	The System does not function as designed.	1 hour between 9 am and 5 pm on Business Days; 2 hours otherwise
Severity 3 (Minimal)	This group includes problems that have little or no impact on daily business process *	1 business day

*The Parties agree that some Severity Level 3 problems lack commercial justification on which to expend resources and, therefore, may never be resolved.

1.5 Escalation Process. All problems with a Severity Level of 1 or 2 will be escalated if a solution or plan of resolution cannot be achieved. Provider management will be made aware of issues according to the following timeframes. Escalations will occur in accordance with the following schedule:

Severity Level 1 and 2 Problem Escalation.

Hours 0 to 6: Provider’s onsite support and shift lead, site operations management and engineering personnel are notified and actively working the event.

Hour 7: Provider’s Global Director of Equipment Operations and HQ engineering team are notified and involved in the problem resolution.

Hour 12: Provider’s executive management team including the CEO are notified and involved in the problem resolution.

2.	Scheduled Maintenance:

Provider will notify about both scheduled and unscheduled maintenance. Services may not be available during the maintenance periods. Planned Preventive Maintenance (PM) is taking precautionary and proactive steps against unscheduled equipment downtime and other avoidable failures. The purpose of the PM is to institute scheduled maintenance and inspections so that defects can be spotted before they evolve into something more severe. Regular preventive maintenance is critical to maintaining the reliability of the System performance and infrastructure. Computerized Maintenance Management Systems (CMMS) will be used for maintenance tasks planning and tracking.

Outside vendors scheduled maintenance plans that may affect System performance, will be included in Provider’s maintenance schedule, and communicated. Provider shall be entitled to perform scheduled maintenance on the System, provided such maintenance will (i) be performed in a planned manner and consolidated maintenance works at the same time, as few as possible times per calendar month (estimated not more often than once per week), (ii) not exceed eight (8) hours in total per maintenance execution day and (iii) where possible, be conducted at times likely to cause the least amount of disruption to the operation of the System.

Provider shall be entitled to perform System shutdowns due to power price increase or participation in power saving programs, if that makes financial sense and savings. Such System planned outages will not be considered.

3.	Reporting and Failures to Perform:

Promptly following the end of each month during the Term, Provider shall provide a report containing details of any Failures to Perform (as defined below) over the preceding month, including a summary of any remedial actions taken in respect of the same as required below. The information contained within the reports shall be classified as Records, and Provider shall provide access to the same upon request by Customer at any time during the Term.

In the event that (i) Provider fails to respond to any Severity 1 Problem within the response time indicated in paragraph 1.4 above, (ii) in any calendar month, Provider fails to respond to any three or more Severity 2 or 3 Problems within the response times indicated in paragraph 1.4 above, (iii) Provider fails to escalate any Severity 1 or 2 Problem in accordance with the escalation timescales set out in paragraph 1.5 above, and/or (iv) in any calendar month, Customer experiences downtime of the technical support described in this Schedule 3 of 400 minutes or (excluding downtime in connection with scheduled maintenance that has been agreed in advance by Customer) (each, a “Failure to Perform”), Provider shall:

●	promptly (and in any event within fourteen (14) days) investigate, and report on the causes of, the underlying issues which led to the Failure to Perform, including performing an appropriate root cause analysis (and provide Customer with a copy of the output of the same);

●	provide regular updates to Customer regarding the status of remedial efforts being undertaken with respect to such underlying issues; and

●	(following the investigation and report detailed above) take appropriate preventive measures so that the underlying issues and Failures to Perform do not recur (and provide details of the same to Customer, upon request).

In the event that either Provider fails to take the above remedial actions in respect of any Failure to Perform or the same Failure to Perform is repeated despite such actions having been taken, Provider shall (at Customer’s request):

●	make available senior Provider representatives to meet Customer representatives, to review and discuss the on-going performance of the Services; and

●	put in place a focused recovery programme, to be agreed with Customer, setting out (further) remedial action to be taken by Provider in respect of the Failures to Perform. Provider will ensure that senior representatives will be responsible for leading and monitoring the progress of the steps undertaken pursuant to such recovery programme.

4.	Service Level Credits:

Starting on the Commencement Date and every six (6) months thereafter, the Parties shall agree on the target hashrate to be generated by the Equipment at each Physical Location in respect of the following six (6) month period, taking into account expected diminution in hashrate, including diminution resulting from environmental factors and normal wear and tear (the “Performance Commitment”). On a quarterly basis during the Term, Provider shall report on the actual hashrate generated by the Equipment at each Physical Location during the previous quarter. If the Performance Commitment is not met in respect of a particular Physical Location across any quarter as a whole during the Term, and the relevant diagnostic reporting demonstrates that such failure resulted from a failure by Provider to perform the Services in accordance with the standards set out in this Schedule 3, Customer will be eligible to receive a service credit in respect of each such Physical Location, as outlined in the below table:

Monthly Actual Hashrate	Rating	Service Credit
95% of the Performance Commitment or above	Meets or exceeds target	None
Below 95% but above 90% of the Performance Commitment	Below target	1.25% of Service Fee in respect of the relevant Physical Location
At or below 90% of the Performance Commitment	Significantly below target	2.5% of Service Fee in respect of the relevant Physical Location

If Customer brings an action based on the same circumstances that gave rise to the payment of a service credit, any future award of damages arising as a result of that action shall, to the extent that the award does not take such service credit into account, be reduced by the amount of such service credit.

SCHEDULE 4

EQUIPMENT PURCHASE AGREEMENT

1.	INTERPRETATION

1.1. The definitions and rules of interpretation in this clause apply in these Conditions.

Acceptance: Bitfury’s acceptance of the Customer’s Order by countersigning the Order.

Affiliate(s): means, a Person which is an affiliate of another Person or group of Persons if one of them is Controlled, directly or indirectly, by the other or another Person or group of Persons Controlled, directly or indirectly, by the other, or if each of them is directly or indirectly under Control of the same Person or group of Persons. In this Contract, a Person (the first Person) is considered to control another Person (second Person) if the first Person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person. “Person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability corporation, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity. “Control” means in relation to a Person, the power of another Person to secure that the affairs of such Person are conducted in accordance with the wishes of that other Person: (a) by means of the holding of shares or other equity, or the possession of voting power, in or in relation to that Person or any other Person; or (b) by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that Person or any other Person

Bitfury: to be confirmed in the Order.

Bitfury Materials: all software, other equipment and materials which may or may not include Proprietary Materials.

Conditions: the terms and conditions set out in this document (as amended and varied from time to time).

Confidential Information, Disclosing Party and Receiving Party: as defined in Condition 15.

Contract: the contract between Bitfury and the Customer for the sale and purchase of the Equipment in accordance with these Conditions and each Order.

Customer: the person, firm or company who purchases Equipment from Bitfury.

Effective Date: the effective date of the first Order.

Equipment: the equipment as set out in each Order.

Improvements: any improvements to the Equipment, Bitfury Materials, service levels, business processes or other operations, or any other aspect of Bitfury’s operations relating to this Contract (including any upgrades, improvements or modifications or other operations to the Equipment), that will, in the reasonable opinion of Bitfury, enable Customer and its Affiliates to maintain or enhance the running of diverse cryptographic hash functions in connection with the mining of cryptocurrency.

Intellectual Property Rights: all rights in patents, utility models, trade marks, service marks, logos, getup, trade names, internet domain names, copyright (including rights in computer software), design rights, moral rights, database rights, topography rights, confidential information and knowledge (including know how, inventions, secret formulae and processes, market information, and lists of customers and suppliers), and rights protecting goodwill and reputation, in all cases whether registered or unregistered, all other forms of protection having a similar nature or effect anywhere in the world to any of the foregoing and all applications for or registrations of any of the foregoing rights.

Laws: all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time.

Order: a signed purchase order from Customer to Bitfury for Bitfury to supply the Equipment to Customer in accordance with these Conditions in the form provided in Exhibit A hereto.

Proprietary Materials: all inventions, Improvements, discoveries and ideas (whether patentable or copyrightable or not), and all works and materials, including but not limited to, products, tools, devices, computer programs, source codes, processes, procedures, texts, designs, drawings, documentation, engineering materials, specifications, data or other information, in preliminary or final form, and on any media whatsoever, owned or controlled (by license or otherwise) by a Party.

Sales Taxes: as defined in Condition 4.1.

1.2.  every reference to a particular Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after the Effective Date;

1.3. references to Exhibits and Schedules are references to sections of and exhibits to this Contract, and each of the Exhibits shall form part of this Contract;

1.4. references to the singular shall include the plural and vice versa and references to one gender include any other gender;

1.5. references to times of the day are to local time in the relevant location unless otherwise stated;

1.6. references to writing shall include any modes of reproducing words in a legible and non-transitory form;

1.7. references to any New York legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall in respect of any jurisdiction other than New York be deemed to include what most nearly approximates in that jurisdiction to the New York legal term;

1.8. words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things;

1.9. general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation;

1.10. headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement;

1.11. references to this Contract include this Contract as amended or varied in accordance with its terms.

1.12.

2.	BASIS OF CONTRACT

2.1. Each Order constitutes an offer by the Customer to purchase the Equipment in accordance with these Conditions.

2.2. A Contract shall come into existence upon Acceptance of an Order.

2.3. To the extent that the terms of an Order expressly contradict these Conditions, the terms of the Order shall control.

2.4. Without prejudice to the terms and conditions of the Master Services Agreement dated ________ 2021 concluded between Bitfury Holding B.V. and Cipher Mining Technologies Inc. (the “Agreement”), these Conditions apply to the Contract to the exclusion of any other terms that the Customer seeks to impose or incorporate, or which are implied by trade, custom, practice or course of dealing. The Customer specifically acknowledges that any samples, drawings, descriptive matter, or advertising produced by Bitfury and any descriptions or illustrations contained in Bitfury’s catalogues or brochures are produced for the sole purpose of giving an approximate idea of the Equipment described in them. They shall not form part of the Contract or have any contractual force.

3.	QUANTITY AND DESCRIPTION

3.1. The quantity and description of the Equipment shall be as set out in each Order.

3.2. Any typographical, clerical or other error or omission in any sales literature, quotation, price list, acceptance of offer, invoice or other document or information issued by Bitfury shall be subject to correction without any liability on the part of Bitfury.

3.3. Bitfury reserves the right (but does not assume the obligation) to make any changes in the specifications of the Equipment which are required to conform with any applicable Laws or regulations or which do not materially affect their quality or performance.

3.4. Bitfury’s employees, contractors and agents are not authorised to make any representations or contractually binding statements concerning the Equipment.

4.	PRICES

4.1. All prices shall be as stated in each Order. Unless otherwise provided in the Order, all prices are exclusive of Taxes. Customer shall be responsible for the payment of all sales, retail, use, goods and services, harmonized sales, value added, excise and similar taxes (collectively, “Sales Taxes”) imposed by any governmental or regulatory authority in connection with Customer’s purchase and receipt of the Equipment. To the extent permitted by Law, if Customer has provided Bitfury with a certificate of exemption with respect to any Sales Taxes otherwise payable hereunder by Customer, Customer shall not be required to pay such Sales Taxes. Customer shall not be subject to any taxes arising from the Order other than Sales Taxes including any indirect taxes and any other taxes, duties, royalties, or levies, all of which will be borne by Bitfury.

4.2. Unless otherwise provided in the Order, all prices are exclusive of delivery, packaging, packing, shipping, carriage, insurance and other charges and duties and importation costs. The Customer is responsible for all such costs.

5.	PAYMENT

5.1. The Customer shall pay the invoiced price specified for the Equipment in cleared funds (or in another manner mutually agreed in writing between the parties) at the time of payment as stated in each Order. Payment shall be made according to the instructions supplied in writing by Bitfury or as stated in each Order.

5.2. Unless otherwise provided in the Order, Bitfury may also invoice the Customer for (a) the Sales Taxes, (b) costs of delivery for the Equipment; (c) costs of insuring the Equipment during delivery; and (d) any other costs associated with delivering the Equipment. The Customer shall pay such invoice(s) in full in cleared funds within seven calendar days of the invoice date.

5.3. If the Customer fails to make payment in full on the due date, the whole of the balance of the price of the Equipment then outstanding shall become immediately due and payable and, without prejudice to any other right or remedy available to Bitfury, Bitfury shall be entitled to: (a) terminate the Contract or suspend the delivery of Equipment to the Customer; (b) charge interest on the amount outstanding from the due date to the date of receipt by Bitfury (whether before or after any judgment), at the rate of the lesser of 10% per annum or, if applicable, the maximum permitted under New York law, accruing on a daily basis and being compounded quarterly; (c) suspend all further manufacture, delivery, installation or warranty service until payment has been made in full; and (d) make a storage charge for any undelivered Equipment at its current rates from time to time.

5.4. All sums payable to Bitfury under the Contract shall become due immediately on its termination, notwithstanding any other provision of the Contract. This Condition is without prejudice to any right to claim for interest under applicable Law, or any right under the Contract.

5.5. The Parties shall have the right to set off amounts due and payable to the other Party against any amounts owing by that other Party (and/or its Affiliates) to the relevant Party pursuant to this Contract.

6.	ACCEPTANCE AND DELIVERY OF EQUIPMENT

6.1. Without prejudice to Bitfury’s obligations with respect to the supply of Equipment under the Agreement, Bitfury shall not be under any obligation to supply all or any of the Equipment ordered by the Customer, until Acceptance. Bitfury shall promptly but not later than forty-eight (48) hours after receipt of an Order from Customer, notify the Customer in writing as to whether Bitfury accepts or does not accept the Order. Upon Acceptance of the Order, the Customer and Bitfury shall be bound by the terms thereof.

6.2. Bitfury shall deliver the Equipment on the date(s) and location(s) specified in the Order(s).

6.3. The Customer shall be responsible (at the Customer’s cost) for preparing the delivery location for the delivery of the Equipment and for the provision of all necessary access and facilities reasonably required to deliver and install the Equipment. If Bitfury is prevented from carrying out delivery or installation on the specified date because no such preparation has been carried out, Bitfury may levy additional charges to recover its loss arising from this event.

6.4. The Customer shall be deemed to have accepted the Equipment when the Customer has had seven (7) days to inspect it after delivery.

6.5. Bitfury may take out insurance for the delivery of the Equipment, the cost to be borne by the Customer.

7.	RISK AND PROPERTY

7.1. The Equipment shall be at the risk of Bitfury until delivery to the Customer at the place of delivery specified in the Order. Bitfury shall off-load the Equipment at the Customer’s risk.

7.2. Unless otherwise provided in the Order, ownership of the Equipment shall pass to the Customer on the completion of delivery (including off-loading).

8.	INSPECTION AND TESTING OF EQUIPMENT

8.1. Bitfury shall: (a) test and inspect the Equipment on delivery to ensure that it complies with the requirements of the Contract; and (b) if so requested by the Customer, give the Customer reasonable advance notice of such tests (which the Customer shall be entitled to attend).

9.	COMPLIANCE WITH LAW

9.1. The Customer shall be responsible for complying with any applicable Laws and regulations in relation to receipt and use of the Equipment, including those governing: (a) the importation of the Equipment into the country of destination; and (b) the export and re-export of the Equipment, and shall be responsible for the payment of any duties on it.

9.2. The Customer warrants, represents and covenants to Bitfury that it: (a) shall not import, distribute, deploy and use the Equipment in any non-member state of the United Nations or any country subject to any sanctions program of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury; (b) shall import, distribute, deploy and use the Equipment solely in compliance with all applicable Laws and regulations; (c) shall use the Equipment only for generating SHA-256 computing power; and (d) shall not (and shall not permit any person to) modify the Equipment, or reverse assemble, reverse compile or reverse engineer the Equipment, or otherwise attempt to discover any underlying proprietary information.

10.	MUTUAL REPRESENTATIONS AND WARRANTIES

10.1. Each Party represents and warrants that: (i) it is a corporate entity in good standing in its jurisdiction of incorporation; (ii) it has obtained all necessary approvals, rights, licenses, consents and authorizations (collectively, the “Consents”) to enter into, and to perform its obligations under, this Contract and each Order and copies of all such Consents have been provided to the other Party; (iii) the Person executing this Contract and each Order on its behalf has and will have express authority to do so and to bind the Party; (iv) it is not under any current obligation or restriction, nor will it assume any such obligation or restriction, that does or could materially interfere with the performance of its obligations under this Contract; (v) the execution, delivery, and performance of this Contract or any Order does not violate any provision of any by applicable Law, charter, regulation, or any other governing authority of the Party, or any other agreement to which it is a party, in such a manner as to impede, materially delay, or prevent the performance of its obligations under this Contract or any Order, and its obligations under this Contract, and each Order, are valid and binding obligations of that Party; (vi) no filing with or notice to any relevant governmental entity is required on the part of such Party as a condition to the lawful completion of the transactions contemplated by this Contract; (vii) it has complied in all material respects with all applicable Laws, orders, judgments and decrees other than any act of non-compliance which, individually or in the aggregate, is not material; (viii) there is no claim, action, proceeding or investigation pending or in progress or, to the knowledge of such Party, threatened against or relating to such Party affecting any of its properties or assets before any governmental entity, which could impede, materially delay, or prevent the performance of its obligations under this Contract or any Order; and (ix) it is not insolvent within the meaning of applicable bankruptcy, insolvency or fraudulent conveyance Laws and no act or proceeding has been taken by or against such Party in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of such Party nor, to the knowledge of such Party is any such act or proceeding threatened.

11.	EQUIPMENT WARRANTY

11.1. Bitfury warrants to the Customer that the Equipment, other than any power supply unit, is free from defects of workmanship and materials, and that under normal use and conditions, it will operate substantially in accordance with, and perform, the material functions and features as set out in the product description in the Order for a period of 90 days following delivery. Bitfury undertakes (subject to the remainder of this Condition 11), at its option, to repair or replace Equipment (including with refurbished parts or refurbished Equipment) which is found to be defective as a result of faulty materials or workmanship within 90 days of delivery. Any repaired or replacement Equipment shall be under warranty for the unexpired portion of the 90-day period.

11.2. In cases where the Equipment is not located at Bitfury’s facilities, Bitfury shall not in any circumstances be liable for a breach of the warranty or undertake any warranty service contained in Condition 11.1 unless: (a) the Customer gives written notice of the defect to Bitfury within seven (7) days of the time when the Customer discovers or ought to have discovered the defect; and (b) after receiving the notice, Bitfury is given a reasonable opportunity to examine such Equipment for the defect or malfunction at its current location or, if asked to do so by Bitfury, the Customer returns such Equipment to Bitfury’s premises (or those of Bitfury’s agent or sub-contractor) or a repair facility specified by Bitfury at Bitfury’s cost. Bitfury shall be responsible for delivering up the Equipment after any warranty service. Bitfury shall not in any circumstances be liable for a breach of the warranty in Condition 11.1 if the Customer makes any use of Equipment in respect of which it has given written notice under Condition 11.2(a).

11.3. The warranty does not apply to (a) normal wear and tear; and (b) damage to or loss of the Equipment caused by Force Majeure Events. In addition, in cases where the Equipment is not located at Bitfury’s facilities, the warranty does not apply to: (i) damage resulting from accident, abuse, misuse, neglect, improper handling or improper installation (except for when these actions were taken by Bitfury or its Bitfury’s Affiliate(s)); (ii) damage caused by operator error, or non-compliance with manufacturer’s instructions as to the storage, installation, commissioning, electric powering, internet connectivity, use or maintenance of the Equipment or (if there are none) good trade practice (except for when such or non-compliance is attributable to Bitfury’s or its Affiliate(s)); (iii) alterations or repairs to the Equipment without the written consent of the manufacturer; (iv) damage or loss of functionality due to interoperability with the Customer’s software and/or hardware; and (v) burnt hashboards or chips resulting from improper use of the Equipment or use outside its normal application.

12.	REMEDIES

12.1. Any liability of Bitfury for non-delivery of the Equipment shall in all circumstances be limited to the amount paid by Customer for the Equipment.

12.2. If any claim by the Customer under Condition 11 is subsequently found by Bitfury to be outside the scope or duration of the warranty in Condition 11, the costs of transportation of the Equipment, investigation and repair shall be borne by the Customer.

13.	LIMITATION OF LIABILITY

13.1. The following provisions set out the entire financial liability of Bitfury (including any liability for the acts or omissions of its employees, agents and sub-contractors) to the Customer in respect of: (a) any breach of the Contract howsoever arising; and (b) any representation, misrepresentation (whether innocent or negligent), statement or tortious act or omission (including negligence) arising out of or in connection with the Contract.

13.2. All warranties, conditions and other terms implied by statute or common law, including any warranties of merchantability, fitness for a particular purpose, good title, satisfactory quality and noninfringement are specifically disclaimed by Bitfury and excluded from the Contract to the fullest extent permitted by Law.

13.3. Nothing in these Conditions excludes or limits the liability of Bitfury for: (a) death or personal injury caused by Bitfury’s negligence; (b) fraud or fraudulent misrepresentation; or (c) any other liability that cannot by Law be excluded or limited.

13.4. Subject to Condition 13.3:

(a) Bitfury shall not in any circumstances be liable under the Contract, whether in tort (including for negligence or breach of statutory duty howsoever arising), contract, misrepresentation (whether innocent or negligent) or otherwise for: loss or profits, loss of business, depletion of goodwill or similar losses, loss of anticipated savings, loss of goods, loss of contract, loss of use, loss or corruption of data or information, or any special, indirect, consequential or pure economic loss, costs, damages, charges or expenses.

(b) Bitfury’s total liability in contract, tort (including negligence and breach of statutory duty howsoever arising), misrepresentation (whether innocent or negligent), restitution or otherwise, arising in connection with the performance or contemplated performance of the Contract shall be limited to the amount paid by the Customer for the Equipment.

14.	INTELLECTUAL PROPERTY RIGHTS

14.1. The Customer acknowledges that all Intellectual Property Rights used by or subsisting in the Equipment are and shall remain the sole property of Bitfury or its Affiliate(s) or (as the case may be) a third party.

14.2. Bitfury or its Affiliate(s) shall retain the property and copyright in all documents supplied to the Customer in connection with the Contract and it shall be a condition of such supply that the contents of such documents shall not be communicated either directly or indirectly to any other person, firm or company without the prior written consent of Bitfury.

14.3. Bitfury’s Intellectual Property Rights in and relating to the Equipment and to any documents supplied in connection therewith shall remain the exclusive property of Bitfury or its Affiliate(s), and the Customer shall not at any time make any unauthorised use of such Intellectual Property Rights, nor authorise or permit any of its agents or contractors or any other person to do so.

15.	CONFIDENTIALITY

15.1. The Customer shall keep in strict confidence all technical or commercial know-how, specifications, inventions, processes or initiatives which are of a confidential nature and have been disclosed to the Customer by Bitfury or its agents, and any other confidential information concerning Bitfury’s business, the Equipment or any other Bitfury products which the Customer may obtain in connection with this Contract.

15.2. Each Party (the “Receiving Party”) agrees that all non-public information furnished to it by the other Party or its Affiliates (the “Disclosing Party”), including software, pricing, financial information, business strategies, design information, methodologies, specifications, and other commercial and technical information to which it has access under this Contract, are deemed confidential and proprietary information or trade secrets (collectively, “Confidential Information”) of the Disclosing Party and shall remain the sole and exclusive property of the Disclosing Party. The Receiving Party shall treat the Confidential Information in a confidential manner using the same degree of care as it uses to protect its own confidential information of a like nature, but no less than a reasonable degree of care given the sensitivity of the information and the circumstances of its disclosure. Subject to Conditions 15.3 and 15.4, the Receiving Party may use and copy the Disclosing Party’s Confidential Information only in direct furtherance of the purposes of this Contract. Except to the extent necessary in connection with the exercise of its rights or the performance of its obligations under this Contract or as otherwise permitted under Condition 15.3 or 15.4, neither Party may directly or indirectly disclose the Disclosing Party’s Confidential Information other than to its employees, advisors, lenders and investors on a “need to know” basis, but only after they have been advised of the information’s confidential and proprietary nature, and have agreed to protect same on terms no less onerous than the terms of this Condition 15.

15.3. Notwithstanding anything to the contrary contained herein, the Receiving Party has no obligation to preserve the confidentiality of any information that is:

15.3.1.	previously known, or received rightfully by the Receiving Party without any obligation to keep it confidential;

15.3.2.	distributed to third parties by the Disclosing Party without restriction;

15.3.3.	publicly available other than by unauthorized disclosure by the Receiving Party; or

15.3.4.	independently developed by the Receiving Party as evidenced by its records.

15.4. Notwithstanding anything to the contrary herein, each Party may, in its capacity as a Receiving Party, disclose Confidential Information of the Disclosing Party:

15.4.1.	if and to the extent required by a governmental or regulatory authority or pursuant to the rules of a recognized stock exchange, on condition that, to the extent permitted by Law, before disclosing such Confidential Information, the Receiving Party uses commercially reasonable efforts to promptly notify the Disclosing Party of the required disclosure and, at the Disclosing Party’s cost and expense, cooperates with the Disclosing Party to take such steps as it desires to challenge or contest such disclosure or seek a protective order; or

15.4.2.	if the Receiving Party is required by a governmental or regulatory authority or pursuant to the rules of a recognized stock exchange to disclose Confidential Information of the Disclosing Party (including this Contract) pursuant to applicable securities Laws, the Receiving Party will promptly notify the Disclosing Party and will fully cooperate and work in good faith with the Disclosing Party to determine appropriate redactions from the Confidential Information.

16.	RESTRICTIONS

16.1. The Customer represents and warrants that it is not nor is any director, officer, agent, employee or Affiliate of the Customer currently subject to any U.S. sanctions administered by OFAC; any EU sanctions administered, inter alia, by European External Action Service (the “EEAS”); or any UK sanctions administered by Office of Financial Sanctions Implementation (the “OFSI”). The Customer will not directly or indirectly use the Equipment or any proceeds therefrom, or lend, contribute or otherwise make available the Equipment or such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S, UK or EU sanctions. The Customer will not resell the Equipment to any individual or corporate subject to sanctions under any of the OFAC; EEAS; or OFSI rules.

17.	TERMINATION

17.1. Either Party may terminate the Contract and the Order if: (a) the other Party or any of its Affiliates commits a material breach of any term of the Contract or any Order which (in the case of a breach capable of being remedied) is not remedied within thirty (30) calendar days of receipt of a written request to do so by the non-breaching Party (it being acknowledged and agreed that a failure to pay purchase price by Customer in accordance with Condition 5 shall constitute a material breach and shall be subject to the foregoing thirty (30) day cure period); or (b) either Party: (i) makes a general assignment for the benefit of its creditors; (ii) files an application for a bankruptcy order, or an application for a bankruptcy order is made in respect of such party; (iii) applies for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; or (iv) commences under the Laws of any jurisdiction any proceeding for relief under the relevant bankruptcy or insolvency Laws or successor legislation, or corresponding legislation in applicable foreign jurisdictions, involving its insolvency, reorganization, adjustment of debt, dissolution, liquidation or other similar proceedings for the release of financially distressed debtors.

17.2. Conditions 5.5, 13, 14, 15, 16, 19, 21 and any other provision of this Contract that expressly or by implication is intended to come into or continue in force on or after termination or expiry of this Contract, shall survive termination of the Contract, however arising, and remain in full force and effect.

17.3. Termination or expiry of this Contract shall not affect any rights, remedies, obligations or liabilities of the parties that have accrued up to the date of termination or expiry, including the right to claim damages in respect of any breach of the Contract which existed at or before the date of termination or expiry.

18.	FORCE MAJEURE

18.1. Notwithstanding anything to the contrary herein, Bitfury shall not in any circumstances be in breach of this Contract nor liable for delay in performing, or failure to perform, any of its obligations under this Contract if such delay or failure results from events, circumstances or causes beyond its reasonable control, including strikes, lock-outs or other industrial disputes (with the exception of the workforce of Bitfury), failure of a utility service (including planned or unplanned power outages or breakdowns in power transmission) or transport, telecommunications or internet network, equipment failure, system failure, act of God or nature, invasion, terrorist attack or threat of terrorist attack, war (whether declared or not) or threat or preparation for war, riot, civil commotion, pandemic, malicious damage, changes to any Law or governmental order, rule, regulation or direction, fire, explosion, rain, flood, storm, lightening or other extreme weather conditions, earthquake, subsidence, epidemic or other natural disaster, or voluntary and involuntary power curtailment, maintenance and repair downtime (“Force Majeure”). For the avoidance of doubt, Bitfury shall not be responsible for any loss of or damage (whether direct or indirect) caused to Customer’s Equipment or business by Force Majeure. Upon claiming the occurrence of a Force Majeure event, the party claiming Force Majeure will promptly provide the other Party with written notice of the event and the estimated period of delay. If a Force Majeure event results in a delay of more than forty-five (45) days, the Party not claiming Force Majeure may, at its option, elect to terminate the affected Order by giving notice to the other Party in writing. Notwithstanding the foregoing, a Party affected by an event of Force Majeure shall not be relieved of its obligations hereunder unless it has used commercially reasonable efforts to (and shall continue to use for the duration of such Force Majeure event to): (i) recommence performance of the obligations that it has failed to perform as a result of such Force Majeure event without delay, (ii) in the case of Bitfury, to the extent it cannot recommence performance, mitigate the impact of such Force Majeure event on the supply of Equipment. If a Force Majeure event causes Provider to allocate limited Equipment between or among Provider’s customers, Customer and its Affiliates shall not be placed in a lower priority to any other similarly affected customers of Provider.

19.	INDEMNIFICATION

19.1. Subject always to Condition 13, Provider agrees to indemnify and hold harmless Customer and its Affiliates, and its and their successors, and assigns and respective directors, officers, employees, and agents (each, “Indemnitees”) from and against all suits at law or in equity and from all liabilities, damages, costs, losses, claims and expenses (including legal and other professional fees) (collectively, “Losses”) incurred by an Indemnitee resulting from:

(a) any material breach by Provider or its Affiliates, including their respective directors, officers, employees, agents and subcontractors (collectively, “Personnel”), of its obligations under this Contract;

(b) any gross negligence, criminal act, fraudulent act, fraudulent omission or willful misconduct by Provider, its Affiliates or any Personnel;

(c) any damage, loss or destruction of any tangible, real or personal property while in the possession or control of Provider, its Affiliates or any Personnel, or otherwise to the extent caused by any act, omission or willful misconduct of Provider, its Affiliates or any Personnel;

(d) Provider or its Affiliates having made inaccurate or unauthorized warranties, representations or statements, or otherwise acting beyond the scope of its authority as set out in this Contract;

(e) Personnel’s negligent acts, or omissions (including claims for death, personal injury, or damage to property); or

(f) infringement a third party’s Intellectual Property Rights, excluding Losses resulting from (i) a use of the Bitfury Materials in a manner not contemplated by the user manuals provided by Bitfury, (ii) Customer’s negligence, (iii) compliance with or use of designs, requirements, specifications, instructions or alterations supplied or developed by Customer or its Affiliates;

19.2. Subject always to Condition 13, Customer agrees to indemnify and hold harmless Provider and its Affiliates and its and their successors and assigns and respective directors, officers, employees, and agents (each, “Indemnitees”) from and against all Losses incurred by an Indemnitee resulting from the use of the Bitfury Materials, or any component thereof, in combination with another product or products provided by Customer that have not been approved by Bitfury.

20.	TERM

20.1. The initial term of this Contract shall commence on the Effective Date and, unless terminated earlier as permitted herein, shall expire on the date falling sixty (60) months thereafter (the “Initial Term”). Thereafter the term of this Contract shall renew automatically for consecutive renewal terms of twelve (12) months each (each, a “Renewal Term”, and together with the Initial Term, the “Term”). Either Party may terminate this Contract at the end of the Initial Term or the relevant Renewal Term by delivering written notice of termination to the other Party not later than (i) 12 (twelve) months prior to the end of the Initial Term or, (ii) in the case of any Renewal Term, 6 (six) months prior to the end of such term, as applicable.

21.	MISCELLANEOUS PROVISIONS

21.1. Governing Law. This Contract and any Order hereunder, and any non-contractual rights or obligations arising out of or in connection with them, shall be governed and construed in accordance with the laws of the laws of state of New York and the federal laws of United States applicable therein, but without regard to conflict of laws provisions. To the extent to which it would otherwise apply, the Parties hereby expressly exclude the application of the United Nations Convention on the International Sale of Goods to this Contract.

21.2. Assignment. Each Party agrees that it may not assign this Contract or any Order or any of its rights or obligations under this Contract or an Order, in the absence of the other Party’s prior written consent.

21.3. Non-Disparagement. Each Party agrees to take no action which is intended, or would reasonably be expected, to harm the other Party or its reputation or which would reasonably be expected to lead to unwanted or unfavourable publicity to such Party. Such actions shall include disparaging remarks, comments or statements that impugn the character, honesty, integrity, morality or business acumen or abilities in connection with any aspect of the operation of the other Party’s business.

21.4. Non-Solicitation. During the Term and ending one year following the termination of the relevant Order, each Party undertakes to the other that it shall not, without the other Party’s prior written consent, directly or indirectly; (i) solicit or encourage any person to leave the employment or other service of the other Party or its Affiliates; or (ii) hire, on behalf of the it or its Affiliates or any other person or entity, any person who has left the employment within the one year period following the termination of that person’s employment with the other Party or its Affiliates, provided that the foregoing shall not apply to any general, non-targeted recruitment campaign by either Party or its Affiliates. During the period commencing on the date hereof through and ending one year following the termination of this Contract, each Party will not, whether for its own account or for the account of any other Person, intentionally interfere with the relationship of the other Party or its Affiliates with, or endeavor to entice away from the other Party or its Affiliates, any person who during the term of the relevant Order is, or during the preceding one-year period, was a tenant, co-investor, co-developer, joint venturer or other customer of the other Party or its Affiliates.

21.5. Non-Compete. During the term of this Contract Bitfury undertakes to Customer that it will not engage in, establish, participate in, hold a position as shareholder, partner or investor, or otherwise participate in any business entity that is engaged exclusively or primarily in activities in any State of the United States which are competitive with the business of maintaining and running a digital asset infrastructure for the purposes of production of computational power compliant with SHA256 or other cryptographic algorithms which assume digital assets as rewards as a result of monetization of that computational power (“Restricted Business”). This restriction shall not apply to any ownership interest Provider may have or hold, directly or indirectly, in securities of an entity or person conducting Restricted Business were (i) gross revenues of such business constitute less than twenty (20) percent of overall gross revenues of such entity or person, or (ii) such securities constitute or relate to less than ten (10) percent of the fully diluted share capital of such entity or person.

21.6. Amendments. Neither this Contract nor an individual Order may be amended or modified except in writing signed by the authorized representatives of both Parties (or in the case of an Order, by authorized representatives of both parties to such Order). No course of dealing or usage of trade by or between the Parties shall be deemed to affect any such amendment or modification.

21.7. Publicity. Neither Party will independently issue a press release or make any other disclosure regarding this Contract or any Order, or about the other Party or the other Party’s business generally, without the other’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

21.8. Relationship. The Parties are independent contractors, and nothing in the Contract will be construed as to be inconsistent with that relationship. Under no circumstances will any of a Party’s personnel be considered employees or agents of the other Party. Nothing in this Contract grants either Party the right or authority to make commitments of any kind for the other, implied or otherwise, without the other Party’s prior written agreement. Neither this Contract nor any Order constitutes or creates, in any manner, a joint venture, agency, partnership, or formal business organization of any kind.

21.9. Severability. If one or more provisions of this Contract is held to be unenforceable under applicable Law: (i) the unenforceable portion will not affect any other provision of this Contract; (ii) the Contract will be construed as if the unenforceable provision was not present; and (iii) the Parties will negotiate in good faith to replace the unenforceable provision with an enforceable provision with effect nearest to that of the provision being replaced.

21.10. No Waiver. Failure by either Party to insist upon the performance of any term, covenant, or condition in this Contract, or to exercise any rights under this Contract, will not be construed as a waiver or relinquishment of the future performance of any such term, covenant, or condition, or the future exercise of any such right, and the obligation of each Party with respect to such future performance will continue in full force and effect.

21.11. Cumulative Remedies. The rights and remedies of each Party under this Contract and each Order are cumulative, may be exercised as often as such Party (in its absolute discretion) considers appropriate and are in addition to its rights and remedies under applicable Law.

21.12. Notices. Any notice required to be sent or given to Bitfury or Customer will be sent by personal delivery, confirmed facsimile or email, or reputable international courier service, return receipt requested, addressed to the Party at the address set out at the head of this Contract, or such other address as a Party may notify the other from time to time in accordance with this Clause. Notice will be deemed to have been received upon physical receipt by the recipient, as evidenced by the fax confirmation or return receipt. Notices received after 5:00 p.m. local time, or on a Saturday, Sunday or public holiday in the place of receipt will be deemed to have been received at 9:00 a.m. on the next business day.

21.13. Further Assurances. In furtherance of the provisions hereof, the Parties agree to take or cause to be taken such further actions and to execute, deliver and file, or cause to be executed, delivered and filed, such further documents and instruments as may be required or reasonably necessary in order to fully effectuate the purposes, terms and conditions of this Contract.

21.14. Representation by Counsel; Fair Negotiation. Each Party agrees that it has read and understands this Contract, and that it has had the opportunity to be represented by independent counsel of its choice in the negotiation of this Contract. This Contract will therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the Parties, at arms’ length and with the advice and participation of counsel and will be interpreted in accordance with its terms without favor to either Party.

21.15. Entire Agreement. Without prejudice to Condition 2.4, this Contract, including its Exhibits and all agreed Orders, is the entire agreement and understanding between the Parties with respect to the Equipment, and supersedes all prior communications, representations and agreements between the Parties, whether written or oral, relating to the subject matter of an Order. The Parties acknowledge that no reliance is placed on any communication, representation or agreement made but not embodied in this Contract and waive any right either Party may have in respect of any misrepresentation not contained in this Contract, unless such misrepresentation was made fraudulently.

21.16. Signed Counterparts. This Contract may be executed in any number of counterparts, which may include counterparts executed and delivered by emailed scan or facsimile, each of which so executed shall be deemed to be an original, and all of which when read together shall constitute one and the same document.

By:
[BITFURY]
Title:

By:
[CUSTOMER]
Title:

EXHIBIT A

TO EQUIPMENT PURCHASE AGREEMENT

FORM OF PURCHASE ORDER

PURCHASE AND SERVICE ORDER № [*]

DATED [DAY] [MONTH] [YEAR]

Parties:

This Purchase Order (the “Order”) is entered as of [DAY] [MONTH] [YEAR] (the “Effective Date”) by and between the following parties:

[NAME] whose registered office is located at [ADDRESS] (“Bitfury”); and

[CUSTOMER] whose registered office is located at [ADDRESS] (the “Customer”)

(together – the “Parties”).

Product Description:
Purchase Quantity:	[*] unit of Product (the “Equipment”).
Purchase Price:	The total price of the Equipment shall be [*] excluding VAT or any other taxes (the “Purchase Price”).
Payment Terms:

100% of the Purchase Price, i.e. [*] shall be paid within 5 (five) business days from the date of execution of this Purchase Order.

Bitfury shall be entitled to refuse shipment of the Equipment if the Customer fails to pay the Purchase Price in advance. The Purchase Price is non-refundable.

Delivery Terms:

The Equipment shall be delivered [TITLE], Incoterms 2010, at [ADDRESS] according to the following schedule:

[SCHEDULE]

[Customer shall notably be responsible for customs clearance of the Equipment, taxes, deployment, infrastructure and maintenance of the Equipment at its own expense.]

Insurance:
Deployment:
Breach:

Without prejudice and in addition to Bitfury’s other remedies prescribed under this Purchase Order, Terms and Conditions or the applicable Law, if the Customer breaches (whether in whole or in part) to timely fulfil its obligations under Clause “Payment Terms” Bitfury shall be entitled at its sole discretion to:

●      Adjust the Purchase Order and deliver only part of the Equipment equivalent to the amount paid (if any) by the Customer in accordance with the Payment Terms; or

●      Deliver the Equipment in full to the Customer and request payment of the full Purchase Price and for this purpose exercise any injunctive relief, specific performance or any other claim or remedy available under applicable Laws; or

●     Terminate this Purchase Order without any liability or obligation to deliver the Equipment. In such case, the Purchase Price (or part thereof) which has already been paid to Bitfury shall be non-refundable to the Customer.

In the event of Customer’s breach (whether in whole or in part) to timely fulfil its obligations under Clause “Payment Terms”, the Customer shall immediately pay to Bitfury, as penalty of 0.5% of the delayed payment for each day of delay.

Warranty:
Expiry of Offer:	This Purchase Order shall remain valid for a period of three days from the date of issuance and all Terms and Conditions shall expire unless this Purchase Order are fully executed by both parties before three days have passed since the date of issuance.

[Insert name of Customer or its applicable Affiliate]	[Insert name of Bitfury or its applicable Affiliate]

Per:	Per:
Authorized Signatory	Authorized Signatory

Date:	Date:

SCHEDULE 5

MINING MANAGEMENT T&C

[ ● ]

SCHEDULE 5

APPROVED SUBCONTRACTORS

[Drafting Note: list of existing subcontractors to be inserted]

Exhibit G

Form of Restrictive Stockholder Covenant Agreement

See attached.

EXHIBIT G

FORM OF

RESTRICTIVE COVENANT AGREEMENT

This RESTRICTIVE COVENANT Agreement (this “Agreement”) is entered into as of March __, 2021, by and between Bitfury Top Holdco B.V. (the “Restricted Party”), and Good Works Acquisition Corp., a Delaware corporation (“GWAC” and, together with the Restricted Party, the “Parties”), and shall be effective as of the Closing (as defined in the Merger Agreement (defined below)). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Merger Agreement.

RECITALS

WHEREAS, on the date hereof, GWAC, Currency Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Cipher Mining Technologies Inc., a Delaware corporation (the “Company”), entered into that certain Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of GWAC (the “Merger”);

WHEREAS, prior to the Merger and as of the date hereof, the Restricted Party is the 100% owner of the capital stock the Company and hereby acknowledges that it will benefit from the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

WHEREAS, Bitfury Holding B.V. (“BHBV”), an affiliate of the Restricted Party, and the Company shall enter into a Master Services and Supply Agreement with effect from Closing (the “MSSA”); and

WHEREAS, GWAC would not have agreed to enter into the Merger Agreement but for the Restricted Party executing and delivering this Agreement, and the execution and delivery of this Agreement by the Restricted Party is a material inducement to GWAC’s willingness to enter into the Merger Agreement and consummate the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GWAC and the Restricted Party hereby agree as follows:

AGREEMENTS

1. Non-Compete; Non-Solicit; Non-Hire; Non-Disparagement.

(a) During the period beginning on the Closing Date and ending on the earlier to occur of (i) termination of the MSSA by BHBV pursuant to the terms of the MSSA, other than due to breach of such agreement by BHBV and (ii) expiration of the Term (as defined in the MSSA) Date (the “Restrictive Covenant Period”), the Restricted Party shall not engage in, establish, hold a position as shareholder, partner or investor, or otherwise participate, directly or indirectly, in any entity or person that is engaged exclusively or primarily in the business of maintaining and running a digital asset infrastructure in any state or states in the United States for the purposes of production of computational power compliant with SHA256 or other cryptographic algorithms which assume digital assets as rewards as a result of monetization of that computational power (any of the foregoing, a “Competing Business Activity”); provided, however, the Restricted Party may have or hold, directly or indirectly, securities of an entity or person conducting Competing Business Activity where (i) gross revenues from the Competing Business Activity constitute less than twenty (20) percent of overall gross revenues of such entity or person, or (ii) such securities constitute or relate to less than ten (10) percent of the fully diluted share capital of such entity or person. The restrictions in this Section 1 shall only apply to the extent that a Competing Business Activity is carried out in the United States of America (the “Restricted Territory”). For the avoidance of doubt, any activity that would constitute a Competing Business Activity but that does not occur in the Restricted Territory shall not constitute a Competing Business Activity. Notwithstanding anything to the contrary in this Agreement, any equity holding by the Restricted Party in Hut 8 Mining Corp. (“Hut 8”) shall not, so long as the Restricted Party does not exercise control (within the meaning of rule 1.02(g) of Regulation S-X under the Exchange Act) of Hut 8, constitute a Competing Business Activity for the duration of the Restrictive Covenant Period.

(b) The Restricted Party hereby covenants and agrees that during the Restrictive Covenant Period, the Restricted Party shall not, and shall cause its Affiliates not to, directly or indirectly (A) induce or attempt to induce any Representative of GWAC or the Company or any of their respective subsidiaries or Affiliates (each such Person, a “Protected Person”) to leave the employ of such Person; provided that the Restricted Party shall not be prohibited from making general employment solicitations such as through advertisements in publicly available media so long as such advertisements are not specifically targeted at Protected Persons, or (B) take any action that is designed or intended to negatively interfere with the relationship between the Company or any of its Affiliates, on the one hand, and any Protected Person, on the other.

(c) During the Restrictive Covenant Period, the Restricted Party shall not, and shall cause its Affiliates not to, (A) take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of GWAC, the Company or any of their respective Affiliates from maintaining the same business relationships with such Person after the Closing as it maintained with such Person prior to the Closing, (B) hire any Person who was a Protected Person at any time during the year prior to the date hereof or any Person who is otherwise a Protected Person during the Restricted Covenant Period, within twelve months following the date of termination of such Person’s employment or salesperson or other relationship with GWAC or the Company or any of their respective Affiliates or (C) make or solicit or encourage others to make or solicit directly or indirectly any derogatory or negative statement or communication about GWAC, the Company or any of their Affiliates, or any of their respective businesses, products, services or activities; provided that such restriction shall not prohibit the Restricted Party from responding truthfully to any governmental investigation, legal process or inquiry related thereto, making a bona fide statement to a governmental authority’s whistleblowing department or otherwise in accordance with applicable whistleblowing policies from time to time, or making good faith rebuttals of the other party’s untrue or materially misleading statements.

(d) If any provision contained in this Section 1 will for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Section 1, but this Section 1 will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the Parties that if any of the restrictions or covenants contained in this Section 1 is held to cover a geographic area or to be of a length of time which is not permitted by Applicable Law, or in any way construed to be too broad or to any extent invalid, such provision will not be construed to be null, void and of no effect. Instead, the Parties agree that a court of competent jurisdiction will construe, interpret, reform or judicially modify this Section 1 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as will be valid and enforceable under such Applicable Law. In furtherance of the foregoing, the Parties intend that the covenants of this Section 1 shall be deemed to be a series of separate covenants, one for each county or province of each and every state, commonwealth, territory or jurisdiction of each county or province within the Restricted Territory and one for each month of the Restrictive Covenant Period.

(e) The Restricted Party agrees that a violation of this Section 1 will cause irreparable injury to GWAC and the Company, and GWAC will be entitled, in addition to any other rights and remedies it may have at law or in equity, to apply for an injunction enjoining and restraining the Restricted Party from doing or continuing to do any such act and any other violations or threatened violations of this Section 1, and GWAC may seek entry thereof. In the event that the Restricted Party is found to have breached any covenant in this Section 1, the time period provided for in that covenant shall be tolled (i.e., it shall not run) for so long as the Restricted Party was in violation of that covenant.

(f) Section 1 of this Agreement will not prevent the Restricted Party from (i) performing any of its obligations under this Agreement, the Merger Agreement or any of the Ancillary Agreements or (ii) offering employment to any individual who was (x) as of the date hereof, employed or directly engaged in an executive or senior managerial position with GWAC or the Company or any of their respective subsidiaries or Affiliates and (y) subsequently terminated by the applicable entity (for the avoidance of doubt, this clause 1(f) does not allow offering employment to any such individual who resigned from the respective entity).

2. Confidential Information.

(a) For purposes of this Agreement, “Confidential Information” shall mean the Company’s trade secrets, Intellectual Property and all other information regarding the Company and its business operations, solely to the extent that such information: (i) is or was used in the business of the Company and is or was proprietary to, about or created by the Company (including any of such Persons’ personnel) for use in the business of the Company; (ii) is designated and/or, in fact, treated as confidential by the Company; (iii) is not generally known by any personnel not Affiliated with the Company; (iv) has been made available to the Restricted Party in connection with the negotiation of this Agreement; and (v) was not known by the Restricted Party prior to negotiation of this Agreement. The Restricted Party agrees to maintain, and shall cause its Affiliates and Representatives to maintain, the confidentiality of, and refrain from using or disclosing to any Person, any Confidential Information, except to the extent disclosure of any such Confidential Information is (x) required by Applicable Law, provided that the Restricted Party or its Affiliate or Representative, as applicable, first complies with, and only discloses Confidential Information to the extent permitted by, Section 2(b) below, or (y) in connection with any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings (each, a “Proceeding”) against GWAC. Confidential Information shall cease to be such when it is in the public domain through no violation of this Section 2 by the Restricted Party or any of its Affiliates or Representatives. The obligation of the Restricted Party to treat, and to cause its Affiliates and Representatives to treat, Confidential Information in confidence and not to use, disseminate or disclose such Confidential Information shall not apply to any information that (i) is or becomes known to the public and did not become so known through any violation of this Section 2(a) on the part of the Restricted Party or Affiliate or Representative of the Restricted Party; (ii) is later lawfully acquired by the Restricted Party, its Affiliates or Representatives from other sources that did not acquire the information under an obligation of confidentiality with respect thereto; (iii) is required to be disclosed under the provisions of any Applicable Law, or by a court order or decree of any court of competent jurisdiction; or (iv) was known by the Restricted Party prior to the Merger. Notwithstanding the foregoing, the Restricted Party shall be permitted to make disclosures concerning the Confidential Information (1) to, as applicable regulators who have a need to know the information and who agree to keep such information confidential or are otherwise bound to confidentiality, (2) in connection with any Tax Returns filed by the Restricted Party or its Affiliates, (3) to the extent such information was or becomes available to the Restricted Party after the Closing from a third party that did not acquire the information under an obligation of confidentiality with respect thereto, and (4) during the course of pursuing or defending indemnification claims (or the matters underlying such indemnification claims) or in connection with any dispute between GWAC and the Restricted Party.

(b) In the event that the Restricted Party or any Person to whom the Restricted Party is permitted to disclose any Confidential Information to in accordance with this Agreement is required by Applicable Law (including by deposition, interrogatories, requests for information or documents in Proceedings, subpoenas, civil investigative demand or similar process) to disclose any Confidential Information, the Restricted Party will give GWAC prompt written notice of such request or requirement so that GWAC may, at GWAC’s expense, seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and the Restricted Party will cooperate, at GWAC’s expense, with GWAC to obtain such protective order. If, in the absence of a protective order or other remedy or the receipt of a waiver by GWAC, the Restricted Party or Person to whom disclosure of Confidential Information has occurred in accordance with this Agreement are nonetheless legally compelled to disclose Confidential Information to any Governmental Authority or else stand liable for contempt or suffer other censure or penalty, the Restricted Party or Person may, without liability hereunder, disclose to such Governmental Authority only that portion of the Confidential Information which is legally required to be disclosed, provided that the Restricted Party or Person, as applicable, uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including by cooperating with GWAC, at GWAC’s expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information required to be disclosed by such Governmental Authority.

3. As a material inducement for GWAC to enter into this Agreement, the Restricted Party hereby represents and warrants that:

(a) This Agreement constitutes the valid and legally binding obligation of such Restricted Party, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors’ rights generally and equitable principles.

(b) The Restricted Party need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

4. In the event that the Merger Agreement is terminated in accordance with its terms without the consummation of the transactions contemplated thereby, this Agreement shall be null and void ab initio as of the date of such termination.

5. This Agreement and all Proceedings arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

6. For the purpose of any Proceeding based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state or federal courts in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 6.

7. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, WHICH CANNOT BE WAIVED, FOR ANY PROCEEDING WHICH IS PERMITTED UNDER THIS AGREEMENT TO BE FILED IN A COURT, EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING DESCRIBED IN SECTION 6. EACH PARTY AGREES THAT IN ANY SUCH PROCEEDING, THE MATTERS SHALL BE TRIED TO A COURT AND NOT TO A JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.

8. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

9. This Agreement may be executed in multiple original, PDF or facsimile counterparts, each of which shall be deemed an original, and all of which taken together shall be considered one and the same agreement. In the event that any signature to this Agreement or any agreement or certificate delivered pursuant hereto, or any amendment thereof, is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party hereto executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver any such signature page or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each Party forever waives any such defense.

10. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent via facsimile transmission or by e-mail to the facsimile number or e-mail address given below (provided no delivery failure message is received by the sender), (c) on the Business Day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

(a)	If to GWAC, to:

Good Works Acquisition Corp.

4265 San Felipe, Suite 603

Houston, 77027

Attn:	Cary Grossman, President
E-mail:	cgrossman@shorelinecapitaladvisors.com

with a copy (which shall not constitute notice) to:

Schiff Hardin LLP

901 K Street NW

Suite 700

Washington, DC 20001

Attn:	Ralph V. De Martino
E-mail:	RDeMartino@schiffhardin.com

(b)	If to Restricted Party, to:

Bitfury Top HoldCo B.V.

Strawinskylaan 3051

1077ZX Amsterdam

The Netherlands

Attn:	Oleg Blinkov
E-mail:	oleg.blinkov@bitfury.com

chris.allen@bitfury.com

legal@bitfury.com

with a copy (which shall not constitute notice) to:

Latham & Watkins (London) LLP

99 Bishopsgate

London, EC2M 3XF

United Kingdom

Attn:	J. David Stewart

Ryan Maierson

E-mail:	j.david.stewart@lw.com

ryan.maierson@lw.com

11. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date and year first above written.

GOOD WORKS ACQUISITION CORP.

By:
Name:
Title:

[SIGNATURE PAGE TO RESTRICTIVE COVENANT AGREEMENT]

BITFURY TOP HOLDCO B.V.

By:
Name:
Title:

[SIGNATURE PAGE TO RESTRICTIVE COVENANT AGREEMENT]

Exhibit H

Form of Restrictive BHBV Covenant Agreement

See attached.

EXHIBIT H

FORM OF

RESTRICTIVE COVENANT AGREEMENT

This RESTRICTIVE COVENANT Agreement (this “Agreement”) is entered into as of March [__], 2021, by and between Bitfury Holding B.V. (the “Restricted Party”), and Good Works Acquisition Corp., a Delaware corporation (“GWAC” and, together with the Restricted Party, the “Parties”), and shall be effective as of the Closing (as defined in the Merger Agreement (defined below)). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Merger Agreement.

RECITALS

WHEREAS, on the date hereof, GWAC, Currency Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Cipher Mining Technologies Inc., a Delaware corporation (the “Company”), entered into that certain Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of GWAC (the “Merger”);

WHEREAS, prior to the Merger and as of the date hereof, Bitfury Top HoldCo B.V. is the 100% owner of the capital stock the Company and the Restricted Party;

WHEREAS, the Restricted Party and the Company shall enter into a Master Services and Supply Agreement with effect from Closing (the “MSSA”); and

WHEREAS, GWAC would not have agreed to enter into the Merger Agreement but for the Restricted Party executing and delivering this Agreement, and the execution and delivery of this Agreement by the Restricted Party is a material inducement to GWAC’s willingness to enter into the Merger Agreement and consummate the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GWAC and the Restricted Party hereby agree as follows:

AGREEMENTS

1. Non-Compete; Non-Solicit; Non-Hire; Non-Disparagement.

(a) During the period beginning on the Closing Date and ending on the earlier to occur of (i) termination of the MSSA by the Restricted Party pursuant to the terms of the MSSA, other than due to breach of such agreement by the Restricted Party and (ii) expiration of the Term (as defined in the MSSA) Date (the “Restrictive Covenant Period“), the Restricted Party shall not engage in, establish, hold a position as shareholder, partner or investor, or otherwise participate, directly or indirectly, in any entity or person that is engaged exclusively or primarily in the business of maintaining and running a digital asset infrastructure in any state or states in the United States for the purposes of production of computational power compliant with SHA256 or other cryptographic algorithms which assume digital assets as rewards as a result of monetization of that computational power (any of the foregoing, a “Competing Business Activity“); provided, however, the Restricted Party may have or hold, directly or indirectly, securities of an entity or person conducting Competing Business Activity where (i) gross revenues from the Competing Business Activity constitute less than twenty (20) percent of overall gross revenues of such entity or person, or (ii) such securities constitute or relate to less than ten (10) percent of the fully diluted share capital of such entity or person. The restrictions in this Section 1 shall only apply to the extent that a Competing Business Activity is carried out in the United States of America (the “Restricted Territory“). For the avoidance of doubt, any activity that would constitute a Competing Business Activity but that does not occur in the Restricted Territory shall not constitute a Competing Business Activity. Notwithstanding anything to the contrary in this Agreement, any equity holding by the Restricted Party in Hut 8 Mining Corp. (“Hut 8”) shall not, so long as the Restricted Party does not exercise control (within the meaning of rule 1.02(g) of Regulation S-X under the Exchange Act) of Hut 8, constitute a Competing Business Activity for the duration of the Restrictive Covenant Period.

(b) The Restricted Party hereby covenants and agrees that during the Restrictive Covenant Period, the Restricted Party shall not, and shall cause its Affiliates not to, directly or indirectly (A) induce or attempt to induce any Representative of GWAC or the Company or any of their respective subsidiaries or Affiliates (each such Person, a “Protected Person“) to leave the employ of such Person; provided that the Restricted Party shall not be prohibited from making general employment solicitations such as through advertisements in publicly available media so long as such advertisements are not specifically targeted at Protected Persons, or (B) take any action that is designed or intended to negatively interfere with the relationship between the Company or any of its Affiliates, on the one hand, and any Protected Person, on the other.

(c) During the Restrictive Covenant Period, the Restricted Party shall not, and shall cause its Affiliates not to, (A) take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of GWAC, the Company or any of their respective Affiliates from maintaining the same business relationships with such Person after the Closing as it maintained with such Person prior to the Closing, (B) hire any Person who was a Protected Person at any time during the year prior to the date hereof or any Person who is otherwise a Protected Person during the Restricted Covenant Period, within twelve months following the date of termination of such Person’s employment or salesperson or other relationship with GWAC or the Company or any of their respective Affiliates or (C) make or solicit or encourage others to make or solicit directly or indirectly any derogatory or negative statement or communication about GWAC, the Company or any of their Affiliates, or any of their respective businesses, products, services or activities; provided that such restriction shall not prohibit the Restricted Party from responding truthfully to any governmental investigation, legal process or inquiry related thereto, making a bona fide statement to a governmental authority’s whistleblowing department or otherwise in accordance with applicable whistleblowing policies from time to time, or making good faith rebuttals of the other party’s untrue or materially misleading statements.

(d) If any provision contained in this Section 1 will for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Section 1, but this Section 1 will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the Parties that if any of the restrictions or covenants contained in this Section 1 is held to cover a geographic area or to be of a length of time which is not permitted by Applicable Law, or in any way construed to be too broad or to any extent invalid, such provision will not be construed to be null, void and of no effect. Instead, the Parties agree that a court of competent jurisdiction will construe, interpret, reform or judicially modify this Section 1 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as will be valid and enforceable under such Applicable Law. In furtherance of the foregoing, the Parties intend that the covenants of this Section 1 shall be deemed to be a series of separate covenants, one for each county or province of each and every state, commonwealth, territory or jurisdiction of each county or province within the Restricted Territory and one for each month of the Restrictive Covenant Period.

(e) The Restricted Party agrees that a violation of this Section 1 will cause irreparable injury to GWAC and the Company, and GWAC will be entitled, in addition to any other rights and remedies it may have at law or in equity, to apply for an injunction enjoining and restraining the Restricted Party from doing or continuing to do any such act and any other violations or threatened violations of this Section 1, and GWAC may seek entry thereof. In the event that the Restricted Party is found to have breached any covenant in this Section 1, the time period provided for in that covenant shall be tolled (i.e., it shall not run) for so long as the Restricted Party was in violation of that covenant.

(f) Section 1 of this Agreement will not prevent the Restricted Party from (i) performing any of its obligations under the MSSA or (ii) offering employment to any individual who was (x) as of the date hereof, employed or directly engaged in an executive or senior managerial position with GWAC or the Company or any of their respective subsidiaries or Affiliates and (y) subsequently terminated by the applicable entity (for the avoidance of doubt, this clause 1(f) does not allow offering employment to any such individual who resigned from the respective entity).

2. Confidential Information.

(a) For purposes of this Agreement, “Confidential Information“ shall mean the Company’s trade secrets, Intellectual Property and all other information regarding the Company and its business operations, solely to the extent that such information: (i) is or was used in the business of the Company and is or was proprietary to, about or created by the Company (including any of such Persons’ personnel) for use in the business of the Company; (ii) is designated and/or, in fact, treated as confidential by the Company; (iii) is not generally known by any personnel not Affiliated with the Company; (iv) has been made available to the Restricted Party in connection with the negotiation of this Agreement; and (v) was not known by the Restricted Party prior to negotiation of this Agreement. The Restricted Party agrees to maintain, and shall cause its Affiliates and Representatives to maintain, the confidentiality of, and refrain from using or disclosing to any Person, any Confidential Information, except to the extent disclosure of any such Confidential Information is (x) required by Applicable Law, provided that the Restricted Party or its Affiliate or Representative, as applicable, first complies with, and only discloses Confidential Information to the extent permitted by, Section 2(b) below, or (y) in connection with any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings (each, a “Proceeding”) against GWAC. Confidential Information shall cease to be such when it is in the public domain through no violation of this Section 2 by the Restricted Party or any of its Affiliates or Representatives. The obligation of the Restricted Party to treat, and to cause its Affiliates and Representatives to treat, Confidential Information in confidence and not to use, disseminate or disclose such Confidential Information shall not apply to any information that (i) is or becomes known to the public and did not become so known through any violation of this Section 2(a) on the part of the Restricted Party or Affiliate or Representative of the Restricted Party; (ii) is later lawfully acquired by the Restricted Party, its Affiliates or Representatives from other sources that did not acquire the information under an obligation of confidentiality with respect thereto; (iii) is required to be disclosed under the provisions of any Applicable Law, or by a court order or decree of any court of competent jurisdiction; or (iv) was known by the Restricted Party prior to the Merger. Notwithstanding the foregoing, the Restricted Party shall be permitted to make disclosures concerning the Confidential Information (1) to, as applicable regulators who have a need to know the information and who agree to keep such information confidential or are otherwise bound to confidentiality, (2) in connection with any Tax Returns filed by the Restricted Party or its Affiliates, (3) to the extent such information was or becomes available to the Restricted Party after the Closing from a third party that did not acquire the information under an obligation of confidentiality with respect thereto, and (4) during the course of pursuing or defending indemnification claims (or the matters underlying such indemnification claims) or in connection with any dispute between GWAC and the Restricted Party.

(b) In the event that the Restricted Party or any Person to whom the Restricted Party is permitted to disclose any Confidential Information to in accordance with this Agreement is required by Applicable Law (including by deposition, interrogatories, requests for information or documents in Proceedings, subpoenas, civil investigative demand or similar process) to disclose any Confidential Information, the Restricted Party will give GWAC prompt written notice of such request or requirement so that GWAC may, at GWAC’s expense, seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and the Restricted Party will cooperate, at GWAC’s expense, with GWAC to obtain such protective order. If, in the absence of a protective order or other remedy or the receipt of a waiver by GWAC, the Restricted Party or Person to whom disclosure of Confidential Information has occurred in accordance with this Agreement are nonetheless legally compelled to disclose Confidential Information to any Governmental Authority or else stand liable for contempt or suffer other censure or penalty, the Restricted Party or Person may, without liability hereunder, disclose to such Governmental Authority only that portion of the Confidential Information which is legally required to be disclosed, provided that the Restricted Party or Person, as applicable, uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including by cooperating with GWAC, at GWAC’s expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information required to be disclosed by such Governmental Authority.

3. As a material inducement for GWAC to enter into this Agreement, the Restricted Party hereby represents and warrants that:

(a) This Agreement constitutes the valid and legally binding obligation of such Restricted Party, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors’ rights generally and equitable principles.

(b) The Restricted Party need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

4. In the event that the Merger Agreement is terminated in accordance with its terms without the consummation of the transactions contemplated thereby, this Agreement shall be null and void ab initio as of the date of such termination.

5. This Agreement and all Proceedings arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

6. For the purpose of any Proceeding based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state or federal courts in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 6.

7. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, WHICH CANNOT BE WAIVED, FOR ANY PROCEEDING WHICH IS PERMITTED UNDER THIS AGREEMENT TO BE FILED IN A COURT, EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING DESCRIBED IN SECTION 6. EACH PARTY AGREES THAT IN ANY SUCH PROCEEDING, THE MATTERS SHALL BE TRIED TO A COURT AND NOT TO A JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.

8. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

9. This Agreement may be executed in multiple original, PDF or facsimile counterparts, each of which shall be deemed an original, and all of which taken together shall be considered one and the same agreement. In the event that any signature to this Agreement or any agreement or certificate delivered pursuant hereto, or any amendment thereof, is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party hereto executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver any such signature page or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each Party forever waives any such defense.

10. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent via facsimile transmission or by e-mail to the facsimile number or e-mail address given below (provided no delivery failure message is received by the sender), (c) on the Business Day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

(a)	If to GWAC, to:

Good Works Acquisition Corp.

4265 San Felipe, Suite 603

Houston, 77027

Attn:	Cary Grossman, President
E-mail:	cgrossman@shorelinecapitaladvisors.com

with a copy (which shall not constitute notice) to:

Schiff Hardin LLP

901 K Street NW

Suite 700

Washington, DC 20001

Attn:	Ralph V. De Martino
E-mail:	RDeMartino@schiffhardin.com

(b)	If to Restricted Party, to:

Bitfury Holding B.V.

Strawinskylaan 3051

1077ZX Amsterdam

The Netherlands

Attn:	Oleg Blinkov
E-mail:	oleg.blinkov@bitfury.com

chris.allen@bitfury.com

legal@bitfury.com

with a copy (which shall not constitute notice) to:

Latham & Watkins (London) LLP

99 Bishopsgate

London, EC2M 3XF

United Kingdom

Attn:	J. David Stewart

Ryan Maierson

E-mail:	j.david.stewart@lw.com

ryan.maierson@lw.com

11. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date and year first above written.

GOOD WORKS ACQUISITION CORP.

By:
Name:
Title:

[SIGNATURE PAGE TO RESTRICTIVE COVENANT AGREEMENT]

BITFURY HOLDing B.V.

By:
Name:
Title:

[SIGNATURE PAGE TO RESTRICTIVE COVENANT AGREEMENT]

EXHIBIT I

Form of Certificate of Incorporation of Acquiror

See attached.

EXHIBIT I

FORM OF

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GOOD WORKS ACQUISITION CORP.

_______________, 2021

Good Works Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.  The name of the Corporation is “Good Works Acquisition Corp.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 24, 2020 (the “Original Certificate”).

2.  The Original Certificate was amended and restated by an Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), filed with the Secretary of State of the State of Delaware on October 12, 2020.

3.  This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which both restates and amends the provisions of the Amended and Restated Certificate, has been approved by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”) and has been adopted by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

4.  This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of Delaware.

5.  The text of the certificate of incorporation of the Corporation, as heretofore amended, is hereby amended and restated by this Second and Amended Restated Certificate to read in its entirety as set forth in EXHIBIT A attached hereto.

[ ● ], a Delaware corporation

By:
Name:
Title:

EXHIBIT A

Article I.
NAME

The name of the corporation is Cipher Mining Inc. (the “Corporation”).

Article II.
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is [251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.]

Article III.
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

Article IV.
CAPITALIZATION

Section 4.1  Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.001 per share, which the Corporation is authorized to issue is [510,000,000] shares, consisting of (a) [500,000,000] shares of common stock (the “Common Stock”), and (b) [10,000,000] shares of preferred stock (the “Preferred Stock”).

Section 4.2  The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

(a)  COMMON STOCK.

(i)  General. The voting, dividend, liquidation, and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

(ii)  Voting. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one (1) vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second and Amended Restated Certificate (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second and Amended Restated Certificate (including any Certificate of Designation) or pursuant to the DGCL.

(iii)  Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

(iv)  Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.

(v)  Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

(b)  PREFERRED STOCK

(i)  Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

(ii)  Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Second and Amended Restated Certificate (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Second and Amended Restated Certificate (including any Certificate of Designation).

(iii)  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Article V.
BOARD OF DIRECTORS

Section 5.1  Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by statute, this Second Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws had not been adopted.

Section 5.2  Number, Election and Term. For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

(a)  Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the date of this Second Amended and Restated Certificate; the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following the date of this Second Amended and Restated Certificate; and the initial Class III directors shall serve for a term expiring at the third annual meeting following the date of this Second Amended and Restated Certificate. At each annual meeting of the stockholders of the Corporation beginning with the first annual meeting of the stockholders following the date of this Second Amended and Restated Certificate, subject to any special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II and Class III.

(b)  Except as otherwise expressly provided by the DGCL or this Second and Amended Restated Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

Section 5.3  Removal. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

Section 5.4  Newly Created Directorships and Vacancies. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.

Section 5.5  Preferred Stock – Directors. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article V, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article V, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

Section 5.6  Quorum. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

Article VI.
BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Second Amended and Restated Certificate (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws of the Corporation, the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

Article VII.
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1  Meetings. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by written consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL. Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, and shall not be called by any other person or persons.

Section 7.2  Advance Notice. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

Article VIII.
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1  Director Liability. No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of the Restated Certificate inconsistent with this Article VIII, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Section 8.2  Indemnification and Expenses. The Corporation shall have the power to provide rights to indemnification and advancement of expenses to its current and former officers, directors, employees and agents and to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Article IX.
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 9.1  Forum. Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the bylawss of the Corporation or this Second and Amended Restated Certificate (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article IX, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 9.2  Consent to Jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article IX. Notwithstanding the foregoing, the provisions of this Article IX shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Section 9.3  Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Section 9.4  Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Article X.
AMENDMENT OF second AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Notwithstanding anything contained in this Second and Amended Restated Certificate to the contrary, in addition to any vote required by applicable law, the following provisions in this Second and Amended Restated Certificate may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Section 4.2(b), Article V, Article VI, Article VII, Article VIII, Article IX and this Article X.

[Signature Page Follows]

IN WITNESS WHEREOF, Good Works Acquisition Corp. has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

Good Works Acquisition Corp.

By:
Name:	Cary Grossman
Title:	President

[Signature Page to Second Amended and Restated Certificate of Incorporation]

EXHIBIT J

Form of Bylaws of Acquiror

See attached.

Amended and Restated Bylaws of

Cipher Mining Inc.

(a Delaware corporation)

J-i

TABLE OF CONTENTS

(continued)

J-ii

Amended and Restated Bylaws of

Cipher Mining Inc.

Article I - Corporate Offices

Amended and Restated Bylaws of

Cipher Mining Inc.

Article I - Corporate Offices

1.1 Registered Office.

The address of the registered office of Cipher Mining, Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2 Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II - Meetings of Stockholders

2.1 Place of Meetings.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2 Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these bylaws may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.3 Special Meeting.

Special meetings of the stockholders may be called only by such persons and only in such manner as set forth in the Certificate of Incorporation.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

2.4 Notice of Business to be Brought before a Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the Chairman of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.4 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5, and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation; provided, further, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or person(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation or any other person or entity (including their names) in connection with the proposal of such business by such stockholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(c)(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(e) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5 Notice of Nominations for Election to the Board.

(a) Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i)  by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (ii) by a stockholder present in person (A) who was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(b) (i) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (1) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5.

(ii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (i) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made.

(iii) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iv) In no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in Section 2.5(b)(ii) or (iii) the tenth day following the date of public disclosure (as defined in Section 2.4) of such increase.

(c) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(c)(i), except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(c)(ii), except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(c)(ii) shall be made with respect to the election of directors at the meeting); and

(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(f).

For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(e) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(f) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary of the Corporation at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation and (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(g) The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s corporate governance guidelines.

(h) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.5, if necessary, so that the information provided or required to be provided pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(i) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.5. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(j) Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5.

2.6 Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.7 Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.8 of these bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.8 Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

2.9 Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.10 Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these bylaws or the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.11 Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.12 Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

2.13 List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.13 or to vote in person or by proxy at any meeting of stockholders.

2.14 Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

2.15 Delivery to the Corporation.

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

Article III - Directors

3.1 Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2 Number of Directors.

Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 of these bylaws, and subject to the Certificate of Incorporation, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.

3.4 Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Unless otherwise provided in the Certificate of Incorporation or these bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.5 Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.6 Regular Meetings.

Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

3.7 Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the Chief Executive Officer, the President, the Secretary of the Corporation or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile or electronic mail; or

(iv) sent by other means of electronic transmission, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8 Quorum.

At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9 Board Action without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

3.10 Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV - Committees

4.1 Committees of Directors.

The Board may designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

4.2 Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings; meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings; notice);

(iv) Section 3.9 (board action without a meeting); and

(v) Section 7.13 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

4.4 Subcommittees.

Unless otherwise provided in the Certificate of Incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V - Officers

5.1 Officers.

The officers of the Corporation shall include a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer and a Chief Legal Officer. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Secretary, a Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Vice Presidents, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

5.2 Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.

5.3 Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4 Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.6 Representation of Shares of Other Corporations.

The Chairperson of the Board, the Chief Executive Officer, or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8 Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI - Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII - General Matters

7.1 Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

7.2 Stock Certificates.

The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, the Chief Executive Officer, the President, the Chief Legal Officer, Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3 Special Designation of Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4 Lost Certificates.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5 Shares Without Certificates

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.6 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.7 Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.8 Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.9 Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.10 Transfer of Stock.

Shares of the stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.11 Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.12 Registered Stockholders.

The Corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.13 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

Article VIII - Notice

8.1 Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii) if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX - Indemnification

9.1 Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership (a “covered person”), joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

9.2 Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3 Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including, without limitation, attorneys’ fees) incurred by any covered person, and may also pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX- or otherwise.

9.4 Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX- is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IX- is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5 Non-Exclusivity of Rights.

The rights conferred on any person by this Article IX- shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7 Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person actually collects as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8 Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX- shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

9.9 Amendment or Repeal; Interpretation.

The provisions of this Article IX- shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX- the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX- are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX- shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article IX- shall be deemed to refer exclusively to the Chief Executive Officer, the President and the Secretary of the Corporation, or other officer of the Corporation appointed by (x) the Board pursuant to Article V- of these bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V- of these bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article IX-.

Article X - Amendments

The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that such action by stockholders shall require, in addition to any other vote required by the Certificate of Incorporation or applicable law, the affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote generally in an election of directors, voting together as a single class.

Article XI - Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative Proceeding brought on behalf of the Corporation, (ii) any Proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any Proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as either may be amended from time to time) or (iv) any Proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article XI-, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. If any action the subject matter of which is within the scope of clause (b) of the immediately preceding sentence is filed in a court other than the federal district courts of the United States of America (a “Foreign Securities Act Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the federal district courts of the United States of America in connection with any action brought in any such court to enforce clause (b) (a “Securities Act Enforcement Action”), and (ii) having service of process made upon such stockholder in any such Securities Act Enforcement Action by service upon such stockholder’s counsel in the Foreign Securities Act Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI-. Notwithstanding the foregoing, the provisions of this Article XI- shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article XI- shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI- containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Article XII - Definitions

As used in these bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

Cipher Mining, Inc.

Certificate of Amendment and Restatement of Bylaws

The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of Cipher Mining Inc., a Delaware corporation (the “Corporation”), and that the foregoing bylaws were approved on ___________, 2021, effective as of ___________, 2021, by the Corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ________ day of _______________, 2021.

Fred Zeidman
Co-Chairman, Chief Executive Officer

EXHIBIT K

Acquiror Equity Incentive Plan Terms

See attached.

EXHIBIT K

CIPHER MINING INC. EQUITY INCENTIVE PLAN TERMS

We summarise here the basic parameters of a long term equity incentive plan (the “LTIP”) of Acquiror (together with its subsidiaries, the “Company”). The purpose of the LTIP is to promote the success and enhance the value of the Company by linking the individual interests of directors, officers, employees, and consultants to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The LTIP is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of directors, officers, employees, and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The LTIP is subject to approval by the Board of Directors of the Company (the “Board”) and the Company’s shareholders.

Total aggregate equity pool:	7% of the fully diluted common shares of the Company (“Shares”) as at the closing of the merger (the “Closing”).*

Allocation and vesting terms:	It is expected that 2% of the fully diluted Shares will be granted as deferred stock units that will settle in 2021. It is expected that the remaining 5% of the fully diluted Shares will be allocated to senior management and other employees in the form of restricted stock units and will be subject to time and/or performance vesting.

No grants are expected to be made under the LTIP until the Form S-8 is effective. All grants made under the LTIP will be subject to continued employment or service of the recipient on the date of grant, approval of the Board or its compensation committee and the terms and conditions of the LTIP and any award agreement between the recipient and the Company.

*	Number of Shares reserved under the LTIP to be determined upon or immediately prior to the Closing; equity % used in this summary for guidance.

K-1

EXHIBIT L

Form of Amended and Restated Certificate of Incorporation of the Company

See attached.

EXHIBIT L

FORM OF

CIPHER MINING TECHNOLOGIES INC.

RESTATED CERTIFICATE OF INCORPORATION

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Cipher Mining Technologies Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows.

1. The name of the Corporation is Cipher Mining Technologies Inc. The Corporation was originally named Cipher One Technology Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 7, 2020. The amended Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 12, 2021 (the “Amended Certificate of Incorporation”).

2. The Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Amended Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Amended Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and incorporated herein by this reference.

Exhibit A referred to above is attached hereto as Exhibit A and is hereby incorporated herein by this reference.

3. This Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of this corporation in accordance with Section 288 of the DGCL.

4. This Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation’s Amended Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this [●] day of [●], 2021.

By:
[NAME]
[TITLE]

RESTATED CERTIFICATE OF INCORPORATION

OF

CIPHER MINING TECHNOLOGIES INC.

ARTICLE ONE

The name of the corporation is Cipher Mining Technologies Inc. (hereinafter called the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, Suite 403-B, Wilmington, DE 19805, New Castle County. The name of the registered agent of the Corporation at such address is VCorp Services, LLC.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended and/or supplemented from time to time (the “DGCL”).

ARTICLE FOUR

The total number of shares which the Corporation shall have the authority to issue is five thousand (5,000), all of which shall be shares of common stock, with a par value of $0.001 per share. Each holder of record of common stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share held by such holder of record. The common stock authorized by this Article Four shall be issued for such consideration (if any) as shall be fixed, from time to time, by the board of directors of the Corporation (the “Board”). No stockholder of the Corporation shall have any preemptive rights by virtue of this Restated Certificate of Incorporation. The capital stock of the Corporation shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the Corporation, to the fullest extent permitted by applicable law, shall be individually liable for the debts or liabilities of the Corporation. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of common stock are as follows:

(1) Dividends may be paid upon the common stock as and when declared by the Board out of any funds legally available therefor.

(2) Upon any liquidation, dissolution or winding up of the Corporation, the holders of common stock shall be entitled to receive any and all assets remaining to be paid or distributed.

(3) Except as otherwise provided by statute or by any express provision of this Restated Certificate of Incorporation, all rights to vote and voting power shall be exclusively vested in the common stock and the holders thereof shall be entitled to one vote for each share for the election of directors and other matters.

(4) The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

ARTICLE FIVE

In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board, by a vote of the majority of the Board, is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation (the “Bylaws”), without any action on the part of the stockholders, but the stockholders by a vote of a majority of the stockholders may make, alter, amend or repeal the Bylaws whether adopted by them or otherwise. The Corporation may in its Bylaws confer powers upon its Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law.

ARTICLE SIX

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE SEVEN

The Corporation eliminates the personal liability of each director of the Corporation to the fullest extent permitted by the DGCL or other statutes or laws of the State of Delaware. No amendment to or repeal of this Article Seven shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL or other statues of laws of the State of Delaware, as so amended.

ARTICLE EIGHT

Any repeal or modification of the foregoing provisions of Article Seven by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE NINE

SECTION 1. Definitions. For purposes of this Article Nine:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), a Director or Officer of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board or the stockholders of the Corporation;

(b)  “Director” means any person who serves or has served the Corporation as a director on the Board;

(c)  “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d) “Expenses” means all reasonable, documented and out-of-pocket attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e) “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(f) “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board;

(g) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(h) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

SECTION 2. Indemnification of Directors and Officers.

(a) Subject to the operation of Section 4 of this Article Nine, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in this Section 2.

(1) Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(2) Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(3) Survival of Rights. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(4) Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses in accordance with the provisions set forth herein.

SECTION 3. Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article Nine to a Director or an Officer unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

SECTION 4. Advancement of Expenses to Directors Prior to Final Disposition.

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under this Restated Certificate of Incorporation.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting or defending such suit. The failure of the Corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article Nine shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 5. Advancement of Expenses to Officers a Prior to Final Disposition.

(a) The Corporation may, at the discretion of the Board, advance any or all Expenses incurred by or on behalf of any Officer in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer upon the receipt by the Corporation of a statement or statements from such Officer requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 6. Contractual Nature of Rights.

(a) The provisions of this Article Nine shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article Nine is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Article Nine inconsistent with this Article Nine shall eliminate or reduce any right conferred by this Article Nine in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article Nine shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

(b) If a claim for indemnification (following final disposition of such Proceeding) hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification or advancement of Expenses, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, pursuant to the terms of an undertaking, such Director or Officer shall also be entitled to be paid the expenses of prosecuting or defending such suit. The failure of the Corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article Nine shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification or advancement of Expenses shall be on the Corporation.

(c) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL, but the burden of proving that a Director or Officer is not entitled to indemnification or advance of Expenses shall be on the Corporation.

SECTION 7. Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article Nine shall not be exclusive of any other right which any Director or Officer may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, agreement, vote of stockholders or Disinterested Directors or otherwise.

SECTION 8. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director or Officer against any liability of any character asserted against or incurred by the Corporation or any such Director or Officer, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article Nine.

SECTION 9. Other Indemnification. Subject to any other right which any Director or Officer may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, agreement, vote of stockholders or Disinterested Directors or otherwise to the contrary, the Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article Nine as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Subject to any other right which any Director or Officer may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, agreement, vote of stockholders or Disinterested Directors or otherwise to the contrary, any indemnification or advancement of Expenses under this Article Nine owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

ARTICLE TEN

Unless the Corporation consents in writing to the selection of an alternative forum, the Delaware Court of Chancery shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Delaware Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Ten.

ARTICLE ELEVEN

The Corporation reserves the right to amend or repeal any provisions contained in this Restated Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

EXHIBIT M

Form of Letter of Transmittal

See attached.

Exhibit M

FORM OF

LETTER OF TRANSMITTAL

INSTRUCTIONS FOR LETTER OF TRANSMITTAL

FOR THE STOCKHOLDERS (“HOLDERS”)

OF Cipher Mining Technologies Inc. (THE “COMPANY”)

1.	Delivery of Letter of Transmittal, Exhibits and Certificates. The Letter of Transmittal, together with the exhibits attached thereto, properly completed and duly executed, together with the certificate(s) for the securities described, should be delivered to the Company’s exchange agent, [_] (the “Exchange Agent”), at the address below in the envelope enclosed for your convenience. If the space provided on the Letter of Transmittal is inadequate, the applicable information should be listed on a separate schedule to be attached thereto.

THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. DELIVERY OF THE DOCUMENTS WILL BE EFFECTIVE, AND RISK OF LOSS AND TITLE WITH RESPECT THERETO SHALL PASS, ONLY WHEN THE MATERIALS ARE ACTUALLY RECEIVED BY THE EXCHANGE AGENT AT THE ADDRESS BELOW.

2.	Signatures.

a.	If the Letter of Transmittal is signed by the registered owner(s) of the stock certificate(s) listed and surrendered thereby, no endorsements of certificates or separate stock powers are required. If the certificate(s) surrendered is (are) owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

b.	If, with respect to any surrendered certificate(s), the Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed or its duly authorized representative (as confirmed by proper evidence satisfactory to the Company, the Exchange Agent and Good Works Acquisition Corp., a Delaware corporation (the “Acquiror”)), such certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificate(s), along with evidence satisfactory to the Exchange Agent, the Company and the Acquiror that such transfer was permitted in accordance with applicable securities laws and any agreements to which the registered owner is a party or the securities represented by the stock certificate are bound. Signatures on such Letters of Transmittal and such certificates or stock powers must be guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP or MSP (an “Eligible Institution”).

c.	If the Letter of Transmittal or any certificate, stock power, or other exhibit to the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or other entities or others, acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence, satisfactory to the Exchange Agent, of their authority to do so must be submitted.

3.	Special Payment and Delivery Instructions. Indicate on the Letter of Transmittal all names and addresses to which consideration for the securities is to be issued and the amounts thereto, if different from the name and address of the person(s) signing the Letter of Transmittal. Signatures on such Letters of Transmittal must be guaranteed by an Eligible Institution.

4.	IRS Form W-8. You must provide a properly completed and executed IRS Form W-8BEN or other Form W-8, which you can obtain from the Exchange Agent by contacting the designated person below.

5.	Additional Copies. Additional copies of the Letter of Transmittal may be obtained from the Exchange Agent at the address listed below.

6.	Lost, Stolen or Destroyed Certificates. If any stock certificates have been lost, stolen or destroyed, please so indicate on the front of the Letter of Transmittal, and additional paperwork will be sent to you to replace the lost, stolen or destroyed certificates.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by the Exchange Agent, the Company and the Acquiror, and such determination shall be final and binding on each holder of the Company’s capital stock (each, a “Holder”). The Exchange Agent, the Company and the Acquiror reserve the right to together waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived. None of the Exchange Agent, the Company or the Acquiror are under any obligation to waive or to provide any notification of any irregularities or defects in the surrender of any certificates, nor shall the Exchange Agent, the Company or the Acquiror be liable for any failure to give such notification.

All documentation and requests should be sent to the Exchange Agent at the following address:

[Exchange Agent]

Attn:

Address:

Phone:

Method of delivery of the certificate(s) is at the option and risk of the Holder. See Instruction 1.

All Holders, please mail or deliver each of the following:

☐	An original of this Letter of Transmittal, duly executed by Holder, including Schedules 1 and 2 hereto

☐	A completed and executed IRS Form W-8BEN (or other IRS Form W-8), as applicable, the form of which is attached as Exhibit A.

☐	The certificate(s) representing your shares of Company Common Stock

☐	If required, as described in the Instructions, an original stock power, duly executed by Holder, the form of which is attached as Exhibit B, along with other documents as required by the Instructions.

Please return all documents to the Exchange Agent using the address set forth in the Instructions.

LETTER OF TRANSMITTAL

To Exchange Securities of Cipher Mining Technologies Inc. Pursuant to

the Merger of Cipher Mining Technologies Inc. and Currency Merger Sub, Inc.

This letter of transmittal (this “Letter of Transmittal”) is being furnished in connection with the merger of Currency Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Good Works Acquisition Corp., a Delaware corporation (the “Acquiror”), with and into Cipher Mining Technologies Inc., a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of March [_], 2021 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), by and among the Acquiror, Merger Sub, and the Company. Pursuant to the Merger Agreement, among other matters, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company with the Company surviving the Merger as a wholly-owned subsidiary of the Acquiror (the “Merger”). At the effective time of the Merger (the “Effective Time”), each issued and outstanding share in the common stock of the Company (other than shares in respect of which dissenters or appraisal rights have been properly exercised and perfected under Delaware law and shares held in treasury) (“Company Common Stock”) will be cancelled and cease to exist in exchange for the right to receive [400,000] shares of common stock of the Acquiror (the “Merger Consideration”). Any capitalized term used but not defined in this Letter of Transmittal will have the meaning ascribed to such term in the Merger Agreement.

The undersigned holder (“Holder”) of Company Common Stock understands that this Letter of Transmittal is being provided to both the Company and the Acquiror in connection with the Merger, and that the Company and the Acquiror are relying upon the representations, warranties, covenants and agreements of Holder set forth in this Letter of Transmittal.

IN ADDITION, HOLDER HAS READ, UNDERSTANDS AND AGREES TO ALL OF THE TERMS AND CONDITIONS SET FORTH IN THE MERGER AGREEMENT, THE ANCILLARY DOCUMENTS TO WHICH THE HOLDER IS BOUND, THE MATERIALS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS BEFORE COMPLETING ANY OF THE INFORMATION BELOW.

Please read carefully this entire Letter of Transmittal and the accompanying instructions before completing any of the boxes below.

1.	Representations and Warranties of Holder. Holder hereby represents, warrants and covenants to the Company and the Acquiror as follows as of the date of this Letter of Transmittal and as of the Effective Time:

a.	Ownership of Securities. All of the shares of Company Common Stock owned by Holder, including without limitation the number, type, class and series thereof, are set forth and accurately described in Schedule 1 below (the “Holder Company Shares”). Holder has beneficial ownership over, is the lawful owner of, and has good and valid title to, the Holder Company Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever (other than those imposed by applicable securities laws or the Company’s organizational documents, as in effect on the date hereof). Except as described in the schedules to the Merger Agreement, there are no claims for finder’s fees or brokerage commission or other like payments in connection with the Merger Agreement or the transactions contemplated thereby payable by Holder pursuant to arrangements made by such Holder. Except for the Holder Company Shares set forth on Schedule 1, Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote, or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

b.	Binding Agreement. Holder is (A) a corporation or other entity duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute this Letter of Transmittal and each of the Exhibits hereto, and other documents required by this Letter of Transmittal (collectively with the Letter of Transmittal, the “Transmittal Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transmittal Documents, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby by Holder has been duly authorized by all necessary corporate or similar action on the part of Holder. This Letter of Transmittal and each other Transmittal Document, assuming due authorization, execution and delivery hereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

c.	No Conflicts. No filing with, or notification to, any governmental authority, and no consent, approval, authorization or permit of any other person or entity is necessary for the execution of this Letter of Transmittal or any other Transmittal Document by Holder, the performance of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby. None of the execution and delivery of this Letter of Transmittal or any other Transmittal Document by Holder, the performance of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of the organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any contract or obligation to which Holder is a party or by which Holder or any of the Holder Company Shares or its other assets may be bound, or (iii) violate any applicable law or order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair in any material respect Holder’s ability to perform its obligations under this Letter of Transmittal or the other Transmittal Documents. Holder has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained in this Letter of Transmittal untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Letter of Transmittal or any Transmittal Document.

2.	Disposition of Company Common Stock. Pursuant to the Merger Agreement, Holder hereby surrenders, cancels and terminates Holder’s shares of Company Common Stock, if any, in exchange for the Merger Consideration determined in accordance with the Merger Agreement, subject to the terms and conditions of the Merger Agreement. Holder hereby authorizes and instructs the Acquiror to prepare in the name of and deliver to the address indicated below (unless otherwise instructed in this Letter of Transmittal) book-entry shares representing the Merger Consideration due to Holder as a result of the Merger.

3.	Release of Claims. Holder, intending to be legally bound, effective as of the Effective Time, hereby releases and discharges the Company and its affiliates and their respective directors, officers, employees, agents, representatives, successors and assigns (collectively, “Releasees”) fully, finally and forever, from all and any manner of claims, actions, rights, causes of actions, suits, obligations, liabilities debts, due sums of money, agreements, promises, damages, judgments, executions, accounts, expenses, costs, attorneys’ fees and demands whatsoever, whether in law, contract or equity, whether known or unknown, matured or unmatured, foreseen or unforeseen, arising out of events existing or occurring contemporaneously with or prior to the Effective Time, in each case, in Holder’s capacity as a shareholder of the Company (or its predecessors) or otherwise relating to Holder’s acquisition, ownership, control or sale of shares of Company Common Stock; provided, that nothing contained herein shall operate to release any liabilities of a Releasee based upon, arising out of or relating to (i) without duplication, this Letter of Transmittal and each of the Exhibits hereto and any other document required by this Letter of Transmittal, the Merger Agreement, or any of the Ancillary Documents or (ii) fraud, willful misconduct, or willful concealment. Holder hereby irrevocably covenants to refrain from, directly or indirectly asserting, commencing or instituting any cause of action, suit or claim of any kind against any Releasee based upon any matter intended or purported to be released hereby. This release may not be altered except in a writing signed by the person or entity against whose interest such change shall operate. This release shall be governed by and construed under the laws of the State of New York, without regard to principals of conflicts of law.

{remainder of page intentionally left blank; signature page follows}

IMPORTANT — HOLDERS SIGN HERE

(Must be signed by registered Holder(s) exactly as name(s) appear(s) on stock certificate(s) and/or on a security position listing or by person(s) authorized to become registered holder(s) as evidenced by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 2.)

Method of delivery of the certificate(s) is at the option and risk of the Holder. See Instruction 1.

Print Name of Holder:

Signature(s):

Print Name of Signatory (if signing on behalf of an entity Holder):

Title (if signing on behalf of an entity Holder):

Mailing Address:

Area Code and Telephone Number:

Email Address:

Dated:	, 2021

GUARANTEE OF SIGNATURE(S)

(See Instruction 2)

Complete ONLY if required by Instruction 2.

FOR USE BY ELIGIBLE INSTITUTION ONLY.

PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Firm:

By:

Title:

Date:

Address

Schedule 1

Holder Company Shares

Names(s) and Address(es) of Registered Owner(s) (Please fill in exactly as name(s) appear(s) on the records of the Company)	Company Stock (Attach additional list if necessary)
	Company Certificate Number(s)	Number and Class of Shares of Company Stock

☐	If any certificate(s) representing shares of Company Common Stock that you own have been lost or destroyed, check this box and see Instruction 6. Please fill out the remainder of this Letter of Transmittal and indicate here the number and class of Company Common Stock represented by the lost or destroyed certificates:

(number and class of shares of Company Common Stock)

Schedule 2

Special Issuance and Delivery Instructions

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 2 and 3)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 2 and 3)

To be completed ONLY if the Merger Consideration is to be issued in the name of someone other than the undersigned Holder.	To be completed ONLY if the physical copies of the new certificates for the Merger Consideration are to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown above.

Holder Company Shares to which the Special Issuance Instructions apply (must match at least one of the Holder Company Shares listed on Schedule 1):	Holder Company Shares to which the Special Delivery Instructions apply (must match at least one of the Holder Company Shares listed on Schedule 1):

Issue to:

Name:	Deliver to:
(Please Print)
Name:
Address:	(Please Print)

(Include Zip Code)	Address:

(Tax Identification or Social Security No.)	(Include Zip Code)

If the above space is inadequate, please note that fact above and continue on a separate attachment	If the above space is inadequate, please note that fact above and continue on a separate attachment

Exhibit A

Form W-8BEN

TO BE COMPLETED BY ALL NON-U.S. HOLDERS

(See Instruction 4)

[Complete attached Form W-8BEN]

Exhibit B

Form of Stock Power

TO BE COMPLETED BY HOLDERS OF COMPANY COMMON STOCK

WHERE THE LETTER OF TRANSMITTAL IS NOT SIGNED BY THE

REGISTERED OWNER OF THE STOCK CERTIFICATE(S)

(See Instruction 2)

[Complete attached Form Stock Power]

EXHIBIT N

Form of Company Lock-Up Agreement

See attached.

EXHIBIT N

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [__], 2021 between Bitfury Top HoldCo B.V., a private company with limited liability (besloten vennootschap) incorporated under the laws of The Netherlands (the “Stockholder”) and Good Works Acquisition Corp., a Delaware corporation (“Acquiror”). The Stockholder and the Acquiror are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Acquiror, Cipher Mining Technologies Inc., a Delaware corporation and Currency Merger Sub, Inc., a Delaware corporation, entered into that certain Agreement and Plan of Merger, dated as of March [__], 2021 (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, the Merger Agreement contemplates that the Stockholder will receive two hundred million (200,000,000) shares of Acquiror Common Stock at Closing (the “Shares”);

WHEREAS, the Stockholder has entered into a subscription agreement with Acquiror, pursuant to which the Stockholder will receive five million (5,000,000) shares of the Acquiror Common Stock (the “Parent PIPE Shares”) through a private placement transaction to be consummated immediately prior to Closing; and

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement, pursuant to which the Acquiror Common Stock held by the Stockholder immediately after the Effective Time (together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. For purposes of this Agreement:

(a) the term “First Lock-Up Period” means the period beginning on the date that is six (6) months after the Closing Date and ending on the date that is one (1) year after the Closing Date;

(b) the term “Lock-up Period” means the period beginning on the Closing Date and ending on the date that is two (2) years after the Closing Date; provided, that the Parties may mutually agree to shorten the duration of or otherwise waive the Lock-up Period;

(c) the term “Lock-up Shares” means the shares of Acquiror Common Stock held by the Stockholder immediately following the Closing (for the avoidance of doubt, (x) including the Shares, and (y) excluding (1) shares of Acquiror Common Stock acquired in the public market, (2) shares of Acquiror Common Stock acquired pursuant to a transaction exempt from registration under the Securities Act, (3) shares of Acquiror Common Stock acquired pursuant to a subscription agreement where the issuance of Acquiror Common Stock occurs on or after the Closing and (4) the Parent PIPE Shares), together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted;

(d) the term “Permitted Transferees” means any Person to whom the Stockholder is permitted to transfer Lock-up Shares prior to the expiration of the Lock-up Period pursuant to Section 2(a);

(e) the term “Prospectus” means the final prospectus of Acquiror, filed with the United States Securities and Exchange Commission (File No. 333-248333) on October 9, 2020;

(f) the term “Second Lock-Up Period” means the period beginning on the date that is one (1) year after the Closing Date and ending on the date that is eighteen (18) months after the Closing Date; and

(g) the term “Transfer” means the (A) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

2. Lock-Up Provisions.

(a) Notwithstanding the provisions set forth in Section 2(b), the Stockholder or its Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period to (i) to Acquiror’s officers or directors, (ii) to any Affiliates of the Stockholder; (iii) in respect of (i) or (ii), in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (iv) in respect of (i), (ii) or (iii), in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; or (v) by virtue of the laws of the State of Delaware or the Stockholder limited partnership agreement upon dissolution of the Stockholder.

(b) The Stockholder hereby agrees that it shall not, and shall cause any of its Permitted Transferees not to, Transfer any Lock-Up Shares during the Lock-Up Period (the “Transfer Restriction”), except in accordance with the following:

(i)	during the First Lock-Up Period, the Transfer Restriction shall expire with respect to ten million (10,000,000) Lock-Up Shares (the “First Tranche”), upon the earlier to occur of (i) the date on which the last reported sale price of the Acquiror Common Stock equals or exceeds $12.50 per share for any twenty (20) trading days within any thirty (30) trading day period that commences at least 90 days after the Closing Date or (ii) one year after the Closing Date (for the avoidance of doubt no Transfer Restrictions shall apply to the First Tranche after the expiration of the First Lock-Up Period);

(ii)	during the Second Lock-Up Period, the Transfer Restriction shall expire with respect to an additional twenty million (20,000,000) Lock-Up Shares (the “Second Tranche”), upon the earlier to occur of (i) the date on which the last reported sale price of the Acquiror Common Stock equals or exceeds $12.50 per share for any twenty (20) trading days within any thirty (30) trading day period that commences at least 330 days after the Closing Date or (ii) eighteen months after the Closing Date (for the avoidance of doubt no Transfer Restriction shall apply to the Second Tranche after the expiration of the Second Lock-Up Period);

(iii)	on the date on which post-merger Acquiror completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of post-merger Acquiror’s stockholders having the right to exchange their shares for cash, securities or other property, the Transfer Restriction will terminate with respect to all Lock-Up Shares; and

(iv)	eighteen (18) months after the Closing Date, the Transfer Restriction shall expire with respect to any Lock-Up Shares held by or subsequently acquired by the Stockholder that exceeds a total share ownership in post-merger Acquiror of 50.1% on a fully-diluted basis.

(c) Notwithstanding the foregoing, if at any time the sale price of the Acquiror Common Stock equals or exceeds $20.00 per share for any twenty (20) trading days within any thirty (30) trading day period that commences at least 90 days after the Closing Date, then the date of commencement as well as the end date, where applicable, of each period set forth in Sections 2(b)(i), 2(b)(ii), 2(b)(iii) and 2(b)(iv) shall be accelerated by three (3) months;

(d) The per share stock prices referenced in this Agreement will be equitably adjusted on account of any changes in the equity securities of Acquiror by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means.

(e) If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and Acquiror shall refuse to recognize any such transferee of the Lock-Up Shares as one of its equity holders for any purpose. In order to enforce this Section 1, Acquiror may impose stop-transfer instructions with respect to the Lock-Up Shares (and any permitted transferees and assigns thereof) until the end of the First Lock-Up Period, the Second Lock-Up Period and the Lock-Up Period, as applicable.

(f) During the applicable Lock-Up Period, each certificate (if any are issued) evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(g) For the avoidance of any doubt, the Stockholder shall retain all of its rights as a shareholder of Acquiror with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares.

3. Miscellaneous.

(a) Effective Date. Section 1 of this Agreement shall become effective at the Effective Time.

(b) Termination of the Merger Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, this Agreement and all rights and obligations of the Parties hereunder shall automatically terminate and be of no further force or effect.

(c) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. Except as otherwise provided in this Agreement, this Agreement and all obligations of the Parties are personal to the Parties and may not be transferred or delegated by the Parties at any time.

(d) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

(e) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each Party (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with this Section 3(e) or in such other manner as may be permitted by applicable Law, that such process may be served in the manner of giving notices in Section 3(h) and that nothing in this Section 3(e) shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any Order in respect thereof, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chancery Court and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (f) agrees that it will not bring any action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each Party agrees that a final Order in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the Order or in any other manner provided by applicable Law.

(f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(f).

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof), (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, provided, however, that notice given pursuant to clauses (iii) and (iv) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof), in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Acquiror, to:	With a copy to (which shall not constitute notice):

Good Works Acquisition Corp.	Schiff Hardin LLP
4265 San Felipe	901 K Street NW
Suite 603	Suite 700
Houston, 77027	Washington, DC 20001
Attn: Cary Grossman, President	Attn: Ralph V. De Martino
E-mail: cgrossman@shorelinecapitaladvisors.com	E-mail: RDeMartino@schiffhardin.com

If to the Stockholder, to:	With a copy to (which shall not constitute notice):

Bitfury Top HoldCo B.V.	Latham & Watkins (London) LLP
Strawinskylaan 3051	99 Bishopsgate
1077ZX Amsterdam	London, EC2M 3XF
The Netherlands	United Kingdom
Attn: Oleg Blinkov	Attn: J. David Stewart
E-mail: oleg.blinkov@bitfury.com	Ryan Maierson
chris.allen@bitfury.com
legal@bitfury.com	E-mail: j.david.stewart@lw.com
ryan.maierson@lw.com

(i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Acquiror and the Stockholder. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) Specific Performance. The Stockholder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by the Stockholder, money damages will be inadequate and Acquiror will have no adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Stockholder in accordance with their specific terms or were otherwise breached. Accordingly, Acquiror shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by the Stockholder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

(l) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Merger Agreement or any Ancillary Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Acquiror or any of the obligations of the Stockholder under any other agreement between the Stockholder and Acquiror, or any certificate or instrument executed by the Stockholder in favor of Acquiror, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Acquiror or any of the obligations of the Stockholder under this Agreement.

(m) Further Assurances. From time to time, at another Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(n) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDER:

BITFURY TOP HOLDCO B.V.

By:
Name:
Title:

ACQUIROR:

GOOD WORKS ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement (Stockholder)]

EXHIBIT O

Form of Named Sponsor Lock-Up Agreement

See attached.

EXHIBIT O

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], 2021 between [ ● ], a [ ● ] (the “Sponsor”) and Good Works Acquisition Corp., a Delaware corporation (“Acquiror”). The Sponsor and the Acquiror are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Sponsor holds (i) [ ● ] shares of Acquiror Common Stock issued to the initial shareholders of Acquiror for nominal consideration and referred to as “founder shares” in the Prospectus (the “Founder Common Stock”) and (ii) [ ● ] private placement units (“Private Placement Units”), each of which Private Placement Units consists of one share of Common Stock and one-half of one Acquiror Warrant and was purchased at a price of $10.00 per Private Placement Unit;

WHEREAS, Acquiror, Cipher Mining Technologies Inc., a Delaware corporation and Currency Merger Sub, Inc., a Delaware corporation, entered into that certain Agreement and Plan of Merger, dated as of March [__], 2021 (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”); and

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement, pursuant to which the Acquiror Common Stock held by the Sponsor immediately after the Effective Time (together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. For purposes of this Agreement:

(a) the term “First Lock-Up Period” means the period beginning on the date that is six (6) months after the Closing Date and ending on the date that is one (1) year after the Closing Date;

(b) the term “Lock-up Period” means the period beginning on the Closing Date and ending on the date that is two (2) years after the Closing Date; provided, that the Parties may mutually agree to shorten the duration of or otherwise waive the Lock-up Period;

(c) the term “Lock-up Shares” means the shares of Acquiror Common Stock held by the Sponsor immediately following the Closing (for the avoidance of doubt, (x) including the Founder Common Stock, and (y) excluding the (i) Private Placement Units, and (ii) shares of Acquiror Common Stock acquired in the public market or pursuant to a transaction exempt from registration under the Securities Act, pursuant to a subscription agreement where the issuance of Acquiror Common Stock occurs on or after the Closing), together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted;

(d) the term “Permitted Transferees” means any Person to whom the Sponsor is permitted to transfer Lock-up Shares prior to the expiration of the Lock-up Period pursuant to Section 2(a);

(e) the term “Prospectus” means the final prospectus of Acquiror, filed with the United States Securities and Exchange Commission (File No. 333-248333) on October 9, 2020;

(f) the term “Second Lock-Up Period” means the period beginning on the date that is one (1) year after the Closing Date and ending on the date that is eighteen (18) months after the Closing Date; and

(g) the term “Transfer” means the (A) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

2. Lock-Up Provisions.

(a) Notwithstanding the provisions set forth in Section 2(b), the Sponsor or its Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period to (i) to Acquiror’s officers or directors, (ii) to any Affiliates of the Sponsor; (iii) in respect of (i) or (ii), in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (iv) in respect of (i), (ii) or (iii), in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; or (v) by virtue of the laws of the State of Delaware or the Sponsor limited partnership agreement upon dissolution of the Sponsor.

(b) The Sponsor hereby agrees that it shall not, and shall cause any of its Permitted Transferees not to, Transfer any Lock-Up Shares during the Lock-Up Period (the “Transfer Restriction”), except in accordance with the following:

(i)	during the First Lock-Up Period, the Transfer Restriction shall expire with respect to [ ● ][1] Lock-Up Shares (the “First Tranche”), upon the earlier to occur of (i) the date on which the last reported sale price of the Acquiror Common Stock equals or exceeds $12.50 per share for any twenty (20) trading days within any thirty (30) trading day period that commences at least 90 days after the Closing Date or (ii) one year after the Closing Date (for the avoidance of doubt no Transfer Restrictions shall apply to the First Tranche after the expiration of the First Lock-Up Period);

(ii)	during the Second Lock-Up Period, the Transfer Restriction shall expire with respect to an additional [ ● ][2] Lock-Up Shares (the “Second Tranche”), upon the earlier to occur of (i) the date on which the last reported sale price of the Acquiror Common Stock equals or exceeds $12.50 per share for any twenty (20) trading days within any thirty (30) trading day period that commences at least 330 days after the Closing Date or (ii) eighteen months after the Closing Date (for the avoidance of doubt no Transfer Restriction shall apply to the Second Tranche after the expiration of the Second Lock-Up Period); and

(iii)	on the date on which post-merger Acquiror completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of post-merger Acquiror’s stockholders having the right to exchange their shares for cash, securities or other property, the Transfer Restriction will terminate with respect to all Lock-Up Shares.

(c) Notwithstanding the foregoing, if at any time the sale price of the Acquiror Common Stock equals or exceeds $20.00 per share for any twenty (20) trading days within any thirty (30) trading day period that commences at least 90 days after the Closing Date, then the date of commencement as well as the end date, where applicable, of each period set forth in Sections 2(b)(i), 2(b)(ii) and 2(b)(iii) shall be accelerated by three (3) months;

[1]	Note to Draft: Amount to be 5x Sponsor’s ownership as a percentage of Bitfury Top HoldCo B.V.’s ownership (e.g., if Sponsor owns 2% of shares that BF will own (i.e. Sponsor has 4 million shares and BF has 200 million shares), then Sponsor will have 10% of its shares locked up during the First Lock-Up Period).

[2]	Note to Draft: See previous comment.

(d) The per share stock prices referenced in this Agreement will be equitably adjusted on account of any changes in the equity securities of Acquiror by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means.

(e) If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and Acquiror shall refuse to recognize any such transferee of the Lock-Up Shares as one of its equity holders for any purpose. In order to enforce this Section 1, Acquiror may impose stop-transfer instructions with respect to the Lock-Up Shares (and any permitted transferees and assigns thereof) until the end of the First Lock-Up Period, the Second Lock-Up Period and the Lock-Up Period, as applicable.

(f) During the applicable Lock-Up Period, each certificate (if any are issued) evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(g) For the avoidance of any doubt, the Sponsor shall retain all of its rights as a shareholder of Acquiror with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares.

3. Miscellaneous.

(a) Effective Date. Section 1 of this Agreement shall become effective at the Effective Time.

(b) Termination of the Merger Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, this Agreement and all rights and obligations of the Parties hereunder shall automatically terminate and be of no further force or effect.

(c) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. Except as otherwise provided in this Agreement, this Agreement and all obligations of the Parties are personal to the Parties and may not be transferred or delegated by the Parties at any time.

(d) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

(e) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each Party (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with this Section 3(e) or in such other manner as may be permitted by applicable Law, that such process may be served in the manner of giving notices in Section 3(h) and that nothing in this Section 3(e) shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any Order in respect thereof, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chancery Court and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (f) agrees that it will not bring any action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each Party agrees that a final Order in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the Order or in any other manner provided by applicable Law.

(f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(f).

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof), (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, provided, however, that notice given pursuant to clauses (iii) and (iv) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof), in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Acquiror, to: Good Works Acquisition Corp. 4265 San Felipe Suite 603 Houston, 77027 Attn: Cary Grossman, President E-mail: cgrossman@shorelinecapitaladvisors.com	With a copy to (which shall not constitute notice): Schiff Hardin LLP 901 K Street NW Suite 700 Washington, DC 20001 Attn: Ralph V. De Martino E-mail: RDeMartino@schiffhardin.com
If to the Sponsor, to: [●] Attn: [●] Email: [●]	With a copy to (which shall not constitute notice): [●] Attn: [●] Email: [●]

(i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Acquiror and the Sponsor. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) Specific Performance. The Sponsor acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by the Sponsor, money damages will be inadequate and Acquiror will have no adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Sponsor in accordance with their specific terms or were otherwise breached. Accordingly, Acquiror shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by the Sponsor and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

(l) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Merger Agreement or any Ancillary Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Acquiror or any of the obligations of the Sponsor under any other agreement between the Sponsor and Acquiror, or any certificate or instrument executed by the Sponsor in favor of Acquiror, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Acquiror or any of the obligations of the Sponsor under this Agreement.

(m) Further Assurances. From time to time, at another Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(n) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SPONSOR:

[ ● ]

By:
Name:
Title:

ACQUIROR:

GOOD WORKS ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement (Sponsor)]